PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED NOVEMBER 25, 1997)

                           $308,089,000 (APPROXIMATE)
                    MLCC MORTGAGE INVESTORS, INC., DEPOSITOR
      MORTGAGE LOAN ASSET BACKED PASS-THROUGH CERTIFICATES, SERIES 1997-B,
                                    CLASS A
   PRINCIPAL AND INTEREST PAYABLE ON THE 15TH DAY OF EACH MONTH, BEGINNING IN
                                 DECEMBER 1997
               MERRILL LYNCH CREDIT CORPORATION, MASTER SERVICER
                            ------------------------
     The Series 1997-B Certificates will consist of Class A, Class B, Class C and Class R Certificates (collectively, the 'CERTIFICATES'). Only the Class A Certificates are offered hereby. The Class A Certificates will be senior to the Class B, Class C and Class R Certificates (collectively, the 'SUBORDINATED CERTIFICATES'), to the extent described herein. See 'Description of the Certificates -- Subordinated Certificates.'

     The Certificates will represent beneficial interests in a pool (the 'MORTGAGE POOL') of high balance, adjustable rate, one- to four-family mortgage loans (the 'MORTGAGE LOANS'), including adjustable rate loans that may be converted to fixed rate loans or to adjustable rate loans based on a different Index, substantially all of which were originated by Merrill Lynch Credit Corporation ('MLCC') under its PrimeFirst'r' mortgage program or acquired by it in the course of its correspondent lending activities, and certain related property (collectively, the 'TRUST FUND') conveyed by MLCC Mortgage Investors, Inc. (the 'COMPANY'). Initially, the Trust Fund will include approximately $75,000,000 on deposit in the Pre-Funding Account that will be used to purchase Subsequent Mortgage Loans (as defined herein), in addition to the Mortgage Loans in the Trust Fund on the date of the initial issuance of the Certificates. MLCC will serve as Master Servicer (the 'MASTER SERVICER') of the Mortgage Pool. Terms used and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Prospectus dated November 25, 1997 attached hereto (the 'PROSPECTUS').

     The Class A Certificates will be issued in the initial aggregate principal amount of approximately $308,089,000, subject to a permitted variance of plus or minus 5%. The remaining beneficial interests in the Trust Fund will be evidenced by the Class B, Class C and Class R Certificates.

                                     [Logo]

     On or before the issuance of the Certificates, the Company will obtain from Ambac Assurance Corporation (the 'CERTIFICATE INSURER') a certificate guaranty insurance policy, relating to the Class A Certificates (the 'CERTIFICATE INSURANCE POLICY'), in favor of the Trustee. The Certificate Insurance Policy will protect holders of the Class A Certificates against shortfalls in amounts due to be distributed at the times and to the extent described herein. See 'The Certificate Insurance Policy and the Certificate Insurer.'

                                             (Cover continued on following page)
     THE CLASS A CERTIFICATES WILL NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE COMPANY, THE TRUSTEE, MLCC, MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, MERRILL LYNCH & CO., INC. OR ANY OF THEIR AFFILIATES, NOR WILL THE CLASS A CERTIFICATES BE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR BY ANY OTHER PERSON OR ENTITY (OTHER THAN, SOLELY IN RESPECT OF THE CLASS A CERTIFICATES, THE CERTIFICATE INSURER), INCLUDING THE COMPANY, THE TRUSTEE, MLCC, MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, MERRILL LYNCH & CO., INC. OR ANY OF THEIR AFFILIATES. DISTRIBUTIONS ON THE CLASS A CERTIFICATES WILL BE PAYABLE SOLELY FROM THE ASSETS TRANSFERRED TO THE TRUST FUND FOR THE BENEFIT OF THE HOLDERS OF THE CLASS A CERTIFICATES.
                            ------------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
      THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
        COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
         THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                            ------------------------
     The Class A Certificates are being offered by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined, in each case, at the time of sale.
     The aggregate proceeds to the Company from the sale of the Class A Certificates will be approximately $307,041,497, plus accrued interest, before deducting expenses payable by the Company, estimated to be $530,000 in the aggregate.
     The Class A Certificates are offered subject to prior sale, when, as and if issued by the Trust Fund and accepted by the Underwriter and subject to its right to reject orders in whole or in part. It is expected that delivery of the Class A Certificates will be made in book-entry form only through the facilities of The Depository Trust Company, Cedel Bank, societe anonyme, and the Euroclear System on or about December 9, 1997 (the 'CLOSING DATE').
                            ------------------------
                              MERRILL LYNCH & CO.
                            ------------------------
          The date of this Prospectus Supplement is November 25, 1997.


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(Cover continued from previous page)

     The Class A Certificates will be adjustable rate Certificates. Each Mortgage Loan will be an adjustable rate loan with an interest rate that is adjusted (subject to a lifetime maximum cap) either every month or every six months as described herein and, in the case of certain of those Mortgage Loans, subject to the option of the obligor on a Mortgage Note (the 'MORTGAGOR') to convert the Mortgage Loan to a fixed rate loan or to a different Index (the 'CONVERTIBLE MORTGAGE LOANS') or, in some cases, only to convert to a new Index (the 'INDEX CONVERTIBLE MORTGAGE LOANS') in each case as described below and herein. Payments of interest and, to the extent described herein, principal will be due on the first day (the 'DUE DATE') of each month and will be distributed, as and to the extent described herein, to the holders of the Class A Certificates on the 15th day of that month (or if such day is not a business day, then on the next succeeding business day) (each, a 'DISTRIBUTION DATE'). The adjustments to the interest rates of the Mortgage Loans and their scheduled amortization are described herein. Approximately 0.41% of the Initial Mortgage Loans (by aggregate principal balance as of the Cut-off Date) are Convertible Mortgage Loans and provide that, at the option of the related Mortgagors, the adjustable interest rate on such Mortgage Loans may be converted to a fixed interest rate and that, at the option of the related Mortgagors, the Index may be converted to a different Index, provided that certain conditions have been satisfied. Upon notification from a Mortgagor of such Mortgagor's intent to convert a Mortgage Loan from an adjustable interest rate to a fixed interest rate, and prior to such conversion of any such Mortgage Loan (a 'CONVERTING MORTGAGE LOAN'), the initial Master Servicer, so long as it is the Master Servicer, will be obligated to purchase the Converting Mortgage Loan at a price equal to the outstanding principal balance thereof plus accrued interest thereon net of any servicing fees (the 'CONVERSION PRICE'). If the Master Servicer does not purchase a Converting Mortgage Loan, the Mortgage Loans will thereafter include such fixed rate converted Mortgage Loan. Approximately 98.52% of the Initial Mortgage Loans (by aggregate principal balance as of the Cut-off Date) are Index Convertible Mortgage Loans. The Master Servicer will not purchase a Mortgage Loan (whether it is a Convertible Mortgage Loan or an Index Convertible Mortgage Loan) upon its conversion to a new Index. See 'Prepayment and Yield Considerations' herein.

     The Class A Pass-Through Rate is equal to the lesser of (i) LIBOR (as defined herein) plus the applicable margin described herein and (ii) the applicable Weighted Average Net Mortgage Rate (as defined herein) for the Mortgage Loans, as described under 'Description of the Certificates -- Distributions on the Certificates.'

     On each Distribution Date, commencing on December 15, 1997, holders of the Class A Certificates will be entitled to receive, from and to the extent of the funds described herein, distributions with respect to principal of the Mortgage Loans, to the extent described herein, together with interest on the outstanding principal balance of the Class A Certificates at the Class A Pass-Through Rate, calculated as described herein and subject to the limitations described herein.

     THE YIELD ON THE CLASS A CERTIFICATES WILL BE SENSITIVE TO, AMONG OTHER THINGS, THE LEVELS OF THE MORTGAGE RATES, THE TIMING OF THE CHANGES IN THE MORTGAGE RATES, THE LEVEL OF LIBOR AND THE RATE AND TIMING OF PRINCIPAL PAYMENTS (INCLUDING PREPAYMENTS). SEE 'PREPAYMENT AND YIELD CONSIDERATIONS' HEREIN.

     The only obligation of the Company with respect to the Certificates will be to obtain from MLCC, as seller of the Mortgage Loans to the Company, certain representations and warranties relating to the Mortgage Loans. MLCC will have the obligation to repurchase any Mortgage Loan as to which an uncured breach of certain representations or warranties has occurred that materially adversely affects the Certificateholders or the Certificate Insurer and will have contractual servicing obligations as Master Servicer. The Master Servicer is obligated under certain circumstances to make Advances (defined herein) to the Certificateholders. See 'Description of the Certificates -- Advances' herein and 'Description of the Certificates -- Distributions on the Certificates' in the Prospectus.

     For federal income tax purposes, the Trust Fund (exclusive of the rights in respect of any Additional Collateral and the Pre-Funding Account, as described herein) will consist of two segregated asset pools (the 'Upper-Tier REMIC' and the 'Lower-Tier REMIC'), the first of which shall consist of the Mortgage Loans and the second of which shall consist of all of the regular interests in the Lower-Tier REMIC. Elections will be made to treat each of the Upper-Tier and Lower-Tier REMICs as a separate real estate mortgage investment conduit ('REMIC') for federal income tax purposes. As described more fully herein, the Class A Certificates, Class B Certificates and Class C Certificates will be designated as 'regular interests' in the Upper-Tier REMIC and the Class R Certificates will represent the 'residual interest' in each of the Upper-Tier and Lower-Tier REMICs. See 'Certain Federal Income Tax Consequences' herein and in the Prospectus.

     The interests of the owners of the Class A Certificates (the 'CERTIFICATE OWNERS') will be represented by book-entries on the records of The Depository Trust Company and participating members thereof. See 'Description of the Certificates -- Registration of Class A Certificates' herein.

     Merrill Lynch, Pierce, Fenner & Smith Incorporated (the 'UNDERWRITER') intends to make a secondary market in the Class A Certificates, but has no obligation to do so. There can be no assurance that a secondary market for the Class A Certificates will develop, or if it does develop, that it will provide holders of the Class A Certificates with liquidity of investment at any particular time or for the life of the Class A Certificates.

     THE CLASS A CERTIFICATES ARE BEING OFFERED BY THE COMPANY FROM TIME TO TIME PURSUANT TO THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS ACCOMPANYING THIS PROSPECTUS SUPPLEMENT. THIS PROSPECTUS SUPPLEMENT DOES NOT CONTAIN COMPLETE INFORMATION ABOUT THE OFFERING OF THE CLASS A CERTIFICATES. ADDITIONAL INFORMATION IS CONTAINED IN THE PROSPECTUS AND PURCHASERS ARE URGED TO READ BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS IN FULL. SALES OF THE CLASS A CERTIFICATES MAY NOT BE CONSUMMATED UNLESS THE PURCHASER HAS RECEIVED BOTH THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS.

     Upon receipt of a request by an investor who has received an electronic Prospectus Supplement and Prospectus from the Underwriter or a request by such investor's representative within the period during which there is an obligation to deliver a Prospectus Supplement and Prospectus, the Company or the Underwriter will promptly deliver, or cause to be delivered, without charge, a paper copy of the Prospectus Supplement and Prospectus.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of the Prospectus and prior to the termination of the offering of the Class A Certificates made by this Prospectus Supplement are incorporated herein by reference. The Company hereby undertakes to provide without charge to each person to whom this Prospectus Supplement and the Prospectus are delivered, on request of such person, a copy of any or all of the documents incorporated herein by reference other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests should be directed to the Corporate Secretary of MLCC Mortgage Investors, Inc., in writing at 4802 Deer Lake Drive East, Jacksonville, Florida 32246, Attention:
General Counsel and by telephone at (904) 218-6000.

                            ------------------------
     UNTIL 90 DAYS FROM THE DATE OF THIS PROSPECTUS SUPPLEMENT, ALL DEALERS EFFECTING TRANSACTIONS IN THE CLASS A CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

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
                      SUMMARY OF TERMS OF THE CERTIFICATES

     This summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement and in the accompanying Prospectus. Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned them in the Prospectus or elsewhere in this Prospectus Supplement.

Securities................................  Mortgage Loan Asset Backed Pass-Through Certificates, Series 1997-B,
                                              Class A (the 'CLASS A CERTIFICATES'). The Class B, Class C and
                                              Class R Certificates (the 'SUBORDINATED CERTIFICATES') will be subordinated to the Class A Certificates as described herein. The
                                              Subordinated Certificates are not offered hereby and may be retained or sold by the Company or certain affiliates thereof. The
                                              Certificate Insurance Policy will be available to protect the holders of the Class A Certificates against shortfalls in amounts due to be distributed at the times and to the extent described herein. See ' -- Certificate Insurance Policy' below and 'The
                                              Certificate Insurance Policy and the Certificate Insurer' herein.
Depositor.................................  MLCC Mortgage Investors, Inc. (the 'COMPANY'), a wholly-owned, limited purpose subsidiary of Merrill Lynch Credit Corporation, which is a wholly-owned indirect subsidiary of Merrill Lynch & Co.,
                                              Inc. and an affiliate of Merrill Lynch, Pierce, Fenner & Smith
                                              Incorporated (the 'UNDERWRITER'). Neither Merrill Lynch & Co., Inc.
                                              nor any of its affiliates, including the Company, has insured or guaranteed the Certificates.
Master Servicer...........................  Merrill Lynch Credit Corporation ('MLCC'), a wholly-owned indirect subsidiary of Merrill Lynch & Co., Inc. and an affiliate of both the Company and the Underwriter.

Each of the following original principal balance amounts is approximate, subject to a permitted variance of plus or minus 5%:

     Original Pool Scheduled Principal Balance (including the Pre-Funded Amount)..................   $312,781,441
     Pre-Funded Amount............................................................................   $ 75,000,000
     Original Class A Principal Balance...........................................................   $308,089,000
     Original Class B Principal Balance...........................................................   $  4,692,441

Class A Pass-Through Rate.................  On each Distribution Date, the Class A Pass-Through Rate will equal the lesser of (i) the London interbank offered rate for one-month
                                              United States dollar deposits ('LIBOR') (calculated as described under 'Description of the Certificates -- Distributions on the
                                              Certificates') as of the second LIBOR business day prior to the immediately preceding Distribution Date (or, in the case of the first Distribution Date, December 5, 1997) plus 0.28% (which margin is subject to increase as described below) and (ii) the Weighted
                                              Average Net Mortgage Rate for the Mortgage Loans as of the Due Date
                                              in the preceding month (determined on the basis of the Principal
                                              Balances of the Mortgage Loans after giving effect to the Monthly
                                              Payments due on or prior to such Due Date and unscheduled principal payments received prior to such Due Date). The 'NET MORTGAGE RATE'
                                              of a Mortgage Loan is its Mortgage Rate less the sum of (i) the
                                              Servicing Fee Rate of 0.25%, (ii) with respect to certain of the
                                              Mortgage Loans originated by correspondent lenders, the
                                              Correspondent Trailing Premium (as defined herein), which premiums range from 0.125% to 0.250% and (iii) the Certificate Insurance
                                              Policy annual premium rate. The Servicing Fee Rate and the
                                              Certificate Insurance Policy annual premium rate together will not exceed 0.33%. The 'WEIGHTED AVERAGE CORRESPONDENT

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
                                              TRAILING PREMIUM' for the Initial Mortgage Loans as of the Cut-off
                                              Date is 0.001%. The 'WEIGHTED AVERAGE NET MORTGAGE RATE' is the
                                              weighted average of the Net Mortgage Rates for the Mortgage Loans.
                                              See also 'Prepayment and Yield Considerations'.
                                            Notwithstanding the foregoing, the 0.28% margin added to the LIBOR formula for the calculation of the Class A Pass-Through Rate will instead be 0.68% for each Distribution Date occurring at least 120 days after the first Distribution Date in respect of which the option to purchase the Mortgage Loans, described under 'Description of the Certificates -- Optional Termination', may first be exercised by the Master Servicer, thereby effecting the early retirement of the Certificates. The Class A Pass-Through Rate thus calculated will still be subject to the limitation of the Weighted
                                              Average Net Mortgage Rate as described above in the preceding paragraph.
Class B Pass-Through Rate.................  On each Distribution Date, the Class B Pass-Through Rate will equal
                                              LIBOR plus 1.25%, subject to a maximum rate as described under
                                              'Description of the Certificates -- Distributions on the
                                              Certificates'.
Denominations.............................  The Class A Certificates will be issuable in denominations of $25,000 and integral multiples of $1,000 in excess thereof.
Cut-off Date..............................  November 1, 1997 (or the date of origination, if later).
Agreement.................................  The Pooling and Servicing Agreement dated as of November 1, 1997 (the
                                              'AGREEMENT'), among the Company, MLCC, as Master Servicer, and
                                              Bankers Trust Company of California, N.A., as trustee (the
                                              'TRUSTEE'), relating to the Certificates.
The Mortgage Loans........................  High balance, adjustable rate mortgage loans (the 'MORTGAGE LOANS')
                                              secured by one- to four-family residential properties (including shares issued by cooperative housing units). The Mortgage Loans to be transferred to the Trust Fund on the Closing Date (the 'INITIAL
                                              MORTGAGE LOANS') will have an aggregate unpaid principal balance as of the Cut-off Date of approximately $237,781,441. Subsequent
                                              Mortgage Loans will be acquired as described under 'Pre-Funding
                                              Account' below. The Initial Mortgage Loans together with the
                                              Subsequent Mortgage Loans will constitute the Mortgage Loans.
                                              Generally, high balance mortgage loans are loans whose initial principal balances exceed, and in certain cases substantially exceed, the maximum initial principal amount of mortgage loans eligible to be purchased by FNMA or FHLMC. Certain of the Mortgage
                                              Loans may have initial principal balances below such thresholds.
                                              Substantially all of the Mortgage Loans were or will be originated by MLCC in the ordinary course of its real estate lending
                                              activities or acquired by it in the course of its correspondent lending activities. Monthly payments of interest and, to the extent described herein, principal on the Mortgage Loans ('MONTHLY
                                              PAYMENTS') will be due on the first day of each month (each, a 'DUE
                                              DATE'). Each Mortgage Loan has or will have an original term to maturity of 25 years and is scheduled to pay only interest for the first 10 years of its term. Commencing in its eleventh year, each
                                              Mortgage Loan is scheduled to amortize on a 15-year fully
                                              amortizing basis.
                                            The per annum interest rate (the 'MORTGAGE RATE') for certain of the
                                              Mortgage Loans will be adjusted monthly and the Mortgage Rate for the remainder of the Mortgage Loans will be adjusted every six months. The adjustment date is referred to as the 'INTEREST
                                              ADJUSTMENT DATE'. The

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
                                              Mortgage Rate borne by a Mortgage Loan may be calculated as follows:
                                                   Prime Index. The Mortgage Rate borne by 0.72% of the Initial
                                                   Mortgage Loans (by Cut-off Date Principal Balance) is adjusted every six months to equal the highest Prime Rate listed under
                                                   'Money Rates' in The Wall Street Journal most recently
                                                   available as of 45 days, in the case of six-month adjustable
                                                   Mortgage Loans, or 25 days, in the case of monthly adjustable
                                                   Mortgage Loans, prior to the related Interest Adjustment Date
                                                   (the 'PRIME INDEX') minus a margin (a 'MARGIN') ranging from
                                                   0.125% to 0.00% or plus a Margin ranging from 0.00% to 0.750%.
                                                   Subsequent Mortgage Loans may have Mortgage Rates that are similarly calculated, although the range of the Margins may differ.
                                                   Six-Month LIBOR Index. The Mortgage Rate borne by 37.16% of the Initial Mortgage Loans (by Cut-off Date Principal Balance)
                                                   is adjusted every six months to equal the London interbank offered rate for six-month U.S. dollar deposits (the
                                                   'SIX-MONTH LIBOR INDEX') as listed under 'Money Rates' in The
                                                   Wall Street Journal most recently available as of 45 days
                                                   prior to the related Interest Adjustment Date plus a Margin ranging from 0.750% to 2.875%. Subsequent Mortgage Loans may have Mortgage Rates that are similarly calculated, although the range of the Margins may differ.
                                                   One-Month LIBOR Index. The Mortgage Rate borne by 54.26% of the Initial Mortgage Loans (by Cut-off Date Principal Balance)
                                                   is adjusted every month to equal the London interbank offered rate for one-month U.S. dollar deposits (the 'ONE-MONTH LIBOR
                                                   INDEX') as listed under 'Money Rates' in The Wall Street
                                                   Journal most recently available as of 25 days prior to the related Interest Adjustment Date plus a Margin ranging from
                                                   1.000% to 2.750%. Subsequent Mortgage Loans may have Mortgage
                                                   Rates that are similarly calculated, although the range of the
                                                   Margins may differ.
                                                   Treasury Index. The Mortgage Rate borne by 6.59% of the
                                                   Initial Mortgage Loans (by Cut-off Date Principal Balance) is
                                                   adjusted every six months and the Mortgage Rate borne by 1.27%
                                                   of the Initial Mortgage Loans (by Cut-off Date Principal
                                                   Balance) is adjusted monthly to equal the weekly average yield on the United States Treasury Securities adjusted to a
                                                   constant maturity of one year, as made available by the
                                                   Federal Reserve board in Statistical Release H.15 (the
                                                   'TREASURY INDEX') most recently available as of 45 days, in the case of six-month adjustable Mortgage Loans, or 25 days, in the case of monthly adjustable Mortgage Loans, prior to the related Interest Adjustment Date plus a Margin ranging from
                                                   1.375% to 3.000%. Subsequent Mortgage Loans may have Mortgage
                                                   Rates that are similarly calculated, although the range of the
                                                   Margins may differ.
                                            Notwithstanding the foregoing, all of the Mortgage Loans will be subject to a maximum Mortgage Rate (the 'MAXIMUM MORTGAGE RATE').
                                              The Maximum Mortgage Rates for the Initial Mortgage Loans range from 12.00% to 14.25%. None of the Mortgage Loans will be subject to periodic interest rate caps.

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
                                            Approximately 0.41% of the Initial Mortgage Loans (by Cut-off Date
                                              Principal Balance) are Convertible Mortgage Loans, which provide that, at the option of the related Mortgagor, the adjustable interest rate on such Mortgage Loan may be converted to a fixed interest rate, and that, at the option of the related Mortgagor, the adjustable rate on such Mortgage Loan may be converted to a different Index (and may thereafter be converted to a fixed rate), provided in each case that certain conditions have been satisfied.
                                              Certain of the Subsequent Mortgage Loans may be Convertible
                                              Mortgage Loans. The available Indices to which a six-month adjustable Convertible Mortgage Loan may be converted are the Prime
                                              Index, the Six-Month LIBOR Index and the Treasury Index. The
                                              available Indices to which a monthly adjustable Convertible
                                              Mortgage Loan may be converted are the Prime Index, the One-Month
                                              LIBOR Index and the Treasury Index. The margins generally
                                              applicable to such Indices are specified under 'MLCC and Its
                                              Mortgage Programs'. In connection with the conversion to a new
                                              Index, the frequency of the Interest Adjustment Date is not changed. Upon notification from a Mortgagor of such Mortgagor's intent to convert any Mortgage Loan from an adjustable interest rate to a fixed interest rate, and prior to such conversion, the initial Master Servicer will be obligated to purchase such Mortgage
                                              Loan (a 'CONVERTING MORTGAGE LOAN'), if such Mortgage Loan is eligible for such conversion in accordance with the terms thereof, at a price (the 'CONVERSION PRICE') equal to the outstanding principal balance thereof plus accrued interest thereon net of any servicing fee. The Master Servicer will not purchase any Mortgage
                                              Loan upon its conversion to a new index.
                                            If the Master Servicer does not purchase a Converting Mortgage Loan that converts to a fixed rate, the Mortgage Loans will thereafter include such fixed rate converted Mortgage Loan as well as adjustable rate Mortgage Loans, and the yield on the Class A
                                              Certificates might be lower than it would have been if such purchase had been made. See 'MLCC and Its Mortgage Programs' and
                                              'Prepayment and Yield Considerations' herein. If the initial Master
                                              Servicer is terminated as Master Servicer, it will not thereafter be obligated to purchase any Converting Mortgage Loan. A successor
                                              Master Servicer (including the Trustee if it becomes the successor
                                              Master Servicer) will become obligated to purchase Convertible
                                              Mortgage Loans that become Converting Mortgage Loans only if such successor Master Servicer elects in its discretion to obligate itself to make such purchases.
                                            Approximately 98.52% of the Initial Mortgage Loans (by aggregate principal balance as of the Cut-off Date) are Index Convertible
                                              Mortgage Loans, which provide that, at the option of the related
                                              Mortgagors, the Index for such Mortgage Loans may be converted to a different Index, provided that certain conditions have been satisfied. Index Convertible Mortgage Loans may not be converted to a fixed interest rate. It is expected that most of the Subsequent
                                              Mortgage Loans will be Index Convertible Mortgage Loans. The frequency of the Interest Adjustment Date is not changed in connection with such a conversion. The Indices to which an Index
                                              Convertible Mortgage Loan may be converted are the same as those to which a Convertible Mortgage Loan may be converted as described above. The Master Servicer will not purchase a Convertible

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

                                              Mortgage Loan or an Index Convertible Mortgage Loan upon its conversion to another Index.
                                            On each Interest Adjustment Date for a Mortgage Loan during the first
                                              10 years of its term, its Monthly Payment will be adjusted to equal one month's interest at the Mortgage Rate determined for such
                                              Interest Adjustment Date. During the last 15 years, the Monthly
                                              Payment is adjusted on each Interest Adjustment Date to equal an amount that will fully amortize the outstanding principal of the
                                              Mortgage Loan over its remaining term at the related Mortgage Rate.
                                            With the exception of 1.55% of the Initial Mortgage Loans (by Cut-off
                                              Date Principal Balance), the Initial Mortgage Loans, including
                                              Mortgage Loans having a Loan-to-Value Ratio greater than 80%, are not insured under any Primary Mortgage Insurance Policy (as defined in the Prospectus) or other credit insurance policy, and it is expected that few, if any, of the Subsequent Mortgage Loans will be insured under any Primary Mortgage Insurance Policy or other credit policy. Mortgage Loans (including Subsequent Mortgage Loans) having a Loan-to-Value Ratio at origination greater than 80% are generally
                                              Mortgage 100SM or Parent Power'r' loans, which, in addition to being secured by real property, are secured by a security interest in a limited amount of additional collateral owned by the borrower or are supported by a third-party guarantee (the 'ADDITIONAL
                                              COLLATERAL LOANS'). Such additional collateral and guarantee are no longer required when the principal balance of such Additional
                                              Collateral Loan is reduced to a predetermined amount set forth in the related pledge agreement or guaranty agreement, as applicable, or when the Loan-to-Value Ratio for such Additional Collateral Loan is reduced to MLCC's applicable Loan-to-Value Ratio limit for such
                                              Mortgage Loan by virtue of an increase in the appraised value of the Mortgaged Property as determined by MLCC. The pledge agreement or guaranty agreement, as applicable, and the security interest in such additional collateral (the 'ADDITIONAL COLLATERAL') will be assigned to the Trustee, but will not be part of the REMICs created by the Agreement. Ambac Assurance Corporation (the 'SURETY BOND
                                              PROVIDER') has previously issued a limited purpose surety bond (the
                                              'LIMITED PURPOSE SURETY BOND'), which is limited in amount and separate from the Certificate Insurance Policy, and will guarantee receipt by the Trust Fund of certain shortfalls in the net proceeds realized from the liquidation of any required Additional Collateral
                                              (such amount not to exceed 30% of the original principal amount of the related Additional Collateral Loan) to the extent any such shortfall results in a loss of principal on the related Additional
                                              Collateral Loan that becomes a Liquidated Mortgage Loan. The
                                              Limited Purpose Surety Bond will not cover any payments on the
                                              Class A Certificates that are recoverable or sought to be recovered as a voidable preference under applicable law. For information concerning the Surety Bond Provider and the Certificate Insurance
                                              Policy, see 'The Certificate Insurance Policy and the Certificate
                                              Insurer'.
                                            See 'MLCC and Its Mortgage Programs' and 'The Mortgage Pool' herein.

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                       SUMMARY OF INITIAL MORTGAGE LOANS
                     CHARACTERISTICS AS OF THE CUT-OFF DATE
                                 (APPROXIMATE)

Aggregate Outstanding Principal..................................................                $237,781,441
Number of Initial Mortgage Loans.................................................                         510
Weighted Average Mortgage Rate...................................................                      7.525%
Range of Mortgage Rates..........................................................            6.625% to 9.250%
Percent of Initial Mortgage Loans Using the following Index in determining the
  Mortgage Rate:
     Prime Index.................................................................                       0.72%
     One-Month LIBOR Index.......................................................                      54.26%
     Six-Month LIBOR Index.......................................................                      37.16%
     Treasury Index..............................................................                       7.86%
Weighted Average Margins:
     Prime Index Initial Mortgage Loans..........................................                      0.081%
     One-Month LIBOR Index Initial Mortgage Loans................................                      1.766%
     Six-Month LIBOR Index Initial Mortgage Loans................................                      2.016%
     Treasury Index Mortgage Loans...............................................                      2.474%
Frequency of Interest Adjustment Dates:
     Monthly.....................................................................                      55.52%
     Six-Month...................................................................                      44.48%
Range of Maximum Mortgage Rates..................................................          12.000% to 14.250%
Weighted Average of Maximum Mortgage Rates.......................................                     12.556%
Weighted Average Remaining Term to Stated Maturity...............................                  297 months
Range of Remaining Terms to Stated Maturity......................................    286 months to 300 months
Range of Outstanding Principal Balances of Initial Mortgage Loans................       $19,875 to $7,750,000
Average Outstanding Principal Balance of Initial Mortgage Loans..................                    $466,238
Latest Maturity Date.............................................................            November 1, 2022
Weighted Average Loan-to-Value Ratio at Origination..............................                      75.69%
Percent of Initial Mortgage Loans with Loan-to-Value Ratios:
     Less Than or Equal to 70%...................................................                      39.22%
     Greater Than 70% and Less Than or Equal to 80%..............................                      27.78%
     Greater Than 80%............................................................                      33.00%
Percent of Initial Mortgage Loans which are Additional Collateral Loans..........                      30.49%
Weighted Average Constructive Loan-to-Value Ratio at Origination(1)..............                      66.42%
Percent of Initial Mortgage Loans which are Convertible Mortgage Loans
  (convertible to both a fixed rate and a new Index).............................                       0.41%
Percent of Initial Mortgage Loans which are Index Convertible Mortgage Loans
  (convertible to a new Index only)..............................................                      98.52%

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(1) The 'CONSTRUCTIVE LOAN-TO-VALUE RATIO' is calculated as (i) the original loan amount less the required amount of any required Additional Collateral, divided by (ii) the lesser of the appraised value of the Mortgaged Property at origination and, if the Mortgage Loan is a purchase money loan, the sales price of the Mortgaged Property. See 'MLCC and Its Mortgage Programs' herein for a description of the program requirements for Additional Collateral Mortgage Loans and the release of Additional Collateral during the term of a Mortgage Loan.

                                      S-9


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Pre-Funding Account.......................  On the Closing Date, an aggregate cash amount (the 'PRE- FUNDED
                                              AMOUNT') not to exceed approximately $75,000,000 will be deposited in an account (the 'PRE-FUNDING ACCOUNT') and will be used to purchase additional Mortgage Loans ('SUBSEQUENT MORTGAGE LOANS').
                                              During the period (the 'PRE-FUNDING PERIOD') from the Closing Date to the earliest to occur of (i) the date on which the aggregate amount on deposit in the Pre-Funding Account is less than $100,000,
                                              (ii) an Event of Default under the Agreement, or (iii) March 6,
                                              1998, amounts on deposit in the Pre-Funding Account may be withdrawn from time to time to acquire Subsequent Mortgage Loans in accordance with the Pooling and Servicing Agreement. Any net investment earnings on the Pre-Funded Amount will be transferred into the Distribution Account on the Business Day preceding the next Distribution Date. Any Pre-Funded Amount remaining in the
                                              Pre-Funding Account at the end of the Pre-Funding Period will be distributed as principal to the Class A Certificateholders on the
                                              Distribution Date occurring at or immediately following the end of the Pre-Funding Period. The Pre-Funding Account will not be an asset of the Upper-Tier REMIC or the Lower-Tier REMIC.
Description of the Certificates...........  The Class A Certificates will evidence beneficial interests in the pool of Mortgage Loans (the 'MORTGAGE POOL') and certain other property held in trust for the benefit of the Certificateholders
                                              (the 'TRUST FUND'). Exclusive of the interest of the Class C and
                                              Class R Certificates, the Class A Certificates will evidence in the aggregate a beneficial interest of approximately 98.50% in the
                                              Mortgage Loans and the Class B Certificates will evidence the remaining approximately 1.50%. The Class B, Class C and Class R
                                              Certificates are subordinated in certain respects to the Class A
                                              Certificates. See 'Description of the Certificates' herein.
Record Date...............................  As to any Distribution Date, the last business day of the calendar month immediately preceding the calendar month in which the
                                              Distribution Date occurs (or the date of initial issuance of the
                                              Certificates in the case of the first Distribution Date).
Distributions on the Certificates.........  Distributions of interest and principal to each holder of a Class A
                                              Certificate will be made on the 15th day of each month (or if such
                                              15th day is not a business day, then on the next succeeding business day) (each, a 'DISTRIBUTION DATE'), commencing in December
                                              1997, in an amount equal to each such holder's respective
                                              Percentage Interest multiplied by the amount distributed in respect of the Class A Certificates. The undivided percentage interest (the
                                              'PERCENTAGE INTEREST') evidenced by any Class A Certificate will be equal to the percentage obtained by dividing the initial principal balance of such Certificate by the aggregate initial principal balance of all Class A Certificates. Distributions on the Class A
                                              Certificates will be applied first to interest and then to principal. All calculations of interest on the Certificates will be made on the basis of the actual number of days in the Accrual
                                              Period divided by 360. Interest will accrue with respect to each
                                              Distribution Date in respect of each Class of Certificates during the one-month period beginning on the preceding Distribution Date
                                              (or November 17, 1997 in the case of the first Distribution Date)
                                              and ending on the day preceding such Distribution Date (each, an
                                              'ACCRUAL PERIOD').
                                            Certain collections on deposit in the Certificate Account (the
                                              'AVAILABLE DISTRIBUTION AMOUNT'), as described in detail under
                                              'Description of the Certificates' herein, on the
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                                              Determination Date for the related Distribution Date, together with any net investment earnings in the Pre-Funding Account, will be distributed in the following amounts and order of priority:
                                                   (i) to the Class A Certificateholders, interest for the
                                                       related Accrual Period at the Class A Pass-Through Rate on the Class A Principal Balance, together with any
                                                       previously undistributed shortfalls in distributions of
                                                       interest due on the Class A Certificates (the 'CLASS A
                                                       UNPAID INTEREST SHORTFALL'). Interest distributions are
                                                       subject to reduction on account of Net Interest Shortfalls as described below;
                                                  (ii) to the Class A Certificateholders, on account of
                                                       principal, the Class A Formula Principal Distribution
                                                       Amount until the Class A Principal Balance is reduced to
                                                       zero;
                                                 (iii) to the Certificate Insurer, the monthly premium due on the Certificate Insurance Policy;
                                                  (iv) to the Certificate Insurer, an amount equal to any
                                                       previously unreimbursed payments made under the
                                                       Certificate Insurance Policy and any fees and expenses
                                                       owed to it under the related insurance agreement, together with interest thereon (collectively, the 'UNREIMBURSED
                                                       INSURER AMOUNTS');
                                                   (v) to the Class B Certificateholders, interest for the
                                                       related Accrual Period at the Class B Pass-Through Rate on the Class B Principal Balance, together with any
                                                       previously undistributed shortfalls in distributions of
                                                       interest due on the Class B Certificates pursuant to this
                                                       clause. Interest distributions are subject to reduction on account of Net Interest Shortfalls as described below;
                                                  (vi) to the Class A Certificateholders on account of principal, the Unrecovered Principal Amounts, if any, for the
                                                       Mortgage Loans for such Distribution Date and all prior
                                                       Distribution Dates that have not previously been
                                                       distributed pursuant to this clause until the Class A
                                                       Principal Balance is reduced to zero;
                                                 (vii) to the Class B Certificateholders, interest for the
                                                       related Accrual Period at the Class B Pass-Through Rate
                                                       (to the extent legally permitted) on the amount of any
                                                       interest shortfalls on the Class B Certificates that were
                                                       not previously distributed to them pursuant to clause (v)
                                                       above;
                                                (viii) to the Class B Certificateholders, on account of
                                                       principal, the Class B Formula Principal Distribution
                                                       Amount until the Class B Principal Balance is reduced to
                                                       zero;
                                                  (ix) to the Class B Certificateholders, the Class B Loss
                                                       Amounts not previously distributed to them pursuant to
                                                       this clause, together with interest at the Class B
                                                       Pass-Through Rate on any unpaid Class B Loss Amounts; and
                                                   (x) sequentially, to the Class C and Class R
                                                       Certificateholders, in that order, any remaining balance.
                                            Notwithstanding the foregoing, until the Class A Principal Balance is reduced to zero, distributions on account of
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                                      S-11


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                                              principal otherwise allocable to the Class B Certificateholders in accordance with the above priorities will instead be made to the
                                              Class A Certificateholders to the extent, if any, that such distribution would, if made to the Class B Certificateholders, reduce the Class B Principal Balance to less than 1.00% of the
                                              Original Pool Scheduled Principal Balance or if the Class B
                                              Principal Balance is less than that amount.
                                            The Class A Principal Balance as of any Distribution Date is the
                                              Original Class A Principal Balance less all prior distributions to
                                              Class A Certificateholders on account of principal.
                                            The interest entitlement above for the Class A and Class B
                                              Certificates with respect to each Distribution Date will be reduced by the amount of the Net Interest Shortfall allocable to each such
                                              Class. The Net Interest Shortfall on any Distribution Date will be allocated pro rata among the Class A and Class B Certificates based on the amount of interest each such class of Certificates would otherwise be entitled to receive on such Distribution Date.
                                            The Class A Formula Principal Distribution Amount will comprise a percentage of the scheduled payments of principal on the Mortgage
                                              Loans and a percentage of certain unscheduled payments of principal of the Mortgage Loans. Such percentages will be a function of the ratio of the Class A Principal Balance to the Pool Scheduled
                                              Principal Balance and the level of subordination, if any, provided to the Class A Certificates by the Class B Certificates and are
                                              fully described under 'Description of the Certificates --
                                              Distributions on the Certificates'. The Class B Formula Principal
                                              Distribution Amount will comprise a percentage of the scheduled principal payments and a percentage of certain unscheduled principal payments of the Mortgage Loans equal, in each case, to
                                              100% less the respective percentage allocable to the Class A
                                              Certificates. See 'Description of the Certificates -- Distributions
                                              on the Certificates'.
                                            The 'POOL SCHEDULED PRINCIPAL BALANCE' as of any Distribution Date is
                                              equal to the aggregate Principal Balance of the Initial Mortgage
                                              Loans as of the Cut-off Date plus the Pre-Funded Amount less the sum of (i) the aggregate of the Formula Principal Distribution
                                              Amounts for all prior Distribution Dates, (ii) the aggregate of the
                                              Unrecovered Principal Amounts for all prior Distribution Dates and
                                              (iii) any amount in the Pre-Funding Account that has been
                                              distributed to the Class A Certificateholders as principal on a prior Distribution Date. See 'Description of the
                                              Certificates -- Distributions on the Certificates'.
                                            In no event will the aggregate distributions of principal to the holders of the Class A Certificates (whether out of Available
                                              Distribution Amounts, payments under the Certificate Insurance
                                              Policy or payments under the Limited Purpose Surety Bond) exceed the Original Class A Principal Balance. See 'Description of the
                                              Certificates -- Distributions on the Certificates'.
Priority Sequence of Distributions of
  Principal on Certificates...............  The Formula Principal Distribution Amount for a Distribution Date,
                                              which includes prepayments on the Mortgage Loans, will be
                                              distributed on the Class A and Class B Certificates on the shifting-interest basis as described under 'Description of the
                                              Certificates -- Distributions on the Certificates'. Unless offset by cash flow insufficiencies, this
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                                      S-12


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                                              prioritization of distributions should have the effect of
                                              accelerating, at least in the early years of the life of the Class
                                              A Certificates, the amortization of the Class A Certificates from what it would otherwise be if such distributions were made on a pro rata basis. The rate of principal payments on the Class A
                                              Certificates is directly related to the rate of payments of principal on the Mortgage Loans and the level of subordination, if any, provided by the Class B Certificates and will affect the yield on the Class A Certificates. See 'Prepayment and Yield
                                              Considerations' herein and 'Yield and Prepayment Considerations' in the Prospectus.
Subordinated Certificates.................  The rights of the Class C Certificateholders and the Class R
                                              Certificateholder to receive distributions with respect to the
                                              Mortgage Loans will be subordinated to the rights of the holders of the Class A and Class B Certificateholders to the extent described herein. The rights of the Class B Certificateholders to receive distributions with respect to the Mortgage Loans will be
                                              subordinated to the rights of the holders of the Class A
                                              Certificates to the extent described herein. This subordination is intended to enhance the likelihood of regular receipt by the respective holders of Class A Certificates of the full amount of monthly distributions due them and to protect the holders of Class
                                              A Certificates and the Certificate Insurer against losses, but no assurance can be given that the holders of Class A Certificates will not experience losses.
                                            The protection afforded to the holders of the Class A Certificates by means of the subordination, to the extent provided herein, of the
                                              Class B, Class C and Class R Certificates as described above will be accomplished (i) by the application of the Available
                                              Distribution Amount in the order specified under 'Distributions on the Certificates' above and (ii) if the Available Distribution
                                              Amount for a Distribution Date is not sufficient to permit the distribution of the entire Class A Formula Principal Distribution
                                              Amount and all previously undistributed Unrecovered Principal
                                              Amounts, by the right of the holders of the Class A Certificates to receive any such shortfall out of future distributions of Available
                                              Distribution Amounts that would otherwise have been payable to the holders of the Class B Certificates, Class C Certificates and the
                                              Class R Certificate. This subordination feature is effected for the
                                              Class A Certificates by allocating principal among the Certificates on a shifting-interest payment basis as described herein.
                                            If the Available Distribution Amount for any Distribution Date is not
                                              sufficient to cover, in addition to interest distributable to the
                                              Class A and Class B Certificateholders, the entire Class A Formula
                                              Principal Distribution Amount and all previously undistributed
                                              Unrecovered Principal Amounts distributable to the Class A
                                              Certificateholders on such Distribution Date, then the amount of the Pool Scheduled Principal Balance available to the Class B
                                              Certificates (i.e., such Pool Scheduled Principal Balance less the
                                              Class A Principal Balance) on future Distribution Dates will be reduced. See 'Description of the Certificates -- Distributions on
                                              the Certificates' herein. If, because of liquidation losses, the
                                              Pool Scheduled Principal Balance were to decrease
                                              disproportionately faster than distributions to the Class A
                                              Certificateholders reduce the Class A Principal Balance, the level of protection afforded to the Class A Certificateholders by the subordination of the Class B Certificates (i.e., the percentage of the Pool Scheduled Principal Balance available to the Class B
                                              Certificates)
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                                      S-13


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                                              would be reduced. If the Certificate Insurer were to fail to perform its obligations under the Certificate Insurance Policy and the Pool Scheduled Principal Balance were to become equal to or less than the Class A Principal Balance, the Class A
                                              Certificateholders would bear all losses and delinquencies on the
                                              Mortgage Loans and could incur a loss on their investment.
                                            See 'Description of the Certificates -- Subordinated Certificates'
                                              herein.
Certificate Insurance Policy..............  The Company will obtain the Certificate Insurance Policy, which is noncancelable, in favor of the Trustee, which will provide for payment of Insured Amounts solely to the holders of the Class A
                                              Certificates in accordance with the terms of the Certificate
                                              Insurance Policy. Payment of an Insured Amount, if applicable, is intended to provide the Trustee with sufficient funds to make distributions to the holders of the Class A Certificates of the full amount of interest, together with the related Class A Formula
                                              Principal Distribution Amount, due on the Class A Certificates on
                                              each Distribution Date and, on the third Distribution Date following the month in which the latest original scheduled maturity date of any then outstanding Mortgage Loan occurs, the outstanding
                                              Principal Balance, if any, of the Class A Certificates. The
                                              Certificate Insurance Policy does not guarantee to holders of the
                                              Class A Certificates, and does not protect against any adverse consequences caused by, any specified rate of prepayments of the
                                              Mortgage Loans and does not protect such Certificateholders against any adverse consequences caused by any Net Interest Shortfalls. See
                                              'The Certificate Insurance Policy and the Certificate Insurer'
                                              herein.
Certificate Insurer.......................  Ambac Assurance Corporation (formerly known as AMBAC Indemnity
                                              Corporation).
Advances..................................  The Master Servicer is obligated to make advances of cash, which will be part of the Available Distribution Amount, in an amount equal to the delinquent Monthly Payments due on the immediately preceding
                                              Due Date (the 'ADVANCES'). The Master Servicer is under no obligation to make Advances to the extent it determines such
                                              Advances are not recoverable from future payments or collections on the related Mortgage Loans. Advances, however, will be reimbursed to the Master Servicer and are not intended to guarantee or insure against losses. See 'Description of the Certificates -- Advances'
                                              herein.
Optional Termination......................  The Master Servicer may, at its option, and, in the absence of the exercise thereof by the Master Servicer, the Certificate Insurer may, at its option, repurchase from the Trust Fund all Mortgage
                                              Loans remaining outstanding on any Distribution Date when the Pool
                                              Scheduled Principal Balance is less than 10% of the sum of (a) the aggregate unpaid principal balance of the Initial Mortgage Loans as of the Cut-off Date and (b) the Subsequent Mortgage Loans on their respective Subsequent Cut-off Dates. The repurchase price will equal the greatest of (i) the aggregate Principal Balances of the
                                              Mortgage Loans plus accrued interest thereon at the related Net
                                              Mortgage Rate, plus the appraised value of any property acquired in respect of a Mortgage Loan, less, if the Master Servicer is the purchaser, any unreimbursed advances made by the Master Servicer with respect to an acquired property, (ii) the fair market value of the Mortgage Loans and any property acquired in respect of a
                                              Mortgage Loan, as determined by the Master
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                                      S-14


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                                              Servicer, less, if the Master Servicer is the purchaser, any unreimbursed advances made by the Master Servicer with respect to an acquired property and (iii) the sum of (a) the aggregate of the
                                              Class A Principal Balance together with one month's interest at the
                                              Class A Pass-Through Rate and any Class A Unpaid Interest Shortfall
                                              and (b) the sum of the Class B Principal Balance together with one month's interest at the Class B Pass-Through Rate and any
                                              previously undistributed shortfall in interest due on the Class B
                                              Certificates on prior Distribution Dates. See 'Description of the
                                              Certificates -- Optional Termination' herein.
Certain Federal Income Tax
  Considerations..........................  For federal income tax purposes, the Trust Fund (exclusive of the rights in the Additional Collateral and of the Pre-Funding Account)
                                              will consist of two segregated asset pools (the 'Upper-Tier REMIC'
                                              and the 'Lower-Tier REMIC'), the first of which shall consist of the Mortgage Loans and the second of which shall consist of the regular interests in the Lower-Tier REMIC. Elections will be made to treat each of the Upper-Tier and Lower-Tier REMICs as a separate
                                              'real estate mortgage investment conduit' ('REMIC') for federal income tax purposes. The Class A Certificates, Class B Certificates and Class C Certificates will be designated as 'regular interests'
                                              in the Upper-Tier REMIC and will be treated as debt instruments for federal income tax purposes. The Class R Certificates will represent the 'residual interest' in each of the Upper-Tier and
                                              Lower-Tier REMICs. In general, as a result of the qualification of the Class A Certificates as regular interests in a REMIC, the Class
                                              A Certificates will be treated as (i) assets described in Section
                                              7701(a)(19)(C) of the Internal Revenue Code of 1986, as amended
                                              (the 'CODE') and (ii) 'real estate assets' under Section
                                              856(c)(4)(A) of the Code, in each case to the extent described in the Prospectus.
                                            See 'Certain Federal Income Tax Consequences' herein and in the
                                              Prospectus.
ERISA Considerations......................  A fiduciary of any employee benefit plan subject to the Employee
                                              Retirement Income Security Act of 1974, as amended ('ERISA'), or section 4975 of the Code, should carefully review with its legal advisors whether the purchase or holding of Class A Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or the Code. See 'ERISA Considerations'
                                              herein and in the Prospectus.
Legal Investment Considerations...........  After the amount in the Pre-Funding Account has been reduced to zero, so long as the Class A Certificates are rated in one of the two highest rating categories by at least one nationally recognized statistical rating agency, the Class A Certificates will constitute
                                              'mortgage related securities' under the Secondary Mortgage Market
                                              Enhancement Act of 1984 ('SMMEA') and, as such, will be 'legal investments' for certain types of institutional investors to the extent provided in such Act. Until the amount in the Pre-Funding
                                              Account is reduced to zero, the Class A Certificates will not be
                                              'mortgage related securities' under SMMEA. See 'Legal Investment
                                              Considerations' in the Prospectus.
Use of Proceeds...........................  Substantially all of the net proceeds from the sale of the Class A
                                              Certificates will be applied by the Company to the purchase price of the Mortgage Loans, to the deposit of the Pre-Funded Amount into the Pre-Funding Account, and to the payment of expenses connected with pooling the
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                                              Mortgage Loans and issuing the Certificates. See 'Use of Proceeds'
                                              herein.
Certificate Ratings.......................  It is a condition to the issuance of the Class A Certificates that the Class A Certificates be rated AAAr by Standard & Poor's Ratings
                                              Services ('STANDARD & POOR'S') and Aaa by Moody's Investors
                                              Service, Inc. ('MOODY'S'). Standard & Poor's assigns the additional symbol of 'r' to highlight classes of securities that Standard &
                                              Poor's believes may experience high volatility or high variability in expected returns due to non-credit risks; however, the absence of an 'r' symbol should not be taken as an indication that a class will exhibit no volatility or variability in total return. The ratings of Standard & Poor's and Moody's for the Class A
                                              Certificates will not represent any assessment of the Master
                                              Servicer's ability to purchase Converting Mortgage Loans. If the
                                              Master Servicer does not purchase a Converting Mortgage Loan that it is obligated to purchase as described herein, the holders of the
                                              Class A Certificates might experience a lower than anticipated yield on their Certificates. A security rating is not a
                                              recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. A security rating does not address the frequency of prepayments on the Mortgage Loans or the corresponding effect on yield to investors. See 'Certificate Rating' herein.
Registration of Class A Certificates......  The Class A Certificates initially will be represented by certificates registered in the name of Cede & Co. ('CEDE') as the nominee of The Depository Trust Company ('DTC'), and will only be available in the form of book-entries on the records of DTC and participating members thereof. Certificates representing the Class
                                              A Certificates will be issued in definitive form only under the limited circumstances described herein. All references herein to
                                              'holders' or 'Certificateholders' shall reflect the rights of owners of Class A Certificates ('CERTIFICATE OWNERS') as they may indirectly exercise such rights through DTC and participating members thereof, except as otherwise specified herein. See
                                              'Description of the Certificates -- Registration of Class A
                                              Certificates' herein.
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                             SPECIAL CONSIDERATIONS

     Prospective investors should consider, among other things discussed in this Prospectus Supplement and the Prospectus, the following factors, which are discussed as noted in greater detail elsewhere in this Prospectus Supplement or the Prospectus.

     Limited Liquidity. There is currently no market for the Class A Certificates. While the Underwriter currently intends to make a market in the Class A Certificates, it is under no obligation to do so. There can be no assurance that a secondary market will develop or, if a secondary market does develop, that it will provide holders of the Class A Certificates with liquidity of investment or that it will continue for the lives of the Class A Certificates.

     Local Real Estate Markets. An overall decline in the residential real estate markets in the states in which the Mortgaged Properties are located could adversely affect the values of the Mortgaged Properties such that the outstanding Mortgage Loan balances equal or exceed the value of the affected Mortgaged Properties. Such declines would adversely affect the position of the Trust Fund as the holder of the Mortgage Loans. Residential real estate markets in some states have declined in recent years. See 'The Mortgage Pool' and 'MLCC and Its Mortgage Programs -- Delinquency and Loan Loss Experience' herein.

     Maturity, Prepayment and Yield Considerations. The Mortgage Loans may be prepaid in whole or in part at any time without penalty. The Trust Fund's prepayment experience may be affected by a wide variety of factors, including general economic conditions, the level of prevailing interest rates, the availability of alternative financing and homeowner mobility. The weighted average lives of the Class A Certificates will be sensitive to the rate and timing of principal payments (including prepayments) on the Mortgage Loans, which may fluctuate significantly from time to time. No assurance can be given as to the level of prepayments that the Trust Fund will experience.

     No prediction can be made as to future levels of LIBOR, the One-Month LIBOR Index, the Six-Month LIBOR Index, the Prime Index or the Treasury Index or as to the timing of any changes therein or as to the conversion of Mortgage Loans to fixed rates or other Indexes, each of which will directly affect the yields of the Class A Certificates. The holders of the Class A Certificates will absorb the yield risk associated with a possible narrowing or inversion of the spread between the Class A Pass-Through Rate calculated on the basis of the LIBOR formula and the Weighted Average Net Mortgage Rate. The Mortgage Rates reset at different times and are subject to lifetime interest rate caps.

     See 'Prepayment and Yield Considerations' herein.

     Certificate Insurance Policy. Credit enhancement with respect to the Class A Certificates will be provided by the Certificate Insurance Policy. See 'The Certificate Insurance Policy and the Certificate Insurer' herein. If the Certificate Insurer fails to perform its obligations under the Certificate Insurance Policy, the Class A Certificateholders will be directly affected by losses on the Mortgage Loans. See 'Description of the Certificates -- Subordinated Certificates'.

     Certain Legal Considerations. Applicable state laws generally regulate interest rates and other charges and require certain disclosures. In addition, state and federal consumer protection laws, unfair and deceptive practices acts and debt collection practices acts may apply to the origination or collection of the Mortgage Loans. Depending on the provisions of the applicable law, violations of these laws may limit the ability of the Master Servicer to collect all or part of the principal of or interest on the Mortgage Loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the Master Servicer to damages and administrative enforcement. See 'Certain Legal Aspects of the Mortgage Loans' in the Prospectus.

     Pre-Funding. If the aggregate Principal Balance of the Subsequent Mortgage Loans sold to the Trust Fund by the end of the Pre-Funding Period is less than the Pre-Funded Amount, the amount of such differential will be distributed to the Class A Certificateholders as principal. Any such distribution will affect the weighted average life of the Class A Certificates and may adversely affect the yield thereon. The Class A Certificateholders would bear the risk of being able to invest such distribution at a yield at least equal to their yield on the Class A Certificates.

     The ability of the Trust Fund to apply the entire Pre-Funded Amount to the purchase of Subsequent Mortgage Loans is dependent upon the ability of MLCC to originate Mortgage Loans that satisfy the requirements set forth in the Agreement. Such requirements are set forth under 'The Mortgage
Pool -- Subsequent Mortgage Loans' herein. The ability of MLCC to originate or acquire such Mortgage Loans will be affected by a variety of social and economic factors, including the prevailing level of market interest rates, economic conditions and consumer perceptions of economic conditions.

     Although Subsequent Mortgage Loans must satisfy the requirements in the Agreement, it is possible that the Subsequent Mortgage Loans may be of a lesser credit quality than the Initial Mortgage Loans and thus adversely affect the Class A Certificates.

                          CERTAIN LEGAL CONSIDERATIONS

     MLCC and the Company will treat as sales the transfers of the Mortgage Loans from MLCC to the Company and from the Company to the Trust Fund. As a sale of the Mortgage Loans to the Trust Fund, the Mortgage Loans would not be part of MLCC's or the Company's bankruptcy estate and would not be available to MLCC's or the Company's creditors. However, in the event of the insolvency of MLCC or the Company, it is possible that the bankruptcy trustee or a creditor of MLCC or the Company or MLCC or the Company as debtor in possession may attempt to argue that the transactions between MLCC, the Company and the Trust Fund were a pledge of the Mortgage Loans rather than a true sale or that, in an insolvency of MLCC, the transactions between the Company and the Trust Fund were a pledge of the Mortgage Loans and other assets of the Trust Fund rather than a sale and that the assets of the Company should be substantively consolidated with those of MLCC. Either such position, if argued before or accepted by a court, could prevent timely payments of amounts due on each class of Certificates and/or result in payment of reduced amounts distributed on each class of Certificates.

                               THE MORTGAGE POOL

GENERAL

     The mortgage pool with respect to the Certificates (the 'MORTGAGE POOL') will consist of conventional mortgage loans evidenced by high balance, adjustable interest rate promissory notes (each, a 'MORTGAGE NOTE'). The Mortgage Notes are or will be secured by mortgages or deeds of trust or other similar security instruments creating first liens on one- to four-family residential properties and shares ('CO-OP SHARES') issued by private non-profit housing corporations ('COOPERATIVES') and related proprietary leases or occupancy agreements granting exclusive rights to occupy specified units in such Cooperatives' buildings (the 'MORTGAGED PROPERTIES'). The Mortgaged Properties will consist of detached individual dwelling units, individual condominiums, townhouses, duplexes, cooperative apartments, individual units in planned unit developments and other attached dwelling units.

     The Trust Fund will include, in addition to the Mortgage Pool, (i) the amounts held from time to time in one or more accounts (collectively, the 'CERTIFICATE ACCOUNT') maintained in the name of MLCC, as the master servicer for the Trustee, pursuant to the Pooling and Servicing Agreement dated as of November 1, 1997 (the 'AGREEMENT'), by and among the Company, MLCC, as master servicer (the 'MASTER SERVICER'), and Bankers Trust Company of California, N.A., as trustee (the 'TRUSTEE'), (ii) the amounts held from time to time in the Distribution Account (the 'DISTRIBUTION ACCOUNT') maintained in the name of the Trustee pursuant to the Agreement, (iii) any property which initially secured a Mortgage Loan and which is acquired by foreclosure or deed in lieu of foreclosure, (iv) all insurance policies and the proceeds thereof described below, (v) any right to require MLCC to repurchase or substitute for the Mortgage Loans on account of certain breaches of representations and warranties as set forth in the Agreement, (vi) the pledge agreements or guaranty agreements, as applicable, in respect of the Additional Collateral Loans, (vii) the Certificate Insurance Policy and the proceeds thereof, (viii) the Limited Purpose Surety Bond and the proceeds thereof and (ix) the Pre-Funded Amount. The agreements and rights in respect of the Additional Collateral and the Pre-Funded Amount will not be part of either the Upper-Tier REMIC or the Lower-Tier REMIC.

     The Company will purchase the Mortgage Loans from MLCC and will cause such Mortgage Loans to be assigned to the Trustee. The Master Servicer will service the Mortgage Loans, either by itself or through other mortgage servicing institutions (the 'SUB-SERVICERS'), pursuant to the Agreement. With respect to any Mortgage Loans serviced by the Master Servicer through a Sub-servicer, the Master Servicer will remain liable for its servicing obligations under the Agreement as if the Master Servicer alone were servicing such Mortgage Loans.

     MLCC will make certain representations and warranties for the benefit of the Company, the Certificate Insurer and the Trustee with respect to the Mortgage Loans as described in the Prospectus under 'Mortgage Loan
Program -- Representations by Sellers; Repurchases' and will have a responsibility to repurchase a Mortgage Loan as to which there is a breach of such representations and warranties that materially and adversely affects the value of that Mortgage Loan and is not timely cured. The only remedy available to Certificateholders for a breach of these representations and warranties will be the repurchase obligation of MLCC provided in the Agreement as described in the sections of the Prospectus referred to above. The Trustee will enforce MLCC's repurchase obligation and the Company will not be obligated to repurchase any Mortgage Loan for such a breach of any representation or warranty. In lieu of such repurchase obligation, MLCC may, within two years after the date of initial delivery of the Certificates, substitute for the affected Mortgage Loan a substitute Mortgage Loan, as described under 'Mortgage Loan
Program -- Representations by Depositors; Repurchases' in the Prospectus and as provided by the Agreement.

INITIAL MORTGAGE LOANS

     At the Closing Date, the Mortgage Pool will consist of approximately 510 Initial Mortgage Loans having an aggregate principal balance as of the Cut-off Date of approximately $237,781,441. Substantially all of the Initial Mortgage Loans were originated by MLCC in the ordinary course of its real estate lending activities, except for 13.29% (by aggregate principal balance as of the Cut-off
Date) of the Initial Mortgage Loans, which were acquired by MLCC in the course of its correspondent lending activities. With respect to approximately 9.40% (by aggregate principal balance as of the Cut-off Date) of the Initial Mortgage Loans, the borrowers were initially solicited by, and the documentation for the Initial Mortgage Loans was provided by, mortgage brokers that are not affiliated with MLCC, under MLCC's Mortgage Broker program. Personnel of MLCC reviewed the documentation for each such Mortgage Loan and underwrote such loans in accordance with MLCC's underwriting standards. See 'MLCC and Its Mortgage Programs' herein for a description of MLCC's Mortgage Broker and Correspondent Lending activities.

     Based upon representations obtained from the mortgagors at the time of origination of the Initial Mortgage Loans, approximately 83.42% (by aggregate principal balance as of the Cut-off Date) of the related Mortgaged Properties are owner-occupied. As of the Cut-off Date, none of the Mortgage Loans will be delinquent one month or more.

     Certain data with respect to the Initial Mortgage Loans is set forth below. References herein to percentages of Initial Mortgage Loans refer in each case to the percentage of the aggregate principal balance of the Initial Mortgage Loans as of the Cut-off Date, based on the outstanding balances of the Initial Mortgage Loans as of the Cut-off Date, after giving effect to scheduled Monthly Payments due on or prior to the Cut-off Date.

     Approximately 54.26% of the Initial Mortgage Loans are One-Month LIBOR Index based Mortgage Loans, approximately 37.16% are Six-Month LIBOR Index based Mortgage Loans, approximately 0.72% are Prime Index based Mortgage Loans that adjust every six months, nine Mortgage Loans representing approximately 1.27% are Treasury Index based Mortgage Loans that adjust monthly and approximately 6.59% are Treasury Index based Mortgage Loans that adjust every six months. Approximately 0.41% of the Initial Mortgage Loans are Convertible Mortgage Loans and approximately 98.52% are Index Convertible Mortgage Loans.

     The Initial Mortgage Loans were originated from August 1996 through October 1997. No more than 4.18% of the Mortgaged Properties securing the Initial Mortgage Loans are located in any one zip code area. At origination, all of the Initial Mortgage Loans had terms to stated maturity of 25 years.

The latest month and year in which any Initial Mortgage Loan matures is November 1, 2022. The Initial Mortgage Loans had remaining terms to stated maturity, calculated as of the Cut-off Date, of between approximately 286 and 300 months and a weighted average remaining term to stated maturity as of the Cut-off Date of approximately 297 months. The interest rates (the 'MORTGAGE RATES') borne by the Initial Mortgage Loans as of the Cut-off Date ranged from 6.625% per annum to 9.25% per annum and the weighted average Mortgage Rate as of the Cut-off Date was approximately 7.525% per annum. Employees of Merrill Lynch & Co., Inc. and its affiliates are the borrowers under 7.66% of the Initial Mortgage Loans.

     Except for 1.55% of the Initial Mortgage Loans, no Mortgage Loan is insured under a Primary Mortgage Insurance Policy or any other credit insurance policy. Initial Mortgage Loans having a Loan-to-Value Ratio at origination greater than 80% are generally Additional Collateral Loans. MLCC will attempt to realize on the security interest in the Additional Collateral of a defaulted Mortgage Loan in liquidation for the benefit of the Trust Fund. See 'MLCC and Its Mortgage Programs' herein.

     Each Initial Mortgage Loan had an original principal balance of not less than $19,875 nor more than $7,750,000. The average outstanding principal balance of the Initial Mortgage Loans as of the Cut-off Date was approximately $466,238.

     The sum of the percentages in each table below may not equal the total because of rounding.

     Set forth below is a description of certain additional characteristics of the Initial Mortgage Loans.

       GEOGRAPHICAL DISTRIBUTION OF MORTGAGED PROPERTIES
---------------------------------------------------------------
                       NUMBER                       PERCENT
                         OF         CUT-OFF        BY CUT-OFF
                       INITIAL        DATE            DATE
                      MORTGAGE     PRINCIPAL       PRINCIPAL
 STATE OR TERRITORY     LOANS       BALANCE         BALANCE
---------------------------------------------------------------
California..........      63      $ 47,841,187        20.12%
Colorado............      18        10,626,000         4.47
Connecticut.........      19        12,350,070         5.19
Florida.............      59        27,016,404        11.36
Georgia.............      32         9,692,508         4.08
Nevada..............      11        18,397,700         7.74
New York............      57        18,295,887         7.69
Texas...............      25        10,721,737         4.51
Other...............     226        82,839,948        34.84
                         ---      ------------       ------
   Total............     510      $237,781,441       100.00%
                         ---      ------------       ------
                         ---      ------------       ------
-----------------------
(1) 'Other' includes 39 other States, the District of Columbia, and the Virgin Islands with under 4% concentrations individually.


                  RANGE OF CUT-OFF DATE PRINCIPAL BALANCES(1)
--------------------------------------------------------------------------------
                                     NUMBER                          PERCENT
                                       OF          CUT-OFF          BY CUT-OFF
            RANGE OF                INITIAL          DATE              DATE
          CUT-OFF DATE              MORTGAGE      PRINCIPAL         PRINCIPAL
       PRINCIPAL BALANCES            LOANS         BALANCE           BALANCE
--------------------------------------------------------------------------------
$        0.01 - $   25,000.00            3       $     64,875           0.03%
$   25,000.01 - $   50,000.00           23            957,585           0.40
$   50,000.01 - $   75,000.00           26          1,640,385           0.69
$   75,000.01 - $  100,000.00           51          4,623,955           1.94
$  100,000.01 - $  200,000.00          122         18,088,647           7.61
$  200,000.01 - $  300,000.00           80         19,723,874           8.29
$  300,000.01 - $  400,000.00           54         18,783,680           7.90
$  400,000.01 - $  500,000.00           17          7,767,723           3.27
$  500,000.01 - $  600,000.00           24         13,497,070           5.68
$  600,000.01 - $  700,000.00           13          8,396,447           3.53
$  700,000.01 - $  800,000.00            6          4,347,520           1.83
$  800,000.01 - $  900,000.00           18         15,462,295           6.50
$  900,000.01 - $1,000,000.00           19         18,781,472           7.90
$1,000,000.01 - $1,500,000.00           27         34,018,264          14.31
$1,500,000.01 - $2,000,000.00           12         21,599,500           9.08
$2,000,000.01 - $2,500,000.00            5         11,500,000           4.84
$2,500,000.01 - $3,000,000.00            4         11,328,000           4.76
$3,000,000.01 - $3,500,000.00            2          6,500,000           2.73
$3,500,000.01 - $4,000,000.00            2          7,950,149           3.34
$4,500,000.01 - $5,000,000.00            1          5,000,000           2.10
$7,500,000.01 - $8,000,000.00            1          7,750,000           3.26
                                       ---       ------------         ------
   Total........................       510       $237,781,441         100.00%
                                       ---       ------------         ------
                                       ---       ------------         ------
------------------------
(1) As of the Cut-off Date, the average outstanding principal balance of the Initial Mortgage Loans was approximately $466,238.

       RANGE OF ORIGINAL CONSTRUCTIVE LOAN-TO-VALUE RATIOS(1)(2)
------------------------------------------------------------------------
        RANGE OF             NUMBER                          PERCENT
        ORIGINAL               OF          CUT-OFF          BY CUT-OFF
      CONSTRUCTIVE          INITIAL          DATE              DATE
     LOAN-TO-VALUE          MORTGAGE      PRINCIPAL         PRINCIPAL
         RATIOS              LOANS         BALANCE           BALANCE
------------------------------------------------------------------------
  0.01% -  10.00%                2       $    260,000           0.11%
 10.01% -  20.00%                5          2,438,432           1.03
 20.01% -  30.00%               10            431,107           0.18
 30.01% -  40.00%               15          4,361,997           1.83
 40.01% -  50.00%               66         24,382,401          10.25
 50.01% -  60.00%               44         31,991,259          13.45
 60.01% -  70.00%              203         97,685,492          41.08
 70.01% -  75.00%               45         26,735,569          11.24
 75.01% -  80.00%               85         36,519,113          15.36
 80.01% -  85.00%                4          3,104,000           1.31
 85.01% -  90.00%               20          5,326,982           2.24
 90.01% -  95.00%                7          2,353,569           0.99
 95.01% - 100.00%                2            625,000           0.26
110.01% - 115.00%                2          1,566,520           0.66
                               ---       ------------         ------
   Total                       510       $237,781,441         100.00%
                               ---       ------------         ------
                               ---       ------------         ------
------------------------
(1) The 'CONSTRUCTIVE LOAN-TO-VALUE RATIO' is calculated as (i) the original loan amount less the required amount of any required Additional Collateral, divided by (ii) the lesser of the appraised value of the Mortgaged Property at origination and, if the Mortgage Loan is a purchase money loan, the sales price of the Mortgaged Property. See 'MLCC and Its Mortgage Programs' herein for a description of the program requirements for Additional Collateral Mortgage Loans and the releasing of Additional Collateral during the term of a Mortgage Loan.

(2) As of the Cut-off Date, the weighted average Constructive Loan-to-Value Ratio at origination was approximately 66.42%.


           RANGE OF ORIGINAL LOAN-TO-VALUE RATIOS(1)
----------------------------------------------------------------
                     NUMBER                          PERCENT
    RANGE OF           OF          CUT-OFF          BY CUT-OFF
    ORIGINAL        INITIAL          DATE              DATE
 LOAN-TO-VALUE      MORTGAGE      PRINCIPAL         PRINCIPAL
     RATIOS          LOANS         BALANCE           BALANCE
----------------------------------------------------------------
  0.01% -  10.00%        1       $     25,000           0.01%
 10.01% -  20.00%        4          1,138,432           0.48
 20.01% -  30.00%       11          1,731,107           0.73
 30.01% -  40.00%       14          4,293,997           1.81
 40.01% -  50.00%       30         16,190,225           6.81
 50.01% -  60.00%       36         28,783,150          12.10
 60.01% -  70.00%       62         41,106,895          17.29
 70.01% -  75.00%       41         25,150,624          10.58
 75.01% -  80.00%       89         40,902,313          17.20
 80.01% -  85.00%       10          7,633,000           3.21
 85.01% -  90.00%       31          8,775,625           3.69
 90.01% -  95.00%       21          5,918,768           2.49
 95.01% - 100.00%      154         51,973,840          21.86
100.01% - 105.00%        2          1,337,945           0.56
105.01% - 110.00%        1            664,000           0.28
110.01% - 115.00%        2          1,566,520           0.66
115.01% - 120.00%        1            590,000           0.25
                       ---       ------------         ------
   Total               510       $237,781,441         100.00%
                       ---       ------------         ------
                       ---       ------------         ------
------------------------
(1) As of the Cut-off Date, the weighted average Loan-to-Value Ratio at origination was approximately 75.69%.

                        OCCUPANCY STATUS
----------------------------------------------------------------
                         NUMBER                      PERCENT
                           OF        CUT-OFF        BY CUT-OFF
                        INITIAL        DATE            DATE
                        MORTGAGE    PRINCIPAL       PRINCIPAL
        STATUS           LOANS       BALANCE         BALANCE
----------------------------------------------------------------
Owner-Occupied........     403     $198,362,681        83.42%
Second Home...........      66       30,509,302        12.83
Investment Property...      41        8,909,458         3.75
                           ---     ------------       ------
   Total..............     510     $237,781,441       100.00%
                           ---     ------------       ------
                           ---     ------------       ------


                          LOAN PURPOSE
----------------------------------------------------------------
                         NUMBER                      PERCENT
                           OF        CUT-OFF        BY CUT-OFF
                        INITIAL        DATE            DATE
                        MORTGAGE    PRINCIPAL       PRINCIPAL
     LOAN PURPOSE        LOANS       BALANCE         BALANCE
----------------------------------------------------------------
Purchase..............     292     $103,554,468        43.55%
Cash-out
 Refinance(1).........     154       94,997,408        39.95
Rate and term
 refinance............      64       39,229,565        16.50
                           ---     ------------       ------
   Total..............     510     $237,781,441       100.00%
                           ---     ------------       ------
                           ---     ------------       ------
-----------------------
(1) MLCC categorizes as cash-out refinance mortgage loans those loans in respect of which the cash taken out by the mortgagor exceeded the sum of (i) closing costs and points, (ii) funds applied to pay off a subordinate loan that was outstanding at least one year and (iii) an amount equal to 1% of the principal amount of such new loan.


                      MORTGAGED PROPERTIES
----------------------------------------------------------------
                         NUMBER                      PERCENT
                           OF        CUT-OFF        BY CUT-OFF
                        INITIAL        DATE            DATE
                        MORTGAGE    PRINCIPAL       PRINCIPAL
    PROPERTY TYPE        LOANS       BALANCE         BALANCE
----------------------------------------------------------------
Single family.........     320     $167,637,008        70.50%
De minimis Planned
 Unit Development.....      86       44,955,563        18.91
Condominium...........      57       14,982,498         6.30
Cooperative...........      21        3,009,780         1.27
2-4 Family
 Residence............      10        1,646,360         0.69
Planned Unit
 Development
 Project..............      16        5,550,232         2.33
                           ---     ------------       ------
   Total..............     510     $237,781,441       100.00%
                           ---     ------------       ------
                           ---     ------------       ------


                   MAXIMUM MORTGAGE RATES(1)
----------------------------------------------------------------
                         NUMBER                      PERCENT
                           OF        CUT-OFF        BY CUT-OFF
                        INITIAL        DATE            DATE
                        MORTGAGE    PRINCIPAL       PRINCIPAL
MAXIMUM MORTGAGE RATES   LOANS       BALANCE         BALANCE
----------------------------------------------------------------
12.000% - 12.249%.....      49     $ 49,964,826        21.01%
12.250% - 12.499%.....      49       52,139,868        21.93
12.500% - 12.749%.....      90       49,010,421        20.61
12.750% - 12.999%.....      95       34,254,275        14.41
13.000% - 13.249%.....     108       32,769,037        13.78
13.250% - 13.499%.....      71       13,017,033         5.47
13.500% - 13.749%.....      34        4,063,338         1.71
13.750% - 13.999%.....      12        2,267,693         0.95
14.000% - 14.249%.....       1          269,950         0.11
14.250% - 14.499%.....       1           25,000         0.01
                           ---     ------------       ------
   Total..............     510     $237,781,441       100.00%
                           ---     ------------       ------
                           ---     ------------       ------
----------------------
(1) As of the Cut-off Date, the weighted average Maximum Mortgage Rate was
    12.56%.


               RANGE OF CURRENT MORTGAGE RATES(1)
----------------------------------------------------------------
                         NUMBER                      PERCENT
                           OF        CUT-OFF        BY CUT-OFF
                        INITIAL        DATE            DATE
   RANGE OF CURRENT     MORTGAGE    PRINCIPAL       PRINCIPAL
    MORTGAGE RATES       LOANS       BALANCE         BALANCE
----------------------------------------------------------------
6.500% - 6.749%.......       4     $  4,674,000         1.97%
6.750% - 6.999%.......      19       14,118,999         5.94
7.000% - 7.249%.......      32       35,389,477        14.88
7.250% - 7.499%.......      45       49,273,944        20.72
7.500% - 7.749%.......      93       53,137,773        22.35
7.750% - 7.999%.......      94       31,716,697        13.34
8.000% - 8.249%.......     105       29,414,772        12.37
8.250% - 8.499%.......      68       12,676,033         5.33
8.500% - 8.749%.......      37        5,666,773         2.38
8.750% - 8.999%.......      11        1,418,023         0.60
9.000% - 9.249%.......       1          269,950         0.11
9.250% - 9.499%.......       1           25,000         0.01
                           ---     ------------       ------
   Total..............     510     $237,781,441       100.00%
                           ---     ------------       ------
                           ---     ------------       ------
------------------------
(1) As of the Cut-off Date, the weighted average current Mortgage Rate was 7.53%.


            REMAINING TERMS TO STATED MATURITY(1)
-------------------------------------------------------------
                        NUMBER                    PERCENT
                          OF       CUT-OFF       BY CUT-OFF
      REMAINING        INITIAL       DATE           DATE
   TERMS TO STATED     MORTGAGE   PRINCIPAL      PRINCIPAL
  MATURITY IN MONTHS    LOANS      BALANCE        BALANCE
-------------------------------------------------------------
286...................      4    $  1,727,250        0.73%
287...................      2       1,719,647        0.72
288...................      1       1,051,250        0.44
290...................      1         673,765        0.28
291...................      1       1,345,000        0.57
292...................      4       2,711,185        1.14
293...................     15      11,498,072        4.84
294...................     17       9,549,195        4.02
295...................     22      19,908,353        8.37
296...................     28      14,899,976        6.27
297...................     91      39,832,053       16.75
298...................     99      46,386,461       19.51
299...................    123      41,342,541       17.39
300...................    102      45,136,693       18.98
                          ---    ------------      ------
   Total..............    510    $237,781,441      100.00%
                          ---    ------------      ------
                          ---    ------------      ------
------------------------
(1) As of the Cut-off Date, the weighted average remaining term to stated maturity was 297 months.

             NEXT INTEREST RATE ADJUSTMENT DATE(1)
                FOR ALL INITIAL MORTGAGE LOANS
---------------------------------------------------------------
                      NUMBER                        PERCENT
                        OF         CUT-OFF         BY CUT-OFF
                     INITIAL         DATE             DATE
   MONTH OF NEXT     MORTGAGE     PRINCIPAL        PRINCIPAL
  ADJUSTMENT DATE     LOANS        BALANCE          BALANCE
---------------------------------------------------------------
December 1, 1997...     212      $113,976,356         47.93%
January 1, 1998....      71        40,581,103         17.07
February 1, 1998...      15        10,082,949          4.24
March 1, 1998......      44        16,676,230          7.01
April 1, 1998......     112        36,952,081         15.54
May 1, 1998........      56        19,512,722          8.21
                        ---      ------------        ------
   Total...........     510      $237,781,441        100.00%
                        ---      ------------        ------
                        ---      ------------        ------
------------------------
(1) As of the Cut-off Date, the weighted average number of months to the next Interest Adjustment Date was 2.498 months.


             NEXT INTEREST RATE ADJUSTMENT DATE(1)
           FOR TREASURY INDEX INITIAL MORTGAGE LOANS
                 THAT ADJUST EVERY SIX MONTHS
---------------------------------------------------------------
                                                   PERCENT OF
                                                      SUCH
                       NUMBER                    MORTGAGE LOANS
                         OF         CUT-OFF        BY CUT-OFF
                      INITIAL        DATE             DATE
   MONTH OF NEXT      MORTGAGE     PRINCIPAL       PRINCIPAL
  ADJUSTMENT DATE      LOANS        BALANCE         BALANCE
---------------------------------------------------------------
December 1, 1997....      2       $   567,528          3.62%
January 1, 1998.....      5         2,008,000         12.82
February 1, 1998....      3         1,973,672         12.60
March 1, 1998.......      9         5,393,514         34.44
April 1, 1998.......      4         3,254,500         20.78
May 1, 1998.........      3         2,462,321         15.72
                         --       -----------        ------
   Total............     26       $15,659,535        100.00%
                         --       -----------        ------
                         --       -----------        ------
------------------------
(1) As of the Cut-off Date, the weighted average number of months to the next Interest Adjustment Date was 4.031 months.


             NEXT INTEREST RATE ADJUSTMENT DATE(1)
            FOR PRIME INDEX INITIAL MORTGAGE LOANS
                 THAT ADJUST EVERY SIX MONTHS
---------------------------------------------------------------
                                                   PERCENT OF
                                                      SUCH
                        NUMBER                   MORTGAGE LOANS
                          OF        CUT-OFF        BY CUT-OFF
                       INITIAL        DATE            DATE
    MONTH OF NEXT      MORTGAGE    PRINCIPAL       PRINCIPAL
   ADJUSTMENT DATE      LOANS       BALANCE         BALANCE
---------------------------------------------------------------
December 1, 1997.....      3       $  896,624         52.60%
February 1, 1998.....      2          369,132         21.66
April 1, 1998........      2          213,799         12.54
May 1, 1998..........      1          225,000         13.20
                          --       -----------       ------
   Total.............      8       $1,704,555        100.00%
                          --       -----------       ------
                          --       -----------       ------
------------------------
(1) As of the Cut-off Date, the weighted average number of months to the next Interest Adjustment Date was 2.595 months.


             NEXT INTEREST RATE ADJUSTMENT DATE(1)
       FOR SIX-MONTH LIBOR INDEX INITIAL MORTGAGE LOANS
---------------------------------------------------------------
                                                   PERCENT OF
                                                      SUCH
                       NUMBER                    MORTGAGE LOANS
                         OF         CUT-OFF        BY CUT-OFF
                      INITIAL        DATE             DATE
   MONTH OF NEXT      MORTGAGE     PRINCIPAL       PRINCIPAL
  ADJUSTMENT DATE      LOANS        BALANCE         BALANCE
---------------------------------------------------------------
December 1, 1997....       8      $10,553,801         11.94%
January 1, 1998.....      14        8,494,041          9.61
February 1, 1998....      10        7,740,145          8.76
March 1, 1998.......      35       11,282,715         12.77
April 1, 1998.......     106       33,483,782         37.89
May 1, 1998.........      52       16,825,401         19.04
                         ---      -----------        ------
   Total............     225      $88,379,885        100.00%
                         ---      -----------        ------
                         ---      -----------        ------
------------------------
(1) As of the Cut-off Date, the weighted average number of months to the next Interest Adjustment Date was 4.122 months.


                      CREDIT SCORES(1)(2)
---------------------------------------------------------------
                      NUMBER       CUT-OFF          PERCENT
                        OF           DATE          BY CUT-OFF
                     INITIAL        UNPAID            DATE
  RANGE OF CREDIT    MORTGAGE     PRINCIPAL        PRINCIPAL
      SCORES          LOANS        BALANCE          BALANCE
---------------------------------------------------------------
Not Available......      21      $ 11,014,394          4.63%
400 - 599..........      31        10,796,536          4.54
600 - 619..........      17         6,817,302          2.87
620 - 639..........      20         8,784,241          3.69
640 - 659..........      28        14,428,014          6.07
660 - 679..........      30        11,680,683          4.91
680 - 699..........      36        18,922,294          7.96
700 - 719..........      50        34,115,509         14.35
720 - 739..........      54        20,745,305          8.72
740 - 759..........      54        22,061,179          9.28
760 - 779..........      84        41,583,314         17.49
780 - 799..........      59        29,683,096         12.48
800 or greater.....      26         7,149,574          3.01
                        ---      ------------        ------
   Total...........     510      $237,781,411        100.00%
                        ---      ------------        ------
                        ---      ------------        ------
------------------------
(1) As described in 'MLCC and Its Mortgage Programs,' MLCC may review an applicant's 'Credit Score' as part of the underwriting process. This is a statistical credit score obtained by MLCC in connection with the loan application and underwriting process to potentially assess an applicant's credit worthiness. Generally, a Credit Score is generated by various models developed by third parties and is made available to MLCC and other lenders through three national credit bureaus. The models were derived by analyzing historical data on borrowers to establish patterns which are perceived to be indicative of the borrowers' probability of default. The Credit Score is based on a borrower's historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. A Credit Score for a particular applicant can range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score.
    However, no assurance can be given that the Credit Scores for a pool of mortgage loans will correlate to the delinquency rate for that pool. A Credit Score purports only to be a measurement of the relative degree of risk an applicant represents to a lender, that is to say that an applicant with a higher score is statistically expected to be less likely to default in payment than an applicant with a lower score. Credit Scores were developed to indicate a level of default probability over a two-year period which does not correspond to the life of mortgage loans such as the Mortgage Loans. Furthermore, Credit Scores were not developed specifically for use in connection with mortgage loans in particular, but rather for consumer loans in general. A Credit Score does not take into consideration the effect of mortgage loan characteristics on the probability of repayment by the applicant.
    The Credit Scores included in the above table were obtained by MLCC from the applicable credit reporting agencies at the time of the origination of the corresponding Mortgage Loans and are presented for informational purposes only. Neither MLCC nor the Company makes any representations or warranties as to the actual performance of any Mortgage Loan or that a particular Credit Score should be relied upon as a basis for an expectation that any particular borrower will repay the Mortgage Loan according to its terms. See 'MLCC and Its Mortgage Programs' herein.
(2) As of the Cut-off Date, the weighted average Credit Score at origination was approximately 718, for such Mortgage Loans for which a Credit Score was available.

         PRIME INDEX INITIAL MORTGAGE LOAN MARGINS(1)
---------------------------------------------------------------
                                                   PERCENT OF
                                                      SUCH
                        NUMBER                   MORTGAGE LOANS
                          OF        CUT-OFF        BY CUT-OFF
                       INITIAL        DATE            DATE
                       MORTGAGE    PRINCIPAL       PRINCIPAL
       MARGIN           LOANS       BALANCE         BALANCE
---------------------------------------------------------------
-0.125%............        1       $  829,624         48.67%
 0.000%..............      1          225,000         13.20
 0.250%..............      4          354,981         20.83
 0.500%..............      1          269,950         15.84
 0.750%..............      1           25,000          1.47
                          --       ----------        ------
   Total.............      8       $1,704,555        100.00%
                          --       ----------        ------
                          --       ----------        ------
------------------------
(1) As of the Cut-off Date, the weighted average current Margin was 0.081%.


     ONE-MONTH LIBOR INDEX INITIAL MORTGAGE LOAN MARGINS(1)
----------------------------------------------------------------
                                                    PERCENT OF
                                                       SUCH
                     NUMBER                       MORTGAGE LOANS
                       OF          CUT-OFF          BY CUT-OFF
                    INITIAL          DATE              DATE
                    MORTGAGE      PRINCIPAL         PRINCIPAL
     MARGIN          LOANS         BALANCE           BALANCE
----------------------------------------------------------------
1.000%..........         1       $    664,000           0.51%
1.125%..........         1            340,000           0.26
1.250%..........         1            643,611           0.50
1.375%..........        14         22,720,000          17.61
1.500%..........        10          6,308,266           4.89
1.625%..........        27         26,620,742          20.63
1.750%..........        13         14,208,053          11.01
1.875%..........        43         28,941,791          22.43
2.000%..........        16          7,043,850           5.46
2.125%..........        53         12,189,629           9.45
2.250%..........        10          2,547,900           1.97
2.375%..........        11          1,912,171           1.48
2.500%..........        13          1,945,050           1.51
2.625%..........        28          2,796,347           2.17
2.750%..........         1            147,000           0.11
                       ---       ------------         ------
   Total........       242       $129,028,410         100.00%
                       ---       ------------         ------
                       ---       ------------         ------
------------------------
(1) As of the Cut-off Date, the weighted average current Margin was 1.766%.


     SIX-MONTH LIBOR INDEX INITIAL MORTGAGE LOAN MARGINS(1)
----------------------------------------------------------------
                                                    PERCENT OF
                                                       SUCH
                      NUMBER                      MORTGAGE LOANS
                        OF          CUT-OFF         BY CUT-OFF
                     INITIAL         DATE              DATE
                     MORTGAGE      PRINCIPAL        PRINCIPAL
     MARGIN           LOANS         BALANCE          BALANCE
----------------------------------------------------------------
0.750%...........         1       $ 2,200,000           2.49%
1.125%...........         1         1,000,000           1.13
1.250%...........         1           327,600           0.37
1.375%...........         1           206,000           0.23
1.500%...........         5        10,050,149          11.37
1.625%...........         7         5,009,500           5.67
1.750%...........        26        12,271,250          13.88
1.875%...........         4         3,173,485           3.59
2.000%...........        24        19,412,010          21.96
2.125%...........         4         2,024,401           2.29
2.250%...........        71        10,519,703          11.90
2.375%...........         4         4,675,000           5.29
2.500%...........        25         6,425,590           7.27
2.625%...........        12         3,791,436           4.29
2.750%...........        32         6,442,921           7.29
2.875%...........         7           850,840           0.96
                        ---       -----------         ------
   Total.........       225       $88,379,885         100.00%
                        ---       -----------         ------
                        ---       -----------         ------
------------------------
(1) As of the Cut-off Date, the weighted average current Margin was 2.016%.


          TREASURY INDEX INITIAL MORTGAGE LOAN MARGINS
                THAT ADJUST EVERY SIX MONTHS(1)
----------------------------------------------------------------
                                                    PERCENT OF
                                                       SUCH
                      NUMBER                      MORTGAGE LOANS
                        OF          CUT-OFF         BY CUT-OFF
                     INITIAL         DATE              DATE
                     MORTGAGE      PRINCIPAL        PRINCIPAL
     MARGIN           LOANS         BALANCE          BALANCE
----------------------------------------------------------------
2.000%...........        2        $ 1,600,000          10.22%
2.375%...........        4          2,315,750          14.79
2.500%...........       11          2,792,771          17.83
2.625%...........        1            550,000           3.51
2.750%...........        5          7,285,000          46.52
2.875%...........        1            880,000           5.62
3.000%...........        2            236,014           1.51
                        --        -----------         ------
   Total.........       26        $15,659,535         100.00%
                        --        -----------         ------
                        --        -----------         ------
------------------------
(1) As of the Cut-off Date, the weighted average current Margin was 2.580%.


         TREASURY INDEX INITIAL MORTGAGE LOAN MARGINS
                  THAT ADJUST EVERY MONTH(1)
---------------------------------------------------------------
                                                   PERCENT OF
                                                      SUCH
                      NUMBER                     MORTGAGE LOANS
                        OF         CUT-OFF         BY CUT-OFF
                     INITIAL         DATE             DATE
                     MORTGAGE     PRINCIPAL        PRINCIPAL
     MARGIN           LOANS        BALANCE          BALANCE
---------------------------------------------------------------
1.375%...........        1        $  538,000          17.88%
1.875%...........        2         1,452,973          48.29
2.125%...........        1           200,083           6.65
2.250%...........        3           668,000          22.20
2.675%...........        1            80,000           2.66
2.750%...........        1            70,000           2.33
                        --        ----------         ------
   Total.........        9        $3,009,056         100.00%
                        --        ----------         ------
                        --        ----------         ------
------------------------
(1) As of the Cut-off Date, the weighted average current Margin was 1.926%.


               CORRESPONDENT TRAILING PREMIUMS(1)
----------------------------------------------------------------
                     NUMBER                          PERCENT
                       OF          CUT-OFF          BY CUT-OFF
 CORRESPONDENT      INITIAL          DATE              DATE
TRAILING PREMIUM    MORTGAGE      PRINCIPAL         PRINCIPAL
      RATE           LOANS         BALANCE           BALANCE
----------------------------------------------------------------
0.000%..........        51       $ 29,803,458          94.32%
0.125%..........         3          1,550,700           4.91
0.250%..........         1            242,750           0.77
                        --       ------------         ------
   Total........        55       $ 31,596,908         100.00%
                        --       ------------         ------
                        --       ------------         ------
------------------------
(1) For loans originated under MLCC's Correspondent Lending Program, as described under 'MLCC and Its Mortgage Programs.'

SUBSEQUENT MORTGAGE LOANS

     The Company expects to sell the Subsequent Mortgage Loans to the Trust Fund during the Pre-Funding Period for inclusion into the Trust Fund. The purchase price for each Subsequent Mortgage Loan will equal the outstanding principal balance thereof as of the Due Date in the month in which such Subsequent Mortgage Loan is transferred to the Trust Fund (each, a 'SUBSEQUENT CUT-OFF DATE') and will be paid for out of funds on deposit in the Pre-Funding Account. The Subsequent Mortgage Loans may have been originated more recently than, and may have other characteristics which differ from, the Initial Mortgage Loans. Consequently, the aggregate statistical characteristics of the Mortgage Pool as of the end of the Pre-Funding Period may be expected to be different from the aggregate statistical characteristics of the Initial Mortgage Loans set forth above. However, any conveyance of a Subsequent Mortgage Loan to the Trust Fund is subject to the following requirements: (a) each such Subsequent Mortgage Loan must satisfy the representations and warranties specified in the Pooling and Servicing Agreement; (b) the Company has not selected such Subsequent Mortgage Loans in a manner that it believes is adverse to the interests of the Certificateholders or the Certificate Insurer; and (c) as of its Subsequent Cut-off Date, each such Subsequent Mortgage Loan will satisfy the following criteria: (i) such Subsequent Mortgage Loan may not be one month or more contractually delinquent as of the related Subsequent Cut-off Date; (ii) the remaining stated term to maturity of such Subsequent Mortgage Loan will not be less than 275 months and will not exceed 301 months; (iii) such Subsequent Mortgage Loan will have a Margin as described under 'MLCC and Its Mortgage Programs'; (iv) such Subsequent Mortgage Loan will be underwritten in accordance with the criteria set forth under 'MLCC and Its Mortgage Programs'; (v) such Subsequent Mortgage Loan will not have a Loan-to-Value Ratio greater than 118%; and (vi) the Subsequent Mortgage Loans will have as of the end of the Pre-Funding Period, a weighted average term since origination not in excess of 4 months. In addition, following the purchase of any Subsequent Mortgage Loan by the Trust Fund, the Mortgage Loans (including the Subsequent Mortgage Loans) will (i) have a weighted average original term to stated maturity of not more than 301 months; (ii) have a weighted average Constructive Loan-to-Value Ratio of not more than 71%; (iii) have no Mortgage Loan with a principal balance in excess of $5,000,000, and no more than 46% by aggregate principal balance will have a principal balance in excess of $1,000,000; (iv) not have a concentration of Mortgaged Properties in a single zip code in excess of 4.5% by aggregate principal balance of the Mortgage Loans; (v) have a weighted average gross margin of at least 1.875%; (vi) have at least 84% by aggregate principal balance of Mortgage Loans secured by interests in attached or detached single family dwelling units (including units in de minimis planned unit developments but excluding condominiums, cooperatives, 2-4 family residences and planned unit development projects); and (vii) have a weighted average Mortgage Rate that is not more than 100 basis points lower than the weighted average Mortgage Rate of the Initial Mortgage Loans. In the sole discretion of the Certificate Insurer, Subsequent Mortgage Loans not satisfying the requirements set forth above may be purchased by the Trust Fund; provided, however, that the addition of such Subsequent Mortgage Loans will not materially affect the aggregate characteristics of the entire Mortgage Pool.

                         MLCC AND ITS MORTGAGE PROGRAMS

     MLCC, a wholly-owned indirect subsidiary of Merrill Lynch & Co., Inc. ('ML & CO.') and the parent of the Company and an affiliate of the Underwriter, is a Delaware corporation qualified to do business (to the extent qualification is required) in each state where its mortgage program is offered. It maintains licenses in various states as a real estate or mortgage broker, and/or as a mortgage banker, and/or as a first or second mortgage lender, as applicable. It also has the following approvals: HUD nonsupervised one- to four-family mortgagee; FHA approved mortgagee; FNMA first and second mortgage one- to four-family seller/servicer; FHLMC first and second mortgage one- to four-family seller/servicer; GNMA mortgage backed securities issuer under the GNMA I and GNMA II single family programs; and supervised VA lender.

     MLCC's offices are located in Jacksonville, Florida. MLCC generally does not establish local offices in the states where its loans are offered, but has, in the past, and where required, appointed employees of other Merrill Lynch companies which do have local offices as officers or agents of MLCC, and has used the other Merrill Lynch companies' local offices as MLCC's local offices for licensing purposes.

MLCC also maintains an office in San Juan, Puerto Rico. On July 16, 1991, MLCC changed its name from Merrill Lynch Equity Management, Inc. to Merrill Lynch Credit Corporation.

     MLCC is in the business of originating, purchasing and servicing real estate mortgage loans secured by conforming and non-conforming fixed and adjustable rate mortgage loans (including its PrimeFirst'r' mortgages) and other loan products. MLCC also originates home equity lines of credit to individuals. These lines of credit are called 'EQUITY ACCESS'r' CREDIT ACCOUNTS' or 'EQUITY ACCESS'r' LOANS'. MLCC currently originates and services loans in fifty states, the District of Columbia, Puerto Rico and the U.S. Virgin Islands. PrimeFirst'r' loans are secured by first liens on one- to four-family residences, condominiums and cooperative apartments (New York State only), most of which are owner-occupied. Substantially all of the Mortgage Loans were originated under MLCC's PrimeFirst'r' mortgage program.

     MLCC's mortgage programs are marketed primarily through financial consultants employed by Merrill Lynch, Pierce, Fenner & Smith Incorporated and mortgage and credit specialists employed by MLCC, as well as through newspaper and other print advertising and direct marketing campaigns.

     MLCC underwriting guidelines are applied to evaluate an applicant's credit standing, financial condition, and repayment ability, as well as the value and adequacy of the mortgaged property and Additional Collateral, if any, as collateral for any loan made by MLCC. As part of the loan application process, the applicant is required to provide information concerning his or her assets, liabilities, income and expenses, along with an authorization permitting MLCC to obtain any necessary third party verifications, including a credit report summarizing the applicant's credit history. Unless prohibited by applicable state law, the applicant is typically required to pay an application fee to MLCC upon the submission of a loan application.

     In evaluating the applicant's ability and willingness to repay the proposed loan, MLCC reviews the applicant's credit history and outstanding debts, as reported on the credit report. If an existing mortgage or other significant debt listed on the loan application is not adequately reported on the credit report, MLCC generally requests a written or verbal verification of the balance and payment history of such debt from the servicer of such debt.

     MLCC also evaluates the applicant's income to determine its stability, probability of continuation, and adequacy to service the proposed MLCC debt payment. MLCC's guidelines for verifying an applicant's income and employment are generally as follows. For salaried applicants, MLCC typically requires a written verification of employment from the applicant's employer, or a copy of the applicant's two most recent IRS forms 1040 or W-2, a current pay stub, and verbal verification of employment. Verbal verification of employment is typically obtained directly from the applicant's employer, but in certain circumstances, may be fulfilled by contacting the applicant at his or her place of business. For non-salaried applicants, including self-employed applicants, MLCC requires copies of the applicant's two most recent federal income tax returns, along with all supporting schedules. In some cases, MLCC may waive submission of such supporting schedules if this income is insignificant in relation to the applicant's overall income, or does not affect the applicant's ability to qualify for the proposed loan. A self-employed applicant is generally required to submit a signed profit and loss statement if the applicant's income shows significant variations from year to year.

     In determining the adequacy of the property as collateral for the loan, a FNMA/FHLMC conforming appraisal of the property is performed by an independent appraiser selected by MLCC, except as noted below. The appraiser is required to inspect the property and verify that it is in good condition and that construction or renovation, if new, has been completed. The appraisal report indicates a value for the property and provides information concerning marketability, the neighborhood, the property site, interior and exterior improvements, and the condition of the property. Most of the aforementioned appraisals may have been prepared by Lender's Service, Inc., an affiliate of MLCC.

     The applicant has the option of directly obtaining a title report or may choose to have MLCC obtain the report. Generally, all liens must be satisfied and removed prior to or upon the closing of any of the Mortgage Loans. Title insurance is required to be obtained for all Mortgage Loans. Where applicable, in addition to providing proof of standard hazard insurance on the property, the applicant is required to obtain, to the extent available, flood insurance when the subject property is identified as being in a federally designated flood hazard area.

     Once sufficient employment, credit and property information is obtained, the decision as to whether to approve the loan is based upon the applicant's income and credit history, the status of title to the mortgaged property, and the appraised value of the mortgaged property. MLCC may also consider the level of an applicant's liquid assets as an indication of creditworthiness. The approval process generally requires that the applicant have a good credit history and a total debt-service-to-income ratio (DTI) that generally does not exceed 38%; however, this limit may be raised to 50% or greater if the borrower demonstrates satisfactory disposable income and/or other mitigating factors are present. The DTI ratio is calculated as the ratio of the borrower's total monthly debt obligations (including the interest-only payment on the proposed loan at an interest rate that is 2% to 2.50% higher than the original rate), divided by the borrower's total verified monthly income. In general, it is MLCC's belief that the DTI ratio is only one of several factors, such as LTV, credit history, and reserves, that should be considered in making a determination of an applicant's ability to repay the proposed loan. As part of the underwriting process, MLCC typically reviews an applicant's Credit Score. MLCC considers an applicant's Credit Score in connection with other factors, including the applicant's overall credit payment history, level of income, debts, and assets. It is not MLCC's practice to accept or reject an application based solely on the basis of the applicant's Credit Score. See the table captioned 'Credit Scores' under 'The Mortgage Pool -- The Initial Mortgage Loans' herein for a description of these Credit Scores and how they are derived. MLCC also requires that the proposed loan have a Loan-to-Value (LTV) ratio that generally does not exceed 80%, but under certain circumstances may be up to or slightly in excess of 100%. MLCC's practice is to continuously review LTV limits and to adjust such limits where economic conditions dictate that such adjustments are appropriate. Any negative comments concerning the quality, condition and current market conditions as noted in the appraisal report may result in a reduction of the maximum LTV permitted for the loan. In the case of a loan which is a purchase money mortgage, MLCC computes the loan's LTV as the original loan balance divided by the appraised value of the property or the contract sales price, whichever is lower. In certain limited cases, MLCC may accept verification of borrower assets and/or status of credit history in addition to or in lieu of income verification, provided that the borrower meets certain standards with regard to the ratio of liquid assets to the loan amount and other compensating factors are present.

     Loans that have a LTV in excess of 80% are, in general, also either (i) secured by a security interest in additional collateral (normally securities) owned by the borrower (such loans being referred to as 'MORTGAGE 100SM LOANS') or (ii) supported by a third party guarantee (usually a parent of the borrower), which in turn is secured by a security interest in collateral (normally securities) or by a lien on residential real estate of the guarantor and/or supported by the right to draw on a home equity line of credit extended by MLCC to the guarantor (such loans being referred to as 'PARENT POWER'r' LOANS'). Such loans are also collectively referred to herein as 'ADDITIONAL COLLATERAL LOANS', and the collateral referred to in clauses (i) and (ii) is herein referred to as 'ADDITIONAL COLLATERAL'. The amount of such Additional Collateral generally does not exceed 30% of the loan amount, although the amount of the Additional Collateral may exceed 30% of the loan amount if the original principal amount of the loan exceeds $1,000,000. In limited cases, MLCC may require Additional Collateral in excess of 30% of the loan amount as part of the underwriting decision. The requirement to maintain Additional Collateral generally terminates when the principal balance of such Additional Collateral Loan is reduced to a predetermined amount set forth in the related pledge agreement or guaranty agreement, as applicable, or when the LTV for such Additional Collateral Loan is reduced to MLCC's applicable loan-to-value ratio limit for such loan by virtue of an increase in the appraised value of the mortgaged property securing such loan as determined by MLCC. The pledge agreement and the guaranty agreement, as applicable, and the security interest in such Additional Collateral, if any, provided in the case of an Additional Collateral Loan will be assigned to the Trustee but will not be part of the Upper-Tier or Lower-Tier REMICs. To the extent the Mortgage Loans include any Additional Collateral Loans that are supported by a guarantee that is secured by a lien on residential real estate, such lien will not be transferred to the Trustee. MLCC will make all reasonable efforts to realize on any such security interest if the related Mortgage Loan is liquidated upon default. No assurance can be given as to the amount of proceeds, if any, that might be realized from such Additional Collateral. Proceeds from the liquidation of any such Additional Collateral will be included in net proceeds only when permitted by applicable state law and by the terms of the related pledge agreement or guaranty agreement, as applicable. The Limited Purpose Surety Bond is intended to guarantee the receipt by the Trust Fund of certain shortfalls in the net proceeds realized from the liquidation of any required Additional Collateral (such amount not to exceed 30% of the original principal amount of the related Additional Collateral Loan) to the extent any such shortfall results in a loss of principal on such Additional Collateral Loan that becomes a Liquidated Mortgage Loan, as more particularly described in, and as limited by, the terms and provisions of the Limited Purpose Surety Bond. The Limited Purpose Surety Bond will not cover any payments on the Class A Certificates that are recoverable or sought to be recovered as a voidable preference under applicable law.

     The Mortgage Loans may include loans made to corporations, partnerships, and trustees of certain trusts in connection with applications which have been received from individuals. Such loans are generally structured as follows: (i) the loan is to the individual and the entity which owns the real property, and is secured by a mortgage or deed of trust executed solely by the entity; or (ii) the loan is to the entity, secured by a mortgage from the entity and guaranteed by the individual applicant. In such cases, MLCC applies its standard underwriting criteria to the property and the individual applicant. Such loans are categorized as owner-occupied in this Prospectus Supplement if the individual applicant states in the application that, as of the closing of the related loan, he or she will occupy the property as his or her primary residence.

     None of the Initial Mortgage Loans represent loans to borrowers who are non-resident aliens in the United States and/or to foreign personal holding companies. In general, MLCC applies the same underwriting guidelines to such borrowers as under its standard mortgage programs. MLCC may limit the LTV on such loans if adequate income and credit information is not available. The Subsequent Mortgage Loans may include loans made to non-resident aliens and/or foreign personal holding companies.

     On less than 1.5% (by Cut-off Date Principal Balance) of the Initial Mortgage Loans, MLCC waived the verification of certain components of income used to determine the borrower's ability to qualify for the Mortgage Loan, based on compensating factors, which may include strong credit history, low DTI, and/or good liquidity and reserves.

     MLCC originates loans through mortgage brokers that are not affiliated with MLCC under its Mortgage Broker Program. The mortgage brokers solicit the prospective borrower and process the documentation described above for such borrower's loan. Personnel of MLCC review such documentation and underwrite the loan in accordance with the above described underwriting standards. In that regard, the related appraisals are either conducted or reviewed by appraisers who are approved by MLCC. Such loans are closed in the name of, and funded by, MLCC.

     In 1995, MLCC began purchasing mortgage loans from mortgage banking related entities under its Correspondent Lending program. In order for MLCC to approve a lender as a seller under its Correspondent Lending program, a lender must meet certain qualifying criteria. These criteria include requirements that the lender must: (a) be a bank, savings and loan, or HUD-approved mortgagee which is a FNMA or FHLMC seller in good standing; (b) demonstrate at least three years experience in mortgage originations; (c) have a quality control plan in place which is acceptable to MLCC; (d) show profitability for the prior two years; (e) demonstrate a residential loan portfolio with delinquency rates at or below national averages, as published by the Mortgage Bankers Association; and (f) have a corporate net worth of at least $2.5 million and/or a corporate credit history acceptable to MLCC.

     Under MLCC's Correspondent Lending program, the correspondent lender processes and closes the mortgage loans in its name and thereafter funds the mortgage loans from its own funds. Personnel of MLCC, or in certain cases, the correspondent lender, underwrite the loans in accordance with MLCC's standard underwriting guidelines, as published in the MLCC Seller Guide. Additionally, MLCC conducts a post-closing review on each loan prior to purchasing it from the correspondent lender.

     The purchase price that MLCC pays for a correspondent mortgage loan is typically an amount equal to the principal balance of the loan plus a premium, which is paid at the time the correspondent lender assigns the loan to MLCC. This premium is based on the margin of the loan, and is generally capped at a pre-determined amount set by MLCC. On certain loans, MLCC may agree to pay the correspondent lender an additional fee (a 'CORRESPONDENT TRAILING PREMIUM' OR 'CTP') depending upon the size of the margin pertaining to the underlying mortgage loan. If applied, the CTP typically ranges from 0.125% to 0.75% of the annualized principal balance of the applicable mortgage loan, less an administrative fee. The CTP is paid by MLCC on a monthly basis out of the monthly mortgage payment it receives from the applicable mortgagor. MLCC is obligated to pay such fee to the correspondent lender as long as the applicable mortgage loan remains outstanding and the mortgagor is current in the remittance of his or her monthly mortgage payment to MLCC. CTP payments are due in connection with approximately 0.75% (by Cut-off Date Principal Balance) of the Initial Mortgage Loans. If a CTP applies to a Mortgage Loan, the CTP will be subtracted from its Mortgage Rate, along with the Servicing Fee and Certificate Insurance Policy annual premium rate, for purposes of calculating its Net Mortgage Rate. See 'Description of the Certificates -- Servicing Compensation and Payment of Expenses'. The amount of such fees are described in a table set forth under 'The Mortgage Pool -- Initial Mortgage Loans', herein.

     In 1995, MLCC began originating mortgage loans under its construction to permanent financing program. Such loans have the same terms as other loans under the PrimeFirst'r' mortgage program but include certain requirements for the completion of construction, at which time such loans become permanent loans. The Mortgage Loans may include such loans, all of which are permanent loans as to which construction is complete, as evidenced by a certificate of occupancy and/or appraiser's certification of completion.

     Upon the approval of a loan, the borrower obtains the loan by paying an origination fee (employees of ML & Co. and its affiliates generally pay a lower origination fee) and reimbursing MLCC for all out-of-pocket closing costs incurred by MLCC, all or part of which fees or costs may be waived by MLCC from time to time as part of MLCC's marketing efforts.

     The above described underwriting guidelines may be varied in certain cases, on the basis of compensating factors, as deemed appropriate by MLCC's underwriting personnel.

DESCRIPTION OF MLCC'S PRIMEFIRST'r' SELF-DIRECTED'sm' MORTGAGE PROGRAM

     During the first ten years of a PrimeFirst'r' loan, only interest on the outstanding loan balance is payable monthly along with any other fees that are due, including late charges. During the 11th through the 25th year, a PrimeFirst'r' loan is fully amortizing and, as a result, the borrower must pay a larger monthly payment than the interest only monthly payment. The borrower receives a monthly statement that reflects any change in the monthly payment. The borrower may prepay the principal balance of the PrimeFirst'r' loan at any time without penalty during the term of the loan. However, certain PrimeFirst'r' Loans originated under MLCC's Correspondent Lending Program may carry prepayment penalties.

     Upon origination, borrowers under the PrimeFirst'r' program select from one of several different indices upon which to base their interest rate and choose whether the interest rate on the loan will adjust monthly or every six months. A loan with a one-month adjustment frequency generally carries a lower interest rate and margin than a comparable loan with a six-month adjustment frequency. Loans originated under the PrimeFirst'r' mortgage program are convertible to a different Index and related Margin for a specified period during the life of the loan. Additionally, borrowers have the option to purchase a fixed rate conversion option by adding 0.25% to the applicable margin on the loan and may also elect to purchase a 1% periodic rate cap by adding 0.50% to the margin.

     Pricing For Six-Month Adjustment Frequency. The interest rate on a six-month adjustable PrimeFirst'r' loan is equal to either the Prime Index, the London interbank offered rate for six-month U.S. dollar deposits (the 'SIX-MONTH LIBOR INDEX') or the weekly average yield on the United States Treasury Securities adjusted to a constant maturity of one year as made available by the Federal Reserve Board in Statistical Release H.15 (the 'TREASURY INDEX') (each, an 'INDEX'), plus or minus the appropriate margin. The interest rate is adjusted every six months based upon the applicable index rate as of 45 days prior to the Interest Adjustment Date. The following margins are generally used in calculating the interest rate on a PrimeFirst'r' loan with a semi-annual adjustment period. The margins set forth below may be higher for borrowers who elect not to pay origination fees and/or closing costs.

Conversely, the margins may be lower for borrowers who opt to pay additional points to buy down their margin.

                                                                                    INDEX
                                                                     -----------------------------------
LOAN AMOUNT                                                          PRIME     6-MONTH LIBOR    TREASURY
------------------------------------------------------------------   ------    -------------    --------
Less than $199,999................................................   +0.250        +2.250        +2.500
$200,000 to $299,999..............................................    0.000        +2.000        +2.375
$300,000 to $599,999..............................................   -0.250        +1.750        +2.125
$600,000 to $999,999..............................................   -0.375        +1.625        +2.000
$1,000,000 or more................................................   -0.500        +1.500        +1.875

     Pricing For One-Month Adjustment Frequency. The interest rate on a one-month adjustable PrimeFirst'r' loan is equal to either the Prime Index, the London interbank offered rate for one-month U.S. dollar deposits (the 'ONE-MONTH LIBOR INDEX') or the Treasury Index (each an 'INDEX'), plus or minus the appropriate margin. The interest rate is adjusted every month based upon the applicable index rate as of 25 days prior to the Interest Adjustment Date. The following margins are generally used in calculating the interest rate on a PrimeFirst'r' loan with a monthly adjustment period. These margins may be higher or lower as described in the last two sentences of the preceding paragraph.

                                                                                    INDEX
                                                                     -----------------------------------
LOAN AMOUNT                                                          PRIME     1-MONTH LIBOR    TREASURY
------------------------------------------------------------------   ------    -------------    --------
Less than $199,999................................................    0.000        +2.125        +2.250
$200,000 to $299,999..............................................   -0.250        +1.875        +2.125
$300,000 to $599,999..............................................   -0.500        +1.625        +1.875
$600,000 to $999,999..............................................   -0.625        +1.500        +1.750
$1,000,000 or more................................................   -0.750        +1.375        +1.625

     Loans purchased by MLCC in the Correspondent Lending program may have slightly higher margins than those shown above. Also, loans originated under the Correspondent Lending program may have teaser rates that are lower than the fully indexed rate until the first Interest Adjustment Date.

     Periodic and Lifetime Rate Caps. PrimeFirst'r' loans may be originated with a periodic rate cap of 1% (i.e., the interest rate cannot be increased by more than 1% from one interest period to the next). The Margin for such a loan is generally 0.50% greater than it would be without this feature. The periodic cap is only available with six-month adjustable loans. Each loan originated under the PrimeFirst'r' program has a lifetime rate cap equal to the greater of (i) its initial interest rate plus 5% or (ii) 12%. None of the Mortgage Loans carry a periodic rate cap.

     Fixed Rate Conversion Option and Index Conversion Option. Borrowers under the PrimeFirst'r' mortgage program may purchase a fixed rate conversion option by adding 0.25% to the margin on the loan. The fixed rate conversion option gives the borrower the option to convert the interest rate on the loan from an adjustable rate to a fixed rate. The exercise period for such option begins in the month in which the 12th scheduled monthly payment is due and ends on the fifth day of the month in which the 60th scheduled monthly payment is due. The fixed rate becomes effective on the first day of the month after the conversion notice is given. The new fixed rate is equal to the Federal National Mortgage Association net required yield for 30-year fixed rate mortgages subject to a 60-day mandatory delivery requirement (as published in The Wall Street Journal) plus 0.875%, rounded to the nearest 0.125%. Upon a fixed rate conversion, the new scheduled monthly payment is adjusted to the amount that is sufficient to fully amortize the loan in substantially equal installments on the original maturity date.

     Generally, all loans originated under the PrimeFirst'r' Self-DirectedSM mortgage program allow the borrower to convert the loan to a new Index and related Margin, provided that such Index has the same frequency of adjustment. The option is exercisable in respect of a six-month adjustable PrimeFirst'r' loan from its second change date to its tenth change date, and in respect of a one-month adjustable PrimeFirst'r' loan, from its twelfth change date to its sixtieth change date, within a certain 21-day period commencing on the 45th day prior to each such change date. If the loan also carries the fixed rate conversion option, such option may be exercised whether or not an Index conversion has occurred. A borrower may not convert the frequency with which the interest rate adjusts on a PrimeFirst'r' loan and may not add a periodic rate cap to a loan that did not carry such periodic rate cap upon origination. The

Indices and Margins to which a borrower may convert a PrimeFirst'r' loan are the same as those described above for PrimeFirst'r' loans for the applicable adjustment frequency.

     The exercise of either option is subject to the satisfaction of the following conditions: (i) the borrower must be the owner and occupant of the mortgaged property, (ii) the borrower has not been late on any of the 12 scheduled monthly payments immediately preceding the date on which the conversion notice is given, (iii) the borrower has not been more than 30 days late on any scheduled monthly payment, (iv) the borrower is not in default under the mortgage note and (v) the borrower must pay a $500 conversion fee.

DELINQUENCY AND LOAN LOSS EXPERIENCE

     The next two tables set forth information relating to the delinquency and loan loss experience on the loans originated in MLCC's PrimeFirst'r' mortgage program as of and for each of the five years in the period ended December 31, 1996, respectively and the ten-month period ending October 31, 1997. The delinquency and loan loss experience represents the historical experience of MLCC, and there can be no assurance that the future experience on the Mortgage Loans in the Trust Fund will be the same as, or more favorable than, that of the PrimeFirst'r' loans originated by MLCC, which loans, because they were first originated in the first quarter of 1990, have not yet exhibited a loss and delinquency experience that is representative of the losses and delinquencies that may be experienced over a longer period of time.

                   PRIMEFIRST'r' LOAN DELINQUENCY EXPERIENCE

                                1992                     1993                     1994                     1995
                      ------------------------  -----------------------  -----------------------  -----------------------
                       NUMBER OF                 NUMBER OF                NUMBER OF                NUMBER OF
                      PRIMEFIRST'r'  PRINCIPAL  PRIMEFIRST'r' PRINCIPAL  PRIMEFIRST'r' PRINCIPAL  PRIMEFIRST'r' PRINCIPAL
                         LOANS       AMOUNT        LOANS       AMOUNT       LOANS       AMOUNT       LOANS       AMOUNT
                      -----------  -----------  -----------  ----------  -----------  ----------  -----------  ----------
                                                            (DOLLARS IN THOUSANDS)
PrimeFirst'r' loans
 outstanding.........    3,265     $1,504,940      4,959     $2,264,421     7,615     $3,351,328     8,272     $3,536,761
Delinquency period:
   30-59 days........       23         15,446         69         48,509       121         86,279       127         56,370
   60-89 days........        2          6,300          6          3,361        20         18,152        13          7,917
   90 days or
     more*...........        2          1,635         13          8,565        17         19,257        44         45,749
                         -----     -----------     -----     ----------     -----     ----------     -----     ----------
       Total
        delinquency..       27     $   23,381         88     $   60,435       158     $  123,688       184     $  110,036
Delinquencies as a
 percent of number of
 PrimeFirst'r' loans
 and principal amount
 outstanding.........     0.83%          1.55%      1.77%          2.67%     2.07%          3.69%     2.22%          3.11%
Foreclosures*........        7     $   13,592          9     $    7,899        18     $   15,637        28     $   38,209
Foreclosures as a
 percent of number of
 PrimeFirst'r' loans
 and principal amount
 outstanding.........     0.21%          0.90 %     0.18%          0.35%     0.24%          0.47%     0.34%          1.08%


                                                   TEN MONTHS ENDED
                                1996               OCTOBER 31, 1997
                       -----------------------  -----------------------
                        NUMBER OF                NUMBER OF
                       PRIMEFIRST'r' PRINCIPAL  PRIMEFIRST'r' PRINCIPAL
                          LOANS       AMOUNT       LOANS       AMOUNT
                       -----------  ----------  -----------  ----------

PrimeFirst'r' loans
 outstanding.........     11,054    $4,331,131     14,244    $5,271,777
Delinquency period:
   30-59 days........        180        84,297        137        50,863
   60-89 days........         19         6,583         19        11,743
   90 days or
     more*...........         29        27,590         23        13,598
                       -----------  ----------  -----------  ----------
       Total
        delinquency..        228       118,470        179        76,204
Delinquencies as a
 percent of number of
 PrimeFirst'r' loans
 and principal amount
 outstanding.........       2.06%         2.74%      1.26%         1.45%
Foreclosures*........         29    $   39,100         41    $   46,623
Foreclosures as a
 percent of number of
 PrimeFirst'r' loans
 and principal amount
 outstanding.........       0.26%         0.90%      0.29%         0.88

------------

* Does not include loans subject to bankruptcy proceedings and real estate owned.

                       PRIMEFIRST'r' LOAN LOSS EXPERIENCE

                                                                                                     TEN MONTHS
                                                                                                    ENDED OCTOBER
                                                   YEAR ENDED DECEMBER 31,                               31
                              ------------------------------------------------------------------    -------------
                                 1992          1993          1994          1995          1996           1997
                              ----------    ----------    ----------    ----------    ----------    -------------
                                                            (DOLLARS IN THOUSANDS)
Average principal balance
  of PrimeFirst'r' loan
  portfolio................   $1,008,493    $1,851,696    $2,807,875    $3,444,045    $3,933,946     $ 4,801,454
Average number of
  PrimeFirst'r' loans
  outstanding during the
  period...................        2,036         4,091         6,287         7,944         9,663          12,639
Gross charge-offs..........   $        0    $    2,285    $      457    $    1,840    $    6,157     $     4,168
Recoveries.................   $        0    $      171    $        0    $        0    $        0     $        99
Net charge-offs............   $        0    $    2,114    $      457    $    1,840    $    6,157     $     4,069
Net charge-offs as a
  percent of average
  principal balance
  outstanding..............         0.00%         0.11%         0.02%         0.05%         0.16%           0.08%(1)

------------

(1) Not annualized.

     Because of the short time during which the PrimeFirst'r' loans have been outstanding and the resulting lack of experience as to delinquencies and losses on PrimeFirst'r' loans, the following two tables, which relate to the delinquency and loan loss experience on home equity revolving credit line loans originated and serviced by MLCC, are also presented. MLCC believes that the underwriting standards used by it in originating the revolving credit line loans are similar, but by no means identical, to its PrimeFirst'r' underwriting standards. The delinquency and loan loss experience represents the historical experience of MLCC on the revolving credit line loans, and there can be no assurance that the future experience on the Mortgage Loans in the Trust Fund will be the same as, or more favorable than, that of the revolving credit line mortgage loans in MLCC's servicing portfolio, the terms of which do not require the payment of principal until final maturity.

               REVOLVING CREDIT LINE LOAN DELINQUENCY EXPERIENCE

                                                                                                     TEN MONTHS
                                                                                                        ENDED
                                                              AS OF DECEMBER 31,                     OCTOBER 31,
                              -----------------------------------------------------------------------------------
                                 1992          1993          1994          1995          1996           1997
                              ----------    ----------    ----------    ----------    ----------    -------------
                                                            (DOLLARS IN THOUSANDS)
Number of revolving credit
  line loans serviced......       15,084        13,839        15,598        25,056        28,368          31,209
Aggregate loan balance of
  revolving credit line
  loans serviced...........   $1,062,930    $1,037,427    $1,079,693    $1,293,483    $1,353,800     $ 1,383,158
Loan balance of revolving
  credit line loans 2
  months delinquent........   $    3,717    $    5,161    $    5,358    $    8,447         8,292           9,004
Loan balance of revolving
  credit line loans 3
  months or more
  delinquent...............   $   18,751    $   17,508    $   22,989    $   33,763        39,508          38,391
Total of 2 months or more
  delinquent as a
  percentage of aggregate
  loan balance of revolving
  credit line line loans...         2.11%         2.19%         2.63%         3.26%         3.53%           3.43%

                   REVOLVING CREDIT LINE LOAN LOSS EXPERIENCE

                                                                                                     TEN MONTHS
                                                                                                        ENDED
                                                              AS OF DECEMBER 31,                     OCTOBER 31,
                              -----------------------------------------------------------------------------------
                                 1992          1993          1994          1995          1996           1997
                              ----------    ----------    ----------    ----------    ----------    -------------
                                                            (DOLLARS IN THOUSANDS)
Number of revolving credit
  line loans serviced......       15,084        13,839        15,598        25,056        28,368          31,209
Aggregate loan balance of
  revolving credit line
  loans serviced...........   $1,062,930    $1,037,427    $1,079,693    $1,293,483    $1,353,800     $ 1,383,158
For the period:
     Gross charge-off
       dollars (recovery)..   $    1,447    $    3,153    $    1,118    $    3,700    $    1,860     $     3,984
     Percentages(1)........         0.14%         0.30%         0.10%         0.29%         0.14%           0.29%(2)

------------

(1) As a percentage of aggregate balance of revolving credit line loans serviced.

(2) Not annualized.

     No assurance can be given that values of the Mortgaged Properties as of the dates of origination of the related Mortgage Loans have remained or will remain constant. In certain regions of the country, including regions in which Mortgaged Properties are located, real estate values have recently declined. See 'The Mortgage Pool' for a listing of the geographic distribution of the Mortgaged Properties as of the Cut-off Date. If the residential real estate market in an area should experience an overall decline in property values such that the outstanding balances of the Mortgage Loans in that area equal or exceed the value of the related Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those currently experienced in the mortgage lending industry in general. In addition, adverse economic conditions (which may or may not affect real property values) may affect the timely payment by borrowers of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to the Mortgage Pool. In addition, primary residences with above average values may experience greater declines in value during adverse economic conditions than properties with lower values. To the extent that such losses are not covered by the subordination feature described under 'Description of the Certificates -- Subordinated Certificates', subject to the effect of the Certificate Insurance Policy as described under 'Description of the Certificates -- Distributions on the Certificates', they will be borne by holders of the related Class A Certificates.

                      PREPAYMENT AND YIELD CONSIDERATIONS

     The rate of principal payments on the Class A Certificates, the aggregate amount of each interest payment on such Certificates and the yields to maturity of such Certificates are related to and affected by the rate and timing of payments of principal on the underlying Mortgage Loans. The principal payments on the Mortgage Loans may be in the form of scheduled principal payments or prepayments or liquidation proceeds due to default, casualty, condemnation and the like. Any such payments will result in distributions to the Certificateholders of amounts attributable to principal which would otherwise be distributed over the remaining term of the Mortgage Loans. In addition, because the Class A Certificates will be entitled to receive, at least during the early years of their life, all or a disproportionate percentage of unscheduled principal payments on the Mortgage Loans (including liquidations due to default) on each Distribution Date until the Class A Principal Balance is reduced to zero, rather than the portion thereof proportionate to their interest in the Mortgage Loans, the rate of principal payments on the Mortgage Loans will, unless offset by cash flow insufficiencies due to delinquencies and liquidation losses, have a greater effect on the rate of principal payments and the amount of interest payments on, and the yields to maturity of, the Class A Certificates than if the Class A Certificates were entitled only to their proportionate interest in the Formula Principal Distribution Amounts for the Mortgage Loans. See 'Description of the Certificates -- Distributions on the Certificates' herein. In general, the prepayment rate may be influenced by a number of factors, including general economic conditions, homeowner mobility and the level of mortgage market interest rates. Mortgagors are permitted to prepay the Mortgage Loans, in whole or in part, at any time without penalty. If a Mortgagor makes a partial prepayment of a Mortgage Loan, MLCC will adjust the monthly payment of such Mortgage Loan in the following month to reflect the reduced loan amount. The rate of payment of principal may also be affected by any repurchase of the Mortgage Loans by the Master Servicer or the Certificate Insurer as described herein. See 'The Mortgage Pool' and 'Description of the Certificates -- Optional Termination' herein. In such event, the repurchase price will be passed through to the Class A Certificateholders as a prepayment of principal in the month following the month of such repurchase. If the aggregate Principal Balance of the Subsequent Mortgage Loans sold to the Trust Fund by the end of the Pre-Funding Period is less than the Pre-Funded Amount, the amount of such differential will be distributed to the Class A Certificateholders as principal.

     All of the Mortgage Loans are adjustable rate loans for which only interest is due during the first ten years of their terms. Approximately 0.41% of the Initial Mortgage Loans (by Cut-off Date Principal Balance) are Convertible Mortgage Loans, in respect of which the Mortgagor, during the related conversion period, may convert the adjustable rate to a fixed rate and may convert to a different Index (and may thereafter convert to a fixed rate). Some of the Subsequent Mortgage Loans may be Convertible Mortgage Loans. Approximately 98.52% of the Initial Mortgage Loans (by Cut-off Date Principal Balance) are Index Convertible Mortgage Loans, in respect of which the Mortgagor, during the related conversion period, may convert to a different Index, but may not convert to a fixed rate. It is expected that most of the Subsequent Mortgage Loans will be Index Convertible Mortgage Loans. The Company is not aware of any publicly available statistics that set forth principal prepayment or conversion experience or prepayment or conversion forecasts of adjustable rate mortgage loans over an extended period of time, and the experience of MLCC is insufficient to draw any conclusions with respect to the expected prepayment or conversion rates on the Mortgage Loans. The rate of principal prepayments and conversions with respect to adjustable rate mortgage loans has fluctuated in recent years. As is the case with conventional fixed rate mortgage loans, adjustable rate mortgage loans may be subject to a greater rate of principal prepayments and conversions in a declining interest rate environment. For example, if prevailing interest rates fall significantly, adjustable rate mortgage loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed rate or other adjustable rate mortgage loans at competitive interest rates may encourage mortgagors to refinance their adjustable rate loans, or convert them to a fixed rate or other adjustable rate, to 'lock in' a lower adjustable or fixed interest rate. The fixed rate conversion option may also be exercised in a rising interest rate environment as Mortgagors avoid the risk of higher rates. No prediction can be made as to the rate of prepayments or conversions on the Mortgage Loans in stable or changing interest rate environments. If a substantial number of Mortgagors exercise their conversion option with respect to the Convertible Mortgage Loans to convert to a fixed rate, and the Master Servicer purchases such Converting Mortgage Loans, the Mortgage Loans will, in effect, experience prepayments of principal. If the Master Servicer fails to purchase Converting Mortgage Loans that are converting to a fixed rate, then the Mortgage Loans will include fixed rate Mortgage Loans, which will have the effect of limiting the extent to which the related Net Mortgage Rates can increase (or decrease) in accordance with changes in the Indices and accordingly may limit the Class A Pass-Through Rate on the Class A Certificates to the related Weighted Average Net Mortgage Rate rather than the applicable Class A Pass-Through Rate calculated on the basis of the LIBOR formula. The Master Servicer will not purchase Convertible Mortgage Loans or Index Convertible Mortgage Loans upon their conversion to a different Index. Consequently, the Mortgage Loans will include any such Mortgage Loans with the different Index, which may have an adverse effect on the level of the Class A Pass-Through Rate. See 'Yield and Prepayment Considerations' in the Prospectus.

     To the extent that amounts paid to the holders of the Class A Certificates on any Distribution Date are less than the amount due to the holders of the Class A Certificates on such date, the weighted average life of the Class A Certificates will be longer than if shortfalls had not occurred.

     In the case of any Class A Certificates purchased at a discount to their original principal amounts, a slower than anticipated rate of principal payments is likely to result in a lower than anticipated yield. In the case of Class A Certificates purchased at a premium to their original principal amounts, a faster than anticipated rate of principal payments is likely to result in a lower than anticipated yield.

     In the event of the acceleration of Mortgage Loans as a result of enforcement of 'due-on-sale' provisions in connection with transfers of the related Mortgaged Properties or the occurrence of certain other events resulting in acceleration as described under 'Description of the Certificates -- Servicing and Insurance', the level of prepayments on the Mortgage Loans will be affected, thereby shortening the weighted average life of the Class A Certificates. The Master Servicer is not obligated to exercise a due-on-sale clause. See 'Yield and Prepayment Considerations' in the Prospectus.

     From time to time, MLCC may solicit the refinancing of the Mortgage Loans by offering new loans to the borrowers. Any such refinancing of a Mortgage Loan would have the effect of a prepayment in full. Any such prepayments would be passed through to holders of the Certificates and may affect the weighted average life of the Certificates.

     If a Mortgage Loan is prepaid in full, interest thereon will cease to accrue on the date of the prepayment. Consequently, the timing of prepayments in full on Mortgage Loans will affect the amount of the Available Distribution Amount available to make distributions of interest on the Certificates and will therefore affect the ability of the Trust Fund to make a full distribution of interest on the Class A Certificates and the Class A Formula Principal Distribution Amount. The Master Servicer's Servicing Fee in respect of the month of prepayment will be applied to make up for any reduced amount of interest collections on account of the timing of the receipt of principal prepayments, but no assurance can be given that the amount of the Servicing Fee will be sufficient for such purpose. Net Interest Shortfalls will be borne by the Class A Certificateholders as described under 'Description of the Certificates -- Distributions on the Certificates' and will result in a lower than anticipated yield.

     No prediction can be made as to future levels of LIBOR, the One-Month LIBOR Index, the Six-Month LIBOR Index, the Prime Index or the Treasury Index or as to the timing of any changes therein, each of which will directly affect the yields of the Class A Certificates. In addition, the holders of the Class A Certificates will absorb the yield risk associated with a possible narrowing of the spread between the Class A Pass-Through Rate (which rate, except as otherwise provided, is based on LIBOR) and the Weighted Average Net Mortgage Rate. The Mortgage Rates reset at different times and are subject to lifetime interest rate caps. The conversions of Convertible Mortgage Loans to a fixed rate may, if the Master Servicer fails to purchase such Converting Mortgage Loans, have the effect of narrowing the spread between the Class A Pass-Through Rate calculated on the basis of LIBOR and the Weighted Average Net Mortgage Rate. If such spread disappears (i.e., if LIBOR plus 0.28% exceeds the related Weighted Average Net Mortgage Rate), then the Class A Pass-Through Rate for such Distribution Date will be limited to such lower Weighted Average Net Mortgage Rate. In addition, interest accrues on the Class A and Class B Certificates on the basis of the actual number of days in the related Accrual Period (which could be more than 30) divided by 360. Consequently, if the Pass-Through Rates equaled the related Weighted Average Net Mortgage Rate, the amount of such accrued interest might, in certain circumstances, be greater than the amount of interest that would be due on the Mortgage Loans, on which interest accrues on the basis of a year consisting of twelve 30-day months. See 'Description of the Certificates -- Servicing Compensation and Payment of Expenses'. Any such differential in accrued interest would be covered, as to the Class A Certificates, by the Certificate Insurance Policy to the extent such differential results in a Distribution Account Shortfall.

     The Maximum Mortgage Rates on the Initial Mortgage Loans range from 12.00% to 14.25% per annum and the weighted average Maximum Mortgage Rate for the Initial Mortgage Loans (by Cut-off Date Principal Balance) is equal to 12.556%. None of the Initial Mortgage Loans or the Subsequent Mortgage Loans will be subject to periodic interest rate caps.

WEIGHTED AVERAGE LIFE OF THE CLASS A CERTIFICATES

     The following information is given solely to illustrate the effect of prepayments of the Mortgage Loans on the weighted average life of the Class A Certificates under the stated assumptions and is not a prediction of the prepayment rate that might actually be experienced by the Mortgage Loans.

     Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average lives of the Class A Certificates will be affected by the rate at which principal on the Mortgage Loans is paid. Principal payments on Mortgage Loans may be in the form of scheduled amortization or prepayments (for this purpose, the term 'prepayment' includes prepayments and liquidations due to default or other dispositions of Mortgage Loans). Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this Prospectus Supplement is a Constant Prepayment Rate ('CPR'). The CPR represents an assumed constant rate of prepayment each month, expressed as a per annum percentage of the scheduled principal balance of the pool of mortgage loans for that month. As used in the following table, the column headed '0%' assumes that none of the Mortgage Loans is prepaid before maturity. The columns headed '5%', '10%', '15%', '20%' and '30%' assume that prepayments on the Mortgage Loans are made at CPRs of '5%', '10%', '15%', '20%' and '30%', respectively. THE CPR DOES NOT PURPORT TO BE A HISTORICAL DESCRIPTION OF PREPAYMENT EXPERIENCE OR A PREDICTION OF THE ANTICIPATED RATE OF PREPAYMENT OF ANY POOL OF MORTGAGE LOANS, INCLUDING THE MORTGAGE LOANS.

     There is no assurance, however, that prepayments of the Mortgage Loans will conform to any level of CPR, and no representation is made that the Mortgage Loans will prepay at the CPRs shown or any other prepayment rate. The rate of principal payments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates and the rate at which homeowners sell their homes or default on their mortgage loans. Other factors affecting prepayment of mortgage loans include changes in borrowers' housing needs, job transfers, unemployment and obligors' net equity in their homes.

     The percentages and weighted average lives in the following table were determined assuming that (i) scheduled interest and principal payments on the Mortgage Loans are received in a timely manner and prepayments are made at the indicated CPRs; (ii) principal prepayments on the Mortgage Loans will be received on the last day of each month commencing in November 1997 at the respective constant percentages of CPR set forth in such table and there are no Prepayment Interest Shortfalls; (iii) except as indicated with respect to the weighted average lives, neither the Master Servicer nor the Certificate Insurer exercises its right of optional termination described above; (iv) each Mortgage Loan will pay interest only for the first ten years from origination and will fully amortize thereafter until maturity; (v) each Mortgage Loan will, as of the Cut-off Date or its Subsequent Cut-off Date, as applicable, have the applicable original term to maturity and the applicable remaining term to maturity specified below; (vi) each Mortgage Loan bears interest at the applicable current Mortgage Rate specified in the table below until the next applicable Interest Adjustment Date and thereafter bears interest at the sum of the applicable Index and Margin specified in the table below; (vii) there are no losses or delinquencies on the Mortgage Loans; (viii) the Class A Certificates are issued on December 9, 1997; (ix) the Distribution Date is the 15th day of each month commencing in December 1997; and (x) no Convertible Mortgage Loans are converted to fixed rate Mortgage Loans or to different Indices and no Index Convertible Mortgage Loan is converted into a new Index. No representation is made that the actual losses and delinquencies on the Mortgage Loans will be experienced at the assumed rate or at any other rate. In addition, the Mortgage Loans are assumed to have the following characteristics:

                                                          MONTHS TO        LEVEL OF
                            CUT-OFF DATE    CURRENT     NEXT INTEREST     INDEX AFTER
 INDEX AND FREQUENCY OF      PRINCIPAL      MORTGAGE     ADJUSTMENT         CURRENT                    REMAINING      ORIG.
        ADJUSTMENT            BALANCE         RATE          DATE         MORTGAGE RATE    MARGIN     TERM (MONTHS)    TERM
-------------------------   ------------    --------    -------------    -------------    -------    -------------    -----

Six-Month LIBOR Index....   $ 88,379,885      7.743%          4             5.90625         2.016%        297          300
Prime -- Semi-Annual.....      1,704,555      8.539           3             8.50000         0.081         296          300
Treasury
  Index -- Semi-Annual...     15,659,535      7.266           4             5.47000         2.580         296          300
One-Month LIBOR Index....    129,028,410      7.390           1             5.68750         1.766         298          300
Treasury
  Index -- Monthly.......      3,009,056      7.681           1             5.47000         1.926         296          300
Subsequent Mortgage Loans
  (first subsequent
  transfer balance as of
  January 1, 1998):
    Six-Month LIBOR
      Index..............   $ 10,162,897      7.743%          4             5.90625         2.016%        300          300
    One-Month LIBOR i-
      5>Index............     14,837,103      7.390           1             5.68750         1.766         300          300
Subsequent Mortgage Loans
  (second subsequent
  transfer balance as of
  February 1, 1998):
    Six-Month LIBOR
      Index..............   $ 10,162,897      7.743%          4             5.90625         2.016%        300          300
    One-Month LIBOR
      Index..............     14,837,103      7.390           1             5.68750         1.766         300          300
Subsequent Mortgage Loans
  (third subsequent
  transfer balance as of
  March 1, 1998):
    Six-Month LIBOR
      Index..............   $ 10,162,897      7.743%          4             5.90625         2.016%        300          300
    One-Month LIBOR
      Index..............     14,837,103      7.390           1             5.68750         1.766         300          300

     Since the table was prepared on the basis of the assumptions in the preceding paragraph, there will be discrepancies between the characteristics of the actual Mortgage Loans and the characteristics of the Mortgage Loans assumed in preparing the table. Any such discrepancy may have an effect upon the percentages of the Original Class A Principal Balance outstanding and the weighted average lives of the Class A Certificates set forth in the tables. In particular, the Mortgage Rates are adjustable and will most likely vary from the assumed interest rates, which may have a significant effect on the percentages of the Original Class A Principal Balance outstanding and the weighted average life. In addition, since the actual Mortgage Loans in the Trust Fund have characteristics which differ from those assumed in preparing the table set forth below, the distributions of principal on the Class A Certificates may be made earlier or later than as indicated in the table.

     It is not likely that the Mortgage Loans will prepay at any constant CPR to maturity or that all Mortgage Loans will prepay at the same rate. In addition, the diverse remaining terms to maturity of the Mortgage Loans could produce slower distributions of principal than as indicated in the related tables at the various CPRs specified even if the weighted average remaining term to maturity of the Mortgage Loans is as assumed above.

     Investors are urged to make their investment decisions on a basis that includes their determination as to anticipated prepayment rates under a variety of the assumptions discussed herein.

     Based on the foregoing assumptions, the following table indicates the resulting weighted average lives of the Class A Certificates and sets forth the percentage of the Original Class A Principal Balance that would be outstanding after each of the dates shown at the indicated CPR.

     PERCENT OF THE ORIGINAL PRINCIPAL BALANCE OF THE CLASS A CERTIFICATES
                                OUTSTANDING FOR:

                                                                         CLASS A CERTIFICATE AT THE
                                                                        FOLLOWING PERCENTAGES OF CPR
                                                          --------------------------------------------------------
DISTRIBUTION DATE                                          0%         5%        10%       15%       20%       30%
-----------------------------------------------------     -----      -----      ----      ----      ----      ----
Initial Percentage...................................       100%       100%      100%      100%      100%      100%
November 15, 1998....................................       100         95        90        85        80        71
November 15, 1999....................................       100         90        81        72        64        49
November 15, 2000....................................       100         86        73        61        51        34
November 15, 2001....................................       100         81        65        52        41        24
November 15, 2002....................................       100         77        59        44        33        16
November 15, 2003....................................       100         73        53        37        26        11
November 15, 2004....................................       100         70        47        32        20         7
November 15, 2005....................................       100         66        43        27        16         5
November 15, 2006....................................       100         63        38        23        13         3
November 15, 2007....................................        99         59        34        19        10         2
November 15, 2008....................................        96         54        30        15         7         1
November 15, 2009....................................        92         49        25        12         5         0
November 15, 2010....................................        87         44        22        10         4         0
November 15, 2011....................................        83         40        18         8         3         0
November 15, 2012....................................        78         36        15         6         2         0
November 15, 2013....................................        72         31        13         4         1         0
November 15, 2014....................................        66         27        10         3         1         0
November 15, 2015....................................        60         23         8         2         0         0
November 15, 2016....................................        53         19         6         1         0         0
November 15, 2017....................................        45         16         5         1         0         0
November 15, 2018....................................        37         12         3         0         0         0
November 15, 2019....................................        28          9         2         0         0         0
November 15, 2020....................................        19          5         1         0         0         0
November 15, 2021....................................         9          2         0         0         0         0
November 15, 2022....................................         0          0         0         0         0         0
Weighted Average Life without exercise of optional
  termination (years)(1).............................     18.72      11.74      7.88      5.62      4.23      2.68
Weighted Average Life with exercise of optional
  termination (years)(1)(2)..........................     18.68      11.62      7.64      5.34      3.98      2.49

------------

(1) The weighted average life of a Class A Certificate is determined by (i) multiplying the amount of each principal distribution by the number of years from the date of the issuance of such Certificate to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the original principal balance of such Certificate.

(2) The right of the Master Servicer and the Certificate Insurer to purchase the Mortgage Loans when the Pool Scheduled Principal Balance is less than 10% of the aggregate principal balance of the Initial Mortgage Loans as of the Cut-off Date and the Subsequent Mortgage Loans on their respective Subsequent Cut-off Dates is described under 'Description of the Certificates -- Optional Termination'. The weighted average lives that assume the exercise of such option assume that the option is exercised when it first becomes exercisable.

                        DESCRIPTION OF THE CERTIFICATES

     The Certificates will be issued pursuant to the Agreement among the Company, the Master Servicer and the Trustee. A copy of the Agreement (exclusive of the list of Mortgage Loans) will be attached as an exhibit to the Current Report on Form 8-K to be filed with the Securities and Exchange Commission after the date of delivery of the Certificates. Reference is made to the Prospectus for additional information regarding the terms and conditions of the Agreement to the extent not revised by the following description. To the extent that the statements in this Prospectus Supplement modify statements in the Prospectus, the statements in this Prospectus Supplement control.

     The following summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Agreement. When particular provisions or terms used in the Agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference.

GENERAL

     Exclusive of the interest of the Class C and Class R Certificates, the Class A Certificates will initially evidence in the aggregate a beneficial interest of approximately 98.50% in the pool of Mortgage Loans, and the Class B Certificates will initially evidence the remaining approximate 1.50%. The Class C and Class R Certificates do not have principal balances.

     The Class A Certificates will be issued in fully registered form only, in denominations of $25,000 and integral multiples of $1,000 in excess thereof. The Percentage Interest of a Class A Certificate is the percentage obtained from dividing its denomination by the Original Class A Principal Balance. Definitive Class A Certificates, if issued, will be transferable and exchangeable at the corporate trust office of the Trustee at its Corporate Trust Department in California or, if it so elects, at the office of an agent in New York City. No service charge will be made for any registration of exchange or transfer, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

     Distributions of principal and interest on the Class A Certificates will be made on the 15th day of each month, or, if such day is not a business day, the next succeeding business day (each, a 'DISTRIBUTION DATE') beginning in December 1997, to the persons in whose names the Class A Certificates are registered at the close of business on the last business day of the calendar month immediately preceding the calendar month in which the Distribution Date occurs or on the date of the initial issuance of the Certificates in the case of the first Distribution Date (the 'RECORD DATE'). The Class A Certificates will initially be represented by certificates registered in the name of Cede & Co. ('CEDE') as the nominee of The Depository Trust Company ('DTC'). See 'Registration of Class A Certificates' below. If definitive Class A Certificates are issued, distributions will be made by check mailed to the address of the person entitled thereto as it appears on the Certificate Register, except that a Certificateholder who holds Class A Certificates with original denominations aggregating at least $5 million may request payment by wire transfer of funds pursuant to written instructions delivered to the Trustee at least ten business days prior to the Record Date. The final distribution in retirement of Class A Certificates will be made only upon presentation and surrender of the Class A Certificates at the office or agency of the Trustee specified in the final distribution notice to Class A Certificateholders.

     The Certificate Account will be established in the name of the Master Servicer as Master Servicer for the Trust Fund.

DISTRIBUTIONS ON THE CERTIFICATES

     Distributions of interest and principal to each holder of a Class A Certificate will be made on each Distribution Date, commencing in December 1997, in an amount equal to each such holder's respective Percentage Interest multiplied by the amount distributed in respect of Class A Certificates. Certain calculations with respect to the Certificates will be made by the Master Servicer as of the fifth day of the month (or if such fifth day is not a business day, then on the next preceding business day) (the 'DETERMINATION DATE'). Distributions on the Class A Certificates will be applied first to interest and then to principal. All calculations of interest on the Certificates will be made on the basis of the actual number of days in the Accrual Period divided by 360. Interest will accrue with respect to each

Distribution Date during the one-month period beginning on the preceding Distribution Date (or November 17, 1997, in the case of the first Distribution
Date) and ending on the day preceding such Distribution Date (each, an 'ACCRUAL PERIOD').

     With respect to each Distribution Date, the 'AVAILABLE DISTRIBUTION AMOUNT' will be the amount received in respect of the Mortgage Loans that is on deposit in the Certificate Account as of the close of business on the related Determination Date plus the Advances deposited in the Distribution Account (described below) for such Distribution Date, less the following amounts:

          (a) amounts received on the Mortgage Loans as late payments or other recoveries of interest or principal (including Liquidation Proceeds, Insurance Proceeds and condemnation awards) and respecting which the Master Servicer previously made an unreimbursed Advance of such amounts;

          (b) amounts representing the reimbursement for Nonrecoverable Advances and other amounts (including the Servicing Fee and the Correspondent Trailing Premium, if any) permitted to be withdrawn by the Master Servicer from, or not required to be deposited in, the Certificate Account;

          (c) amounts representing all or part of a Monthly Payment due after the immediately preceding Due Date;

          (d) all Repurchase Proceeds, Principal Prepayments, Liquidation Proceeds, Insurance Proceeds and condemnation awards with respect to Mortgage Loans received after the related Principal Prepayment Period, and all related payments of interest representing interest for any period of time after the related Due Date; and

          (e) all income from Eligible Investments held in the Certificate Account for the account of the Master Servicer.

     On the business day prior to each Distribution Date, the Available Distribution Amount and any net investment earnings from the Pre-Funding Account will be deposited into the Distribution Account. In addition, on or before each Distribution Date, the Trustee will deposit into the Distribution Account the payments, if any, it has received under the Certificate Insurance Policy and the Limited Purpose Surety Bond for distribution on such Distribution Date.

     On each Distribution Date the amount in the Distribution Account will be distributed in the following amounts and order of priority:

          (i) to the Class A Certificateholders, interest for the related Accrual Period at the Class A Pass-Through Rate on the Class A Principal Balance, together with any previously undistributed shortfalls in required distributions of interest on the Class A Certificates (the 'CLASS A UNPAID INTEREST SHORTFALL'). Interest distributions are subject to reduction on account of Net Interest Shortfalls as described below;

          (ii) to the Class A Certificateholders, on account of principal, the Class A Formula Principal Distribution Amount until the Class A Principal Balance is reduced to zero;

          (iii) to the Certificate Insurer, the monthly premium due on the Certificate Insurance Policy;

          (iv) to the Certificate Insurer, an amount equal to any previously unreimbursed payments made under the Certificate Insurance Policy and any fees and expenses owed to it under the related insurance agreement, together with interest thereon (collectively, the 'UNREIMBURSED INSURER AMOUNTS');

          (v) to the Class B Certificateholders, interest for the related Accrual Period at the Class B Pass-Through Rate on the Class B Principal Balance, together with any previously undistributed shortfalls in distributions of interest due on the Class B Certificates pursuant to this clause. Interest distributions are subject to reduction on account of Net Interest Shortfalls as described below;

          (vi) to the Class A Certificateholders, on account of principal, the Unrecovered Principal Amounts, if any, for the Mortgage Loans for such Distribution Date and all prior Distribution Dates that have not previously been distributed pursuant to this clause until the Class A Principal Balance is reduced to zero;

          (vii) to the Class B Certificateholders, interest for the related Accrual Period at the Class B Pass-Through Rate (to the extent legally permitted) on the amount of any interest shortfalls on the Class B Certificates that were not previously distributed to them pursuant to clause (v) above;

          (viii) to the Class B Certificateholders, on account of principal, the Class B Formula Principal Distribution Amount until the Class B Principal Balance is reduced to zero;

          (ix) to the Class B Certificateholders, the Class B Loss Amounts not previously distributed to them pursuant to this clause, together with interest at the Class B Pass-Through Rate on any unpaid Class B Loss Amounts; and

          (x) sequentially, to the Class C and Class R Certificateholders, in that order, any remaining balance.

     Notwithstanding the foregoing, until the Class A Principal Balance is reduced to zero, distributions on account of principal otherwise allocable to the Class B Certificateholders in accordance with the above priorities will instead be made to the Class A Certificateholders to the extent, if any, that such distribution would, if made to the Class B Certificateholders, reduce the Class B Principal Balance to less than 1.00% of the Original Pool Scheduled Principal Balance or if the Class B Principal Balance is less than that amount.

     On the first Distribution Date, the Company will cause to be deposited into the Distribution Account (or another account maintained by the Trustee) an amount equal to interest accrued for 22 days on the Pre-Funded Amount at the initial Class A Pass-Through Rate.

     As to any Distribution Date, the 'FORMULA PRINCIPAL DISTRIBUTION AMOUNT' is the sum of:

          (a) the principal portion of all Monthly Payments, whether or not received, which were due on the related Due Date on Outstanding Mortgage Loans as of the related Due Date;

          (b) with respect to each Mortgage Loan, all Principal Prepayments made by the Mortgagor during the month (the 'PRINCIPAL PREPAYMENT PERIOD') preceding the month of such Distribution Date;

          (c) with respect to each Mortgage Loan not described in (e) below, all Insurance Proceeds, condemnation awards and any other cash proceeds from a source other than the Mortgagor, to the extent required to be deposited in the Certificate Account pursuant to the Agreement, which are allocable to principal and were received during the related Principal Prepayment Period, net of related unreimbursed Servicing Advances and net of any portion thereof that, as to such Mortgage Loan, constitutes late collections with respect thereto;

          (d) with respect to each Mortgage Loan that has been repurchased pursuant to Section 11.01 of the Agreement during the related Principal Prepayment Period, an amount equal to the Principal Balance of the Mortgage Loan as of the date of repurchase;

          (e) with respect to each Mortgage Loan that became a Liquidated Mortgage Loan during the related Principal Prepayment Period, the amount allocable to the principal of such Liquidated Mortgage Loan that was recovered out of the net liquidation proceeds in respect of such Liquidated Mortgage Loan in such Principal Prepayment Period; and

          (f) with respect to each Mortgage Loan repurchased during the related Principal Prepayment Period by the Master Servicer on account of a breach of a representation or warranty that materially adversely affects the interests of the Certificateholders or the Certificate Insurer or the Surety Bond Provider, or on account of its conversion to a fixed rate Mortgage Loan or otherwise, an amount equal to the principal portion of the 'Purchase Price', as defined in the Agreement (exclusive of any portion thereof included in clause (a) above).

The 'SCHEDULED FORMULA PRINCIPAL DISTRIBUTION AMOUNT' for a Distribution Date is the amount specified in clause (a) of this paragraph for such Distribution Date. The 'UNSCHEDULED FORMULA PRINCIPAL DISTRIBUTION AMOUNT' for a Distribution Date is the sum of the amounts in clauses (b), (c), (d), (e) and (f) of this paragraph for such Distribution Date.

     The 'UNRECOVERED PRINCIPAL AMOUNT' in respect of a Liquidated Mortgage Loan is the portion, if any, of the principal of such Liquidated Mortgage Loan that was not recovered upon its liquidation. An Unrecovered Principal Amount in respect of a Distribution Date is one that was incurred in the immediately preceding Principal Prepayment Period.

     An 'OUTSTANDING MORTGAGE LOAN' in respect of a Due Date is a Mortgage Loan which was not the subject of a Principal Prepayment in full prior to such Due Date, which did not become a Liquidated

Mortgage Loan prior to such Due Date and which was not repurchased pursuant to the Agreement on account of certain breaches of a representation or warranty or conversion or otherwise prior to such Due Date.

     A 'LIQUIDATED MORTGAGE LOAN' is, generally, a defaulted Mortgage Loan as to which all amounts that the Master Servicer believes can be recovered with respect to such Mortgage Loan or the property acquired in respect thereof have been recovered.

     The 'PRINCIPAL BALANCE' of a Mortgage Loan is its principal balance remaining to be paid at the close of business on the Cut-off Date or Subsequent Cut-off Date, as applicable (after deduction of all principal payments due on or before the Cut-off Date or Subsequent Cut-off Date, as applicable, whether or not paid, but without deducting Monthly Payments due after the Cut-off Date or Subsequent Cut-off Date, as applicable, and received on or before the Cut-off Date or Subsequent Cut-off Date, as applicable) reduced by all amounts (including Advances, if any) distributed to Certificateholders relating to principal of such Mortgage Loan.

     The interest entitlement above for the Class A and Class B Certificates with respect to each Distribution Date will be reduced by the amount of Net Interest Shortfall allocable to each such Class. The Net Interest Shortfall on any Distribution Date will be allocated pro rata among the Class A and Class B Certificates based on the amount of interest each such class of Certificates would otherwise be entitled to receive on such Distribution Date.

     The 'NET INTEREST SHORTFALL' in respect of a Distribution Date is equal to the sum of (i) the amount of interest which would otherwise have been received with respect to any Mortgage Loan that was the subject of a Relief Act Reduction and (ii) any Net Prepayment Interest Shortfall. The 'NET PREPAYMENT INTEREST SHORTFALL' in respect of a Distribution Date is the aggregate of the Prepayment Interest Shortfalls incurred on the Mortgage Loans in the preceding Principal Prepayment Period that were not made up by the application of the Servicing Fees collected by the Master Servicer in respect of such Principal Prepayment Period. A 'RELIEF ACT REDUCTION' is a reduction in the amount of monthly interest on a Mortgage Loan pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

     In no event will the aggregate distributions of principal to the holders of the Class A or Class B Certificates (whether out of Available Distribution Amounts, payments under the Certificate Insurance Policy or payments under the Limited Purpose Surety Bond) exceed the Original Principal Balance of such Class.

     The 'FORMULA EXCESS INTEREST AMOUNT' in respect of a Distribution Date is the amount, if any, by which (i) one month's interest at the Weighted Average Net Mortgage Rate on the aggregate Principal Balance of the Mortgage Loans as of the Due Date in the preceding month (after giving effect to the scheduled principal payments due on such Due Date and unscheduled principal payments received prior to such Due Date) exceeds (ii) interest for the related Accrual Period at the weighted average of the Class A and Class B Pass-Through Rates for such Distribution Date on the aggregate Principal Balance of such Certificates.

     The 'CLASS A PRINCIPAL BALANCE' is the Original Class A Principal Balance less all prior distributions to Class A Certificateholders on account of principal.

     The 'CLASS B PRINCIPAL BALANCE', which shall not be less than zero, is the Original Class B Principal Balance less the sum of (i) all prior distributions to the Class B Certificateholders on account of principal and (ii) the sum of all Class B Loss Amounts for prior Distribution Dates. A 'CLASS B LOSS AMOUNT' for a Distribution Date is the amount, if any, by which (a) the sum of (x) the Formula Principal Distribution Amount and (y) the aggregate of the Unrecovered Principal Amounts, if any, for such Distribution Date exceeds (b) the amount distributed on account of principal to the holders of the Certificates on such Distribution Date.

     The term 'PRINCIPAL BALANCE', when used in respect of a Class or Classes of Certificates, refers to the principal balance thereof as calculated in the preceding two paragraphs.

     The 'CLASS A FORMULA PRINCIPAL DISTRIBUTION AMOUNT' for a Distribution Date is equal to the sum of (i) the Class A Percentage of the Scheduled Formula Principal Distribution Amount and (ii) the Class A Prepayment Percentage of the Unscheduled Formula Principal Distribution Amount.

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
     The 'CLASS A PERCENTAGE' for a Distribution Date is equal to the percentage (which shall in no event be greater than 100%) derived from dividing the Class A Principal Balance by the Pool Scheduled Principal Balance (before giving effect to the Formula Principal Distribution Amount for such Distribution Date). The 'CLASS A PREPAYMENT PERCENTAGE' for a Distribution Date on or before the Distribution Date in November 2007 will be 100%. The 'CLASS A PREPAYMENT PERCENTAGE' for a Distribution Date after the Distribution Date in November 2007 will be as follows: for any Distribution Date subsequent to November 2007 to and including the Distribution Date in November 2008, the Class A Percentage for such Distribution Date plus 70% of the Subordinated Percentage for such Distribution Date; for any Distribution Date subsequent to November 2008 to and including the Distribution Date in November 2009, the Class A Percentage for such Distribution Date plus 60% of the Subordinated Percentage for such Distribution Date; for any Distribution Date subsequent to November 2009 to and including the Distribution Date in November 2010, the Class A Percentage for such Distribution Date plus 40% of the Subordinated Percentage for such Distribution Date; for any Distribution Date subsequent to November 2010 to and including the Distribution Date in November 2011, the Class A Percentage for such Distribution Date plus 20% of the Subordinated Percentage for such Distribution Date; and for any Distribution Date thereafter, the Class A Percentage for such Distribution Date (unless on any of the foregoing Distribution Dates the Class A Percentage exceeds the initial Class A Percentage, in which case the Class A Prepayment Percentage for such Distribution Date will once again be 100%). Reduction of the Class A Prepayment Percentage in accordance with the preceding sentence is subject to the satisfaction of certain criteria (including the criteria set forth in clause
(ii) of the next paragraph (applied, for purposes of this paragraph, by starting the application of clause (a) thereof with any Distribution Date after November 2007 to and including the Distribution Date in November 2008 and similarly moving back the application of clauses (b), (c) and (d) thereof) and the criteria set forth in clause (iii) of the next paragraph) regarding delinquency and loss experience of the Mortgage Loans.

     Notwithstanding the foregoing, if on any Distribution Date (i) the Current Subordination Level equals at least twice the Original Subordination Level, (ii) cumulative Unrecovered Principal Amounts with respect to the Mortgage Loans have not exceeded (a) if such Distribution Date is on or before the fifth anniversary of the first Distribution Date, 35% of the initial Class B Principal Balance,
(b) if such Distribution Date is after the fifth but on or before the sixth anniversary of the first Distribution Date, 40% of the initial Class B Principal Balance, (c) if such Distribution Date is after the sixth but on or before the seventh anniversary date of the first Distribution Date, 45% of the initial Class B Principal Balance and (d) if such Distribution Date is after the seventh anniversary date of the first Distribution Date, 50% of the initial Class B Principal Balance, and (iii) over the prior three months, the average aggregate outstanding principal balance of the Mortgage Loans delinquent 60 days or more (including for this purpose any Mortgage Loans in foreclosure and Mortgage Loans with respect to which the related Mortgage Property has been acquired by the Trust Fund) has not exceeded 3.00% of the average aggregate outstanding principal balance of all Mortgage Loans for such period, then the Class A Prepayment Percentage for such Distribution Date will be as follows: (A) as to any Distribution Date prior to the third anniversary of the first Distribution Date, the Class A Percentage for such Distribution Date plus 50% of the Subordinated Percentage for such Distribution Date; and (B) as to any Distribution Date thereafter, the Class A Percentage for such Distribution Date.

     The 'CURRENT SUBORDINATION LEVEL' in respect of a Distribution Date is the percentage derived from dividing (i) the Class B Principal Balance (before giving effect to the distributions and the allocation of the Unrecovered Principal Amounts for such Distribution Date) by (ii) the Pool Scheduled Principal Balance (before giving effect to the Formula Principal Distribution Amount for such Distribution Date). The 'ORIGINAL SUBORDINATION LEVEL' is the percentage derived from dividing (i) the Original Class B Principal Balance by
(ii) the Original Pool Scheduled Principal Balance, which percentage is 1.50%.

     The 'CLASS B FORMULA PRINCIPAL DISTRIBUTION AMOUNT' for a Distribution Date is the sum of (i) the Subordinated Percentage of the Scheduled Formula Principal Distribution Amount and (ii) the Subordinated Prepayment Percentage of the Unscheduled Formula Principal Distribution Amount. The 'SUBORDINATED PERCENTAGE' is equal to 100% less the Class A Percentage. The 'SUBORDINATED PREPAYMENT PERCENTAGE' is equal to 100% less the Class A Prepayment Percentage.

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
     With respect to any Distribution Date, a 'DISTRIBUTION ACCOUNT SHORTFALL' is the sum of (a) the amount, if any, by which (x) the aggregate of the full amounts due to be distributed to the Class A Certificateholders pursuant to clauses (i) and (ii) in the fourth paragraph under 'Distributions on the Certificates' above exceeds (y) the amount of funds (exclusive of funds representing the Insured Payment in respect of such Distribution Date) that will be on deposit in the Distribution Account in respect of such Distribution Date and available to be distributed on the Class A Certificates, after taking into account all deposits to be made to the Distribution Account on or prior to such Distribution Date, including without limitation all Advances and payments under the Limited Purpose Surety Bond and (b) on the third Distribution Date that follows the month in which there occurs the latest original scheduled maturity date of any Mortgage Loan that was an Outstanding Mortgage Loan at any time during such month, the amount necessary to reduce the Class A Principal Balance to zero (after giving effect to all other distributions of principal to be made on such Distribution Date in respect of the Class A Certificates).

     Subject to the terms and conditions of the Certificate Insurance Policy, the Insured Amount for a Distribution Date will include the Distribution Account Shortfall, if any, for such Distribution Date. Insured Payments, if any, will be distributed to the Class A Certificateholders on the related Distribution Date. See 'The Certificate Insurance Policy and the Certificate Insurer' herein.

     The Class A Pass-Through Rate for a Distribution Date will be equal to the lesser of (i) LIBOR (as described below) plus 0.28% and (ii) the Weighted Average Net Mortgage Rate for the Mortgage Loans as of the Due Date in the preceding month (determined on the basis of the Principal Balances of the Mortgage Loans after giving effect to the Monthly Payments due on or prior to such Due Date and unscheduled principal payments received prior to such Due
Date). The Class B Pass-Through Rate will be similarly calculated, except that the rate corresponding to clause (i) of the preceding sentence will equal LIBOR plus 1.25%. The 'NET MORTGAGE RATE' of a Mortgage Loan is its Mortgage Rate less the sum of (i) the Servicing Fee of 0.25%, (ii) with respect to certain of the Mortgage Loans originated by correspondent lenders, the Correspondent Trailing Premium, which premium ranges from 0.125% to 0.250% and (iii) the Certificate Insurance Policy annual premium rate. The Servicing Fee Rate and the Certificate Insurance Policy annual premium rate together will not exceed 0.33%. The Weighted Average Correspondent Trailing Premium is 0.001% as of the Cut-off Date. The 'WEIGHTED AVERAGE NET MORTGAGE RATE' is the weighted average of the Net Mortgage Rates for the Mortgage Loans. Notwithstanding the foregoing, the 0.28% margin added to the LIBOR formula for the calculation of the Class A Pass-Through Rate will instead be 0.68% for each Distribution Date occurring at least 120 days after the first Distribution Date in respect of which the option to purchase the Mortgage Loans, described under 'Description of the Certificates -- Optional Termination', may first be exercised by the Master Servicer. The Class A Pass-Through Rate thus calculated will still be subject to the limitation of the Weighted Average Net Mortgage Rate as described above in this paragraph. See also 'Servicing Compensation and Payment of Expenses'.

CALCULATION OF LIBOR

     'LIBOR' with respect to any Distribution Date will be determined by the Trustee and will equal the posted rate for United States dollar deposits for one month which appears on Telerate Page 3750 (as defined below) as of 11:00 a.m., London time, on the second LIBOR Business Day prior to the immediately preceding Distribution Date (or, in the case of the first Distribution Date, December 5,
1997). If no such posted rate appears, LIBOR will be determined on such date as described in the paragraph below. 'TELERATE PAGE 3750' means the display page designated on the Dow Jones Telerate Service (or such other page as may replace that page on that service, or such other service as may be nominated as the information vendor, for the purpose of displaying London interbank offered rates of major banks). 'LIBOR BUSINESS DAY,' for purposes of the Agreement, is a Business Day and a day on which banking institutions in the City of London, England, are not required or authorized by law to be closed.

     If on such date no posted rate appears on the Telerate Page 3750 as described above, the Trustee will request the principal London office of each of the reference banks (which shall be four major banks specified in the Agreement that are engaged in transactions in the London interbank market)

('REFERENCE BANKS') to provide the Trustee with such bank's offered quotation for United States dollar deposits for one month to prime banks in the London interbank market as of 11:00 a.m., London time, on such date. If at least two Reference Banks provide the Trustee with such offered quotations, then LIBOR on such date will be the arithmetic mean (rounded, if necessary, to the nearest 1/100th of a percent (0.0001), with a 5/1,000th of a percent (0.00005) rounded upwards) of all such quotations. If on such date fewer than two of the Reference Banks provide the Trustee with such an offered quotation, LIBOR on such date will be the arithmetic mean (rounded, if necessary, to the nearest 1/100th of a percent (0.0001), with a 5/1,000th of a percent (0.00005) rounded upwards) of the offered per annum rates which one or more leading banks in The City of New York selected by the Trustee (after consultation with the Master Servicer) are quoting as of 11:00 a.m., New York City time, on such date to leading European banks for United States dollar deposits for one month, provided, however, that if such banks are not quoting as described above, LIBOR will be the LIBOR applicable to the immediately preceding Distribution Date.

PRE-FUNDING ACCOUNT

     On the Closing Date, an aggregate cash amount (the 'PRE-FUNDED AMOUNT') not to exceed approximately $75,000,000 will be deposited in the Pre-Funding Account and will be used to purchase additional Mortgage Loans ('SUBSEQUENT MORTGAGE LOANS'). During the period (the 'PRE-FUNDING PERIOD') from the Closing Date to the earliest to occur of (i) the date on which the aggregate amount on deposit in the Pre-Funding Account is less than $100,000, (ii) an Event of Default under the Pooling and Servicing Agreement and (iii) March 6, 1998, amounts on deposit in the Pre-Funding Account may be withdrawn from time to time to acquire Subsequent Mortgage Loans in accordance with the Pooling and Servicing Agreement. Any net investment earnings on the Pre-Funded Amount will be transferred to the Distribution Account on the Business Day preceding the next Distribution Date. Any Pre-Funded Amount remaining in the Pre-Funding Account at the end of the Pre-Funding Period will be distributed as principal to the Class A Certificateholders on the Distribution Date occurring at or immediately following the end of the Pre-Funding Period.

SUBORDINATED CERTIFICATES

     The rights of the Class C Certificateholders and the Class R Certificateholder to receive distributions with respect to the Mortgage Loans will be subordinated to the rights of the holders of the Class A and Class B Certificates to the extent described herein. The rights of the Class B Certificateholders to receive distributions with respect to the Mortgage Loans will be subordinated to the rights of the holders of the Class A Certificates to the extent described herein. This subordination is intended to enhance the likelihood of regular receipt by the holders of the Class A Certificates of the full amount of monthly distributions due them and to protect the holders of the Class A Certificates against losses.

     The protection afforded to the holders of the Class A Certificates by means of the subordination, to the extent provided herein, of the Class B, Class C and Class R Certificates as described above will be accomplished (i) by the application of the Available Distribution Amount in the order specified under 'Distributions on the Certificates' above and (ii) if the Available Distribution Amount on such Distribution Date is not sufficient to permit the distribution of the entire Class A Formula Principal Distribution Amount and all previously undistributed Unrecovered Principal Amounts to the holders of Class A Certificates, by the right of the holders of such Class A Certificates to receive any such shortfall out of future distributions of Available Distribution Amounts that would otherwise have been payable to the holders of the related Class B Certificates, Class C Certificates and the Class R Certificate, as applicable. This subordination feature is effected for the Class A Certificates by allocating principal among the Certificates on a shifting-interest payment basis as described herein.

     As described above, the distribution of principal to the holders of Class A Certificates is intended to include the Principal Balance of each Mortgage Loan that became a Liquidated Mortgage Loan during the related Principal Prepayment Period. A 'LIQUIDATED MORTGAGE LOAN' is, generally, a defaulted Mortgage Loan as to which all amounts that the Master Servicer believes can be recovered with respect to such Mortgage Loan or the property acquired in respect thereof have been recovered. If the Liquidation Proceeds, net of related Liquidation Expenses and any Advances in respect thereof, allocable to principal from such Liquidated Mortgage Loan are less than the principal balance of such Liquidated Mortgage Loan, the deficiency may, in effect, be absorbed by the holders of the Class B Certificates since a portion of future Available Distribution Amounts funded by future principal collections on the Mortgage Loans, up to the aggregate amount of such deficiencies, that would otherwise have been distributable to them may be paid to the holders of the Class A Certificates or to the Certificate Insurer or the Surety Bond Provider. No assurance can be given that the Class A Certificates will not experience any losses.

     If, due to losses and delinquencies, the Available Distribution Amount for any Distribution Date is not sufficient to cover, in addition to interest distributable to the holders of the Class A and Class B Certificates, the entire Formula Principal Distribution Amount and any Unrecovered Principal Amounts distributable to the holders of such Class A Certificates on such Distribution Date, then the amount of the Pool Scheduled Principal Balance available to the Class B Certificates (i.e., such Pool Scheduled Principal Balance less the Class A Principal Balance) on future Distribution Dates will be reduced. If, because of liquidation losses, the Pool Scheduled Principal Balance were to decrease disproportionately faster than distributions to the Class A Certificateholders reduce the Class A Principal Balance, the level of protection afforded to the Class A Certificateholders by the subordination of the Class B Certificates (i.e., the percentage of the Pool Scheduled Principal Balance available to the Class B Certificates) would be reduced. But for the effect of the Certificate Insurance Policy, the holders of Class A Certificates will bear all losses and delinquencies on the Mortgage Loans, and could incur losses on their investment, if the Pool Scheduled Principal Balance becomes equal to or less than the aggregate outstanding Principal Balance of such Class A Certificates.

CERTIFICATE INSURANCE POLICY

     The Company will obtain the Certificate Insurance Policy, which will be issued by the Certificate Insurer in favor of the Trustee and will provide for payment of Insured Amounts (as defined herein) in accordance with the terms of the Certificate Insurance Policy solely for the benefit of the holders of the Class A Certificates. The Certificate Insurance Policy is non-cancelable. See 'The Certificate Insurance Policy and the Certificate Insurer' herein.

     The Certificate Insurer is required to pay Insured Amounts to the Trustee as paying agent on the later of the applicable Distribution Date or the Business Day next following the Business Day on which the Certificate Insurer receives a notice of Nonpayment (as defined herein) in accordance with and subject to the terms of the Certificate Insurance Policy. The Certificate Insurer is not responsible for the application of any Insured Amount subsequent to the receipt thereof by the Trustee.

     The Certificate Insurance Policy does not cover shortfalls, if any, attributable to the liability of the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC or the Trustee for withholding taxes, if any (including interest and penalties in respect of any such liability). In addition, the Certificate Insurance Policy does not protect against the adverse consequences of, and does not guarantee, any specified rate of prepayments and does not protect against any risk other than Nonpayment, including failure of the Trustee to make any Insured Payment (as defined herein) due to holders of the Class A Certificates. In addition, the Certificate Insurance Policy does not cover any Net Interest Shortfalls in respect of the Class A Certificates. The Certificate Insurer has the right to terminate the Trust Fund, causing the transfer of amounts in certain accounts and the acceleration of the Class A Certificates, under certain circumstances if the Pool Scheduled Principal Balance becomes less than 10% of the aggregate principal balance of the Initial Mortgage Loans as of the Cut-off Date and the Subsequent Mortgage Loans on their respective Subsequent Cut-off Dates.

ASSIGNMENT OF MORTGAGE LOANS

     The Company will cause the Initial Mortgage Loans to be assigned to the Trustee, on behalf of the Trust Fund, together with all principal and interest collected on or with respect to the Mortgage Loans due after the Cut-off Date (it being understood that payments of principal and interest first due on the Mortgage Loans on or before the Cut-off Date shall not be conveyed to the Trustee). The Trustee will, concurrently with such assignment, authenticate and deliver the Certificates. The Subsequent Mortgage

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
Loans will be assigned to the Trustee from time to time during the Pre-Funding Period. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the Agreement (the 'MORTGAGE LOAN SCHEDULE'). The Mortgage Loan Schedule specifies, among other things, with respect to each Mortgage Loan, the original principal amount and the unpaid principal balance as of the Cut-off Date or its Subsequent Cut-off Date, as applicable; the Monthly Payment as of the Cut-off Date or its Subsequent Cut-off Date, as applicable; the months remaining to maturity of the Mortgage Loan; the Margin; and the Mortgage Rate as of the Cut-off Date or its Subsequent Cut-off Date, as applicable.

     The Mortgage Notes and Mortgages and certain other documents (the 'MORTGAGE FILES') will be delivered by the Master Servicer to the Trustee or a custodian of the Trust Fund within 21 days after the date of the initial issuance of the Certificates, and at least 50% of the Mortgage Notes for the Initial Mortgage Loans will have been delivered by such issuance date. The Mortgage Files for the Subsequent Mortgage Loans will be delivered to the Trustee or the custodian within the same time limits in relation to the dates of their respective assignments to the Trustee, on behalf of the Trust Fund. The Trustee, or the custodian, will review each Mortgage File (or copies thereof) and if any document required to be included in any Mortgage File is found to be defective in any material respect and such defect is not cured within 60 days (or such longer period as may be agreed to by the Trustee or the custodian) following notification thereof to the Master Servicer by the Trustee or the custodian, the Master Servicer will repurchase or substitute for such Mortgage Loan in the manner set forth under 'The Pooling and Servicing Agreement -- Assignment of Mortgage Assets -- Assignment of the Mortgage Loans' in the Prospectus and as set forth in the Agreement.

     The assignments of the Mortgages to the Trustee, on behalf of the Trust Fund, will not be recorded. However, if ML & Co.'s long-term unsecured debt is rated below A - by Standard & Poor's or A3 by Moody's Investors Service, Inc., the Master Servicer will be obligated to cause the assignments of the Mortgages to be recorded in the appropriate public records unless there shall have been delivered an opinion of counsel satisfactory to the Company, the Certificate Insurer and the Trustee that such recording is not required to protect the Trust Fund's interest in the Mortgage Loans. Any Mortgage Loans for which assignments are required to be recorded but are not recorded within the time required under the Agreement shall be repurchased as described under 'The Pooling and Servicing Agreement -- Assignment of Mortgage Assets -- Assignment of the Mortgage Loans' in the Prospectus and as set forth in the Agreement.

AMENDMENTS TO MORTGAGE LOAN DOCUMENTS

     In connection with the servicing of the Mortgage Loans, the Master Servicer may at the request of a borrower or at its own initiative agree to modify the Mortgage Note or Mortgage relating to a Mortgage Loan or waive compliance by the borrower with any provision of the Mortgage Note or Mortgage, provided that any such modification or waiver (i) does not extend the scheduled maturity date of, modify the interest rate payable under (except as required by law or as contemplated by the Mortgage Note), or constitute a cancellation or discharge of the outstanding principal balance under such Mortgage Loan, (ii) is not inconsistent with the Master Servicer's then current practice respecting comparable mortgage loans held in its own portfolio, or (iii) does not materially and adversely affect the security afforded by the Mortgaged Property; provided, however, that the Master Servicer may agree to changes to the terms of a Mortgage Note or Mortgage which would otherwise be violative of clauses (i) and (iii) above if (a) the Master Servicer has determined that such changes are necessary to avoid prepayment of the related Mortgage Loan or to accommodate the request of a borrower to extend the scheduled maturity date of the related Mortgage Loan and such changes are consistent with prudent business practice,
(b) the Master Servicer repurchases the related Mortgage Loan on the business day preceding the Distribution Date immediately following the Principal Prepayment Period during which such changes were made and (c) such changes and subsequent repurchase will not affect the Upper-Tier REMIC or the Lower-Tier REMIC status of the Trust Fund as evidenced by an opinion of counsel. Any such repurchase will be accomplished in the manner described under 'Description of the Certificates -- Assignment of Mortgage Loans' herein.

SERVICING AND INSURANCE

     The Mortgage Loans will be serviced in accordance with procedures as described generally in the Prospectus under 'The Pooling and Servicing Agreement' and as set forth in the Agreement.

     Except as described below, when any Mortgaged Property is conveyed by the Mortgagor, the Master Servicer may, but is not obligated to, enforce any due-on-sale clause contained in the Mortgage Loan, to the extent permitted under applicable law and governmental regulations. Acceleration of Mortgage Loans as a result of enforcement of such 'due-on-sale' provisions in connection with transfers of the related Mortgaged Properties will affect the level of prepayments on the Mortgage Loans, thereby affecting the weighted average life of the Class A Certificates. See 'Yield and Prepayment Considerations' in the Prospectus and 'Prepayment and Yield Considerations' herein. If the Master Servicer elects not to enforce any due-on-sale clause or is prevented from enforcing such due-on-sale clause under applicable law, the Master Servicer is authorized to enter into an assumption and modification agreement with the person to whom such Mortgaged Property has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Loan.

     The Master Servicer will cause to be maintained for each Mortgage Loan a Standard Hazard Insurance Policy in an amount equal to the replacement cost of the improvements securing such Mortgage Loan or the outstanding principal balance of such Mortgage Loan, whichever is less. See 'The Pooling and Servicing Agreement -- Hazard Insurance' in the Prospectus. No Mortgage Pool Insurance Policy, Special Hazard Insurance Policy or Mortgagor Bankruptcy Insurance will be maintained with respect to the Mortgage Pool, nor will any Mortgage Loan included in the Mortgage Pool be subject to FHA Insurance or VA Guaranty or, except for 1.55% of the Initial Mortgage Loans (by Cut-off Date Principal Balance), be covered by a Primary Mortgage Insurance Policy.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     The Master Servicer will be paid a monthly Servicing Fee (including any sub-servicing compensation) with respect to each Mortgage Loan in an amount equal to approximately one-twelfth of 0.25% of the principal balance of each Mortgage Loan (the 'SERVICING FEE RATE'). Such fee shall only be payable at the time of and with respect to those Mortgage Loans for which payment is in fact made of the entire amount of monthly payments. The Master Servicer will not receive excess interest or excess proceeds as additional servicing compensation. See 'Certain Federal Income Tax Consequences' herein and in the Prospectus. The Master Servicer will receive any net investment earnings on the Certificate Account. If a Correspondent Trailing Premium is applicable to a Mortgage Loan, it will be deducted out of the interest collections on such Mortgage Loan.

     The Master Servicer is obligated to pay certain ongoing expenses associated with the Mortgage Pool and incurred by the Master Servicer in connection with its responsibilities under the Agreement. See 'The Pooling and Servicing Agreement -- Servicing and Other Compensation and Payment of Expenses' in the Prospectus for information regarding other possible compensation to the Master Servicer and for information regarding expenses payable by the Master Servicer.

     The Servicing Fee in respect of a month will be applied to make up any Prepayment Interest Shortfall experienced on any prepayment of a Mortgage Loan in such month in respect of which less than one month's interest is collected in respect of such month. A 'PREPAYMENT INTEREST SHORTFALL' in respect of a Mortgage Loan is the amount by which interest paid by the Mortgagor in connection with a principal prepayment of such Mortgage Loan is less than one month's interest at the related Mortgage Rate on the amount prepaid. See 'Prepayment and Yield Considerations'. No assurance can be given that the amount of the Servicing Fee will be sufficient for such purpose.

     In addition, after giving effect to the preceding paragraph, the balance of the Servicing Fee in respect of a month will be applied to make up the amount, if any, by which (i) the interest accrued on the Certificates (calculated on the assumption that the sum of the Class A Principal Balance and the Class B Principal Balance is equal to the Pool Scheduled Principal Balance) at the weighted-average of the applicable Class A Pass-Through Rate and the Class B Pass-Through Rate for the related Accrual Period exceeds (ii) the sum of (a) the interest due on the Mortgage Loans on the Due Date in such Accrual Period (calculated on the assumption that there were no prepayments of the Mortgage Loans during the month preceding such Due Date) at the then respective Net Mortgage Rates and (b) during

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
the Pre-Funding Period, one month's interest on the amount in the Pre-Funding Account at the weighted average Net Mortgage Rate for the Mortgage Loans. If the Class A and Class B Pass-Through Rates for an Accrual Period are equal to the related Weighted Average Net Mortgage Rate, the amount in clause (i) could in certain circumstances be greater than the amount in clause (ii) because interest will accrue on the Mortgage Loans on the basis of a year consisting of twelve 30-day months and interest on the Class A and Class B Certificates will accrue on the basis of the actual number of days in the Accrual Period (which could be more than 30) divided by 360. No assurance can be given that the Servicing Fee will be sufficient to cover any such differential. However, the Certificate Insurance Policy would, in effect, cover such differential to the extent, if any, that it causes a Distribution Account Shortfall after giving effect to the application of the Servicing Fee as described in this paragraph. See 'The Certificate Insurance Policy and the Certificate Insurer'.

OPTIONAL PURCHASE OF DEFAULTED MORTGAGE LOANS

     The Master Servicer may, in its sole discretion, purchase from the Trust Fund any Mortgage Loan as to which a Monthly Payment is 90 or more days delinquent. Any such purchase will be at a price equal to 100% of the Principal Balance of such Mortgage Loan, plus any unreimbursed Advances in respect thereof, together with accrued interest thereon at the Mortgage Rate from the date through which interest was last paid by the related borrower or advanced by the Master Servicer to the end of the Principal Prepayment Period preceding the Distribution Date on which the proceeds of such purchase are required to be distributed.

ADVANCES

     The Master Servicer is obligated to make Advances of cash each month, which will be part of the Available Distribution Amount and therefore also available to the Class B Certificateholders, equal to the amount of the delinquent Monthly Payments due on the immediately preceding Due Date and not paid. The Master Servicer is under no obligation to make an Advance with respect to any Mortgage Loan if the Master Servicer determines, in its sole discretion, that such Advance will not be recoverable from future payments and collections on such Mortgage Loans based upon its general experience in servicing mortgage loans, its assessment of the likelihood of ultimate payment by the related Mortgagors and its estimate of Liquidation Proceeds. The Master Servicer will be reimbursed for Advances out of the related late collections and Liquidation Proceeds. The Master Servicer will be reimbursed for Advances that it determines will not be recoverable out of related late collections and Liquidation Proceeds ('NONRECOVERABLE ADVANCES') from funds in the Certificate Account. Advances are intended to maintain a regular flow of scheduled interest payments to the Class A Certificateholders, not to guarantee or insure against losses. Accordingly, any funds so advanced are recoverable by the Master Servicer out of amounts received on Mortgage Loans. Advances are required to be deposited in the Certificate Account by the second Business Day prior to the related Distribution Date. The Master Servicer may make an Advance (i) out of its own funds, (ii) out of funds in the Certificate Account that are not part of the Available Distribution Amount for the related Distribution Date or (iii) by any combination of clauses (i) and (ii). Advances made pursuant to clause (ii) must be restored from the Master Servicer's funds when such amounts are required to be distributed as part of an Available Distribution Amount.

OPTIONAL TERMINATION

     The Master Servicer may, at its option, and, in the absence of the exercise thereof by the Master Servicer, the Certificate Insurer may, at its option, repurchase from the Mortgage Pool all Mortgage Loans remaining outstanding on any Distribution Date when the Pool Scheduled Principal Balance is less than 10% of the aggregate principal balance of the Initial Mortgage Loans as of the Cut-off Date and the Subsequent Mortgage Loans as of their respective Subsequent Cut-off Dates. The repurchase price to be distributed to Certificateholders will equal the greatest of (i) the aggregate Principal Balances of the Mortgage Loans plus accrued interest thereon at the related Net Mortgage Rate, plus the appraised value of any property acquired in respect of a Mortgage Loan, less, if the Master Servicer is the purchaser, any unreimbursed advances previously made by the Master Servicer with respect to an acquired property, (ii) the fair market value of the Mortgage Loans and any property acquired in respect of a Mortgage Loan (as determined by the Master Servicer) less, if the Master Servicer is the purchaser, any unreimbursed advances previously made by the Master Servicer with respect to an acquired property and (iii) the sum of (a) the aggregate of the Class A Principal Balance together with one month's interest at the Class A Pass-Through Rate and any Class A Unpaid Interest Shortfall and (b) the sum of the Class B Principal Balance together with one month's interest at the Class B Pass-Through Rate and any previously undistributed shortfall in interest due on the Class B Certificates on prior Distribution Dates. The repurchase price will be distributed to Certificateholders in the month following the month of repurchase, first to the Class A Certificateholders to the extent of the amount in clause (iii)(a) and then in accordance with the Agreement.

MISCELLANEOUS

     In determining the percentage of the Trust Fund evidenced by a Certificate for purposes of determining the consent of Certificateholders or other action by Certificateholders as discussed under 'The Pooling and Servicing
Agreement -- Amendment' in the Prospectus, such percentage shall be based upon the relative outstanding Principal Balances of the Certificates. Amendments to the Agreement requiring the consent of Certificateholders shall require only the consent of the holders of Certificates of each Class affected thereby, evidencing, as to such Class, Percentage Interests aggregating at least 66%. Amendments to the Agreement may be made only with the prior written consent of the Certificate Insurer and the Surety Bond Provider. Certain other actions under the Agreement also require the prior written consent of the Certificate Insurer and the Surety Bond Provider. The Certificate Insurer and the Surety Bond Provider may direct the Trustee to waive any default by the Master Servicer under the Agreement, except that a default in making any required distribution on any Certificate may only be waived by the affected Certificateholder. Upon an Event of Default, the Trustee may terminate the rights of the Master Servicer only with the consent of the Certificate Insurer and the Surety Bond Provider, and shall terminate the Master Servicer at the direction of the Certificate Insurer and the Surety Bond Provider.

     A successor Master Servicer, if any, will become obligated to purchase Convertible Mortgage Loans that convert to a fixed rate after such successor becomes the Master Servicer only if such successor Master Servicer, at its discretion, elects to obligate itself to make such purchases. A terminated Master Servicer (including the initial Master Servicer) will not be obligated to make such purchases after its termination as Master Servicer.

REGISTRATION OF CLASS A CERTIFICATES

     The Class A Certificates will initially be registered in the name of Cede, the nominee of DTC. Certificateholders may hold their Certificates through DTC (in the United States) or CEDEL or Euroclear (each as defined below) (in Europe) if they are participants of such systems, or indirectly through organizations that are participants in such systems.

     Cede, as nominee for DTC, will hold the global Class A Certificates. CEDEL and Euroclear will hold omnibus positions on behalf of the CEDEL Participants and the Euroclear Participants (each as defined below), respectively, through customers' securities accounts in CEDEL's and Euroclear's names on the books of their respective depositaries (collectively, the 'DEPOSITARIES') which in turn will hold such positions in customers' securities accounts in the Depositaries' names on the books of DTC.

     DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a 'clearing corporation' within the meaning of the New York Uniform Commercial Code, and a 'clearing agency' registered pursuant to the provisions of Section 17A of the 1934 Act. DTC accepts securities for deposit from its participating organizations ('PARTICIPANTS') and facilitates the clearance and settlement of securities transactions between Participants in such securities through electronic book-entry changes in accounts of Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks and trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly.

     Transfers between Participants will occur in accordance with DTC rules. Transfers between CEDEL Participants and Euroclear Participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through CEDEL Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Cedel Participants and Euroclear Participants may not deliver instructions directly to the Depositaries.

     Because of time-zone differences, credits of securities in CEDEL or Euroclear as a result of a transaction with a Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant CEDEL Participant or Euroclear Participant on such business day. Cash received in CEDEL or Euroclear as a result of sales of securities by or through a CEDEL Participant or a Euroclear Participant to a Participant will be received with value on the DTC settlement date but will be available in the relevant CEDEL or Euroclear cash account only as of the business day following settlement in DTC.

     Certificate Owners who are not Participants but desire to purchase, sell or otherwise transfer ownership of Class A Certificates may do so only through Participants (unless and until Definitive Class A Certificates, as defined below, are issued). In addition, Certificate Owners will receive all distributions of principal of and interest on the Class A Certificates from the Trustee through DTC and Participants. Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the Class A Certificates, except under the limited circumstances described below.

     Unless and until Definitive Class A Certificates (as defined below) are issued, it is anticipated that the only 'Certificateholder' of the Class A Certificates will be Cede, as nominee of DTC. Certificate Owners will not be Certificateholders as that term is used in the Agreement. Certificate Owners are only permitted to exercise the rights of Certificateholders indirectly through Participants and DTC.

     While the Class A Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Class A Certificates and is required to receive and transmit distributions of principal of, and interest on, the Class A Certificates. Unless and until Definitive Class A Certificates are issued, Certificate Owners who are not Participants may transfer ownership of Class A Certificates only through Participants by instructing such Participants to transfer Class A Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Class A Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited.

     Class A Certificates will be issued in registered form to Certificate Owners, or their nominees, rather than to DTC (such Certificates being referred to herein as 'DEFINITIVE CLASS A CERTIFICATES'), only if (i) DTC or the Company advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the Class A Certificates and the Company or the Trustee is unable to locate a qualified successor, (ii) the Company, at its sole option and with the consent of the Trustee, elects to terminate the book-entry system through DTC or (iii) after the occurrence of an Event of Default, DTC, at the direction of Certificate Owners having a majority in Percentage Interests of the Class A Certificates together, advises the Trustee in writing that the continuation of a book-entry system through DTC (or a successor thereto) to the exclusion of any physical certificates being issued to Certificate Owners is no longer in the best interest of Certificate Owners. Upon issuance of Definitive Class A Certificates to Certificate Owners, such Certificates will be transferable directly (and not exclusively on a book-entry basis) and registered holders will deal directly with the Trustee with respect to transfers, notices and distributions.

     DTC has advised the Company and the Trustee that, unless and until Definitive Class A Certificates are issued, DTC will take any action permitted to be taken by a holder of Class A Certificates under the Agreement only at the direction of one or more Participants to whose DTC account the Class A Certificates are credited. DTC has advised the Company that DTC will take such action with respect to any Percentage Interests of the Class A Certificates only at the direction of and on behalf of such Participants with respect to such Percentage Interests of the Class A Certificates. DTC may take actions, at the direction of the related Participants, with respect to some Class A Certificates which conflict with actions taken with respect to other Class A Certificates.

     Cedel Bank, societe anonyme ('CEDEL') is incorporated under the laws of Luxembourg as a professional depository. CEDEL holds securities for its participating organizations ('CEDEL PARTICIPANTS') and facilitates the clearance and settlement of securities transactions between CEDEL Participants through electronic book-entry changes in accounts of CEDEL Participants, thereby eliminating the need for physical movement of certificates. Transactions may be settled in CEDEL in any of 28 currencies, including United States dollars. CEDEL provides to its CEDEL Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. CEDEL interfaces with domestic markets in several countries. As a professional depository, CEDEL is subject to regulation by the Luxembourg Monetary Institute. CEDEL Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters of any class of Certificates. Indirect access to CEDEL is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a CEDEL Participant, either directly or indirectly.

     The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System ('EUROCLEAR PARTICIPANTS') and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in any of 32 currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office (the 'EUROCLEAR OPERATOR' or 'EUROCLEAR'), under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation (the 'EUROCLEAR COOPERATIVE'). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Euroclear Cooperative. The Euroclear Cooperative establishes policy for the Euroclear System on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the 'TERMS AND CONDITIONS'). The Terms and Conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the

Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions with respect to Certificates held through CEDEL or Euroclear will be credited to the cash accounts of CEDEL Participants or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See 'Certain Federal Income Tax Consequences'. CEDEL or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a Certificate Owner under the Agreement on behalf of a CEDEL Participant or Euroclear Participant only in accordance with its relevant rules and procedures and subject to its Depositary's ability to effect such actions on its behalf through DTC.

     Although DTC, CEDEL and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Class A Certificates among participants of DTC, CEDEL and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     In the event that any of DTC, Cedel or Euroclear should discontinue its services, the Company would seek an alternative depositary (if available) or cause the issuance of Definitive Class A Certificates to Certificate Owners or their nominees in the manner described above.

     Issuance of the Class A Certificates in book-entry form rather than as physical certificates may adversely affect the liquidity of the Class A Certificates in the secondary market and the ability of Certificate Owners to pledge them. In addition, since distributions on the Class A Certificates will be made by the Trustee to DTC and DTC will credit such distributions to the accounts of its Participants, which will further credit them to the accounts of indirect participants of Certificate Owners, Certificate Owners may experience delays in the receipt of such distributions.

THE TRUSTEE

     Bankers Trust Company of California, N.A., a national banking association, will act as Trustee of the Trust Fund. The mailing address of the Trustee's corporate trust office is 3 Park Plaza, 16th Floor, Irvine, California 92614 and its telephone number is (714) 253-7575.

     The Trustee may resign at any time, in which event the Master Servicer will be obligated to appoint a successor Trustee. The Master Servicer may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Agreement or if the Trustee becomes insolvent. Upon becoming aware of such circumstances, the Master Servicer will be obligated to appoint a successor Trustee. If a downgrading in the credit rating of the Trustee would materially adversely affect the rating of the Class A Certificates, the Master Servicer, under certain circumstances, may remove the Trustee and appoint a successor Trustee. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment of the successor Trustee.

          THE CERTIFICATE INSURANCE POLICY AND THE CERTIFICATE INSURER

     The following information has been supplied by the Certificate Insurer for inclusion in this Prospectus Supplement. No representation is made by the Underwriter, the Company, the Trustee, MLCC or any of their affiliates as to the accuracy or completeness of any such information.

     The Certificate Insurer, in consideration of the payment of the premium and subject to the terms of the Certificate Insurance Policy, unconditionally and irrevocably guarantees that an amount equal to each full and complete Insured Amount will be received by the Trustee for distribution to holders of the Class A Certificates in accordance with the terms of the Agreement (as defined below). The Certificate Insurer's obligations under the Certificate Insurance Policy with respect to a particular Insured Amount shall be finally and completely discharged to the extent funds equal to the applicable Insured Amount are received from the Certificate Insurer by the Trustee. The Certificate Insurer is not responsible for the application of any Insured Amount subsequent to the receipt thereof by the Trustee. Insured Amounts shall be paid only at the time set forth in the Certificate Insurance Policy.

     Notwithstanding the foregoing paragraph, the Certificate Insurance Policy does not cover shortfalls, if any, attributable to the liability of the Trust Fund or the Trustee for withholding taxes, if any (including interest and penalties in respect of any such liability). The Certificate Insurance Policy does not protect against the adverse consequences of, and does not guarantee, any specified rate of prepayments nor protect against any risk other than Nonpayment, including failure of the Trustee to make any Insured Payment due to holders of the Class A Certificates. In addition, the Certificate Insurance Policy does not cover any Net Interest Shortfalls in respect of the Class A Certificates.

     In the event the Trustee has notice that any payment of principal or interest which has been made to a holder of the Class A Certificates by or on behalf of the Trustee has been deemed a preferential transfer and theretofore recovered from its registered owner pursuant to the United States Bankruptcy Code in accordance with a final, nonappealable order of a court of competent jurisdiction, the Certificate Insurer will make payment to the Trustee in respect thereof.

     The Certificate Insurer will pay in immediately available funds any amount payable under the Certificate Insurance Policy from its own funds on the later of (a) the Business Day next following the Business Day on which the Certificate Insurer receives a notice of Nonpayment or (b) the applicable Distribution Date. Such payments shall be made only upon presentation of an instrument in form and substance satisfactory to the Certificate Insurer who shall be subrogated to all rights of the holders of the Class A Certificates to payment on the Class A Certificates to the extent of the Insured Payments so made. Once payments of the Insured Amounts have been made to the Trustee, the Certificate Insurer shall have no further obligation in respect of such Insured Amounts.

     As used in the Certificate Insurance Policy, the following terms have the following meanings:

          'AGREEMENT' means the Pooling and Servicing Agreement dated as of November 1, 1997, by and among the Company, the Master Servicer and the Trustee without regard to any amendment or supplement thereto without the prior consent of the Certificate Insurer.

          'BUSINESS DAY' means any day other than a Saturday, Sunday or any day on which national banks in the States of New York, California or Florida are authorized or obligated by law or executive order to close.

          'INSURED AMOUNT' and 'NONPAYMENT' mean with respect to any Distribution Date the sum of (i) the Distribution Account Shortfall for such Distribution Date and (ii) any Preference Amount.

          'INSURED PAYMENT' means with respect to any Distribution Date the Insured Amount for such Distribution Date paid to the Trustee by the Certificate Insurer.

          'PREFERENCE AMOUNT' means any payment of principal or interest which has been made to a holder of the Class A Certificates by or on behalf of the Trustee which has been deemed a preferential transfer and theretofore recovered from its registered owner pursuant to the United States Bankruptcy Code in accordance with a final, nonappealable order of a court of competent jurisdiction.

     The Certificate Insurance Policy is being issued under and pursuant to, and shall be construed under, the laws of the State of California, without giving effect to the conflict of laws principles thereof.

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
     In the event that Ambac Assurance Corporation were to become insolvent, any claims arising under the policy would be excluded from coverage by the California Insurance Guaranty Association established pursuant to the laws of the State of California.

     The insurance provided by the Certificate Insurance Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

     The Certificate Insurance Policy is not cancelable for any reason. The premiums on the Certificate Insurance Policy are not refundable for any reason including payment, or provision being made for payment, prior to the maturity of the Class A Certificates.

     Ambac Assurance Corporation (the 'CERTIFICATE INSURER') is a Wisconsin-domiciled stock insurance corporation regulated by the Office of the Commissioner of Insurance of the State of Wisconsin and licensed to do business in 50 states, the District of Columbia, the Commonwealth of Puerto Rico and Guam. The Certificate Insurer primarily insures newly-issued municipal and structured finance obligations. The Certificate Insurer is a wholly-owned subsidiary of Ambac Financial Group, Inc. (formerly AMBAC Inc.), a 100% publicly-held company. Moody's, S&P and Fitch Investors Service, L.P. have each assigned a triple-A claims-paying ability rating to the Certificate Insurer.

     The consolidated financial statements of the Certificate Insurer and its subsidiaries as of December 31, 1996 and December 31, 1995 and for the three years ended December 31, 1996, prepared in accordance with generally accepted accounting principles, included in the Current Report on Form 8-K of AMBAC Inc. (which was filed with the Securities and Exchange Commission (the 'COMMISSION') on March 12, 1997; Commission File No. 1-10777) and the consolidated financial statements of the Certificate Insurer and its subsidiaries as of September 30, 1997 and for the periods ending September 30, 1997 and September 30, 1996, included in the Quarterly Report on Form 10-Q of Ambac Financial Group, Inc. for the period ended September 30, 1997 (which was filed with the Commission on November 14, 1997) are hereby incorporated by reference into this Prospectus Supplement and shall be deemed to be a part hereof. Any statement contained in a document incorporated herein by reference shall be modified or superseded for the purposes of this Prospectus Supplement to the extent that a statement contained herein by reference herein also modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus Supplement.

     All financial statements of the Certificate Insurer and its subsidiaries included in documents filed by Ambac Financial Group, Inc. with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus Supplement and prior to the termination of the offering of the Class A Certificates shall be deemed to be incorporated by reference into this Prospectus Supplement and to be a part hereof from the respective dates of filing such documents.

     The data presented below under the caption 'Consolidated Capitalization Table' as of December 31, 1994, December 31, 1995, December 31, 1996 and September 30, 1997, respectively, are derived from the consolidated financial statements of the Certificate Insurer prepared in conformity with generally accepted accounting principles.

                          AMBAC ASSURANCE CORPORATION
                       CONSOLIDATED CAPITALIZATION TABLE

                                                       DECEMBER 31,    DECEMBER 31,    DECEMBER 31,    SEPTEMBER 30,
                                                           1994            1995            1996            1997
                                                       ------------    ------------    ------------    -------------
                                                                  (DOLLARS IN MILLIONS)                 (UNAUDITED)

Unearned premiums...................................      $  840          $  906          $  995          $ 1,047
Other liabilities...................................         136             295             259              311
                                                       ------------    ------------    ------------    -------------
Total liabilities...................................         976           1,201           1,254            1,358
                                                       ------------    ------------    ------------    -------------
Stockholder's equity:
     Common stock...................................          82              82              82               82
     Additional paid-in capital.....................         444             481             515              521
     Unrealized gains (losses) on investments, net
       of tax.......................................         (46)             87              66               89
     Retained earnings..............................         782             907             992            1,130
                                                       ------------    ------------    ------------    -------------
Total stockholder's equity..........................       1,262           1,557           1,655            1,822
                                                       ------------    ------------    ------------    -------------
Total liabilities and stockholder's equity..........      $2,238          $2,758          $2,909          $ 3,180
                                                       ------------    ------------    ------------    -------------
                                                       ------------    ------------    ------------    -------------

     For additional financial information concerning the Certificate Insurer, see the audited and unaudited financial statements of the Certificate Insurer incorporated by reference herein. Copies of the financial statements of the Certificate Insurer incorporated herein by reference and copies of the Certificate Insurer's annual statement for the year ended December 31, 1996 prepared in accordance with statutory accounting standards are available, without charge, from the Certificate Insurer. The address of the insurer's administrative offices and its telephone number are One State Street Plaza, 17th Floor, New York, New York 10004 and (212) 668-0340.

     The Certificate Insurer makes no representation regarding the Certificates or the advisability of investing in the Certificates and makes no representation regarding, nor has it participated in the preparation of, the Prospectus or the Prospectus Supplement other than the information supplied by the Certificate Insurer and presented under the heading 'The Certificate Insurance Policy and the Certificate Insurer.'

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     For federal income tax purposes, the Trust Fund (exclusive of the rights in respect of the Additional Collateral and of the Pre-Funding Account) will consist of two segregated asset pools (the 'Upper-Tier REMIC' and the 'Lower-Tier REMIC'), the first of which shall consist of the Mortgage Loans and the second of which shall consist of the regular interests in the Lower-Tier REMIC. Elections will be made to treat each pool as a separate 'real estate mortgage investment conduit' ('REMIC') for federal income tax purposes. The Class A Certifcates, Class B Certificates and Class C Certificates will be designated as 'regular interests' in the Upper-Tier REMIC and the Class R Certificates will represent the 'residual interest' in each of the Upper-Tier and Lower-Tier REMICs.

     The Class A Certificates may be treated as having been issued with original issue discount. The prepayment assumption that will be used for purposes of computing original issue discount, if any, for federal income tax purposes is a CPR of 15%. No representation is made that the Mortgage Loans will, in fact, prepay at this or any other rate.

     See 'Certain Federal Income Tax Consequences' in the Prospectus.

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                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ('ERISA'), imposes certain restrictions on employee benefit plans that are subject to ERISA ('PLANS') and on persons who are fiduciaries with respect to such Plans. See 'ERISA Considerations' in the Prospectus.

     The U.S. Department of Labor (the 'DOL') has granted to Merrill Lynch, Pierce, Fenner & Smith Incorporated (the 'UNDERWRITER') an administrative exemption (Prohibited Transaction Exemption 90-29, Exemption Application No. D-8012, Fed. Reg. 21459 (1990)) (the 'EXEMPTION') from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates representing interests in asset-backed pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The receivables covered by the Exemption apply to mortgage loans such as the Mortgage Loans in the Trust Fund. The Exemption will apply to the acquisition, holding and resale of the Class A Certificates by a Plan, provided that certain conditions (certain of which are described below) are met.

     Among the conditions which must be satisfied for the Exemption to apply to the Class A Certificates are the following:

          (1) The acquisition of the Class A Certificates by a Plan is on terms (including the price for the Class A Certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

          (2) The rights and interests evidenced by the Class A Certificates acquired by the Plan are not subordinate to the rights and interests evidenced by other certificates of the Trust Fund;

          (3) The Class A Certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from either Standard & Poor's, Moody's, Duff & Phelps Inc. or Fitch Investors Service, Inc.;

          (4) The Trustee is not an affiliate of any member of the Restricted Group (as defined below);

          (5) The sum of all payments made to the Underwriter in connection with the distribution of the Class A Certificates represents not more than reasonable compensation for underwriting the Class A Certificates. The sum of all payments made to and retained by the Company pursuant to the sale of the Class A Certificates to the Trust Fund represents not more than the fair market value of such Mortgage Loans. The sum of all payments made to and retained by the Master Servicer represents not more than reasonable compensation for the Master Servicer's services under the Agreement and reimbursement of the Master Servicer's reasonable expenses in connection therewith; and

          (6) The Plan investing in the Class A Certificates is an 'accredited investor' as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     Moreover, the Exemption would provide relief from certain self-dealing/conflict of interest prohibited transactions only if, among other requirements, (i) in the case of the acquisition of Class A Certificates in connection with the initial issuance, at least fifty (50) percent of the Class A Certificates are acquired by persons independent of the Restricted Group (as defined below), (ii) the Plan's investment in Class A Certificates does not exceed twenty-five (25) percent of all of the Class A Certificates outstanding at the time of the acquisition and (iii) immediately after the acquisition, no more than twenty-five (25) percent of the assets of the Plan are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity. The Exemption does not apply to Plans sponsored by the Company, the Underwriter, the Trustee, the Master Servicer, any obligor with respect to Mortgage Loans included in the Trust Fund constituting more than five percent of the aggregate unamortized principal balance of the assets in the Trust Fund, or any affiliate of such parties (the 'RESTRICTED GROUP').

     The Company believes that the Exemption will apply to the acquisition and holding by Plans of the Class A Certificates sold by the Underwriter and that all conditions of the Exemption other than those within the control of the investors have been met. In addition, as of the date hereof, no obligor with respect to Mortgage Loans included in the Trust Fund constitutes more than five percent of the aggregate unamortized principal balance of the assets of the Trust Fund.

     On July 21, 1997, the DOL published in the Federal Register an amendment to the Exemption which extends exemptive relief to certain mortgage-backed and asset-backed securities transactions using pre-funding accounts for trusts issuing pass-through certificates. The amendment generally allows mortgage loans (the 'OBLIGATIONS') supporting payments to certificateholders, and having a value equal to no more than twenty-five percent (25%) of the total principal amount of the certificates being offered by the trust, to be transferred to the trust within the Pre-Funding Period instead of requiring that all such Obligations be either identified or transferred on or before the closing date. The relief is available when the following conditions are met:

          (1) The ratio of the amount allocated to the pre-funding account to the total principal amount of the certificates being offered (the 'PRE-FUNDING LIMIT') must not exceed twenty-five percent (25%).

          (2) All Obligations transferred after the closing date (the 'ADDITIONAL OBLIGATIONS') must meet the same terms and conditions for eligibility as the original Obligations used to create the trust, which terms and conditions have been approved by a rating agency.

          (3) The transfer of such Additional Obligations to the trust during the Pre-Funding Period must not result in the certificates to be covered by the Exemption receiving a lower credit rating from a rating agency upon termination of the Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the certificates by the trust.

          (4) Solely as a result of the use of pre-funding, the weighted average annual percentage interest rate (the 'AVERAGE INTEREST RATE') for all of the Obligations in the trust at the end of the Pre-Funding Period must not be more than 100 basis points lower than the average interest rate for the Obligations which were transferred to the trust on the closing date.

          (5) In order to ensure that the characteristics of the Additional Obligations are substantially similar to the original Obligations which were transferred to the trust,

             (i) the characteristics of the Additional Obligations must be monitored by an insurer or other credit support provider which is independent of the depositor; or

             (ii) an independent accountant retained by the depositor must provide the depositor with a letter (with copies provided to each rating agency rating the certificates, the related underwriter and the related trustee) stating whether or not the characteristics of the Additional Obligations conform to the characteristics described in the related prospectus or prospectus supplement and/or pooling and servicing agreement. In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the Obligations which were transferred to the trust as of the closing date.

          (6) The Pre-Funding Period must end no later than three months or 90 days after the closing date or earlier in certain circumstances if the pre-funding account falls below the minimum level specified in the pooling and servicing agreement or an event of default occurs.

          (7) Amounts transferred to any pre-funding account and/or capitalized interest account used in connection with the pre-funding may be invested only in certain permitted investments.

          (8) The related prospectus or prospectus supplement must describe:

             (i) any pre-funding account and/or capitalized interest account used in connection with a pre-funding account;

             (ii) the duration of the Pre-Funding Period;

             (iii) the percentage and/or dollar amount of the Pre-Funding Limit for the trust; and

             (iv) that the amounts remaining in the pre-funding account at the end of the Pre-Funding Period will be remitted to certificateholders as repayments of principal.

          (9) The related pooling and servicing agreement must describe the permitted investments for the pre-funding account and/or capitalized interest account and, if not disclosed in the related prospectus or prospectus supplement, the terms and conditions for eligibility of Additional Obligations.

     Employee benefit plans that are governmental plans (as defined in section 3(32) of ERISA) and certain church plans (as defined in section 3(33) of ERISA) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in the Class A Certificates without regard to the ERISA restrictions described above, subject to applicable provisions of other federal and state laws.

     Any Plan fiduciary who proposes to cause a Plan to purchase Class A Certificates should consult with its own counsel with respect to the potential consequences under ERISA and the Code, of the Plan's acquisition and ownership of Class A Certificates. Assets of a Plan or individual retirement account should not be invested in the Class A Certificates unless it is clear that the assets of the Trust Fund will not be plan assets or unless it is clear that the Exemption or a prohibited transaction class exemption will apply and exempt all potential prohibited transactions.

                        LEGAL INVESTMENT CONSIDERATIONS

     After the amount in the Pre-Funding Account has been reduced to zero, so long as the Class A Certificates are rated in one of the two highest rating categories by at least one nationally recognized statistical rating agency, the Class A Certificates will constitute 'mortgage related securities' under the Secondary Mortgage Market Enhancement Act of 1984 ('SMMEA') and, as such, will be 'legal investments' for certain types of institutional investors to the extent provided in such Act. Until the amount in the Pre-Funding Account is reduced to zero, the Class A Certificates will not be 'mortgage related securities' under SMMEA. See 'Legal Investment Considerations' in the Prospectus.

                                USE OF PROCEEDS

     Substantially all of the net proceeds to be received from the sale of the Class A Certificates will be applied by the Company to the purchase price of the Mortgage Loans and expenses connected with pooling the Mortgage Loans and issuing the Certificates and to deposit the Pre-Funded Amount into the Pre-Funding Account.

                                  UNDERWRITING

     Merrill Lynch, Pierce, Fenner & Smith Incorporated, the sole underwriter, has agreed, on the terms and conditions of the Underwriting Agreement and a Terms Agreement (together, the 'UNDERWRITING AGREEMENT') relating to the Class A Certificates, to purchase the entire principal amount of the Class A Certificates offered hereby.

     In the Underwriting Agreement, the Underwriter has agreed, subject to the terms and conditions set forth therein, to purchase all the Class A Certificates offered hereby if any Class A Certificates are purchased.

     The distribution of the Class A Certificates by the Underwriter may be effected from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined, in each case, at the time of sale. The Underwriter may effect such transactions by selling the Class A Certificates to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriter. In connection with the sale of the Class A Certificates, the Underwriter may be deemed to have received compensation from the Company in the form of underwriting compensation. The Underwriter and any dealers that participate with the Underwriter in the distribution of the Class A Certificates may be deemed to be underwriters and any commissions received by them and any profit on the resale of the Class A Certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

     The Underwriting Agreement provides that the Company will indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, or contribute to payments the Underwriter may be required to make in respect thereof.

     All of the Mortgage Loans evidenced by the Certificates will have been acquired by the Company in a privately negotiated transaction with MLCC.

     The Underwriter has represented and agreed that (i) it has not offered or sold and, prior to the expiration of the period of six months from the Closing Date, will not offer or sell any Class A Certificates to persons in the United Kingdom, except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulation 1995; (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Class A Certificates in, from or otherwise involving the United Kingdom; and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Class A Certificates to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1995, or is a person to whom such document may otherwise lawfully be issued or passed on.

                                    EXPERTS

     The consolidated financial statements of the Certificate Insurer, Ambac Assurance Corporation, as of December 31, 1996 and 1995 and for each of the years in the three year period ended December 31, 1996 have been incorporated by reference herein and in the Company's registration statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                                 LEGAL MATTERS

     Certain legal matters will be passed upon for the Company and the Underwriter by Brown & Wood LLP, New York, New York. The material federal income tax consequences of the Certificates will be passed upon for the Company by Brown & Wood LLP.

                               CERTIFICATE RATING

     It is a condition to the issuance of the Certificates that the Class A Certificates be rated AAAr by Standard & Poor's and Aaa by Moody's. Standard & Poor's assigns the additional symbol of 'r' to highlight classes of securities that Standard & Poor's believes may experience high volatility or high variability in expected returns due to non-credit risks; however, the absence of an 'r' symbol should not be taken as an indication that a class will exhibit no volatility or variability in total return.

     The ratings of Standard & Poor's and Moody's do not represent any assessment of the ability of the Master Servicer to purchase any Converting Mortgage Loan. If the Master Servicer fails to purchase a Converting Mortgage Loan that it is obligated to purchase, investors in the Class A Certificates might experience a lower than anticipated yield. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the rating agency. The ratings assigned to the Class A Certificates address the likelihood of the receipt of distributions due on the Class A Certificates according to their terms. The ratings take into consideration, among other things, the credit quality of the Mortgage Loans, the structural and legal aspects associated with the Class A Certificates, and the claims-paying ability of the Certificate Insurer. An adverse change in any of such factors or in other factors may be a basis for the downward revision or withdrawal of the rating of the Class A Certificates. The ratings assigned to the Class A Certificates do not represent any assessment of the likelihood that principal prepayments might differ from those originally anticipated. The rating does not address the possibility that the holders of the Class A Certificates might suffer a lower than anticipated yield. There can be no assurance as to whether any other rating agency will rate the Class A Certificates, or if it does, what rating it will assign to the Class A Certificates.

                            INDEX OF PRINCIPAL TERMS

                                           PAGE
                                       ---------------
Accrual Period....................          S-10, S-40
Additional Collateral.............           S-8, S-27
Additional Collateral Loans.......           S-8, S-27
Additional Obligations............                S-58
Advances..........................                S-14
Agreement.........................     S-5, S-18, S-54
Available Distribution Amount.....          S-10, S-40
Average Interest Rate.............                S-58
Business Day......................                S-54
Cede..............................          S-16, S-39
CEDEL.............................                S-52
CEDEL Participants................                S-52
Certificate Account...............                S-18
Certificate Insurance Policy......               Cover
Certificate Insurer...............         Cover, S-55
Certificate Owners................           S-3, S-16
Certificates......................               Cover
Class A Certificates..............                 S-4
Class A Formula Principal
  Distribution Amount.............                S-42
Class A Percentage................                S-43
Class A Prepayment Percentage.....                S-43
Class A Principal Balance.........                S-42
Class A Unpaid Interest
  Shortfall.......................          S-11, S-40
Class B Formula Principal
  Distribution Amount.............                S-43
Class B Loss Amount...............                S-42
Class B Principal Balance.........                S-42
Closing Date......................               Cover
Code..............................                S-15
Commission........................                S-55
Company...........................          Cover, S-4
Constructive Loan-to-Value
  Ratio...........................           S-9, S-21
Conversion Price..................            S-2, S-7
Convertible Mortgage Loans........                 S-2
Converting Mortgage Loan..........            S-2, S-7
Cooperatives......................                S-18
Co-op Shares......................                S-18
Correspondent Trailing Premium....                S-28
CPR...............................                S-36
CTP...............................                S-28
Current Subordination Level.......                S-43
Definitive Class A Certificates...                S-51
Depositaries......................                S-50
Determination Date................                S-39
Distribution Account..............                S-18
Distribution Account Shortfall....                S-44
Distribution Date.................     S-2, S-10, S-39
DOL...............................                S-57
DTC...............................          S-16, S-39
Due Date..........................            S-2, S-5
Equity Access'r' credit
  accounts........................                S-26
Equity Access'r' loans............                S-26
ERISA.............................          S-15, S-57
Euroclear.........................                S-52
Euroclear Cooperative.............                S-52
Euroclear Operator................                S-52
Euroclear Participants............                S-52
Exemption.........................                S-57
Formula Excess Interest Amount....                S-42
Formula Principal Distribution
  Amount..........................                S-41
Global Securities.................                 I-1
Index.............................          S-29, S-30
Index Convertible Mortgage Loans..                 S-2
Initial Mortgage Loans............                 S-5
Insured Amount....................                S-54
Insured Payment...................                S-54
Interest Adjustment Date..........                 S-5
LIBOR.............................           S-4, S-44
LIBOR Business Day................                S-44
Limited Purpose Surety Bond.......                 S-8
Liquidated Mortgage Loan..........          S-42, S-45
Margin............................                 S-6
Master Servicer...................         Cover, S-18
Maximum Mortgage Rate.............                 S-6
ML & Co...........................                S-25
MLCC..............................          Cover, S-4
Monthly Payments..................                 S-5
Moody's...........................                S-16
Mortgage Files....................                S-47
Mortgage Loans....................          Cover, S-5
Mortgage Loan Schedule............                S-47
Mortgage 100 SM Loans.............                S-27
Mortgage Note.....................                S-18
Mortgage Pool.....................   Cover, S-10, S-18
Mortgage Rate(s)..................           S-5, S-20
Mortgaged Properties..............                S-18
Mortgagor.........................                 S-2
Net Interest Shortfall............                S-42
Net Mortgage Rate.................           S-4, S-44
Net Prepayment Interest Shortfall.                S-42
Nonpayment........................                S-54

                                           PAGE
                                     -----------------
Nonrecoverable Advances...........                S-49
Obligations.......................                S-58
One-Month LIBOR Index.............           S-6, S-30
Original Class A Principal
  Balance.........................                 S-4
Original Class B Principal
  Balance.........................                 S-4
Original Pool Scheduled Principal
  Balance.........................                 S-4
Original Subordination Level......                S-43
Outstanding Mortgage Loan.........                S-41
Parent Power'r' Loans.............                S-27
Participants......................                S-50
Percentage Interest...............                S-10
Plans.............................                S-57
Pool Scheduled Principal
  Balance.........................                S-12
Preference Amount.................                S-54
Pre-Funded Amount.................          S-10, S-45
Pre-Funding Account...............                S-10
Pre-Funding Limit.................                S-58
Pre-Funding Period................          S-10, S-45
Prepayment Interest Shortfall.....                S-48
Prime Index.......................                 S-6
Principal Balance.................                S-42
Principal Prepayment Period.......                S-41
Prospectus........................               Cover
Record Date.......................                S-39
Reference Banks...................                S-45
Relief Act Reduction..............                S-42
REMIC.............................                 S-3
Restricted Group..................                S-57
Scheduled Formula Principal
  Distribution Amount.............                S-41
Servicing Fee Rate................                S-48
Six-Month LIBOR Index.............           S-6, S-29
SMMEA.............................          S-15, S-57
Standard & Poor's.................                S-16
Subordinated Certificates.........          Cover, S-4
Subordinated Percentage...........                S-43
Subordinated Prepayment
  Percentage......................                S-43
Subsequent Cut-off Date...........                S-25
Subsequent Mortgage Loans.........          S-10, S-45
Sub-servicers.....................                S-19
Surety Bond Provider..............                 S-8
Telerate Page 3780................                S-44
Terms and Conditions..............                S-52
Treasury Index....................           S-6, S-29
Trust Fund........................         Cover, S-10
Trustee...........................           S-5, S-18
Underwriter.......................      S-3, S-4, S-57
Underwriting Agreement............                S-59
Unrecovered Principal Amount......                S-41
Unreimbursed Insurer Amounts......          S-11, S-40
Unscheduled Formula Principal
  Distribution Amount.............                S-41
Weighted Average Correspondent
  Trailing Premium................                 S-4
Weighted Average Net Mortgage
  Rate............................           S-5, S-44

                                                                         ANNEX I

         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the globally offered MLCC Mortgage Investors, Inc. Mortgage Loan Asset Backed Pass-Through Certificates, Series 1997-B, Class A (the 'GLOBAL SECURITIES') will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, CEDEL or Euroclear. The Global Securities will be tradeable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds. Capitalized terms used but not defined in this Annex I have the meanings assigned to them in the Prospectus Supplement and the Prospectus.

     Secondary market trading between investors holding Global Securities through CEDEL and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between CEDEL or Euroclear and DTC Participants holding Global Securities will be effected on a delivery-against-payment basis through the respective Depositaries of CEDEL and Euroclear (in such capacity) and as DTC Participants.

     Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

INITIAL SETTLEMENT

     All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC. As a result, CEDEL and Euroclear will hold positions on behalf of their participants through their respective Depositaries, which in turn will hold such positions in accounts as DTC Participants.

     Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to similar issues of pass-through certificates. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through CEDEL or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no 'lock-up' or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payments in same-day funds.

SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC Participants will be settled using the procedures applicable to similar issues of pass-through certificates in same-day funds.

     Trading between CEDEL and/or Euroclear Participants. Secondary market trading between CEDEL Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC seller and CEDEL or Euroclear purchaser. When Global Securities are to be transferred from the account of a DTC Participant to the account of a CEDEL Participant or a Euroclear Participant, the purchaser will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. CEDEL or Euroclear will instruct the respective Depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective Depositary to the DTC Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the CEDEL Participant's or Euroclear Participant's account. The Global Securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the CEDEL or Euroclear cash debit will be valued instead as of the actual settlement date.

     CEDEL Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within CEDEL or Euroclear. Under this approach, they may take on credit exposure to CEDEL or Euroclear until the Global Securities are credited to their accounts one day later.

     As an alternative, if CEDEL or Euroclear has extended a line of credit to them, CEDEL Participants or Euroclear Participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, CEDEL Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each CEDEL Participant's or Euroclear Participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective Depositary for the benefit of CEDEL Participants or Euroclear Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC Participant a cross-market transaction will settle no differently than a trade between two DTC Participants.

     Trading between CEDEL or Euroclear seller and DTC purchaser. Due to time zone differences in their favor, CEDEL Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Depositary, to a DTC Participant. The seller will send instructions to CEDEL or Euroclear through a CEDEL Participant or Euroclear Participant at least one business day prior to settlement. In these cases, CEDEL or Euroclear will instruct the respective Depositary, as appropriate, to deliver the bonds to the DTC Participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the CEDEL Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the CEDEL Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the CEDEL Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date. Finally, day traders that use CEDEL or Euroclear and that purchase Global Securities from DTC Participants for delivery to CEDEL Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

          (a) borrowing through CEDEL or Euroclear for one day (until the purchase side of the day trade is reflected in their CEDEL or Euroclear accounts) in accordance with the clearing system's customary procedures;

          (b) borrowing the Global Securities in the U.S. from a DTC Participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their CEDEL or Euroclear account in order to settle the sale side of the trade; or

          (c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the CEDEL Participant or Euroclear Participant.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A beneficial owner of Global Securities holding securities through CEDEL or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

          Exemption for non-U.S. Persons (Form W-8). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

          Exemption for non-U.S. Persons with effectively connected income (Form
     4224). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

          Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Certificate Owner or his agent.

          Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

          U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year.

          The term 'U.S. Person' means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), or (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source or (iv) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding clause (iv), to the extent provided in regulations, certain trusts in existence on August 20, 1996 and treated as United States persons prior to such date that elect to continue to be so treated also shall be considered U.S. Holders. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

NEW WITHHOLDING REGULATIONS

     On October 6, 1997, the Treasury Department issued new regulations (the 'New Regulations') which make certain modifications to the withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 1998, subject to certain transition rules. Prospective investors are urged to consult their own tax adivsors regarding the New Regulations.

PROSPECTUS

                         MLCC MORTGAGE INVESTORS, INC.
                                   DEPOSITOR
                           ASSET BACKED CERTIFICATES
                              (ISSUABLE IN SERIES)
                            ------------------------
    This Prospectus relates to Asset Backed Certificates (the 'CERTIFICATES'), which may be sold from time to time in one or more Series (each, a 'SERIES') by MLCC Mortgage Investors, Inc. (the 'DEPOSITOR' or 'TRANSFEROR') on terms determined at the time of sale and described in this Prospectus and the related Prospectus Supplement. The Certificates of a Series will evidence beneficial ownership of a trust fund (a 'TRUST FUND'). As specified in the related Prospectus Supplement, the Trust Fund for a Series of Certificates will include certain mortgage related assets (the 'MORTGAGE ASSETS') consisting of (i) promissory notes or other evidences of indebtedness secured by first, second or more junior liens on fee simple or leasehold interests in single family properties, including revolving home equity loans or certain balances thereof, or participations in any of the foregoing ('MORTGAGE LOANS'), (ii) mortgage pass-through securities (the 'AGENCY SECURITIES') issued or guaranteed by the Government National Mortgage Association ('GNMA'), the Federal National Mortgage Association ('FNMA') or the Federal Home Loan Mortgage Corporation ('FHLMC') or
(iii) mortgage-backed securities that are not guaranteed by GNMA, FNMA or FHLMC ('PRIVATE MORTGAGE-BACKED SECURITIES'). Mortgage Loans with a Loan-to-Value Ratio at origination in excess of a certain level, in addition to being secured by real property, may be either secured by the pledge of a limited amount of additional collateral or supported by a third-party guarantee, which in turn is secured by a security interest in collateral or by a lien on residential real estate of the guarantor and/or supported by the right to draw on a home equity line of credit extended to the guarantor. Private Mortgage-Backed Securities will have been previously offered and sold pursuant to an effective registration statement under the Securities Act of 1933 or were exempt from registration thereunder. The Mortgage Assets will be acquired by the Depositor, either directly or indirectly, from one or more institutions (each, a 'SELLER'), which may be affiliates of the Depositor, and conveyed by the Depositor to the related Trust Fund. A Trust Fund may include any additional balances advanced to borrowers under Mortgage Loans which are revolving home equity loans or certain balances thereof. A Trust Fund may also include insurance policies, cash accounts, reserve funds, reinvestment income, guaranties, letters of credit or other forms of credit enhancement described herein and in the related Prospectus Supplement, or any combination thereof. In addition, if so specified in the related Prospectus Supplement, the property of the Trust Fund will include monies on deposit in a trust account (the 'PRE-FUNDING ACCOUNT') to be established with the Trustee, which will be used to purchase at a predetermined price additional Mortgage Assets (the 'SUBSEQUENT MORTGAGE ASSETS') from the Depositor from time to time within three months after the issuance of the Certificates.

    Each Series of Certificates will be issued in one or more classes. Each class of Certificates of a Series will evidence beneficial ownership of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future principal payments on the Mortgage Assets in the related Trust Fund. A Series of Certificates may include one or more classes that are senior or subordinate in right of payment to one or more other classes of Certificates of such Series. One or more classes of Certificates of a Series may be entitled to receive principal distributions with disproportionate, nominal or no interest distributions or interest distributions with disproportionate, nominal or no principal distributions or any combination thereof prior to one or more other classes of Certificates of such Series or after the occurrence of specified events, in each case as specified in the related Prospectus Supplement. Distributions among classes of Certificates in a Series may differ as to timing, sequential order and priority.

    Distributions to Certificateholders will be made monthly, quarterly, semi-annually or at such other intervals and on the dates specified in the related Prospectus Supplement. Distributions on the Certificates of a Series will be made from the assets of the related Trust Fund or Funds or other assets pledged for the benefit of the Certificateholders as specified in the related Prospectus Supplement.

    The Certificates of any Series will not represent an obligation of or interest in the Depositor or any affiliate thereof and will not be insured or guaranteed by any governmental agency or instrumentality or, unless otherwise specified in the related Prospectus Supplement, by any other person. Unless otherwise specified in the related Prospectus Supplement, the only obligations of the

                                                        (Continued on next page)
                            ------------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
 EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
    ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR THE RELATED PROSPECTUS
          SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
                                    OFFENSE.

                            ------------------------
    Prior to issuance there will have been no market for the Certificates of any Series, and there can be no assurance that a secondary market for any Certificates will develop or, if it does develop, that it will continue. This Prospectus may not be used to consummate sales of a Series of Certificates unless accompanied by a Prospectus Supplement.

    Offers of the Certificates may be made through one or more different methods, including offerings through underwriters, as more fully described under 'Method of Distribution' herein and in the related Prospectus Supplement. All certificates will be distributed by, or sold by underwriters managed by:

                            ------------------------
                              MERRILL LYNCH & CO.
                            ------------------------
               The date of this Prospectus is November 25, 1997.

(cover continued)

Depositor with respect to a Series of Certificates will be to obtain certain representations and warranties from each Seller and to assign to the Trustee for the related Series of Certificates the Depositor's rights with respect to such representations and warranties. The principal obligations of the Master Servicer named in the related Prospectus Supplement with respect to the related Series of Certificates will be limited to obligations pursuant to certain representations and warranties and to its contractual servicing obligations, including any obligation it may have to advance delinquent payments on the Mortgage Assets in the related Trust Fund.

     The yield on each class of Certificates of a Series will be affected by, among other things, the rate of payment of principal (including prepayments) on the Mortgage Assets in the related Trust Fund and the timing of receipt of such payments as described herein and in the related Prospectus Supplement. A Trust Fund may be subject to early termination under the circumstances described herein and in the related Prospectus Supplement.

     If specified in a Prospectus Supplement, one or more elections may be made to treat related Trust Fund or specified portions thereof as a 'real estate mortgage investment conduit' ('REMIC') for federal income tax purposes. See 'Certain Federal Income Tax Consequences'.

     Until 90 days after the date of each Prospectus Supplement, all dealers effecting transactions in the securities covered by such Prospectus Supplement, whether or not participating in the distribution thereof, may be required to deliver such Prospectus Supplement and this Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus and Prospectus Supplement when acting as underwriters and with respect to their unsold allotments or subscriptions.

                             PROSPECTUS SUPPLEMENT

     The Prospectus Supplement relating to the Certificates of each Series to be offered hereunder will, among other things, set forth with respect to such Certificates, as appropriate: (i) a description of the class or classes of Certificates and the related Pass-Through Rate or method of determining the amount of interest, if any, to be passed through to each such class; (ii) the initial aggregate Certificate Balance of each class of Certificates included in such Series, Distribution Dates relating to such Series and, if applicable, the initial and final scheduled Distribution Dates for each class; (iii) information as to the assets comprising the Trust Fund, including the general characteristics of the Mortgage Assets included therein and, if applicable, the insurance, surety bonds, guaranties, letters of credit or other instruments or agreements included in the Trust Fund, and the amount and source of any Reserve Fund; (iv) the circumstances, if any, under which the Trust Fund may be subject to early termination; (v) the method used to calculate the amount of principal to be distributed with respect to each class of Certificates; (vi) the order of application of distributions to each of the classes within such Series, whether sequential, pro rata, or otherwise; (vii) the Distribution Dates with respect to such Series; (viii) additional information with respect to the plan of distribution of such Certificates; (ix) whether one or more REMIC elections will be made and designation of the regular interests and residual interests; (x) the aggregate original percentage ownership interest in the Trust Fund to be evidenced by each class of Certificates; (xi) information as to the nature and extent of subordination with respect to any class of Certificates that is subordinate in right of payment to any other class; and (xii) information as to the Seller, the Master Servicer and the Trustee.

                             AVAILABLE INFORMATION

     The Depositor has filed with the Securities and Exchange Commission (the 'COMMISSION') a Registration Statement under the Securities Act of 1933, as amended, with respect to the Certificates. This Prospectus, which forms a part of the Registration Statement, and the Prospectus Supplement relating to each Series of Certificates contain summaries of the material terms of the documents referred to herein and therein, but do not contain all of the information set forth in the Registration Statement pursuant to the Rules and Regulations of the Commission. For further information, reference is made to such Registration Statement and the exhibits thereto. Such Registration Statement and exhibits can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows:
Chicago Regional Office, Northwest Atrium Center, 500 West Madison Street, Chicago, Illinois 60661; and New York Regional Office, Seven World Trade Center, New York, New York 10048. The Commission maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including MLCC Mortgage Investors, Inc., that file electronically with the Commission.

     No person has been authorized to give any information or to make any representation other than those contained in this Prospectus and any Prospectus Supplement with respect hereto and, if given or made, such information or representations must not be relied upon. This Prospectus and any Prospectus Supplement with respect hereto do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the Certificates offered hereby and thereby nor an offer of the Certificates to any person in any state or other jurisdiction in which such offer would be unlawful. The delivery of this Prospectus at any time does not imply that information herein is correct as of any time subsequent to its date.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     There are incorporated herein by reference all documents and reports filed or caused to be filed by the Depositor with respect to a Trust Fund pursuant to
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of an offering of Certificates evidencing interests therein. The Depositor will provide or cause to be provided without charge to each person to whom this Prospectus is delivered in connection with the offering of one or more Classes of Certificates, a list identifying all filings with respect to the related Trust Fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, since the Depositor's latest fiscal year covered by its annual report on Form 10-K and a copy of any or all documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such classes of such Certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests to the Depositor should be directed to: MLCC Mortgage Investors, Inc., 4802 Deer Lake Drive East, Jacksonville, Florida 32246,
Attention: General Counsel, telephone number (904) 928-6000.

                                SUMMARY OF TERMS

     This summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and in the related Prospectus Supplement with respect to the Series offered thereby. The Prospectus Supplement for each Series will specify the extent (if any) to which the terms of such Series or the related Trust Fund vary from the general description of the Certificates and Trust Funds which is contained in this Prospectus. Capitalized terms used herein shall have the respective meanings assigned them in the 'Index to Defined Terms'.

Title of Securities.......................  Asset Backed Certificates (the 'CERTIFICATES'), issuable in series
                                            (each, a 'SERIES'). Each Series will be issued under a separate pooling and servicing agreement (each, an 'AGREEMENT') to be entered into with respect to each such Series.
Depositor.................................  MLCC Mortgage Investors, Inc., a Delaware corporation. The Depositor is a wholly owned, limited purpose subsidiary of Merrill Lynch Credit
                                            Corporation (a wholly-owned indirect subsidiary of Merrill Lynch &
                                            Co., Inc.). Neither Merrill Lynch & Co., Inc. nor any of its
                                            affiliates, including the Depositor, has guaranteed, or is or will be otherwise obligated with respect to, the Certificates of any Series.
Trustee...................................  The trustee (the 'TRUSTEE') for each Series of Certificates will be specified in the related Prospectus Supplement. See 'THE POOLING AND
                                            SERVICING AGREEMENT' herein for a description of the Trustee's rights and obligations.
Master Servicer...........................  The entity or entities named as Master Servicer (the 'MASTER
                                            SERVICER') in the related Prospectus Supplement, which may be an affiliate of the Depositor. See 'The Pooling and Servicing
                                            Agreement -- Certain Matters Regarding the Master Servicer and the
                                            Depositor'.
Servicer..................................  A 'SERVICER' may be specified in the related Prospectus Supplement, which may be an affiliate of the Depositor.
Closing Date..............................  The date (the 'CLOSING DATE') of initial issuance of a Series of
                                            Certificates, as specified in the related Prospectus Supplement.
Trust Fund Assets.........................  The Trust Fund for a Series of Certificates will include certain mortgage related assets (the 'MORTGAGE ASSETS') consisting of (a) a pool (a 'MORTGAGE POOL') of promissory notes or other evidences of indebtedness, including revolving home equity loans or certain balances thereof, secured by first, second or more junior liens on fee simple or leasehold interests in single family properties
                                            ('MORTGAGE LOANS'), (b) Agency Securities or (c) Private
                                            Mortgage-Backed Securities, together with payments in respect of such
                                            Mortgage Assets and certain other accounts, obligations or agreements, in each case as specified in the related Prospectus
                                            Supplement. To the extent provided in the related Prospectus
                                            Supplement, the Depositor will be obligated (subject only to the availability thereof) to sell at a predetermined price, and the Trust
                                            Fund for a Series of Certificates will be obligated to purchase
                                            (subject to the satisfaction of certain conditions described in the applicable Agreement), additional Mortgage Assets (the 'SUBSEQUENT
                                            MORTGAGE ASSETS') from time to time (as frequently as daily) within three months after the issuance of the Certificates having an aggregate principal balance approximately equal to the amount on deposit in the Pre-Funding Account (the 'PRE-FUNDED AMOUNT') on such
                                            Closing Date.
     A. Single Family Loans...............  Unless otherwise specified in the related Prospectus Supplement,
                                            Mortgage Loans will be secured by first, second or more junior liens on fee simple or leasehold interests in single family properties. If so specified in the related

                                            Prospectus Supplement, the Mortgage Loans may include certain
                                            Mortgage Loans ('ADDITIONAL COLLATERAL LOANS') with a Loan-to-Value
                                            Ratio at origination in excess of a certain level which, in addition to being secured by real property, are either secured by the pledge of a limited amount of additional collateral or supported by a third-party guarantee, which in turn is secured by a security interest in collateral or by a lien on residential real estate of the guarantor and/or supported by the right to draw on a home equity line of credit extended to the guarantor. If so specified, the Mortgage
                                            Loans may include cooperative apartment loans ('COOPERATIVE LOANS')
                                            secured by security interests in shares issued by private, nonprofit, cooperative housing corporations ('COOPERATIVES') and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in such Cooperatives' buildings. If so specified in the related Prospectus Supplement, the Mortgage
                                            Assets of the related Trust Fund may include mortgage participation certificates evidencing interests in Mortgage Loans. Such Mortgage
                                            Loans may be conventional loans (i.e., loans that are not insured or guaranteed by any governmental agency), insured by the Federal
                                            Housing Authority ('FHA') or partially guaranteed by the Veterans'
                                            Administration ('VA') as specified in the related Prospectus
                                            Supplement.
     B. General Attributes of Mortgage
        Loans.............................  The payment terms of the Mortgage Loans to be included in a Trust
                                            Fund will be described in the related Prospectus Supplement and may include any of the following features or combinations thereof or other features described in the related Prospectus Supplement:
                                            (a) Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index (which will be specified in the related Prospectus Supplement), a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate or to a different adjustable rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of such limitations.
                                                Accrued interest may be deferred and added to the principal of a loan for such periods and under such circumstances as may be specified in the related Prospectus Supplement. Mortgage Loans may provide for the payment of interest at a rate lower than the specified Mortgage Rate for a period of time or for the life of the loan, and the amount of any difference may be contributed from funds supplied by a third party.
                                            (b) Principal may be payable on a level debt service basis to fully amortize the loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the interest rate on the Mortgage Loan or may not be amortized during all or a portion of the original term.
                                                Payment of all or a substantial portion of the principal may be due on maturity ('BALLOON PAYMENTS'). Principal may include interest that has been deferred and added to the principal balance of the Mortgage Loan.
                                            (c) Monthly payments of principal and interest may be fixed for the life of the loan, may increase over a specified period of time or may change from period to period.

                                                Mortgage Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.
                                            (d) The Mortgage Loans generally may be prepaid at any time without payment of any prepayment fee. If so specified in the related
                                                Prospectus Supplement, prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of any such
                                                Mortgage Loan or may decline over time, and may be prohibited for the life of any such Mortgage Loan or for certain periods
                                                ('LOCKOUT PERIODS'). Certain Mortgage Loans may permit
                                                prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any such subsequent prepayment. Other Mortgage Loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The Mortgage Loans may include
                                                'due-on-sale' clauses which permit the mortgagee to demand payment of the entire Mortgage Loan in connection with the sale or certain transfers of the related Mortgaged Property. Other
                                                Mortgage Loans may be assumable by persons meeting the then applicable underwriting standards of the Seller.
                                            (e) Certain Mortgage Loans may be originated or acquired in connection with employee relocation programs. The real property constituting security for repayment of a Mortgage Loan may be located in any one of the fifty states, the District of Columbia, or U.S. territories, commonwealths or possessions. Unless
                                                otherwise specified in the related Prospectus Supplement, all of the Mortgage Loans will be covered by standard hazard insurance policies insuring against losses due to fire and various other causes. The Mortgage Loans will be covered by primary mortgage insurance policies to the extent provided in the related
                                                Prospectus Supplement.
                                            All Mortgage Loans will have been purchased by the Depositor, either directly or through an affiliate, from one or more Sellers.
     C. Agency Securities.................  The Agency Securities evidenced by a Series of Certificates will consist of (i) mortgage participation certificates issued and guaranteed as to timely payment of interest and, unless otherwise specified in the related Prospectus Supplement, ultimate payment of principal by the Federal Home Loan Mortgage Corporation ('FHLMC
                                            CERTIFICATES'), (ii) Guaranteed Mortgage Asset Backed Certificates
                                            issued and guaranteed as to timely payment of principal and interest by the Federal National Mortgage Association ('FNMA CERTIFICATES'),
                                            (iii) fully modified pass-through mortgage-backed certificates guaranteed as to timely payment of principal and interest by the
                                            Government National Mortgage Association ('GNMA CERTIFICATES'), (iv)
                                            stripped mortgage-backed securities representing an undivided interest in all or a part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions) or in some specified portion of the principal and interest distributions (but not all of such
                                            distributions) on certain FHLMC, FNMA or GNMA Certificates and, unless otherwise specified in the related Prospectus Supplement, guaranteed to the same extent as the underlying securities, (v)
                                            another type of pass-through certificate issued or guaranteed by
                                            GNMA, FNMA or

                                            FHLMC and described in the related Prospectus Supplement, or (vi) a combination of such Agency Securities. All GNMA Certificates will be backed by the full faith and credit of the United States. No FHLMC or
                                            FNMA Certificates will be backed, directly or indirectly, by the full faith and credit of the United States.
                                            The Agency Securities may consist of pass-through securities issued under FHLMC's Cash or Guarantor Program, the GNMA I Program, the GNMA
                                            II Program or another program specified in the related Prospectus
                                            Supplement. The payment characteristics of the Mortgage Loans underlying the Agency Securities will be described in the related
                                            Prospectus Supplement.
     D. Private Mortgage-Backed
        Securities........................  Private Mortgage-Backed Securities may include (a) mortgage pass-through certificates representing beneficial interests in a
                                            Mortgage Pool or (b) collateralized mortgage obligations secured by
                                            Mortgage Loans. Private Mortgage-Backed Securities may include stripped mortgage-backed securities representing an undivided interest in all or a part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions) or in some specified portion of the principal and interest distributions (but not all of such
                                            distributions) on certain Mortgage Loans. Although individual
                                            Mortgage Loans underlying a Private Mortgage-Backed Security may be insured or guaranteed by the United States or an agency or instrumentality thereof, they need not be, and the Private
                                            Mortgage-Backed Securities themselves will not be so insured or guaranteed. Private Mortgage-Backed Securities will have been previously offered and sold pursuant to an effective registration statement under the Securities Act of 1933, as amended, or were exempt from registration thereunder. Unless otherwise specified in the related Prospectus Supplement relating to a Series of
                                            Certificates, payments on the Private Mortgage-Backed Securities will be distributed directly to the Trustee as registered owner of such
                                            Private Mortgage-Backed Securities. See 'The Trust Fund -- Private
                                            Mortgage-Backed Securities' herein.
Description of the Certificates...........  Each Certificate will represent a beneficial ownership interest in a
                                            Trust Fund created by the Depositor pursuant to an Agreement among the Depositor, the Master Servicer and the Trustee for the related
                                            Series. The Certificates of any Series may be issued in one or more classes as specified in the related Prospectus Supplement. A Series of Certificates may include one or more classes of senior
                                            Certificates (collectively, the 'SENIOR CERTIFICATES') and one or more classes of subordinate Certificates (collectively, the
                                            'SUBORDINATED CERTIFICATES'). Certain Series or classes of
                                            Certificates may be covered by insurance policies or other forms of credit enhancement, in each case as described herein and in the related Prospectus Supplement.
                                            One or more classes of Certificates of each Series (i) may be entitled to receive distributions allocable only to principal, only to interest or to any combination thereof; (ii) may be entitled to receive distributions only of prepayments of principal throughout the lives of the Certificates or during specified periods; (iii) may be subordinated in the right to receive distributions of scheduled payments of principal, prepayments of principal, interest or any combination thereof to one or more other classes of Certificates of such Series throughout the lives of the Certificates or during specified
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
                                            periods; (iv) may be entitled to receive such distributions only after the occurrence of events specified in the related Prospectus
                                            Supplement; (v) may be entitled to receive distributions in accordance with a schedule or formula or on the basis of collections from designated portions of the assets in the related Trust Fund;
                                            (vi) as to Certificates entitled to distributions allocable to interest, may be entitled to receive interest at a fixed rate or a rate that is subject to change from time to time; and (vii) as to
                                            Certificates entitled to distributions allocable to interest, may be entitled to distributions allocable to interest only after the occurrence of events specified in the related Prospectus Supplement and may accrue interest until such events occur, in each case as specified in the related Prospectus Supplement. The timing, amounts, sequential order and priority of such distributions may vary among classes, over time, or otherwise as specified in the related
                                            Prospectus Supplement.
Distributions on the Certificates.........  Distributions on the Certificates entitled thereto will be made monthly, quarterly, semi-annually or at such other intervals and on the dates specified in the related Prospectus Supplement (each, a
                                            'DISTRIBUTION DATE') out of the payments received in respect of the assets of the related Trust Fund or other assets pledged for the benefit of the Certificates as specified in the related Prospectus
                                            Supplement. The amount allocable to payments of principal and interest on any Distribution Date will be determined as specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, all distributions will be made pro rata to Certificateholders of the class entitled thereto.
                                            Unless otherwise specified in the related Prospectus Supplement, the aggregate original Certificate Balance of the Certificates will equal the aggregate distributions allocable to principal that such
                                            Certificates will be entitled to receive. If specified in the related
                                            Prospectus Supplement, the Certificates will have an aggregate original Certificate Balance equal to the aggregate unpaid principal balance of the Mortgage Assets as of the first day of the month of creation of the Trust Fund and will bear interest in the aggregate at a rate equal to the interest rate borne by the underlying Mortgage
                                            Loans (the 'MORTGAGE RATE'), Agency Securities or Private
                                            Mortgage-Backed Securities, net of the aggregate servicing fees and any other amounts specified in the related Prospectus Supplement (the
                                            'PASS-THROUGH RATE').
                                            The rate at which interest will be passed through to holders of each class of Certificates entitled thereto may be a fixed rate or a rate that is subject to change from time to time from the time and for the periods, in each case, as specified in the related Prospectus
                                            Supplement. Any such rate may be calculated on a loan-by-loan, weighted average or other basis, in each case as described in the related Prospectus Supplement.
Credit Enhancement........................  The assets in a Trust Fund or the Certificates of one or more classes in the related Series may have the benefit of one or more types of credit enhancement described herein and in the related Prospectus
                                            Supplement. The protection against losses afforded by any such credit support may be limited. The type, characteristics and amount of credit enhancement will be determined based on the characteristics of the Mortgage Loans underlying or comprising the Mortgage Assets and other factors and will be established on the basis of requirements of each Rating Agency rating the Certificates of such Series. One or more forms of credit enhancement may be provided by an
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
                                            affiliate or affiliates of the Depositor. See 'Credit Enhancement'
                                            herein.
     A. Subordination.....................  A Series of Certificates may consist of one or more classes of Senior
                                            Certificates and one or more classes of Subordinate Certificates. The rights of the holders of the Subordinated Certificates of a Series to receive distributions with respect to the assets in the related Trust
                                            Fund will be subordinated to such rights of the holders of the Senior
                                            Certificates of the same Series to the extent described in the related Prospectus Supplement. This subordination is intended to enhance the likelihood of regular receipt by holders of Senior
                                            Certificates of the full amount of their scheduled monthly payments of principal and interest. The protection afforded to the holders of
                                            Senior Certificates of a Series by means of the subordination feature will be accomplished by (i) the preferential right of such holders to receive, prior to any distribution being made in respect of the related Subordinated Certificates, the amounts of principal and interest due them on each Distribution Date out of the funds available for distribution on such date in the related Certificate
                                            Account and, to the extent described in the related Prospectus
                                            Supplement, by the right of such holders to receive future distributions on the assets in the related Trust Fund that would otherwise have been payable to the holders of Subordinated
                                            Certificates; (ii) reducing the ownership interest of the related
                                            Subordinated Certificates; (iii) a combination of clauses (i) and
                                            (ii) above; or (iv) as otherwise described in the related Prospectus
                                            Supplement. If so specified in the related Prospectus Supplement, subordination may apply only in the event of certain types of losses not covered by other forms of credit support, such as hazard losses not covered by standard hazard insurance policies or losses due to the bankruptcy or fraud of the borrower. The related Prospectus
                                            Supplement will set forth information concerning, among other things, the amount of subordination of a class or classes of Subordinated
                                            Certificates in a Series, the circumstances in which such
                                            subordination will be applicable, and the manner, if any, in which the amount of subordination will decrease over time.
     B. Reserve Fund......................  One or more reserve funds (each, a 'RESERVE FUND') may be established and maintained for each Series. The related Prospectus Supplement will specify whether or not any such Reserve Fund will be included in the corpus of the Trust Fund for such Series and will also specify the manner of funding the related Reserve Fund and the conditions under which the amounts in any such Reserve Fund will be used to make distributions to holders of Certificates of a particular class or released from the related Trust Fund.
     C. Mortgage Pool Insurance Policy....  A mortgage pool insurance policy or policies ('MORTGAGE POOL
                                            INSURANCE POLICY') may be obtained and maintained for a Series, which shall be limited in scope, covering defaults on the related Mortgage
                                            Loans in an initial amount equal to a specified percentage of the aggregate principal balance of all Mortgage Loans included in the
                                            Mortgage Pool as of the first day of the month of issuance of the related Series of Certificates or such other date as is specified in the related Prospectus Supplement (the 'CUT-OFF DATE').
     D. Special Hazard Insurance Policy...  A special hazard insurance policy or policies ('SPECIAL HAZARD
                                            INSURANCE POLICY'), may be obtained and maintained for a Series, covering certain physical risks that are not otherwise insured against by standard hazard insurance policies. Each
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                                       9


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
                                            Special Hazard Insurance Policy will be limited in scope and will cover losses pursuant to the provisions of each such Special Hazard
                                            Insurance Policy as described in the related Prospectus Supplement.
     E. Bankruptcy Bond...................  A bankruptcy bond or bonds ('BANKRUPTCY BONDS') may be obtained covering certain losses resulting from action that may be taken by a bankruptcy court in connection with a Mortgage Loan. The level of coverage and the limitations in scope of each Bankruptcy Bond will be specified in the related Prospectus Supplement.
     F. FHA Insurance and VA Guarantee....  All or a portion of the Mortgage Loans in a Mortgage Pool may be insured by FHA insurance ('FHA INSURANCE') and may be partially guaranteed by the VA ('VA INSURANCE').
     G. Cross Support.....................  If specified in the related Prospectus Supplement, the beneficial ownership of separate groups of assets included in a Trust Fund may be evidenced by separate classes of the related Series of
                                            Certificates. In such case, credit support may be provided by a cross-support feature which requires that distributions be made with respect to Certificates evidencing beneficial ownership of one or more asset groups prior to distributions to Subordinated Certificates evidencing a beneficial ownership interest in other asset groups within the same Trust Fund.
     H. Limited Guarantee.................  If specified in the related Prospectus Supplement, credit enhancement may be provided in the form of a limited financial guarantee
                                            ('LIMITED GUARANTEE') issued by a guarantor named therein.
     I. Letter of Credit..................  Alternative credit support with respect to a Series of Certificates may be provided by the issuance of a letter of credit ('LETTER OF
                                            CREDIT') by the bank or financial institution specified in the related Prospectus Supplement. The coverage, amount and frequency of any reduction in coverage provided by a Letter of Credit issued with respect to a Series of Certificates will be set forth in the related
                                            Prospectus Supplement.
     J. Surety Bonds......................  If specified in the related Prospectus Supplement, credit support with respect to one or more Classes of Certificates of a Series may be provided by the issuance of a surety bond ('SURETY BOND') issued by a financial guarantee insurance company specified in the related
                                            Prospectus Supplement. The coverage, amount and frequency of any reduction in coverage provided by a Surety Bond will be set forth in the related Prospectus Supplement.
Advances..................................  Unless otherwise specified in the related Prospectus Supplement, the
                                            Master Servicer and, if applicable, each mortgage servicing institution that services a Mortgage Loan in a Mortgage Pool on behalf of the Master Servicer (a 'SUB-SERVICER') will be obligated to advance amounts (each, an 'ADVANCE') corresponding to delinquent principal and interest payments on such Mortgage Loan (including, in the case of Cooperative Loans, unpaid maintenance fees or other charges under the related proprietary lease) until the first day of the month following the date on which the related Mortgaged Property is sold at a foreclosure sale or the related Mortgage Loan is otherwise liquidated. Any obligation to make Advances may be subject to limitations as specified in the related Prospectus Supplement.
                                            Advances will be reimbursable to the extent described herein and in the related Prospectus Supplement.
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Optional Termination......................  The Master Servicer or, if specified in the related Prospectus
                                            Supplement, the holder of the residual interest in a REMIC may have the option to effect early retirement of a Series of Certificates through the purchase of the Mortgage Assets and other assets in the related Trust Fund under the circumstances and in the manner described in 'The Pooling and Servicing Agreement -- Termination;
                                            Optional Termination' herein and in the related Prospectus
                                            Supplement. In addition, if the related Prospectus Supplement provides that the property of a Trust Fund will include a Pre-Funding
                                            Account (as such term is defined in the related Prospectus
                                            Supplement, the 'PRE-FUNDING ACCOUNT'), a portion of a Series of
                                            Certificates will be subject to early retirement on or immediately following the end of the Funding Period (as such term is defined in the related Prospectus Supplement, the 'FUNDING PERIOD') in an amount and manner specified in the related Prospectus Supplement.
Legal Investment..........................  The Prospectus Supplement for each series of Certificates will specify which, if any, of the Classes of Certificates offered thereby will constitute 'mortgage related securities' for purposes of the
                                            Secondary Mortgage Market Enhancement Act of 1984 ('SMMEA'). Classes
                                            of Certificates that qualify as 'mortgage related securities' will be legal investments for certain types of institutional investors to the extent provided in SMMEA, subject, in any case, to any other regulations that may govern investments by such institutional investors. Institutions whose investment activities are subject to review by federal or state authorities should consult with their counsel or the applicable authorities to determine whether an investment in a particular class of Certificates (whether or not such class constitutes a 'mortgage related security') complies with applicable guidelines, policy statements or restrictions. See 'Legal
                                            Investment'.
Certain Federal Income Tax Consequences...  The federal income tax consequences to Certificateholders will vary depending on whether one or more elections are made to treat the
                                            Trust Fund or specified portions thereof as a 'real estate mortgage investment conduit' ('REMIC') under the provisions of the Internal
                                            Revenue Code of 1986, as amended (the 'CODE'). The Prospectus
                                            Supplement for each Series of Certificates will specify whether such an election will be made. See 'Certain Federal Income Tax
                                            Consequences'.
ERISA Considerations......................  A fiduciary of any employee benefit plan or other retirement plan or arrangement subject to the Employee Retirement Income Security Act of
                                            1974, as amended ('ERISA'), or the Code should carefully review with its legal advisors whether the purchase or holding of Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or the Code. See 'ERISA Considerations'.
                                            Certain classes of Certificates may not be transferred unless the
                                            Trustee and the Depositor are furnished with a letter of
                                            representations or an opinion of counsel to the effect that such transfer will not result in a violation of the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee, the Depositor or the Master Servicer to additional obligations. See
                                            'Description of the Certificates -- General' and 'ERISA
                                            Considerations'.
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                                       11

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                                THE TRUST FUND*

     The Trust Fund for each Series will be held by the Trustee for the benefit of the related Certificateholders. Each Trust Fund will consist of certain mortgage-related assets (the 'MORTGAGE ASSETS') consisting of (A) a mortgage pool (a 'MORTGAGE POOL') comprised of Mortgage Loans, (B) Agency Securities or
(C) Private Mortgage-Backed Securities, in each case as specified in the related
Prospectus Supplement, together with payments in respect of such Mortgage Assets and certain other accounts, obligations or agreements, in each case as specified in the related Prospectus Supplement.

     The Certificates will be entitled to payment from the assets of the related
Trust Fund or Funds or other assets pledged for the benefit of the Certificateholders as specified in the related Prospectus Supplement and will not be entitled to payments in respect of the assets of any other trust fund established by the Depositor. Unless otherwise specified in the related
Prospectus Supplement, the Mortgage Assets of any Trust Fund will consist of Mortgage Loans, Agency Securities or Private Mortgage-Backed Securities but not a combination thereof.

     The Mortgage Assets may be acquired by the Transferor, either directly or through affiliates, from originators or sellers that may be affiliates of the Transferor (the 'SELLERS') and conveyed by the Transferor to the related Trust
Fund. The Sellers may have originated the Mortgage Assets or acquired the Mortgage Assets from the originators or other entities. See 'Mortgage Loan
Program -- Underwriting Standards'.

     The following is a brief description of the Mortgage Assets expected to be included in the Trust Funds. If specific information respecting the Mortgage
Assets is not known at the time the related Series of Certificates initially is offered, more general information of the nature described below will be provided in the related Prospectus Supplement, and final specific information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance thereof and to be filed with the Securities and Exchange Commission within fifteen days after the initial issuance of such Certificates (the
'DETAILED DESCRIPTION'). A schedule of the Mortgage Assets relating to such Series will be attached to the Agreement delivered to the Trustee upon delivery of the Certificates.

THE MORTGAGE LOANS -- GENERAL

     For purposes hereof, the real property that secures repayment of the Mortgage Loans are collectively referred to as 'MORTGAGED PROPERTIES'. The
Mortgaged Properties may be located in any one of the fifty states, the District of Columbia, or U.S. territories, commonwealths or possessions. Mortgage Loans with certain Loan-to-Value Ratios and/or certain principal balances may be covered wholly or partially by primary mortgage guaranty insurance policies
(each, a 'PRIMARY MORTGAGE INSURANCE POLICY'). The existence, extent and duration of any such coverage will be described in the applicable Prospectus
Supplement.

     Unless otherwise specified in the related Prospectus Supplement, all of the Mortgage Loans in a Mortgage Pool will have monthly payments due on the first day of each month. The payment terms of the Mortgage Loans to be included in a Trust Fund will be described in the related Prospectus Supplement and may include any of the following features or combination thereof or other features described in the related Prospectus Supplement:

          (a) Interest may be payable at a fixed rate, a rate adjustable from time to time in relation to an index (which will be specified in the related Prospectus Supplement), a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate. Changes to an adjustable rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of such limitations. Accrued interest may be deferred and added

------------
* Whenever the terms 'MORTGAGE POOL' and 'CERTIFICATES' are used in this
Prospectus, such terms will be deemed to apply, unless the context indicates otherwise, to one specific Mortgage Pool and the Certificates representing certain undivided interests, as described below, in a single trust fund (the
'TRUST FUND') consisting primarily of the Mortgage Loans in such Mortgage Pool.
Similarly, the term 'PASS-THROUGH RATE' will refer to the Pass-Through Rate borne by the Certificates of one specific Series and the term 'TRUST FUND' will refer to one specific Trust Fund.

                                       12


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     to the principal of a loan for such periods and under such circumstances as may be specified in the related Prospectus Supplement. Mortgage Loans may provide for the payment of interest at a rate lower than the specified interest rate borne by such Mortgage Loan for a period of time or for the life of the loan, and the amount of any difference may be contributed from funds supplied by the seller of the Mortgaged Property or another source.

          (b) Principal may be payable on a level debt service basis to fully amortize the loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the interest rate on the Mortgage Loan or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity ('BALLOON PAYMENTS'). Principal may include interest that has been deferred and added to the principal balance of the Mortgage Loan.

          (c) Monthly payments of principal and interest may be fixed for the life of the loan, may increase over a specified period of time or may change from period to period. Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

          (d) The Mortgage Loans generally may be prepaid at any time without the payment of any prepayment fee. If so specified in the related
     Prospectus Supplement, some prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of any such Mortgage Loan or may decline over time, and may be prohibited for the life of any such Mortgage Loan or for certain periods ('LOCKOUT PERIODS'). Certain Mortgage
     Loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any such subsequent prepayment. Other Mortgage Loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The loans may include 'due-on-sale' clauses which permit the mortgagee to demand payment of the entire mortgage loan in connection with the sale or certain transfers of the related Mortgaged Property. Other
     Mortgage Loans may be assumable by persons meeting the then applicable underwriting guidelines of the Seller.

     A Trust Fund may include Additional Collateral Loans that have a
Loan-to-Value Ratio in excess of a certain level specified in the related
Prospectus Supplement and which are, in general, also either (i) secured by a security interest in additional collateral (usually securities) owned by the borrower or (ii) supported by a third-party guarantee (usually a parent of the borrower), which in turn is secured by a security interest in collateral
(usually securities) or by a lien on residential real estate of the guarantor and/or supported by the right to draw on a home equity line of credit extended to the guarantor. The related Prospectus Supplement will contain information with respect to any Additional Collateral Loans concerning minimum requirements on the amount of additional collateral that must be owned and/or maintained by borrowers.

     A Trust Fund may contain certain Mortgage Loans ('BUYDOWN LOANS'), which include provisions whereby a third party partially subsidizes the borrower's monthly payments during the early years of the Mortgage Loan, the difference to be made up from a fund (a 'BUYDOWN FUND') contributed by such third party at the time of origination of the Mortgage Loan. A Buydown Fund will be in an amount equal either to the discounted value or full aggregate amount of future payment subsidies. The underlying assumption of buydown plans is that the income of the borrower will increase during the buydown period as a result of normal increases in compensation and of inflation, so that the borrower will be able to meet the full mortgage payments at the end of the buydown period. To the extent that this assumption as to increased income is not fulfilled, the possibility of defaults on Buydown Loans is increased. The related Prospectus Supplement will contain information with respect to any Buydown Loan concerning limitations on the interest rate paid by the borrower initially, on annual increases in the interest rate and on the length of the buydown period.

     Each Prospectus Supplement will contain information, as of the date of such Prospectus Supplement and to the extent then specifically known to the Depositor, with respect to the Mortgage Loans contained in the related Mortgage
Pool, including (i) the aggregate outstanding principal balance and the average outstanding principal balance of the Mortgage Loans as of the applicable Cut-off
Date,

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(ii) the type of property securing the Mortgage Loans (e.g., separate residential properties, individual units in condominium apartment buildings or in buildings owned by cooperative housing corporations, vacation and second homes, or other similar real property), (iii) the original terms to maturity of the Mortgage Loans, (iv) the largest principal balance and the smallest principal balance of any of the Mortgage Loans, (v) the earliest origination date and latest maturity date of any of the Mortgage Loans, (vi) the aggregate principal balance of Mortgage Loans having Loan-to-Value Ratios at origination exceeding 80%, (vii) the maximum and minimum per annum rates at which the related Mortgage Notes accrue interest (the 'MORTGAGE RATE'), and (viii) the geographical distribution of the Mortgage Loans.

     If specific information respecting the Mortgage Loans is not known to the Depositor at the time the related Certificates are initially offered, more general information of the nature described above will be provided in the related Prospectus Supplement, and final specific information will be set forth in the Detailed Description.

     The 'LOAN-TO-VALUE RATIO' of a Mortgage Loan at any given time is the fraction, expressed as a percentage, the numerator of which is the original principal balance of the related Mortgage Loan and the denominator of which is Collateral Value of the related Mortgaged Property. Unless otherwise specified in the related Prospectus Supplement, the 'COLLATERAL VALUE' of a Mortgaged
Property is the lesser of (a) the appraised value determined in an appraisal obtained by the originator at origination of such Mortgage Loan and (b) the sales price for such property.

     No assurance can be given that values of the Mortgaged Properties have remained or will remain at their levels on the dates of origination of the related Mortgage Loans. If the residential real estate market should experience an overall decline in property values such that the outstanding principal balances of the Mortgage Loans, and any secondary financing on the Mortgaged
Properties, in a particular Mortgage Pool become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In addition, adverse economic conditions and other factors (which may or may not affect real property values) may affect the timely payment by mortgagors of scheduled payments of principal and interest on the Mortgage Loans and, accordingly, the actual rates of delinquencies, foreclosures and losses with respect to any Mortgage Pool. To the extent that such losses are not covered by subordination provisions or alternative arrangements, such losses will be borne, at least in part, by the holders of the Certificates of the related Series.

     The Depositor will cause the Mortgage Loans comprising each Mortgage Pool to be assigned to the Trustee named in the related Prospectus Supplement for the benefit of the holders of the Certificates of the related Series. The Master
Servicer named in the related Prospectus Supplement will service the Mortgage
Loans, either directly or through other mortgage servicing institutions (each, a 'SUB-SERVICER'), pursuant to a Pooling and Servicing Agreement (each, an 'AGREEMENT'), and will receive a fee for such services. See 'MORTGAGE LOAN
PROGRAM' and 'The Pooling and Servicing Agreement'. With respect to Mortgage
Loans serviced by the Master Servicer through a Sub-Servicer, the Master
Servicer will remain liable for its servicing obligations under the related
Agreement as if the Master Servicer alone were servicing such Mortgage Loans.

     Unless otherwise specified in the related Prospectus Supplement, the only obligations of the Depositor with respect to a Series of Certificates will be to obtain certain representations and warranties from the Sellers and to assign to the Trustee for such Series of Certificates the Depositor's rights with respect to such representations and warranties. See 'The Pooling and Servicing
Agreement -- Assignment of Mortgage Assets'. The obligations of the Master
Servicer with respect to the Mortgage Loans will consist principally of its contractual servicing obligations under the related Agreement (including its obligation to enforce the obligations of the Sub-Servicers or Sellers, or both, as more fully described herein under 'Mortgage Loan Program -- Representations by Sellers; Repurchases' and 'The Pooling and Servicing Agreement -- Assignment of Mortgage Assets') and its obligation to make certain cash advances in the event of delinquencies in payments on or with respect to the Mortgage Loans in the amounts described herein under 'Description of the Certificates --
Advances'. The obligations of the Master Servicer to make advances may be subject to limitations, to the extent provided herein and in the related
Prospectus Supplement.

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     Unless otherwise specified in the related Prospectus Supplement, Mortgage
Loans, including revolving home equity loans or certain balances thereof, will consist of mortgage loans, deeds of trust or other beneficial interests therein, secured by first, second or more junior liens on single family (i.e., one-to four-family) residential properties. The Mortgage Loans may include Additional
Collateral Loans with a Loan-to-Value Ratio at origination in excess of a certain level which, in addition to being secured by real property, are either secured by the pledge of a limited amount of additional collateral or supported by a third-party guarantee, which in turn is secured by a security interest in collateral or by a lien on residential real estate of the guarantor and/or supported by the right to draw on a home equity line of credit extended to the guarantor. If so specified, the Mortgage Loans may include cooperative apartment loans ('COOPERATIVE LOANS') secured by security interests in shares issued by private, non-profit, cooperative housing corporations ('COOPERATIVES') and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in such Cooperatives' buildings. If so specified in the related Prospectus Supplement, the Mortgage Assets of the related Trust Fund may include mortgage participation certificates evidencing interests in Mortgage Loans. Such loans may be conventional loans (i.e., loans that are not insured or guaranteed by any governmental agency) or loans insured by the FHA or partially guaranteed by the VA, as specified in the related
Prospectus Supplement.

     The Mortgaged Properties relating to single family Mortgage Loans will consist of detached or semi-detached one-family dwelling units, two- to four-family dwelling units, townhouses, rowhouses, individual condominium units, individual units in planned unit developments, and certain other dwelling units.
Such Mortgaged Properties may include vacation and second homes, investment properties and leasehold interests. In the case of leasehold interests, the term of the leasehold will exceed the scheduled maturity of the Mortgage Loan by at least five years, unless otherwise specified in the related Prospectus
Supplement. Certain Mortgage Loans may be originated or acquired in connection with corporate programs, including employee relocation programs. In limited instances, a borrower who uses the dwelling unit as a primary residence may also make some business use of the property.

AGENCY SECURITIES

     Government National Mortgage Association. GNMA is a wholly-owned corporate instrumentality of the United States with the United States Department of Housing and Urban Development. Section 306(g) of Title II of the National
Housing Act of 1934, as amended (the 'HOUSING ACT'), authorizes GNMA to guarantee the timely payment of the principal of and interest on certificates which represent an interest in a pool of mortgage loans insured by the Federal
Housing Authority ('FHA') under the Housing Act, or Title V of the Housing Act of 1949 ('FHA LOANS'), or partially guaranteed by the VA under the Servicemen's
Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States
Code ('VA LOANS').

     Section 306(g) of the Housing Act provides that 'the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guaranty under this subsection'. In order to meet its obligations under any such guarantee, GNMA may, under Section 306(d) of the Housing Act, borrow from the United States Treasury in an unlimited amount which is at any time sufficient to enable GNMA to perform its obligations under its guarantee.

     GNMA Certificates. Each GNMA Certificate held in a Trust Fund (which may be issued under either the GNMA I program or the GNMA II program) will be a 'fully modified pass-through' mortgage-backed certificate issued and serviced by a mortgage banking company or other financial concern ('GNMA ISSUER') approved by GNMA or approved by FNMA as a seller-servicer of FHA Loans and/or VA Loans. The mortgage loans underlying the GNMA Certificates will consist of FHA Loans and/or
VA Loans. Each such mortgage loan is secured by a one- to four-family residential property. GNMA will approve the issuance of each such GNMA
Certificate in accordance with a guaranty agreement (a 'GUARANTY AGREEMENT') between GNMA and the GNMA Issuer. Pursuant to its Guaranty Agreement, a GNMA
Issuer will be required to advance its own funds in order to make timely payments of all amounts due on each such GNMA Certificate, even if the payments received by the GNMA Issuer on the FHA Loans or VA Loans underlying each such GNMA Certificate are less than the amounts due on each such GNMA Certificate.

                                       15


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     The full and timely payment of principal of and interest on each GNMA
Certificate will be guaranteed by GNMA, which obligation is backed by the full faith and credit of the United States. Each such GNMA Certificate will have an original maturity of not more than 40 years (but may have original maturities of substantially less than 40 years). Each such GNMA Certificate will be based on and backed by a pool of FHA Loans or VA Loans secured by one- to four-family residential properties and will provide for the payment by or on behalf of the
GNMA Issuer to the registered holder of such GNMA Certificate of scheduled monthly payments of principal and interest equal to the registered holder's proportionate interest in the aggregate amount of the monthly principal and interest payment on each FHA Loan or VA Loan underlying such GNMA Certificate, less the applicable servicing and guarantee fee which together equal the difference between the interest on the FHA Loan or VA Loan and the pass-through rate on the GNMA Certificate. In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA
Loans or VA Loans underlying such GNMA Certificate and liquidation proceeds in the event of a foreclosure or other disposition of any such FHA Loans or VA
Loans.

     If a GNMA Issuer is unable to make the payments on a GNMA Certificate as it becomes due, it must promptly notify GNMA and request GNMA to make such payment.
Upon notification and request, GNMA will make such payments directly to the registered holder of such GNMA Certificate. In the event no payment is made by a GNMA Issuer and the GNMA Issuer fails to notify and request GNMA to make such payment, the holder of such GNMA Certificate will have recourse only against GNMA to obtain such payment. The Trustee or its nominee, as registered holder of the GNMA Certificates held in a Trust Fund, will have the right to proceed directly against GNMA under the terms of the Guaranty Agreements relating to such GNMA Certificates for any amounts that are not paid when due.

     All mortgage loans underlying a particular GNMA I Certificate must have the same interest rate (except for pools of mortgage loans secured by manufactured homes) over the term of the loan. The interest rate on such GNMA I Certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying such GNMA I Certificate, less one-half percentage point per annum of the unpaid principal balance of the mortgage loans.

     Mortgage loans underlying a particular GNMA II Certificate may have per annum interest rates that vary from each other by up to one percentage point.
The interest rate on each GNMA II Certificate will be between one-half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying such GNMA II Certificate (except for pools of mortgage loans secured by manufactured homes).

     Regular monthly installment payments on each GNMA Certificate held in a Trust Fund will be comprised of interest due as specified on such GNMA
Certificate plus the scheduled principal payments on the FHA Loans or VA Loans underlying such GNMA Certificate due on the first day of the month in which the scheduled monthly installments on such GNMA Certificate are due. Such regular monthly installments on each such GNMA Certificate are required to be paid to the Trustee as registered holder by the 15th day of each month in the case of a GNMA I Certificate and are required to be mailed to the Trustee by the 20th day of each month in the case of a GNMA II Certificate. Any principal prepayments on any FHA Loans or VA Loans underlying a GNMA Certificate held in a Trust Fund or any other early recovery of principal on such loan will be passed through to the Trustee as the registered holder of such GNMA Certificate.

     GNMA Certificates may be backed by graduated payment mortgage loans or by 'buydown' mortgage loans for which funds will have been provided (and deposited into escrow accounts) for application to the payment of a portion of the borrowers' monthly payments during the early years of such mortgage loan.
Payments due the registered holders of GNMA Certificates backed by pools containing 'buydown' mortgage loans will be computed in the same manner as payments derived from other GNMA Certificates and will include amounts to be collected from both the borrower and the related escrow account. The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of such mortgage loans, will be less than the amount of stated interest on such mortgage loans. The interest not so paid will be added to the principal of such graduated payment mortgage loans and, together with interest thereon, will be paid in subsequent years.

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The obligations of GNMA and of a GNMA Issuer will be the same irrespective of whether the GNMA Certificates are backed by graduated payment mortgage loans or 'buydown' mortgage loans. No statistics comparable to the FHA's prepayment experience on level payment, non-'buydown' mortgage loans are available in respect of graduated payment or 'buydown' mortgages. GNMA Certificates related to a Series of Certificates may be held in book-entry form.

     As described above, the GNMA Certificates included in a Trust Fund, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any such different characteristics and terms will be described in the related Prospectus Supplement.

     Federal Home Loan Mortgage Corporation. FHLMC is a corporate instrumentality of the United States created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended (the 'FHLMC ACT'). The common stock of FHLMC is owned by the Federal Home Loan Banks and its preferred stock is owned by stockholders of the Federal Home Loan Banks. FHLMC was established primarily for the purpose of increasing the availability of mortgage credit for the financing of urgently needed housing. It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages. The principal activity of FHLMC currently consists of the purchase of first lien conventional mortgage loans or participation interests in such mortgage loans and the sale of the mortgage loans or participations so purchased in the form of mortgage securities, primarily FHLMC Certificates. FHLMC is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

     FHLMC Certificates. Each FHLMC Certificate represents an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA Loans or VA Loans (a 'FHLMC CERTIFICATE GROUP'). FHLMC Certificates are sold under the terms of a Mortgage Participation Certificate Agreement. A FHLMC
Certificate may be issued under either FHLMC's Cash Program or Guarantor
Program.

     Mortgage loans underlying the FHLMC Certificates held by a Trust Fund will consist of mortgage loans with original terms to maturity of between 10 and 30 years. Each such mortgage loan must meet the applicable standards set forth in the FHLMC Act. A FHLMC Certificate group may include whole loans, participation interests in whole loans and undivided interests in whole loans and/or participations comprising another FHLMC Certificate group. Under the Guarantor
Program, any such FHLMC Certificate group may include only whole loans or participation interests in whole loans.

     FHLMC guarantees to each registered holder of a FHLMC Certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable Certificate rate on the registered holder's pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the FHLMC Certificate group represented by such FHLMC Certificate, whether or not received. FHLMC also guarantees to each registered holder of a FHLMC Certificate collection by such holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of such holder's pro rata share thereof, but does not, except if and to the extent specified in the related
Prospectus Supplement for a Series of Certificates, guarantee the timely payment of scheduled principal. Under FHLMC's Gold PC Program, FHLMC guarantees the timely payment of principal based on the difference between the pool factor, published in the month preceding the month of distribution and the pool factor published in such month of distribution. Pursuant to its guarantees, FHLMC indemnifies holders of FHLMC Certificates against any diminution in principal by reason of charges for property repairs, maintenance and foreclosure. FHLMC may remit the amount due on account of its guaranty of collection of principal at any time after default on an underlying mortgage loan, but not later than (i) 30 days following foreclosure sale, (ii) 30 days following payment of the claim by any mortgage insurer or (iii) 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the mortgagor for accelerated payment of principal. In taking actions regarding the collection of principal after default on the mortgage loans underlying FHLMC Certificates, including the timing of demand for acceleration, FHLMC reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans that it has purchased but not sold. The length of time necessary

                                       17


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
for FHLMC to determine that a mortgage loan should be accelerated varies with the particular circumstances of each mortgagor, and FHLMC has not adopted standards which require that the demand be made within any specified period.

     FHLMC Certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United
States or any Federal Home Loan Bank. The obligations of FHLMC under its guarantee are obligations solely of FHLMC and are not backed by, or entitled to, the full faith and credit of the United States.
If FHLMC were unable to satisfy such obligations, distributions to holders of FHLMC Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of FHLMC Certificates would be affected by delinquent payments and defaults on such mortgage loans.

     Registered holders of FHLMC Certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by FHLMC, including any scheduled principal payments, full and partial repayments of principal and principal received by FHLMC by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by FHLMC or the seller thereof. FHLMC is required to remit each registered FHLMC Certificateholder's pro rata share of principal payments on the underlying mortgage loans, interest at the FHLMC pass-through rate and any other sums such as prepayment fees, within 60 days of the date on which such payments are deemed to have been received by FHLMC.

     Under FHLMC's Cash Program, there is no limitation on the amount by which interest rates on the mortgage loans underlying a FHLMC Certificate may exceed the pass-through rate on the FHLMC Certificate. Under such program, FHLMC purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased results in the yield (expressed as a percentage) required by FHLMC.
The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance. The range of interest rates on the mortgage loans and participations in a FHLMC Certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a FHLMC Certificate group based upon their yield to FHLMC rather than on the interest rate on the underlying mortgage loans.
Under FHLMC's Guarantor Program, the pass-through rate on a FHLMC Certificate is established based upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of FHLMC's management and guaranty income as agreed upon between the seller and FHLMC.

     FHLMC Certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month. The first remittance to a registered holder of a FHLMC
Certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser became a registered holder of the FHLMC Certificates. Thereafter, such remittance will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month. The Federal Reserve Bank of New York maintains book-entry accounts with respect to FHLMC Certificates sold by FHLMC on or after January 2, 1985, and makes payments of principal and interest each month to the registered holders thereof in accordance with such holders' instructions.

     Federal National Mortgage Association. FNMA is a federally chartered and privately owned corporation organized and existing under the Federal National
Mortgage Association Charter Act, as amended (the 'CHARTER ACT'). FNMA was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder-owned and privately-managed corporation by legislation enacted in 1968.

     FNMA provides funds to the mortgage market primarily by purchasing mortgage loans from lenders, thereby replenishing their funds for additional lending.
FNMA acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing. Operating nationwide, FNMA helps to redistribute mortgage funds from capital-surplus to capital-short areas.

                                       18


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     FNMA Certificates. FNMA Certificates are Guaranteed Mortgage Asset Backed
Certificates representing fractional undivided interests in a pool of mortgage loans formed by FNMA. Each mortgage loan must meet the applicable standards of the FNMA purchase program. Mortgage loans comprising a pool are either provided by FNMA from its own portfolio or purchased pursuant to the criteria of the FNMA purchase program.

     Mortgage loans underlying FNMA Certificates held by a Trust Fund will consist of conventional mortgage loans, FHA Loans or VA Loans. Original maturities of substantially all of the conventional, level payment mortgage loans underlying a FNMA Certificate are expected to be between either 8 to 15 years or 20 to 30 years. The original maturities of substantially all of the fixed rate level payment FHA Loans or VA Loans are expected to be 30 years.

     Mortgage loans underlying a FNMA Certificate may have annual interest rates that vary by as much as two percentage points from each other. The rate of interest payable on a FNMA Certificate is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and FNMA's guaranty fee. Under a regular servicing option (pursuant to which the mortgagee or each other servicer assumes the entire risk of foreclosure losses), the annual interest rates on the mortgage loans underlying a FNMA Certificate will be between 50 basis points and 250 basis points greater than its annual pass-through rate and under a special servicing option (pursuant to which FNMA assumes the entire risk for foreclosure losses), the annual interest rates on the mortgage loans underlying a FNMA
Certificate will generally be between 55 basis points and 255 basis points greater than the annual FNMA Certificate pass-through rate. If specified in the related Prospectus Supplement, FNMA Certificates may be backed by adjustable rate mortgages.

     FNMA guarantees to each registered holder of a FNMA Certificate that it will distribute amounts representing such holder's proportionate share of scheduled principal and interest payments at the applicable pass-through rate provided for by such FNMA Certificate on the underlying mortgage loans, whether or not received, and such holder's proportionate share of the full principal amount of any foreclosed or other finally liquidated mortgage loan, whether or not such principal amount is actually recovered. The obligations of FNMA under its guarantees are obligations solely of FNMA and are not backed by, or entitled to, the full faith and credit of the United States. Although the Secretary of the Treasury of the United States has discretionary authority to lend FNMA up to $2.25 billion outstanding at any time, neither the United States nor any agency thereof is obligated to finance FNMA's operations or to assist FNMA in any other manner. If FNMA were unable to satisfy its obligations, distributions to holders of FNMA Certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of FNMA Certificates would be affected by delinquent payments and defaults on such mortgage loans.

     FNMA Certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985 (other than FNMA Certificates backed by pools containing graduated payment mortgage loans or mortgage loans secured by multifamily projects) are available in book-entry form only. Distributions of principal and interest on each FNMA Certificate will be made by FNMA on the 25th day of each month to the persons in whose name the FNMA Certificate is entered in the books of the Federal Reserve Banks (or registered on the FNMA Certificate register in the case of fully registered FNMA Certificates) as of the close of business on the last day of the preceding month. With respect to FNMA Certificates issued in book-entry form, distributions thereon will be made by wire, and with respect to fully registered FNMA Certificates, distributions thereon will be made by check.

     As described above, the FNMA Certificates included in a Trust Fund, and the related underlying mortgage loans, may have characteristics and terms different from those described above. Any such different characteristics and terms will be described in the related Prospectus Supplement.

     Stripped Mortgage-Backed Securities. Agency Securities may consist of one or more stripped mortgage-backed securities, each as described herein and in the related Prospectus Supplement. Each such Agency Security will represent an undivided interest in all or part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions), or in some specified portion of the principal and interest distributions (but not all of such distributions) on certain FHLMC, FNMA or GNMA
Certificates. The underlying securities will be held

                                       19


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
under a trust agreement by FHLMC, FNMA or GNMA, each as trustee, or by another trustee named in the related Prospectus Supplement. FHLMC, FNMA or GNMA will guaranty each stripped Agency Security to the same extent as such entity guarantees the underlying securities backing such stripped Agency Security, unless otherwise specified in the related Prospectus Supplement.

     Other Agency Securities. If specified in the related Prospectus Supplement, a Trust Fund may include other mortgage pass-through certificates issued or guaranteed by GNMA, FNMA or FHLMC. The characteristics of any such mortgage pass-through certificates will be described in such Prospectus Supplement. If so specified, a combination of different types of Agency Securities may be held in a Trust Fund.

PRIVATE MORTGAGE-BACKED SECURITIES

     General. Private Mortgage-Backed Securities may consist of (a) mortgage pass-through certificates or participation certificates evidencing an undivided interest in a Mortgage Pool or (b) collateralized mortgage obligations secured by Mortgage Loans. Private Mortgage-Backed Securities may include stripped mortgage-backed securities representing an undivided interest in all or a part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions) or in some specified portion of the principal and interest distributions (but not all of such distributions) on certain Mortgage Loans. Private Mortgage-Backed
Securities will have been publicly issued pursuant to a pooling and servicing agreement, an indenture or similar agreement (a 'PMBS AGREEMENT'). Unless otherwise specified in the related Prospectus Supplement, the seller/servicer of the underlying Mortgage Loans will have entered into the PMBS Agreement with the trustee under such PMBS Agreement (the 'PMBS TRUSTEE'). The PMBS Trustee or its agent, or a custodian, will possess the Mortgage Loans underlying such Private
Mortgage-Backed Securities. Mortgage Loans underlying a Private Mortgage-Backed
Security will be serviced by a servicer (the 'PMBS SERVICER') directly or by one or more subservicers who may be subject to the supervision of the PMBS Servicer.

     The issuer of the Private Mortgage-Backed Securities (the 'PMBS ISSUER') will be a financial institution or other entity engaged generally in the business of mortgage lending, a public agency or instrumentality of a state, local or federal government, or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling housing loans to such trusts and selling beneficial interests in such trusts. If so specified in the related Prospectus Supplement, the PMBS Issuer may be an affiliate of the Depositor. The obligations of the PMBS Issuer will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust. Unless otherwise specified in the related
Prospectus Supplement, the PMBS Issuer will not have guaranteed any of the assets conveyed to the related trust or any of the Private Mortgage-Backed
Securities issued under the PMBS Agreement. Additionally, although the Mortgage
Loans underlying the Private Mortgage-Backed Securities may be guaranteed by an agency or instrumentality of the United States, the Private Mortgage-Backed
Securities themselves will not be so guaranteed.

     Distributions of principal and interest will be made on the Private
Mortgage-Backed Securities on the dates specified in the related Prospectus
Supplement. The Private Mortgage-Backed Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions.
Principal and interest distributions will be made on the Private Mortgage-Backed
Securities by the PMBS Trustee or the PMBS Servicer. The PMBS Issuer or the PMBS
Servicer may have the right to repurchase assets underlying the Private
Mortgage-Backed Securities after a certain date or under other circumstances specified in the related Prospectus Supplement.

     Underlying Loans. The Mortgage Loans underlying the Private Mortgage-Backed
Securities may consist of fixed rate, level payment, fully amortizing loans or graduated payment mortgage loans, Additional Collateral Loans, Buydown Loans, adjustable rate mortgage loans, revolving home equity loans or certain balances thereof or loans having balloon or other special payment features. Such Mortgage
Loans may be secured by single family property, by the pledge of a limited amount of additional collateral or the support of a third-party guarantee (which in turn is secured by a security interest in collateral or by a lien on residential real estate of the guarantor and/or supported by the right to draw on a home equity line of credit extended to the guarantor), or by an assignment of the

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proprietary lease or occupancy agreement relating to a specific dwelling within a Cooperative and the related shares issued by such Cooperative.

     Additional Information. The Prospectus Supplement for a Series for which the Trust Fund includes Private Mortgage-Backed Securities will specify (i) the aggregate approximate principal amount and type of the Private Mortgage-Backed
Securities to be included in the Trust Fund, (ii) certain characteristics of the Mortgage Loans which comprise the underlying assets for the Private Mortgage-
Backed Securities including (A) the payment features of such Mortgage Loans, (B) the approximate aggregate principal balance, if known, of underlying Mortgage
Loans insured or guaranteed by a governmental entity, (C) the servicing fee or range of servicing fees with respect to the Mortgage Loans and (D) the minimum and maximum stated maturities of the underlying Mortgage Loans at origination,
(iii) the maximum original term-to-stated maturity of the Private
Mortgage-Backed Securities, (iv) the weighted average term-to-stated maturity of the Private Mortgage-Backed Securities, (v) the pass-through or certificate rate of the Private Mortgage-Backed Securities, (vi) the weighted average pass-through or certificate rate of the Private Mortgage-Backed Securities, (vii) the PMBS Issuer, the PMBS Servicer (if other than the PMBS Issuer) and the PMBS
Trustee for such Private Mortgage-Backed Securities, (viii) certain characteristics of credit support, if any, such as reserve funds, insurance policies, surety bonds, letters of credit or guaranties relating to the Mortgage
Loans underlying the Private Mortgage-Backed Securities or to such Private
Mortgage-Backed Securities themselves, (ix) the term on which the underlying
Mortgage Loans for such Private Mortgage-Backed Securities may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Private Mortgage-Backed Securities and (x) the terms on which Mortgage Loans may be substituted for those originally underlying the Private Mortgage-Backed
Securities.

SUBSTITUTION OF MORTGAGE ASSETS

     Substitution of Mortgage Assets will be permitted in the event of breaches of representations and warranties with respect to any original Mortgage Asset or in the event the documentation with respect to any Mortgage Asset is determined by the Trustee to be incomplete. The period during which such substitution will be permitted generally will be indicated in the related Prospectus Supplement.
The related Prospectus Supplement will describe any other conditions upon which Mortgage Assets may be substituted for Mortgage Assets initially included in the Trust Fund.

                                USE OF PROCEEDS

     Unless otherwise specified in the applicable Prospectus Supplement, substantially all of the net proceeds from the sale of each Series of Certificates will be used by the Depositor for the purchase of the Mortgage
Assets represented by the Certificates of such Series or to reimburse amounts previously used to effect such a purchase, the costs of carrying the related
Mortgage Assets until the sale of the Certificates and other expenses connected with pooling the related Mortgage Assets and issuing the Certificates. The
Depositor expects to sell Certificates in Series from time to time, but the timing and amount of offerings of Certificates will depend on a number of factors, including the volume of Mortgage Assets acquired by the Depositor, prevailing interest rates, availability of funds and general market conditions.

                                 THE DEPOSITOR

     MLCC Mortgage Investors, Inc. (the 'DEPOSITOR' or 'TRANSFEROR') was incorporated in the State of Delaware on April 4, 1994 as a wholly-owned, limited purpose finance subsidiary of Merrill Lynch Credit Corporation (a wholly-owned indirect subsidiary of Merrill Lynch & Co., Inc.). The Depositor maintains its principal office at 4802 Deer Lake Drive East, Jacksonville,
Florida 32246. Its telephone number is (904) 928-6000.

     As described herein under 'Mortgage Loan Program -- Representations by
Sellers; Repurchases', the only obligations, if any, of the Depositor with respect to a Series of Certificates may be pursuant to certain limited representations and warranties and limited undertakings to repurchase or substitute Mortgage Loans under certain circumstances. The Depositor will have no ongoing servicing obligations

                                       21


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or responsibilities with respect to any Mortgage Pool. The Depositor does not have, nor is it expected in the future to have, any significant assets.

     As specified in the related Prospectus Supplement, the Master Servicer with respect to any Series of Certificates evidencing interests in Mortgage Loans may be an affiliate of the Depositor. As described under 'The Trust Fund -- The
Mortgage Loans -- General', ' -- Agency Securities' and ' -- Private
Mortgage-Backed Securities', the Depositor anticipates that it will acquire
Mortgage Loans, Agency Securities and Private Mortgage-Backed Securities in the open market or in privately negotiated transactions, which may be through or from an affiliate.

     Neither the Depositor nor Merrill Lynch Credit Corporation nor any of its affiliates, including Merrill Lynch, Pierce, Fenner & Smith Incorporated and
Merrill Lynch & Co., Inc., will insure or guarantee the Certificates of any Series.

                             MORTGAGE LOAN PROGRAM

     The Mortgage Loans will have been purchased by the Depositor, either directly or through affiliates, from one or more Sellers, which may be affiliates of the Depositor. Unless otherwise specified in the related
Prospectus Supplement, the Mortgage Loans so acquired by the Depositor will have been originated in accordance with the underwriting criteria specified below under 'Underwriting Guidelines'.

UNDERWRITING GUIDELINES

     Unless otherwise specified in the related Prospectus Supplement, each Seller will represent and warrant that all Mortgage Loans originated and/or sold by it to the Depositor or one of its affiliates will have been underwritten in accordance with guidelines consistent with those utilized by mortgage lenders generally during the period of origination for similar types of loans. As to any Mortgage Loan insured by the FHA or partially guaranteed by the VA, the Seller will represent that it has complied with underwriting policies of the FHA or the VA, as the case may be.

     Underwriting guidelines are applied by or on behalf of a lender to evaluate the borrower's credit standing and repayment ability, and the value and adequacy of the Mortgaged Property as collateral. Initially, a borrower is typically required to complete a detailed application designed to provide to the underwriting officer pertinent credit information. As part of the description of the borrower's financial condition, the borrower is required to provide information concerning his or her assets, liabilities, income and expenses, as well as an authorization permitting the lender to apply for a credit report which summarizes the borrower's credit history.

     Upon receipt of the application package, which typically requires submission of the last two years' personal income tax returns and business tax returns for self-employed borrowers, the lender conducts its own review of the application package and obtains additional information concerning the prospective borrower prior to loan approval. Along with obtaining a credit report, the lender may solicit a written verification of the prospective borrower's existing first mortgage balance, if any, and payment history from the first mortgage lender, if appropriate. If the first mortgage lender does not respond in writing and the mortgage payment history is not reported on the borrower's credit report, the borrower generally is required to submit the prior year's mortgage statements which generally reflect a monthly payment history. In addition, a written employment verification may be requested from the borrower's employer or, in lieu thereof, verbal verification is obtained if the borrower has supplied a copy of a current pay stub along with signed personal tax returns. In certain limited circumstances, the lender may utilize other methods to verify a borrower's income.

     In determining the adequacy of the Mortgaged Property as collateral, an appraisal is made of each property considered for financing. The appraiser is required to inspect the property and verify that it is in good repair and that construction, if new, has been completed. The appraisal is based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the home.

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     Once sufficient employment, credit and property information is received, a determination generally is made as to whether the prospective borrower has sufficient monthly income available (i) to meet the borrower's monthly obligations on the proposed mortgage loan (generally determined on the basis of the monthly payments due in the year of origination) and other expenses related to the Mortgaged Property (such as property taxes and hazard insurance) and (ii)
to meet monthly housing expenses and other financial obligations and monthly living expenses.

     The underwriting guidelines applied by Sellers, particularly with respect to the level of loan documentation and the mortgagor's income and credit history, may be varied in certain cases, on the basis of compensating factors, as deemed appropriate by Sellers' underwriting personnel.

     In the case of a Mortgage Loan secured by a leasehold interest in real property, the title to which is held by a third party lessor, the Seller will represent and warrant, among other things, that the remaining term of the lease and any sublease is typically at least five years longer than the remaining term on the Mortgage Note.

     Certain of the types of Mortgage Loans that may be included in a Trust Fund are recently developed and may involve additional uncertainties not present in traditional types of loans. For example, certain of such Mortgage Loans may provide for escalating or variable payments by the mortgagor or obligor. These types of Mortgage Loans are underwritten on the basis of a judgment that mortgagors or obligors will have the ability to make monthly payments required initially. In some instances, however, a mortgagor's or obligor's income may not be sufficient to permit continued loan payments as such payments increase. These types of Mortgage Loans may also be underwritten primarily upon the basis of Loan-to-Value Ratios or other favorable credit factors.

QUALIFICATIONS OF SELLERS

     Unless otherwise specified in the related Prospectus Supplement, each Seller will be required to satisfy the qualifications set forth herein. Each
Seller must be an institution experienced in originating and servicing Mortgage
Loans of the type contained in the related Mortgage Pool in accordance with accepted practices and prudent guidelines, and must maintain satisfactory facilities to originate and service those Mortgage Loans. Each Seller must be a seller/Servicer approved by either FNMA or FHLMC. Each Seller must be a mortgagee approved by the FHA or an institution the deposit accounts in which are insured by the Federal Deposit Insurance Corporation (the 'FDIC'). The
Resolution Trust Corporation, acting in its capacity as conservator or receiver of a depository institution, may be a Seller if so specified in the related
Prospectus Supplement.

REPRESENTATIONS BY SELLERS; REPURCHASES

     Each Seller will have made representations and warranties in respect of the Mortgage Loans sold by such Seller and evidenced by a Series of Certificates.
Such representations and warranties unless otherwise provided in the related
Prospectus Supplement generally include, among other things, that (i) immediately prior to the transfer and assignment of the Mortgage Loans, the seller had good title to, and was the sole owner of, each Mortgage Loan and there had been no other sale or assignment thereof, (ii) as of the date of such transfer, the Mortgage Loans are subject to no offsets, defenses or counterclaims, (iii) each Mortgage Loan at the time it was made complied in all material respects with applicable state and federal laws, including usury, equal credit opportunity and disclosure laws, (iv) in the case of first mortgage loans, a lender's policy of title insurance was issued on the date of the origination of each Mortgage Loan and each such policy is valid and remains in full force and effect, (v) as of the date of such transfer, each Mortgage subject to the Agreement is a valid lien on the related Mortgaged Property
(subject only to (a) in the case of a Mortgage Loan secured by a junior mortgage, the lien of the related senior mortgage or mortgages, (b) the lien of current real property taxes and assessments, (c) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of the recording of such Mortgage, such exceptions appearing of record and either being acceptable to mortgage lending institutions generally or specifically reflected in the appraisal made in connection with the origination of the related Mortgage Loan and (d) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the

                                       23


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
security intended to be provided by the Mortgage) and such property is free of material damage and is in good repair, (vi) as of the date of such transfer, no Mortgage Loan is more than 30 days delinquent in payment and there are no delinquent tax or assessment liens against the related Mortgaged Property, and
(vii) with respect to each Mortgage Loan, if the Mortgaged Property is located in an area identified by the Director of the Federal Emergency Management Agency as having special flood hazards and subject in certain circumstances to the availability of flood insurance under the National Flood Insurance Reform Act of 1994, such Mortgaged Property is covered by flood insurance, if applicable regulations at the time such Mortgage Loan was originated required that flood insurance coverage be obtained.

     If so specified in the related Prospectus Supplement, the representations and warranties of a Seller in respect of a Mortgage Loan will be made not as of the Cut-off Date but as of the date on which such Seller sold the Mortgage Loan to the Depositor or one of its affiliates. Under such circumstances, a substantial period of time may have elapsed between such date and the date of initial issuance of the Series of Certificates evidencing an interest in such Mortgage Loan. Since the representations and warranties of a Seller do not address events that may occur following the sale of a Mortgage Loan by such Seller, its repurchase obligation described below will not arise if the relevant event that would otherwise have given rise to such an obligation with respect to a Mortgage Loan occurs after the date of sale of such Mortgage Loan by such Seller to the Depositor or its affiliates. However, the Depositor will not include any Mortgage Loan in the Trust Fund for any Series of Certificates if anything has come to the Depositor's attention that would cause it to believe that the representations and warranties of a Seller will not be accurate and complete in all material respects in respect of such Mortgage Loan as of the date of initial issuance of the related Series of Certificates. If the Master
Servicer is also a Seller of Mortgage Loans with respect to a particular Series, such representations will be in addition to the representations and warranties made by the Master Servicer in its capacity as a Master Servicer.

     The Master Servicer or the Trustee, if the Master Servicer is the Seller, will promptly notify the relevant Seller of any breach of any representation or warranty made by it in respect of a Mortgage Loan which materially and adversely affects the interests of the Certificateholders in such Mortgage Loan. Unless otherwise specified in the related Prospectus Supplement, if such Seller cannot cure such breach within 90 days after notice from the Master Servicer or the Trustee, as the case may be, then such Seller will be obligated to repurchase such Mortgage Loan from the Trust Fund at a price (the 'PURCHASE PRICE') equal to 100% of the Principal Balance thereof as of the date of the repurchase plus accrued interest thereon to the first day of the month in which the Purchase
Price is to be distributed at the Mortgage Rate (less any unreimbursed Advances or amount payable as related servicing compensation if the Seller is the Master
Servicer with respect to such Mortgage Loan). If a REMIC election is to be made with respect to a Trust Fund, unless otherwise provided in the related
Prospectus Supplement, the Master Servicer or a holder of the related residual certificate will be obligated to pay any prohibited transaction tax which may arise in connection with any such repurchase. The Master Servicer, unless otherwise specified in the related Prospectus Supplement, will be entitled to reimbursement for any such payment from the assets of the related Trust Fund or from any holder of the related residual certificate. See 'Description of the Certificates -- General'. Except in those cases in which the Master Servicer is the Seller, the Master Servicer will be required under the applicable Agreement to enforce this obligation for the benefit of the Trustee and the holders of the Certificates, following the practices it would employ in its good faith business judgment were it the owner of such Mortgage Loan. This repurchase obligation will constitute the sole remedy available to holders of Certificates or the Trustee for a breach of representation by a Seller.

     Neither the Depositor nor the Master Servicer (unless the Master Servicer is the Seller) will be obligated to purchase a Mortgage Loan if a Seller defaults on its obligation to do so, and no assurance can be given that Sellers will carry out their respective repurchase obligations with respect to Mortgage
Loans. However, to the extent that a breach of a representation and warranty of a Seller may also constitute a breach of a representation made by the Master
Servicer, the Master Servicer may have a repurchase obligation as described below under 'The Pooling and Servicing Agreement -- Assignment of Mortgage
Assets'.

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                        DESCRIPTION OF THE CERTIFICATES

     Each Series of Certificates will be issued pursuant to an Agreement, dated as of the related Cut-off Date, among the Depositor, the Master Servicer and the Trustee for the benefit of the holders of the Certificates of such Series. The provisions of each Agreement will vary depending upon the nature of the Certificates to be issued thereunder and the nature of the related Trust Fund. A form of an Agreement is an exhibit to the Registration Statement of which this Prospectus is a part. The following summaries describe certain provisions that may appear in each Agreement. The Prospectus Supplement for a Series of Certificates will describe any provision of the Agreement relating to such Series that materially differs from the description thereof contained in this Prospectus. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement for each Series of Certificates and the applicable Prospectus
Supplement. The Depositor will provide a copy of the Agreement (without exhibits) relating to any Series without charge upon written request of a holder of record of a Certificate of such Series addressed to MLCC Mortgage Investors, Inc., 4802 Deer Lake Drive East, Jacksonville, Florida 32246, Attention: General
Counsel.

GENERAL

     Unless otherwise specified in the Prospectus Supplement, the Certificates of each Series will be issued in either fully registered or book-entry form, in the authorized denominations specified in the related Prospectus Supplement, will evidence specified beneficial ownership interests in the related Trust Fund created pursuant to each Agreement and will not be entitled to payments in respect of the assets included in any other Trust Fund established by the Depositor. The Certificates will not represent obligations of the Depositor or any affiliate of the Depositor. The Mortgage Loans will not be insured or guaranteed by any governmental entity or other person, unless otherwise specified in the related Prospectus Supplement. Each Trust Fund will consist of, to the extent provided in the Agreement, (i) the Mortgage Assets, that from time to time are subject to the related Agreement (exclusive of any amounts specified in the related Prospectus Supplement ('RETAINED INTEREST')); (ii) such assets as from time to time are required to be deposited in the related Certificate
Account, as defined below under 'The Pooling and Servicing Agreement -- Payments on Mortgage Loans; Deposits to Certificate Account'; (iii) property which secured a Mortgage Loan and which is acquired on behalf of the Certificateholders by foreclosure or deed in lieu of foreclosure; and (iv) any Primary Mortgage Insurance Policies, FHA Insurance and VA Guarantees, and any other insurance policies or other forms of credit enhancement required to be maintained pursuant to the Agreement. If so specified in the related Prospectus
Supplement, in the case of Mortgage Loans which are revolving home equity loans or certain balances thereof, a Trust Fund may include any additional balances advanced to the borrowers under the revolving home equity loans during certain periods. If so specified in the related Prospectus Supplement, a Trust Fund may also include one or more of the following: reinvestment income on payments received on the Mortgage Assets, a reserve fund, a mortgage pool insurance policy, a special hazard insurance policy, a bankruptcy bond, one or more letters of credit, a surety bond, guaranties or similar instruments or other agreements.

     Each Series of Certificates will be issued in one or more classes. Each class of Certificates of a Series will evidence beneficial ownership of a specified percentage (which may be 0%) or portion of future interest payments and a specified percentage (which may be 0%) or portion of future principal payments on the Mortgage Assets in the related Trust Fund. A Series of Certificates may include one or more classes that are senior or subordinate in right to payment to one or more other classes of Certificates of such Series.
Certain Series or classes of Certificates may be covered by insurance policies, surety bonds or other forms of credit enhancement, in each case as described herein and in the related Prospectus Supplement. One or more classes of Certificates of a Series may be entitled to receive principal, distributions, with disproportionate, nominal or no interest distributions or to interest distributions, with disproportionate, nominal or no principal distributions or any combination thereof. Distributions on one or more classes of a Series of Certificates may be made prior to one or more other classes, after the occurrence of specified events, in accordance with a schedule or formula, on the basis of collections from designated portions of the Mortgage Assets in the related Trust Fund, or on a

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different basis, in each case as specified in the related Prospectus Supplement.
The timing, amounts, sequential order and priority of payment of such distributions may vary among classes or over time as specified in the related
Prospectus Supplement.

     Unless otherwise specified in the related Prospectus Supplement, distributions of principal and interest (or, where applicable, of principal only or interest only) on the related Certificates will be made by the Trustee on each Distribution Date (i.e., monthly, quarterly, semi-annually or at such other intervals and on the dates as are specified in the Prospectus Supplement) in proportion to the percentages specified in the related Prospectus Supplement.
Distributions will be made to the persons in whose names the Certificates are registered at the close of business on the dates specified in the related
Prospectus Supplement (each, a 'RECORD DATE'). Distributions will be made by check or money order mailed to the persons entitled thereto at the address appearing in the register maintained for holders of Certificates (the
'CERTIFICATE REGISTER') or, if specified in the related Prospectus Supplement, in the case of Certificates that are of a certain minimum denomination, upon written request by the Certificateholder, by wire transfer or by such other means as are described therein; provided, however, that the final distribution in retirement of the Certificates will be made only upon presentation and surrender of the Certificates at the office or agency of the Trustee or other person specified in the notice to Certificateholders of such final distribution.

     The Certificates will be freely transferable and exchangeable at the Corporate Trust Office of the Trustee as set forth in the related Prospectus
Supplement. No service charge will be made for any registration of exchange or transfer of Certificates of any Series but the Trustee may require payment of a sum sufficient to cover any related tax or other governmental charge.

     Under current law the purchase and holding by or on behalf of any employee benefit plan or other retirement arrangement (including individual retirement accounts and annuities, Keogh plans and collective investment funds in which such plans, accounts or arrangements are invested) subject to provisions of ERISA or the Code of a class of Certificates entitled only to a specified percentage of payments of either interest or principal or a notional amount of either interest or principal on the related Mortgage Loans or a class of Certificates entitled to receive payments of interest and principal on the Mortgage Loans only after payments to other classes or after the occurrence of certain specified events may result in 'prohibited transactions' within the meaning of ERISA and the Code. See 'ERlSA Considerations'. Unless otherwise specified in the related Prospectus Supplement, transfer of Certificates of such a class will not be registered unless the transferee (i) represents that it is not, and is not purchasing on behalf of, any such plan, account or arrangement or (ii) provides an opinion of counsel satisfactory to the Trustee and the Depositor that the purchase of Certificates of such a class by or on behalf of such plan, account or arrangement is permissible under applicable law and will not subject the Trustee, the Master Servicer or the Depositor to any obligation or liability in addition to those undertaken in the Agreement.

     As to each Series, an election may be made to treat the related Trust Fund or designated portions thereof as a 'real estate mortgage investment conduit' or 'REMIC' as defined in the Code. The related Prospectus Supplement will specify whether a REMIC election is to be made. Alternatively, the Agreement for a Series may provide that a REMIC election may be made at the discretion of the Depositor or the Master Servicer and may be made only if certain conditions are satisfied. As to any such Series, the terms and provisions applicable to the making of a REMIC election, as well as any material federal income tax consequences to Certificateholders not otherwise described herein, will be set forth in the related Prospectus Supplement. If such an election is made with respect to a Series, one of the classes will be designated as evidencing the sole class of 'RESIDUAL INTERESTS' in the related REMIC, as defined in the Code.
All other classes of Certificates in such a Series will constitute 'REGULAR
INTERESTS' in the related REMIC, as defined in the Code. As to each Series with respect to which a REMIC election is to be made, the Master Servicer or a holder of the related residual certificate will be obligated to take all actions required in order to comply with applicable laws and regulations and will be obligated to pay any prohibited transaction taxes. The Master Servicer, unless otherwise specified in the related Prospectus Supplement, will be entitled to reimbursement for any such payment from the assets of the Trust Fund or from any holder of the related residual certificate.

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     Unless otherwise specified in the related Prospectus Supplement, upon notification from a Mortgagor of such Mortgagor's intent to convert from an adjustable interest rate to a fixed interest rate, and prior to the conversion of such Mortgage Loan, the Master Servicer or its successor will be obligated to purchase such related Mortgage Loan from the related Trust Fund.

DISTRIBUTIONS ON CERTIFICATES

     General. In general, the method of determining the amount of distributions on a particular Series of Certificates will depend on the type of credit support, if any, that is used with respect to such Series. See 'Credit
Enhancement'. Set forth below are descriptions of various methods that may be used to determine the amount of distributions on the Certificates of a particular Series. The Prospectus Supplement for each Series of Certificates will describe the method to be used in determining the amount of distributions on the Certificates of such Series.

     Distributions allocable to principal of and interest on the Certificates will be made by the Trustee out of, and only to the extent of, funds in the related Certificate Account, including any funds transferred from any Reserve
Fund. As between Certificates of different classes and as between distributions of principal (and, if applicable, between distributions of Principal
Prepayments, as defined below, and scheduled payments of principal) and interest, distributions made on any Distribution Date will be applied as specified in the related Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, distributions to any class of Certificates will be made pro rata to all Certificateholders of that class.

     Available Distribution Amount. Unless otherwise specified in the related
Prospectus Supplement, all distributions on the Certificates of each Series on each Distribution Date will be made from the Available Distribution Amount described below, in accordance with the terms described in the related
Prospectus Supplement and specified in the Agreement. Unless otherwise provided in the related Prospectus Supplement, the 'AVAILABLE DISTRIBUTION AMOUNT' for each Distribution Date will equal the sum of the following amounts:

          (i) the aggregate of all previously undistributed payments on account of principal (including Principal Prepayments, if any, and prepayment penalties, if so provided in the related Prospectus Supplement) and interest on the Mortgage Loans in the related Trust Fund (including
     Liquidation Proceeds and Insurance Proceeds and amounts drawn under letters of credit or other credit enhancement instruments as permitted thereunder and as specified in the related Agreement) received by the Master Servicer after the Cut-off Date and on or prior to the day of the month of the related Distribution Date specified in the related Prospectus Supplement
     (the 'DETERMINATION DATE') except:

             (a) all payments that were due on or before the Cut-off Date;

             (b) all Liquidation Proceeds and all Insurance Proceeds, all
        Principal Prepayments and all other proceeds of any Mortgage Loan purchased by the Depositor, Master Servicer, any Sub-Servicer or any Seller pursuant to the Agreement that were received after the prepayment period specified in the related Prospectus Supplement and all related payments of interest representing interest for any period after such prepayment period;

             (c) all scheduled payments of principal and interest due on a date or dates subsequent to the first day of the month of distribution;

             (d) amounts received on particular Mortgage Loans as late payments of principal or interest or other amounts required to be paid by Mortgagors, but only to the extent of any unreimbursed advance in respect thereof made by the Master Servicer (including the related
        Sub-Servicers);

             (e) amounts representing reimbursement, to the extent permitted by the Agreement and as described under 'Advances' below, for advances made by the Master Servicer or Sub-Servicers that were deposited into the Certificate Account, and amounts representing reimbursement for certain other losses and expenses incurred by the Master Servicer or the Depositor and described below;

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             (f) that portion of each collection of interest on a particular
        Mortgage Loan in such Trust Fund that represents credit enhancement fees or servicing compensation payable to the Master Servicer or any
        Sub-servicer or Retained Interest that is to be retained from such collection or is permitted to be retained from related Insurance
        Proceeds, Liquidation Proceeds or proceeds of Mortgage Loans purchased pursuant to the Agreement;

          (ii) the amount of any advance made by the Master Servicer or Sub-Servicer as described under 'Advances' below and deposited by it in the Certificate Account; and

          (iii) if applicable, amounts withdrawn from a Reserve Fund.

     Distributions of Interest. Unless otherwise specified in the related
Prospectus Supplement, interest will accrue on the aggregate Certificate Balance
(or, in the case of Certificates entitled only to distributions allocable to interest, the aggregate notional amount) of each class of Certificates entitled to interest from the date, at the Pass-Through Rate (which may be a fixed rate or rate adjustable as specified in such Prospectus Supplement) and for the periods specified in such Prospectus Supplement. To the extent funds are available therefor, interest accrued during each such specified period on each class of Certificates entitled to interest (other than a class of Certificates that provides for interest that accrues, but is not currently payable, referred to hereafter as 'ACCRUAL CERTIFICATES') will be distributable on the Distribution Dates specified in the related Prospectus Supplement until the aggregate Certificate Balance of the Certificates of such class has been distributed in full or, in the case of Certificates entitled only to distributions allocable to interest, until the aggregate notional amount of such Certificates is reduced to zero or for the period of time designated in the related Prospectus Supplement. The original Certificate Balance of each
Certificate will equal the aggregate distributions allocable to principal to which such Certificate is entitled. Unless otherwise specified in the related
Prospectus Supplement, distributions allocable to interest on each Certificate that is not entitled to distributions allocable to principal will be calculated based on the notional amount of such Certificate. The notional amount of a Certificate will not evidence an interest in or entitlement to distributions allocable to principal but will be used solely for convenience in expressing the calculation of interest and for certain other purposes.

     With respect to any class of Accrual Certificates, if specified in the related Prospectus Supplement, any interest that has accrued but is not paid on a given Distribution Date will be added to the aggregate Certificate Balance of such class of Certificates on that Distribution Date. Unless otherwise specified in the related Prospectus Supplement, distributions of interest on each class of Accrual Certificates will commence only after the occurrence of the events specified in such Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, prior to such time, the beneficial ownership interest of such class of Accrual Certificates in the Trust Fund, as reflected in the aggregate Certificate Balance of such class of Accrual Certificates, will increase on each Distribution Date by the amount of interest that accrued on such class of Accrual Certificates during the preceding interest accrual period but that was not required to be distributed to such class on such Distribution
Date. Any such class of Accrual Certificates will thereafter accrue interest on its outstanding Certificate Balance as so adjusted.

     Distributions of Principal. Unless otherwise specified in the related
Prospectus Supplement, the aggregate 'CERTIFICATE BALANCE' of any class of Certificates entitled to distributions of principal will be the aggregate original Certificate Balance of such class of Certificates specified in such Prospectus Supplement, reduced by all distributions reported to the holders of such Certificates as allocable to principal and (i) in the case of Accrual
Certificates, if so specified in the related Prospectus Supplement, increased by all interest accrued but not then distributable on such Accrual Certificates and
(ii) in the case of adjustable rate Certificates, if so specified in the related
Prospectus Supplement, subject to the effect of negative amortization. The related Prospectus Supplement will specify the method by which the amount of principal to be distributed on the Certificates on each Distribution Date will be calculated and the manner in which such amount will be allocated among the classes of Certificates entitled to distributions of principal.

     If so provided in the related Prospectus Supplement, one or more classes of Senior Certificates will be entitled to receive all or a disproportionate percentage of the payments of principal that are received from borrowers in advance of their scheduled due dates and are not accompanied by amounts representing scheduled interest due after the month of such payments ('PRINCIPAL
PREPAYMENTS') in the

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percentages and under the circumstances or for the periods specified in such
Prospectus Supplement. Any such allocation of Principal Prepayments to such class or classes of Certificateholders will have the effect of accelerating the amortization of such Senior Certificates while increasing the interests evidenced by the Subordinated Certificates in the Trust Fund. Increasing the interests of the Subordinated Certificates relative to that of the Senior
Certificates is intended to preserve the availability of the subordination provided by the Subordinated Certificates. See 'Credit Enhancement --
Subordination'.

     Unscheduled Distributions. To the extent specified in the related
Prospectus Supplement relating to a Series of Certificates which have less frequent than monthly Distribution Dates, the Certificates will be subject to receipt of distributions before the next scheduled Distribution Date under the circumstances and in the manner described below and in such Prospectus
Supplement. If applicable, the Trustee will be required to make such unscheduled distributions on the day and in the amount specified in the related Prospectus
Supplement if, due to substantial payments of principal (including Principal
Prepayments) on the Mortgage Assets, the Trustee or the Master Servicer determines that the funds available or anticipated to be available from the Certificate Account and, if applicable, any Reserve Fund, may be insufficient to make required distributions on the Certificates on such Distribution Date.
Unless otherwise specified in the related Prospectus Supplement, the amount of any such unscheduled distribution that is allocable to principal will not exceed the amount that would otherwise have been required to be distributed as principal on the Certificates on the next Distribution Date. Unless otherwise specified in the related Prospectus Supplement, all unscheduled distributions will include interest at the applicable Pass-Through Rate (if any) on the amount of the unscheduled distribution allocable to principal for the period and to the date specified in such Prospectus Supplement. See 'Yield and Prepayment
Considerations'.

     Unless otherwise specified in the related Prospectus Supplement, all distributions allocable to principal in any unscheduled distribution will be made in the same priority and manner as distributions of principal on the Certificates would have been made on the next Distribution Date, and with respect to Certificates of the same class, unscheduled distributions of principal will be made on a pro rata basis.

     Notice of any unscheduled distribution will be given by the Trustee prior to the date of such distribution.

ADVANCES

     Unless otherwise provided in the related Prospectus Supplement, the Master
Servicer will be required to advance on or before each Distribution Date (from its own funds, funds advanced by Sub-Servicers or funds held in the Certificate
Account for future distributions to the holders of such Certificates), an amount equal to the aggregate of payments of principal and interest that were delinquent on the related Determination Date, subject to the Master Servicer's determination that such advances will be recoverable out of late payments by Mortgagors, Liquidation Proceeds, Insurance Proceeds or otherwise. In the case of Cooperative Loans, the Master Servicer also will be required to advance any unpaid maintenance fees and other charges under the related proprietary leases as specified in the related Prospectus Supplement.

     In making Advances, the Master Servicer will endeavor to maintain a regular flow of scheduled interest and principal payments to holders of the Certificates, rather than to guarantee or insure against losses. If Advances are made by the Master Servicer from cash being held for future distribution to Certificateholders, the Master Servicer will replace such funds on or before any future Distribution Date to the extent that funds in the applicable Certificate
Account on such Distribution Date would be less than the amount required to be available for distributions to Certificateholders on such date. Any Master
Servicer funds advanced will be reimbursable to the Master Servicer out of recoveries on the specific Mortgage Loans with respect to which such Advances were made (e.g., late payments made by the related Mortgagor, any related
Insurance Proceeds, Liquidation Proceeds or proceeds of any Mortgage Loan purchased by a Sub-Servicer or a Seller under the circumstances described hereinabove). In addition, Advances by the Master Servicer (and any advances by a Sub-Servicer) also will be reimbursable to the Master Servicer (or
Sub-Servicer) from cash otherwise distributable to Certificateholders (including the holders of Senior Certificates) to the extent that the Master Servicer

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determines that any such Advances previously made are not ultimately recoverable as described in the immediately preceding sentence. The Master Servicer also will be obligated to make Advances, to the extent recoverable out of Insurance
Proceeds, Liquidation Proceeds or otherwise, in respect of certain taxes and insurance premiums not paid by Mortgagors on a timely basis. Funds so advanced are reimbursable to the Master Servicer to the extent permitted by the Agreement. If specified in the related Prospectus Supplement, the obligations of the Master Servicer to make advances may be supported by a cash advance reserve fund, a surety bond or other arrangement, in each case as described in such Prospectus Supplement.

REPORTS TO CERTIFICATEHOLDERS

     Prior to or concurrently with each distribution on a Distribution Date and except as otherwise set forth in an applicable Prospectus Supplement, the Master
Servicer or the Trustee will furnish to each Certificateholder of record of the related Series a statement setting forth, to the extent applicable to such Series of Certificates, among other things:

          (i) the amount of such distribution allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and if so specified in the related Prospectus Supplement, prepayment penalties included therein;

          (ii) the amount of such distribution allocable to interest;

          (iii) the amount of any Advance;

          (iv) the outstanding Certificate Balance or notional amount of each class of the related Series after giving effect to the distribution of principal on such Distribution Date;

          (v) the related amount of the servicing compensation retained or withdrawn from the Certificate Account by the Master Servicer, and the amount of additional servicing compensation received by the Master Servicer attributable to penalties, fees, excess Liquidation Proceeds and other similar charges and items;

          (vi) the number and aggregate principal balances of Mortgage Loans (A) delinquent (exclusive of Mortgage Loans in foreclosure) and (B) in foreclosure as of the close of business on the last day of the calendar month preceding such Distribution Date;

          (vii) the book value of any real estate acquired through foreclosure or grant of a deed in lieu of foreclosure;

          (viii) if applicable, the amount remaining in any Reserve Fund at the close of business on the Distribution Date;

          (ix) the Pass-Through Rate as of the day prior to the immediately preceding Distribution Date; and

          (x) any amounts remaining under letters of credit, pool policies or other forms of credit enhancement.

     Where applicable, any amount set forth above may be expressed as a dollar amount per single Certificate of the relevant class having the Percentage
Interest specified in the related Prospectus Supplement. The report to Certificateholders for any Series of Certificates may include additional or other information of a similar nature to that specified above.

     In addition, within a reasonable period of time after the end of each calendar year, the Master Servicer or the Trustee will mail to each Certificateholder of record at any time during such calendar year a report (a) as to the aggregate of amounts reported pursuant to (i) and (ii) for such calendar year or, in the event such person was a Certificateholder of record during a portion of such calendar year, for the applicable portion of such year and (b) such other customary information as may be deemed necessary or desirable for Certificateholders to prepare their tax returns.

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BOOK-ENTRY REGISTRATION

     If so specified in the related Prospectus Supplement, a class of Certificates initially may be represented by one or more certificates registered in the name of Cede & Co. ('CEDE'), the nominee for The Depository Trust Company
('DTC'). DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a 'clearing corporation' within the meaning of the New York Uniform Commercial Code ('UCC') and a 'clearing agency' registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations ('PARTICIPANTS') and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as brokers, dealers, banks and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ('INDIRECT PARTICIPANT').

     Certificateholders that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of Certificates registered in the name of Cede, as nominee of DTC, may do so only through Participants and Indirect Participants. In addition, such Certificateholders will receive all distributions of principal of and interest on the Certificates from the Trustee through DTC and its Participants. Under a book-entry format, Certificateholders will receive payments after the related Distribution Date because, while payments are required to be forwarded to Cede, as nominee for DTC, on each such date, DTC will forward such payments to its Participants which thereafter will be required to forward them to Indirect Participants or Certificateholders. Under a book-entry format, it is anticipated that the only
Certificateholder will be Cede, as nominee of DTC, and that the beneficial holders of Certificates will not be recognized by the Trustee as Certificateholders under the Agreement. The beneficial holders of such Certificates will only be permitted to exercise the rights of Certificateholders under the Agreement indirectly through DTC and its Participants who in turn will exercise their rights through DTC.

     Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Certificates and is required to receive and transmit payments of principal of and interest on the Certificates.
Participants and Indirect Participants with which Certificateholders have accounts with respect to the Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Certificateholders.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Certificateholder to pledge Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Certificates may be limited due to the lack of a physical certificate for such Certificates.

     DTC in general advises that it will take any action permitted to be taken by a Certificateholder under an Agreement only at the direction of one or more
Participants to whose account with DTC the Certificates are credited.
Additionally, DTC in general advises that it will take such actions with respect to specified percentages of the Certificateholders only at the direction of and on behalf of Participants whose holdings include current principal amounts of outstanding Certificates that satisfy such specified percentages. DTC may take conflicting actions with respect to other current principal amounts of outstanding Certificates to the extent that such actions are taken on behalf of Participants whose holdings include such current principal amounts of outstanding Certificates.

     Any Certificates initially registered in the name of Cede, as nominee of DTC, will be issued in fully registered, certificated form to Certificateholders or their nominees ('DEFINITIVE CERTIFICATES'), rather than to DTC or its nominee only under the events specified in the related Agreement. Such events may include the following: (i) the Depositor advises the Trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as Depository with respect to the Certificates, and the Trustee or the Depositor is unable to locate a qualified successor, (ii) the Depositor, at its option, elects to terminate the book-entry system through DTC, or (iii) after the occurrence of an Event of Default (defined herein), Certificateholders representing not less than 50% of the aggregate Current Principal

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Amount of the Certificates advise the Trustee and DTC through Participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of the Certificateholders. Upon the occurrence of any of the events specified in the related Agreement, DTC will be required to notify all Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the certificates representing the Certificates and instruction for re-registration, the Trustee will issue the Certificates in the form of Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders. Thereafter, payments of principal of and interest on the Certificates will be made by the Trustee directly to Certificateholders in accordance with the procedures set forth herein and in the Agreement. The final distribution of any Certificate (whether Definitive Certificates or Certificates registered in the name of Cede), however, will be made only upon presentation and surrender of such Certificates on the final Distribution Date at such office or agency as is specified in the notice of final payment to Certificateholders.

                               CREDIT ENHANCEMENT

GENERAL

     Credit enhancement may be provided with respect to one or more classes of a Series of Certificates or with respect to the Mortgage Assets in the related
Trust Fund. Credit enhancement may be in the form of a limited financial guaranty policy issued by an entity named in the related Prospectus Supplement, the subordination of one or more classes of the Certificates of such Series, the establishment of one or more reserve funds, the use of a cross-support feature, use of a mortgage pool insurance policy, bankruptcy bond, special hazard insurance policy, surety bond or letters of credit described herein and in the related Prospectus Supplement, or any combination of the foregoing. Unless otherwise specified in the related Prospectus Supplement, any credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Certificates and interest thereon. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, Certificateholders will bear their allocable share of deficiencies.

SUBORDINATION

     If so specified in the related Prospectus Supplement, protection afforded to holders of one or more classes of Certificates of a Series (the 'SUBORDINATED
CERTIFICATES') by means of the subordination feature will be accomplished by the preferential right of holders of one or more other classes of such Series (the
'SENIOR CERTIFICATES') to distributions in respect of scheduled principal, Principal Prepayments, interest or any combination thereof that otherwise would have been payable to holders of Subordinated Certificates under the circumstances and to the extent specified in the related Prospectus Supplement.
If specified in the related Prospectus Supplement, delays in receipt of scheduled payments on the Mortgage Loans and losses on defaulted Mortgage Loans will be borne first by the various classes of Subordinated Certificates and thereafter by the various classes of Senior Certificates, in each case under the circumstances and subject to the limitations specified in such related
Prospectus Supplement. The aggregate distributions in respect of delinquent payments on the Mortgage Loans over the lives of the Certificates or at any time, the aggregate losses in respect of defaulted Mortgage Loans which must be borne by the Subordinated Certificates by virtue of subordination and the amount of the distributions otherwise distributable to the Subordinated
Certificateholders that will be distributable to Senior Certificateholders on any Distribution Date may be limited as specified in the related Prospectus
Supplement. If aggregate distributions in respect of delinquent payments on the Mortgage Loans or aggregate losses in respect of such Mortgage Loans were to exceed an amount specified in the related Prospectus Supplement, holders of Senior Certificates would experience losses on the Certificates.

     In addition to or in lieu of the foregoing, if so specified in the related
Prospectus Supplement, all or any portion of distributions otherwise payable to holders of Subordinated Certificates on any Distribution Date may instead be deposited into one or more Reserve Funds established with the Trustee. If so specified in the related Prospectus Supplement, such deposits may be made on each

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Distribution Date, for specified periods or until the balance in the Reserve
Funds has reached a specified amount and, following payments from the Reserve
Fund to holders of Senior Certificates or otherwise, thereafter to the extent necessary to restore the balance in the Reserve Fund to required levels, in each case as specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, amounts on deposit in the Reserve Fund may be released to the holders of the class of Certificates specified in such Prospectus Supplement at the times and under the circumstances specified in such Prospectus Supplement.

     If specified in the related Prospectus Supplement, various classes of Senior Certificates and Subordinated Certificates may themselves be subordinate in their right to receive certain distributions to other classes of Senior and Subordinated Certificates, respectively, through a cross support mechanism or otherwise.

     As between classes of Senior Certificates and as between classes of Subordinated Certificates, distributions may be allocated among such classes (i) in the order of their scheduled final distribution dates, (ii) in accordance with a schedule or formula, (iii) in relation to the occurrence of events, or
(iv) otherwise, in each case as specified in the related Prospectus Supplement.
As between classes of Subordinated Certificates, payments to holders of Senior
Certificates on account of delinquencies or losses and payments to any Reserve
Fund will be allocated as specified in the related Prospectus Supplement.

MORTGAGE POOL INSURANCE POLICIES

     If specified in the related Prospectus Supplement relating to a Mortgage
Pool, a separate mortgage pool insurance policy ('MORTGAGE POOL INSURANCE
POLICY') will be obtained for the Mortgage Pool and issued by the insurer (the
'POOL INSURER') named in such Prospectus Supplement. Each Mortgage Pool
Insurance Policy will, subject to the limitations described below, cover loss by reason of default in payment on Mortgage Loans in the Mortgage Pool in an amount equal to a percentage specified in such Prospectus Supplement of the aggregate principal balance of such Mortgage Loans on the Cut-off Date which are not covered as to their entire outstanding principal balances by Primary Mortgage
Insurance Policies. As more fully described below, the Master Servicer will present claims thereunder to the Pool Insurer on behalf of itself, the Trustee and the holders of the Certificates. The Mortgage Pool Insurance Policies, however, are not blanket policies against loss, since claims thereunder may be made only respecting particular defaulted Mortgage Loans and only upon satisfaction of certain conditions precedent described below. Unless otherwise specified in the related Prospectus Supplement, the Mortgage Pool Insurance
Policies will not cover losses due to a failure to pay or denial of a claim under a Primary Mortgage Insurance Policy.

     Unless otherwise specified in the related Prospectus Supplement, each Mortgage Pool Insurance Policy will provide that no claims may be validly presented unless (i) any required Primary Mortgage Insurance Policy is in effect for the defaulted Mortgage Loan and a claim thereunder has been submitted and settled; (ii) hazard insurance on the related Mortgaged Property has been kept in force and real estate taxes and other protection and preservation expenses have been paid; (iii) if there has been physical loss or damage to the Mortgaged
Property, it has been restored to its physical condition (reasonable wear and tear excepted) at the time of issuance of the policy; and (iv) the insured has acquired good and merchantable title to the Mortgaged Property free and clear of liens except certain permitted encumbrances. Upon satisfaction of these conditions, the Pool Insurer will have the option either (a) to purchase the property securing the defaulted Mortgage Loan at a price equal to the principal balance thereof plus accrued and unpaid interest at the Mortgage Rate to the date of purchase and certain expenses incurred by the Master Servicer on behalf of the Trustee and Certificateholders or (b) to pay the amount by which the sum of the principal balance of the defaulted Mortgage Loan plus accrued and unpaid interest at the Mortgage Rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the Mortgaged Property, in either case net of certain amounts paid or assumed to have been paid under the related Primary Mortgage Insurance Policy. If any property securing a defaulted Mortgage Loan is damaged and proceeds, if any, from the related hazard insurance policy or the applicable Special Hazard
Insurance Policy are insufficient to restore the damaged property to a condition sufficient to permit

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

recovery under the Mortgage Pool Insurance Policy, the Master Servicer will not be required to expend its own funds to restore the damaged property unless it determines that (i) such restoration will increase the proceeds to Certificateholders on liquidation of the Mortgage Loan after reimbursement of the Master Servicer for its expenses and (ii) such expenses will be recoverable by it through proceeds of the sale of the property or proceeds of the related Mortgage Pool Insurance Policy or any related Primary Mortgage Insurance Policy.

     Unless otherwise specified in the related Prospectus Supplement, no Mortgage Pool Insurance Policy will insure (and many Primary Mortgage Insurance Policies do not insure) against loss sustained by reason of a default arising from, among other things, (i) fraud or negligence in the origination or servicing of a Mortgage Loan, including misrepresentation by the Mortgagor, the originator or persons involved in the origination thereof or (ii) failure to construct a Mortgaged Property in accordance with plans and specifications. A failure of coverage attributable to one of the foregoing events might result in a breach of the related Seller's representations described above and, in such event, might give rise to an obligation on the part of such Transferor to purchase the defaulted Mortgage Loan if the breach cannot be cured by such Seller. No Mortgage Pool Insurance Policy will cover (and many Primary Mortgage Insurance Policies do not cover) a claim in respect of a defaulted Mortgage Loan occurring when the servicer of such Mortgage Loan, at the time of default or thereafter, was not approved by the applicable insurer.

     Unless otherwise specified in the related Prospectus Supplement, the original amount of coverage under each Mortgage Pool Insurance Policy will be reduced over the life of the related Certificates by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the Pool Insurer upon disposition of all foreclosed properties. The amount of claims paid will include certain expenses incurred by the Master Servicer as well as accrued interest on delinquent Mortgage Loans to the date of payment of the claim, unless otherwise specified in the related Prospectus Supplement. Accordingly, if aggregate net claims paid under any Mortgage Pool Insurance Policy reach the original policy limit, coverage under that Mortgage Pool Insurance Policy will be exhausted and any further losses will be borne by the Certificateholders.

SPECIAL HAZARD INSURANCE POLICIES

     If specified in the related Prospectus Supplement, a separate Special Hazard Insurance Policy will be obtained for the Mortgage Pool and will be issued by the insurer (the 'SPECIAL HAZARD INSURER') named in such Prospectus Supplement. Each Special Hazard Insurance Policy will, subject to limitations described below, protect holders of the related Certificates from (i) loss by reason of damage to Mortgaged Properties caused by certain hazards (including earthquakes and, to a limited extent, tidal waves and related water damage or as otherwise specified in the related Prospectus Supplement) not insured against under the standard form of hazard insurance policy for the respective states in which the Mortgaged Properties are located or under a flood insurance policy if the Mortgaged Property is located in a federally designated flood area, and (ii) loss caused by reason of the application of the coinsurance clause contained in hazard insurance policies. See 'The Pooling and Servicing Agreement -- Hazard Insurance'. Each Special Hazard Insurance Policy will not cover losses occasioned by fraud or conversion by the Trustee or Master Servicer, war, insurrection, civil war, certain governmental action, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear or chemical reaction, flood (if the Mortgaged Property is located in a federally designated flood area), nuclear or chemical contamination and certain other risks. The amount of coverage under any Special Hazard Insurance Policy will be specified in the related Prospectus Supplement. Each Special Hazard Insurance Policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the property securing the Mortgage Loan have been kept in force and other protection and preservation expenses have been paid.

     Subject to the foregoing limitations, and unless otherwise specified in the related Prospectus Supplement, each Special Hazard Insurance Policy will provide that where there has been damage to property securing a foreclosed Mortgage Loan (title to which has been acquired by the insured) and to the extent such damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the Mortgagor or the Master Servicer, the Special Hazard Insurer will pay the lesser of

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
(i) the cost of repair or replacement of such property or (ii) upon transfer of the property to the Special Hazard Insurer, the unpaid principal balance of such Mortgage Loan at the time of acquisition of such property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the Master Servicer with respect to such property. If the unpaid principal balance of a Mortgage Loan plus accrued interest and certain expenses is paid by the Special Hazard Insurer, the amount of further coverage under the related Special Hazard Insurance Policy will be reduced by such amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of the property will further reduce coverage by such amount. So long as a Mortgage Pool Insurance Policy remains in effect, the payment by the Special Hazard Insurer of the cost of repair or of the unpaid principal balance of the related Mortgage Loan plus accrued interest and certain expenses will not affect the total insurance proceeds paid to Certificateholders, but will affect the relative amounts of coverage remaining under the related Special Hazard Insurance Policy and Mortgage Pool Insurance Policy.

     To the extent specified in an applicable Prospectus Supplement, the Master Servicer may deposit cash, an irrevocable letter of credit or any other instrument acceptable to each nationally recognized rating agency rating the Certificates of the related Series in a special trust account to provide protection in lieu of or in addition to that provided by a Special Hazard Insurance Policy. The amount of any Special Hazard Insurance Policy or of the deposit to the special trust account relating to such Certificates in lieu thereof may be reduced so long as any such reduction will not result in a downgrading of the rating of such Certificates by any such rating agency.

BANKRUPTCY BONDS

     If specified in the related Prospectus Supplement, a bankruptcy bond ('BANKRUPTCY BOND') for proceedings under the federal Bankruptcy Code will be issued by an insurer named in such Prospectus Supplement. Each Bankruptcy Bond will cover, to the extent specified in the related Prospectus Supplement, certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal and interest on a Mortgage Loan or a reduction by such court of the principal amount of a Mortgage Loan and will cover certain unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition. The required amount of coverage under each Bankruptcy Bond will be set forth in the related Prospectus Supplement. Coverage under a Bankruptcy Bond may be cancelled or reduced by the Master Servicer if such cancellation or reduction would not adversely affect the then current rating or ratings of the related Certificates. See 'Certain Legal Aspects of the Mortgage Loans -- Anti-Deficiency Legislation and Other Limitations on Lenders'.

     To the extent specified in an applicable Prospectus Supplement, the Master Servicer may deposit cash, an irrevocable letter of credit or any other instrument acceptable to each nationally recognized rating agency rating the Certificates of the related Series in a special trust account to provide protection in lieu of or in addition to that provided by a Bankruptcy Bond. The amount of any Bankruptcy Bond or of the deposit to the special trust account relating to such Certificates in lieu thereof may be reduced so long as any such reduction will not result in a downgrading of the rating of such Certificates by any such rating agency.

RESERVE FUNDS

     If so specified in the related Prospectus Supplement, credit support with respect to a Series of Certificates may be provided by the establishment and maintenance with the Trustee for such Series of Certificates, in trust, of one or more Reserve Funds for such Series. The related Prospectus Supplement will specify whether or not such Reserve Funds will be included in the Trust Fund for such Series.

     The Reserve Fund for a Series will be funded (i) by the deposit therein of cash, U.S. Treasury securities, instruments evidencing ownership of principal or interest payments thereon, letters of credit, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in the related Prospectus Supplement, (ii) by the deposit therein from time to time of certain amounts, as specified in the related Prospectus Supplement to which the Subordinated Certificateholders, if any,

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would otherwise be entitled or (iii) in such other manner as may be specified in the related Prospectus Supplement.

     Any amounts on deposit in the Reserve Fund and the proceeds of any other instrument upon maturity will be held in cash or will be invested in Permitted Investments which, unless otherwise specified in the related Prospectus Supplement, will include obligations of the United States and certain agencies thereof, certificates of deposit, certain commercial paper, time deposits and bankers acceptances sold by eligible commercial banks and certain repurchase agreements of United States government securities with eligible commercial banks. If a letter of credit is deposited with the Trustee, such letter of credit will be irrevocable. Unless otherwise specified in the related Prospectus Supplement, any instrument deposited therein will name the Trustee, in its capacity as trustee for the holders of the Certificates, as beneficiary and will be issued by an entity acceptable to each rating agency that rates the Certificates. Additional information with respect to such instruments deposited in the Reserve Funds will be set forth in the related Prospectus Supplement.

     Any amounts so deposited and payments on instruments so deposited will be available for withdrawal from the Reserve Account for distribution to the holders of Certificates for the purposes, in the manner and at the times specified in the related Prospectus Supplement.

CROSS SUPPORT

     If specified in the related Prospectus Supplement, the beneficial ownership of separate groups of assets included in a Trust Fund may be evidenced by separate classes of the related Series of Certificates. In such case, credit support may be provided by a cross support feature which requires that distributions be made with respect to Certificates evidencing a beneficial ownership interest in other asset groups within the same Trust Fund. The related Prospectus Supplement for a Series which includes a cross-support feature will describe the manner and conditions for applying such cross support feature.

     If specified in the related Prospectus Supplement, the coverage provided by one or more forms of credit support may apply concurrently to two or more related Trust Funds. If applicable, the related Prospectus Supplement will identify the Trust Funds to which such credit support relates and the manner of determining the amount of the coverage provided thereby and of the application of such coverage to the identified Trust Funds.

LIMITED GUARANTEE

     If specified in the Prospectus Supplement with respect to a Series of Certificates, credit enhancement may be provided in the form of a Limited Guarantee issued by a guarantor named therein. If specified in the related Prospectus Supplement, a Limited Guarantee may be provided by an affiliate or affiliates of the Depositor.

LETTER OF CREDIT

     Alternative credit support with respect to a Series of Certificates may be provided by the issuance of a Letter of Credit by the bank or financial institution specified in the applicable Prospectus Supplement. The coverage, amount and frequency of any reduction in coverage provided by a Letter of Credit issued with respect to a Series of Certificates will be set forth in the related Prospectus Supplement.

SURETY BONDS

     If specified in the Prospectus Supplement relating to a Series of Certificates, credit support with respect to one or more Classes of Certificates of a Series may be provided by the issuance of a Surety Bond issued by a financial guarantee insurance company specified in the applicable Prospectus Supplement. The coverage, amount and frequency of any reduction in coverage provided by a Surety Bond will be set forth in the related Prospectus Supplement.

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                      YIELD AND PREPAYMENT CONSIDERATIONS

     The yields to maturity and weighted average lives of the Certificates will be affected primarily by the amount and timing of principal payments received on or in respect of the Mortgage Assets included in the related Trust Fund. The original terms to maturity of the Mortgage Loans in a given Mortgage Pool will vary depending upon the type of Mortgage Loans included therein. Each Prospectus Supplement will contain information with respect to the type and maturities of the Mortgage Loans in the related Mortgage Pool. Unless otherwise specified in the related Prospectus Supplement, Mortgage Loans may be prepaid without penalty in full or in part at any time. The prepayment experience on the Mortgage Loans in a Mortgage Pool will affect the life of the related Series of Certificates.

     A number of factors, including homeowner mobility, economic conditions, the presence and enforceability of due-on-sale clauses, mortgage market interest rates and the availability of mortgage funds, may affect prepayment experience of Mortgage Loans.

     Unless otherwise provided in the related Prospectus Supplement, all conventional Mortgage Loans will contain due-on-sale provisions permitting the mortgagee to accelerate the maturity of the loan upon sale or certain transfers by the mortgagor of the underlying Mortgaged Property. Mortgage Loans insured by the FHA, and Mortgage Loans partially guaranteed by the VA, are assumable with the consent of the FHA and the VA, respectively. Thus, the rate of prepayments on such Mortgage Loans may be lower than that of conventional Mortgage Loans bearing comparable interest rates. Unless otherwise provided in the related Prospectus Supplement, the Master Servicer may, but is not obligated to, enforce any due-on-sale or due-on-encumbrance clause, to the extent it has knowledge of the conveyance or further encumbrance or the proposed conveyance or proposed further encumbrance of the Mortgaged Property. The Master Servicer will enforce any due-on-sale clause only if it reasonably believes that it is entitled to do so under applicable law and government regulation; provided, however, that the Master Servicer will not take any enforcement action that would impair or threaten to impair any recovery under any related insurance policy. The Master Servicer will exercise its rights to enforce any due-on-sale or due-on-encumbrance clause only to the extent it deems appropriate. See 'The Pooling and Servicing Agreement -- Collection Procedures' and 'Certain Legal Aspects of the Mortgage Loans' for a description of certain provisions of each Agreement and certain legal developments that may affect the prepayment experience on the Mortgage Loans.

     The rate of prepayments with respect to conventional mortgage loans has fluctuated significantly in recent years. In general, if prevailing rates fall significantly below the Mortgage Rates borne by the Mortgage Loans, such Mortgage Loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above such Mortgage Rates. Conversely, if prevailing interest rates rise appreciably above the Mortgage Rates borne by the Mortgage Loans, such Mortgage Loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below such Mortgage Rates. However, there can be no assurance that such will be the case.

     When a full prepayment is made on a Mortgage Loan, the Mortgagor is charged interest on the principal amount of the Mortgage Loan so prepaid only for the number of days in the month actually elapsed up to the date of the prepayment rather than for a full month. Unless otherwise specified in the related Prospectus Supplement, the effect of prepayments in full will be to reduce the amount of interest passed through in the following month to holders of Certificates because interest on the principal amount of any Mortgage Loan so prepaid will be paid only to the date of prepayment. Partial prepayments in a given month may be applied to the outstanding principal balances of the Mortgage Loans so prepaid on the first day of the month of receipt or the month following receipt. In the latter case, partial prepayments will not reduce the amount of interest passed through in such month. Unless otherwise specified in the related Prospectus Supplement, both full and partial prepayments will not be passed through until the month following receipt.

     The effective yield to Certificateholders will be slightly lower than the yield otherwise produced by the applicable Pass-Through Rate and purchase price because while interest will accrue on each Mortgage Loan from the first day of the month (unless otherwise provided in the related Prospectus Supplement), the distribution of such interest will not be made earlier than the month following the month of accrual.

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     Under certain circumstances, the Master Servicer or the holders of the residual interests in a REMIC may have the option to purchase the assets of a Trust Fund thereby effecting earlier retirement of the related Series of Certificates. See 'The Pooling and Servicing Agreement -- Termination; Optional Termination'.

     If so specified in the related Prospectus Supplement, upon notification from a Mortgagor of such Mortgagor's intent to convert from an adjustable interest rate to a fixed interest rate, and prior to the conversion of such Mortgage Loan, the Master Servicer or its successor will be obligated to purchase such related Mortgage Loan. Any such purchase of a Mortgage Loan would have the effect of a prepayment in full of the Mortgage Loan.

     From time to time, Merrill Lynch Credit Corporation may solicit the refinancing of loans (including the Mortgage Loans) by offering a new loan to the borrower. Any such refinancing of a Mortgage Loan would have the effect of a prepayment in full of the Mortgage Loan.

     Factors other than those identified herein and in the related Prospectus Supplement could significantly affect principal prepayments at any time and over the lives of the Certificates. The relative contribution of the various factors affecting prepayment may also vary from time to time. There can be no assurance as to the rate of payment of principal of the Mortgage Assets at any time or over the lives of the Certificates.

     The Prospectus Supplement relating to a Series of Certificates will discuss in greater detail the effect of the rate and timing of principal payments (including prepayments), delinquencies and losses on the yield, weighted average lives and maturities of such Certificates.

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                      THE POOLING AND SERVICING AGREEMENT

     Set forth below is a summary of certain provisions of each Agreement which are not described elsewhere in this Prospectus. Where particular provisions or terms used in the Agreements are referred to, such provisions or terms are as specified in the Agreements.

ASSIGNMENT OF MORTGAGE ASSETS

     Assignment of the Mortgage Loans. At the time of issuance of the Certificates of a Series, the Depositor will cause the Mortgage Loans comprising the related Trust Fund to be assigned to the Trustee, together with all principal and interest received by or on behalf of the Depositor on or with respect to such Mortgage Loans after the Cut-off Date, other than principal and interest due on or before the Cut-off Date and other than any Retained Interest specified in the related Prospectus Supplement. The Trustee will, concurrently with such assignment, deliver the Certificates to the Depositor in exchange for the Mortgage Loans. Each Mortgage Loan will be identified in a schedule appearing as an exhibit to the related Agreement. Such schedule will include information as to the outstanding principal balance of each Mortgage Loan after application of payments due on the Cut-off Date, as well as information regarding the Mortgage Rate, the current scheduled monthly payment of principal and interest, the maturity of the loan, the Loan-to-Value Ratio at origination and certain other information. If specified in the related Prospectus Supplement, the Depositor will deliver or cause to be delivered to the Trustee loans at a predetermined price for inclusion in the Trust Fund within three months after the issuance of the Certificates. The related Prospectus Supplement for the Trust Fund will specify whether, and the terms, conditions and manner under which Subsequent Mortgage Assets will be sold to the Trust Fund within such three month period.

     In addition, except in the case of Mortgage Loans which are revolving home equity loans or certain balances thereof, the Depositor will deliver or cause to be delivered to the Trustee (or to the custodian hereinafter referred to) as to each Mortgage Loan, among other things, (i) the mortgage note (the 'MORTGAGE NOTE') endorsed without recourse in blank or to the order of the Trustee, (ii) the mortgage, deed of trust or similar instrument (a 'MORTGAGE') with evidence of recording indicated thereon (except for any Mortgage not returned from the public recording office, in which case the Depositor will unless otherwise specified in the related Prospectus Supplement, deliver or cause to be delivered a copy of such Mortgage together with a certificate that the original of such Mortgage was delivered to such recording office), (iii) an assignment of the Mortgage to the Trustee, which assignment will be in recordable form, and (iv) such other security documents as may be specified in the related Prospectus Supplement or the related Agreement. Unless otherwise specified in the related Prospectus Supplement, the Depositor will promptly cause the assignments of the related loans to be recorded in the appropriate public office for real property records, except in states in which, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in such loans against the claim of any subsequent transferee or any successor to or creditor of the Depositor or the originator of such loans.

     In the case of Mortgage Loans which are revolving home equity loans or certain balances thereof, under the terms of the Agreements, so long as certain rating standards specified in the related Prospectus Supplement are satisfied, the Master Servicer will be entitled to maintain possession of the Mortgage Loan documents and will not be required to deliver any of them to the Trustee. In the event the rating standards specified in the related Prospectus Supplement are not satisfied, the documentation relating to each Mortgage Loan will be delivered to and maintained by the Trustee.

     With respect to any Mortgage Loans which are Cooperative Loans, the Depositor will cause to be delivered to the Trustee, the related original cooperative note endorsed without recourse in blank or to the order of the Trustee, the original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing agreement and the relevant stock certificate, related blank stock powers and any other document specified in the related Prospectus Supplement. The Depositor will cause to be filed in the appropriate office an assignment and a financing statement evidencing the Trustee's security interest in each Cooperative Loan.

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     At such time, if any, as the Mortgage Loan documents are delivered to the
Trustee (or the custodian hereinafter referred to), the Trustee will review such Mortgage Loan documents within the time period specified in the related Prospectus Supplement, and the Trustee will hold such documents in trust for the benefit of the Certificateholders. Unless otherwise specified in the related Prospectus Supplement, if any such document is found to be missing or defective in any material respect, the Trustee (or such custodian) will notify the Master Servicer and the Depositor, and the Master Servicer will notify the related Seller. If the Seller cannot cure the omission or defect within the time period specified in the related Prospectus Supplement after receipt of such notice, the Seller will be obligated to purchase the related Mortgage Loan from the Trustee at the Purchase Price or, if so specified in the related Prospectus Supplement, replace such Mortgage Loan with another mortgage loan that meets certain requirements set forth therein. There can be no assurance that a Seller will fulfill this purchase obligation. Although the Master Servicer may be obligated to enforce such obligation to the extent described above under 'Mortgage Loan Program -- Representations by Seller; Repurchases', neither the Master Servicer nor the Depositor will be obligated to purchase such Mortgage Loan if the Seller defaults on its purchase obligation, unless such breach also constitutes a breach of the representations or warranties of the Master Servicer or the Depositor, as the case may be. Unless otherwise specified in the related Prospectus Supplement, this purchase obligation constitutes the sole remedy available to the Certificateholders or the Trustee for omission of, or a material defect in, a constituent document.

     The Trustee will be authorized to appoint a custodian pursuant to a custodial agreement to maintain possession of and, if applicable, to review the documents relating to the Mortgage Loans as agent of the Trustee.

     Notwithstanding the foregoing provisions, with respect to a Trust Fund for which a REMIC election is to be made, unless the related Prospectus Supplement otherwise provides, no purchase of a Mortgage Loan will be made if such purchase would result in a prohibited transaction tax under the Code.

     Assignment of Agency Securities. The Depositor will cause the Agency Securities to be registered in the name of the Trustee or its nominee, and the Trustee concurrently will execute, countersign and deliver the Certificates. Each Agency Security will be identified in a schedule appearing as an exhibit to the Agreement, which will specify as to each Agency Security the original principal amount and outstanding principal balance as of the Cut-off Date, the annual pass-through rate (if any) and the maturity date.

     Assignment of Private Mortgage-Backed Securities. The Depositor will cause Private Mortgage-Backed Securities to be registered in the name of the Trustee. The Trustee (or the custodian) will have possession of any certificated Private Mortgage-Backed Securities. Unless otherwise specified in the related Prospectus Supplement, the Trustee will not be in possession of or be assignee of record of any underlying assets for a Private Mortgage-Backed Security. See 'The Trust Fund -- Private Mortgage-Backed Securities' herein. Each Private Mortgage-Backed Security will be identified in a schedule appearing as an exhibit to the related Agreement which will specify the original principal amount, outstanding principal balance as of the Cut-off Date, annual pass-through rate or interest rate and maturity date and certain other pertinent information for each Private Mortgage-Backed Security conveyed to the Trustee.

PAYMENTS ON MORTGAGE LOANS; DEPOSITS TO CERTIFICATE ACCOUNT

     The Master Servicer will establish and maintain or cause to be established and maintained with respect to the related Trust Fund a separate account or accounts for the collection of payments on the related Mortgage Assets in the Trust Fund (the 'CERTIFICATE ACCOUNT'), which unless otherwise specified in the related Prospectus Supplement, must be either (i) maintained with a depository institution the short-term debt obligations of which (or in the case of a depository institution that is the principal subsidiary of a holding company, the short-term debt obligations of which) are rated in the highest short-term rating category by the nationally recognized statistical rating organization(s) that rated one or more classes of the related Series of Certificates (each, a 'RATING AGENCY'), (ii) an account or accounts the deposits in which are fully insured by either the BIF or SAIF, (iii) an account or accounts the deposits in which are insured by the BIF or SAIF (to the limits established by the FDIC), and the

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
uninsured deposits in which are otherwise secured such that, as evidenced by an opinion of counsel, the Certificateholders have a claim with respect to the funds in the Certificate Account or a perfected first priority security interest against any collateral securing such funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the Certificate Account is maintained, (iv) a trust account or accounts maintained with the trust department of a federal or a state chartered depository institution or trust company, acting in a fiduciary capacity or (v) an account or accounts otherwise acceptable to each Rating Agency. The collateral eligible to secure amounts in the Certificate Account is limited to United States government securities and other high-quality investments ('ELIGIBLE INVESTMENTS'). A Certificate Account may be maintained as an interest bearing account or the funds held therein may be invested pending each succeeding Distribution Date in Eligible Investments. Unless otherwise specified in the related Prospectus Supplement, the Master Servicer or its designee will be entitled to receive any such interest or other income earned on funds in the Certificate Account as additional compensation and will be obligated to deposit in the Certificate Account the amount of any loss immediately as realized. The Certificate Account may be maintained with the Master Servicer or with a depository institution that is an affiliate of the Master Servicer, provided it meets the standards set forth above.

     The Master Servicer will deposit or cause to be deposited in the Certificate Account for each Trust Fund on a daily basis, to the extent applicable and unless otherwise specified in the related Prospectus Supplement and provided in the Agreement, the following payments and collections received or advances made by or on behalf of it subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date and exclusive of any amounts representing Retained Interest):

          (i) all payments on account of principal, including Principal Prepayments and, if specified in the related Prospectus Supplement, prepayment penalties, on the Mortgage Loans;

          (ii) all payments on account of interest on the Mortgage Loans, net of applicable servicing compensation;

          (iii) all proceeds (net of unreimbursed payments of property taxes, insurance premiums and similar items ('INSURED EXPENSES') incurred, and unreimbursed advances made, by the Master Servicer, if any) of the hazard insurance policies and any Primary Mortgage Insurance Policies, to the extent such proceeds are not applied to the restoration of the property or released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures (collectively, 'INSURANCE PROCEEDS') and all other cash amounts (net of unreimbursed expenses incurred in connection with liquidation or foreclosure ('LIQUIDATION EXPENSES') and unreimbursed advances made, by the Master Servicer, if any) received and retained in connection with the liquidation of defaulted Mortgage Loans, by foreclosure or otherwise ('LIQUIDATION PROCEEDS'), together with any net proceeds received on a monthly basis with respect to any properties acquired on behalf of the Certificateholders by foreclosure or deed in lieu of foreclosure;

          (iv) all proceeds of any Mortgage Loan or property in respect thereof purchased by the Master Servicer, the Depositor or any Seller as described under 'Mortgage Loan Program -- Representations by Sellers; Repurchases' or ' -- Assignment of Mortgage Assets' above and all proceeds of any Mortgage Loan repurchased as described under ' -- Termination; Optional Termination' below;

          (v) all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy described under ' -- Hazard Insurance' below;

          (vi) any amount required to be deposited by the Master Servicer in connection with losses realized on investments for the benefit of the Master Servicer of funds held in the Certificate Account and, to the extent specified in the related Prospectus Supplement, any payments required to be made by the Master Servicer in connection with prepayment interest shortfalls; and

          (vii) all other amounts required to be deposited in the Certificate Account pursuant to the Agreement.

     The Master Servicer (or the Depositor, as applicable) may from time to time direct the institution which maintains the Certificate Account to withdraw funds from the Certificate Account for the following purposes:

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          (i) to pay to the Master Servicer the servicing fees described in the related Prospectus Supplement, the Master Servicing Fee (subject to reduction) and, as additional servicing compensation, earnings on or investment income with respect to funds in the amounts in the Certificate Account credited thereto;

          (ii) to reimburse the Master Servicer for Advances, such right of reimbursement with respect to any Mortgage Loan being limited to amounts received that represent late recoveries of payments of principal and/or interest on such Mortgage Loan (or Insurance Proceeds or Liquidation Proceeds with respect thereto) with respect to which such Advance was made;

          (iii) to reimburse the Master Servicer for any Advances previously made which the Master Servicer has determined to be nonrecoverable;

          (iv) to reimburse the Master Servicer from Insurance Proceeds for expenses incurred by the Master Servicer and covered by the related insurance policies;

          (v) to reimburse the Master Servicer for unpaid Master Servicing Fees and unreimbursed out-of-pocket costs and expenses incurred by the Master Servicer in the performance of its servicing obligations, such right of reimbursement being limited to amounts received representing late recoveries of the payments for which such advances were made;

          (vi) to pay to the Master Servicer, with respect to each Mortgage Loan or property acquired in respect thereof that has been purchased by the Master Servicer pursuant to the Pooling and Servicing Agreement, all amounts received thereon and not taken into account in determining the related Principal Balance of such repurchased Mortgage Loan;

          (vii) to reimburse the Master Servicer or the Depositor for expenses incurred and reimbursable pursuant to the Pooling and Servicing Agreement;

          (viii) to withdraw any amount deposited in the Certificate Account and not required to be deposited therein; and

          (ix) to clear and terminate the Certificate Account upon termination of the Pooling and Servicing Agreement.

     In addition, unless otherwise specified in the related Prospectus Supplement, on or prior to the Business Day immediately preceding each Distribution Date, the Master Servicer shall withdraw from the Certificate Account the amount of Available Distribution Amount, to the extent on deposit, for deposit in an account maintained by the Trustee for the related Series of Certificates.

COLLECTION PROCEDURES

     The Master Servicer, directly or through one or more Sub-Servicers, will make reasonable efforts to collect all payments called for under the Mortgage Loans and will, consistent with each Agreement and any Mortgage Pool Insurance Policy, Primary Mortgage Insurance Policy, FHA Insurance, VA Guaranty Policy and Bankruptcy Bond or alternative arrangements, follow such collection procedures as are customary with respect to mortgage loans that are comparable to the Mortgage Loans. Consistent with the above, the Master Servicer may, in its discretion, (i) waive any assumption fee, late payment or other charge in connection with a Mortgage Loan and (ii) to the extent not inconsistent with the coverage of such Mortgage Loan by a Mortgage Pool Insurance Policy, Primary Mortgage Insurance Policy, FHA Insurance, VA Guaranty or Bankruptcy Bond or alternative arrangements, if applicable, arrange with a Mortgagor a schedule for the liquidation of delinquencies running for no more than 180 days after the applicable due date for each payment. Arrangements may be made with a Mortgagor to cure delinquencies that exceed 180 days if such arrangements are determined by the Master Servicer to be reasonable and consistent with its then current practices with respect to comparable mortgage loans held in its own portfolio. To the extent the Master Servicer is obligated to make or to cause to be made Advances, such obligation will remain during the period of any such arrangement.

     Unless otherwise specified in the related Prospectus Supplement, in any case in which property securing a conventional Mortgage Loan has been, or is about to be, conveyed by the mortgagor or obligor, the Master Servicer may, but is not obligated to, exercise or cause to be exercised its rights to accelerate the maturity of such Mortgage Loan under any due-on-sale clause applicable thereto, but

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only if the exercise of such rights is permitted by applicable law and government regulations and will not impair or threaten to impair any recovery under any related Primary Mortgage Insurance Policy. If the Master Servicer elects not to enforce any due-on-sale clause or if the Master Servicer reasonably believes it is unable to enforce such due-on-sale clause under applicable law, or if such Mortgage Loan is insured by the FHA or partially guaranteed by the VA, the Master Servicer is authorized to enter into or cause to be entered into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable for repayment of the Mortgage Loan. If the Master Servicer elects not to enforce any due-on-sale clause and not to enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, then the original mortgagor remains liable for repayment of the Mortgage Loan. If deemed appropriate by the Master Servicer after the person to whom such property has been or is about to be conveyed enters into an assumption and modification agreement, the original mortgagor may be released from liability under the Mortgage Loan.

     Any fee collected by or on behalf of the Master Servicer for entering into an assumption agreement will be retained by or on behalf of the Master Servicer as additional servicing compensation. See 'Certain Legal Aspects of the Mortgage Loans -- Due-on-Sale Clauses'. In connection with any such assumption, the terms of the related Mortgage Loan may not be changed.

     With respect to Cooperative Loans, any prospective purchaser will generally have to obtain the approval of the board of directors of the relevant Cooperative before purchasing the shares and acquiring rights under the related proprietary lease or occupancy agreement. See 'Certain Legal Aspects of the Mortgage Loans' herein. This approval is usually based on the purchaser's income and net worth and numerous other factors. Although the Cooperative's approval is unlikely to be unreasonably withheld or delayed, the necessity of acquiring such approval could limit the number of potential purchasers for those shares and otherwise limit the Trust Fund's ability to sell and realize the value of those shares.

     In general, a 'tenant-stockholder' (as defined in Code Section 216(b)(2)) of a corporation that qualifies as a 'cooperative housing corporation' within the meaning of Code Section 216(b)(1) is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Code Section 216(a) to the corporation under Code Sections 163 and 164. In order for a corporation to qualify under Code Section 216(b)(1) for its taxable year in which such items are allowable as a deduction to the corporation, such Section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders (as defined in Code Section 216(b)(2)). By virtue of this requirement, the status of a corporation for purposes of Code Section 216(b)(1) must be determined on a year-to-year basis. Consequently, there can be no assurance that Cooperatives relating to the Cooperative Loans will qualify under such Section for any particular year. In the event that such a Cooperative fails to qualify for one or more years, the value of the collateral securing any related Cooperative Loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Code Section 216(a) with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Code Section 216(b)(1), the likelihood that such a failure would be permitted to continue over a period of years appears remote.

HAZARD INSURANCE

     The Master Servicer will require the mortgagor or obligor on each Mortgage Loan to maintain a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary for the type of Mortgaged Property in the state in which such Mortgaged Property is located. Such coverage will be in an amount not less than the replacement value of the improvements securing such Mortgage Loan or the principal balance owing on such Mortgage Loan, whichever is less. All amounts collected by the Master Servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the mortgagor or obligor in accordance with the Master Servicer's normal servicing procedures) will be deposited in the related Certificate Account. In the event that the Master Servicer maintains a blanket

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policy insuring against hazard losses on all the Mortgage Loans comprising part of a Trust Fund, it will conclusively be deemed to have satisfied its obligation relating to the maintenance of hazard insurance. Such blanket policy may contain a deductible clause, in which case the Master Servicer will be required to deposit from its own funds into the related Certificate Account the amounts which would have been deposited therein but for such clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements securing a Mortgage Loan by fire, lightning, explosion, smoke, windstorm and hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Although the policies relating to the Mortgage Loans may have been underwritten by different insurers under different state laws in accordance with different applicable forms and therefore may not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive. If the Mortgaged Property securing a Mortgage Loan is located in a federally designated special flood area at the time of origination, the Master Servicer will require the mortgagor or obligor to obtain and maintain flood insurance, to the extent such insurance is available.

     The hazard insurance policies covering properties securing the Mortgage Loans typically contain a clause which in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the insured property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, then the insurer's liability in the event of partial loss will not exceed the larger of (i) the actual cash value (generally defined as replacement cost at the time and place of loss, less physical depreciation) of the improvements damaged or destroyed or (ii) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements. Since the amount of hazard insurance the Master Servicer may cause to be maintained on the improvements securing the Mortgage Loans declines as the principal balances owing thereon decrease, and since improved real estate generally has appreciated in value over time in the past, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damaged property. If specified in the related Prospectus Supplement, a special hazard insurance policy will be obtained to insure against certain of the uninsured risks described above. See 'Credit Enhancement -- Special Hazard Insurance Policies'.

     The Master Servicer will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any Cooperative Loan. Generally, the Cooperative itself is responsible for maintenance of hazard insurance for the property owned by the Cooperative and the tenant-stockholders of that Cooperative do not maintain individual hazard insurance policies. To the extent, however, that a Cooperative and the related borrower on a Cooperative Loan do not maintain such insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to such borrower's cooperative dwelling or such Cooperative's building could significantly reduce the value of the collateral securing such Cooperative Loan to the extent not covered by other credit support.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     Primary Mortgage Insurance Policies. The Master Servicer will maintain or cause to be maintained, as the case may be, in full force and effect, to the extent specified in the related Prospectus Supplement, a Primary Mortgage Insurance Policy with regard to each Mortgage Loan for which such coverage is required. The Master Servicer will not cancel or refuse to renew any such Primary Mortgage Insurance Policy in effect at the time of the initial issuance of a Series of Certificates that is required to be kept in force under the applicable Agreement unless the replacement Primary Mortgage Insurance Policy for such cancelled or nonrenewed policy is maintained with an insurer whose claims-paying ability is sufficient to maintain the current rating of the classes of Certificates of such Series that have been rated.

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     Although the terms and conditions of primary mortgage insurance vary, the amount of a claim for benefits under a Primary Mortgage Insurance Policy covering a Mortgage Loan will consist of the insured percentage of the unpaid principal amount of the covered Mortgage Loan and accrued and unpaid interest thereon and reimbursement of certain expenses, less (i) all rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from or in any way related to the Mortgaged Property, (ii) hazard insurance proceeds in excess of the amount required to restore the Mortgaged Property and which have not been applied to the payment of the Mortgage Loan, (iii) amounts expended but not approved by the issuer of the related Primary Mortgage Insurance Policy (the 'PRIMARY INSURER'), (iv) claim payments previously made by the Primary Insurer and (v) unpaid premiums.

     Primary Mortgage Insurance Policies reimburse certain losses sustained by reason of defaults in payments by borrowers. Primary Mortgage Insurance Policies will not insure against, and exclude from coverage, a loss sustained by reason of a default arising from or involving certain matters, including (i) fraud or negligence in origination or servicing of the Mortgage Loans, including misrepresentation by the originator, borrower or other persons involved in the origination of the Mortgage Loan; (ii) failure to construct the Mortgaged Property subject to the Mortgage Loan in accordance with specified plans; (iii) physical damage to the Mortgaged Property; and (iv) the related Servicer not being approved as a servicer by the Primary Insurer.

     Recoveries Under a Primary Mortgage Insurance Policy. As conditions precedent to the filing of or payment of a claim under a Primary Mortgage Insurance Policy covering a Mortgage Loan, the insured will be required to (i) advance or discharge (a) all hazard insurance policy premiums and (b) as necessary and approved in advance by the Primary Insurer, (1) real estate property taxes, (2) all expenses required to maintain the related Mortgaged Property in at least as good a condition as existed at the effective date of such Primary Mortgage Insurance Policy, ordinary wear and tear excepted, (3) Mortgaged Property sales expenses, (4) any outstanding liens (as defined in such Primary Mortgage Insurance Policy) on the Mortgaged Property and (5) foreclosure costs, including court costs and reasonable attorneys' fees; (ii) in the event of any physical loss or damage to the Mortgaged Property, have the Mortgaged Property restored and repaired to at least as good a condition as existed at the effective date of such Primary Mortgage Insurance Policy, ordinary wear and tear excepted; and (iii) tender to the Primary Insurer good and merchantable title to and possession of the Mortgaged Property.

     The Master Servicer, on behalf of itself, the Trustee and the Certificateholders, will present claims to the insurer under each Primary Mortgage Insurance Policy, and will take such reasonable steps as are necessary to receive payment or to permit recovery thereunder with respect to defaulted Mortgage Loans. As set forth above, all collections by or on behalf of the Master Servicer under any Primary Mortgage Insurance Policy and, when the Mortgaged Property has not been restored, the hazard insurance policy, are to be deposited in the Certificate Account, subject to withdrawal as heretofore described.

     If the Mortgaged Property securing a defaulted Mortgage Loan is damaged and proceeds, if any, from the related hazard insurance policy are insufficient to restore the damaged Mortgaged Property to a condition sufficient to permit recovery under the related Primary Mortgage Insurance Policy, if any, the Master Servicer is not required to expend its own funds to restore the damaged Mortgaged Property unless it determines (i) that such restoration will increase the proceeds to Certificateholders on liquidation of the Mortgage Loan after reimbursement of the Master Servicer for its expenses and (ii) that such expenses will be recoverable by it from related Insurance Proceeds or Liquidation Proceeds.

     If recovery on a defaulted Mortgage Loan under any related Primary Mortgage Insurance Policy is not available for the reasons set forth in the preceding paragraph, or if the defaulted Mortgage Loan is not covered by a Primary Mortgage Insurance Policy, the Master Servicer will be obligated to follow or cause to be followed such normal practices and procedures as it deems necessary or advisable to realize upon the defaulted Mortgage Loan. If the proceeds of any liquidation of the Mortgaged Property securing the defaulted Mortgage Loan are less than the principal balance of such Mortgage Loan plus interest accrued thereon that is payable to Certificateholders, the Trust Fund will realize a loss in the amount of such difference plus the aggregate of expenses incurred by the Master Servicer in connection with such proceedings and which are reimbursable under the Agreement. In the unlikely event that any

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such proceedings result in a total recovery which is, after reimbursement to the
Master Servicer of its expenses, in excess of the principal balance of such Mortgage Loan plus interest accrued thereon that is payable to Certificateholders, the Master Servicer will be entitled to withdraw or retain from the Certificate Account amounts representing its normal servicing compensation with respect to such Mortgage Loan and, unless otherwise specified in the related Prospectus Supplement, amounts representing the balance of such excess, exclusive of any amount required by law to be forwarded to the related Mortgagor, as additional servicing compensation.

     If the Master Servicer or its designee recovers Insurance Proceeds which, when added to any related Liquidation Proceeds and after deduction of certain expenses reimbursable to the Master Servicer, exceed the principal balance of such Mortgage Loan plus interest accrued thereon that is payable to Certificateholders, the Master Servicer will be entitled to withdraw or retain from the Certificate Account amounts representing its normal servicing compensation with respect to such Mortgage Loan. In the event that the Master Servicer has expended its own funds to restore the damaged Mortgaged Property and such funds have not been reimbursed under the related hazard insurance policy, it will be entitled to withdraw from the Certificate Account out of related Liquidation Proceeds or Insurance Proceeds an amount equal to such expenses incurred by it, in which event the Trust Fund may realize a loss up to the amount so charged. Since Insurance Proceeds cannot exceed deficiency claims and certain expenses incurred by the Master Servicer, no such payment or recovery will result in a recovery to the Trust Fund which exceeds the principal balance of the defaulted Mortgage Loan together with accrued interest thereon. See 'Credit Enhancement'.

     FHA Insurance; VA Guarantees. Mortgage Loans designated in the related Prospectus Supplement as insured by the FHA will be insured by the FHA as authorized under the United States Housing Act of 1937, as amended. Such Mortgage Loans will be insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units and the FHA 245 graduated payment mortgage program. These programs generally limit the principal amount and interest rates of the mortgage loans insured. Mortgage Loans insured by the FHA generally require a minimum down payment of approximately 5% of the original principal amount of the loan. No FHA-insured Mortgage Loans relating to a Series may have an interest rate or original principal amount exceeding the applicable FHA limits at the time of origination of such loan.

     The insurance premiums for Mortgage Loans insured by the FHA are collected by lenders approved by the Department of Housing and Urban Development ('HUD') or by the Master Servicer or any Sub-Servicers and are paid to the FHA. The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable either upon foreclosure (or other acquisition of possession) and conveyance of the mortgaged premises to HUD or upon assignment of the defaulted Mortgage Loan to HUD. With respect to a defaulted FHA-insured Mortgage Loan, the Master Servicer or any Sub-Servicer is limited in its ability to initiate foreclosure proceedings. When it is determined, either by the Master Servicer or any Sub-Servicer or HUD, that default was caused by circumstances beyond the mortgagor's control, the Master Servicer or any Sub-Servicer is expected to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of forbearance plans with the mortgagor. Such plans may involve the reduction or suspension of regular mortgage payments for a specified period, with such payments to be made up on or before the maturity date of the mortgage, or the recasting of payments due under the mortgage up to or beyond the maturity date. In addition, when a default caused by such circumstances is accompanied by certain other criteria, HUD may provide relief by making payments to the Master Servicer or any Sub-Servicer in partial or full satisfaction of amounts due under the Mortgage Loan (which payments are to be repaid by the mortgagor to HUD) or by accepting assignment of the loan from the Master Servicer or any Sub-Servicer. With certain exceptions, at least three full monthly installments must be due and unpaid under the Mortgage Loan, and HUD must have rejected any request for relief from the mortgagor before the Master Servicer or any Sub-Servicer may initiate foreclosure proceedings.

     HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Currently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debentures interest rate. The Master Servicer of any Sub-Servicer of each FHA-insured Mortgage Loan

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will be obligated to purchase any such debenture issued in satisfaction of such
Mortgage Loan upon default for an amount equal to the principal amount of any such debenture.

     The amount of insurance benefits generally paid by the FHA is equal to the entire unpaid principal amount of the defaulted Mortgage Loan adjusted to reimburse the Master Servicer or Sub-Servicer for certain costs and expenses and to deduct certain amounts received or retained by the Master Servicer or Sub-Servicer after default. When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the Master Servicer or Sub-Servicer is compensated for no more than two-thirds of its foreclosure costs, and is compensated for interest accrued and unpaid prior to such date but in general only to the extent it was allowed pursuant to a forbearance plan approved by HUD. When entitlement to insurance benefits results from assignment of the Mortgage Loan to HUD, the insurance payment includes full compensation for interest accrued and unpaid to the assignment date. The insurance payment itself, upon foreclosure of an FHA-insured Mortgage Loan, bears interest from a date 30 days after the mortgagor's first uncorrected failure to perform any obligation to make any payment due under the Mortgage and, upon assignment, from the date of assignment to the date of payment of the claim, in each case at the same interest rate as the applicable HUD debenture interest rate as described above.

     Mortgage Loans designated in the related Prospectus Supplement as guaranteed by the VA will be partially guaranteed by the VA under the Serviceman's Readjustment Act of 1944, as amended (a 'VA GUARANTY POLICY'). The Serviceman's Readjustment Act of 1944, as amended, permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guarantee by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit at interest rates permitted by the VA. The program has no mortgage loan limits, requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years' duration. However, no Mortgage Loan guaranteed by the VA will have an original principal amount greater than five times the partial VA guarantee for such Mortgage Loan.

     The maximum guarantee that may be issued by the VA under a VA guaranteed mortgage loan depends upon the original principal amount of the mortgage loan, as further described in 38 United States Code Section 1803(a), as amended. As of January 1, 1990, the maximum guarantee that may be issued by the VA under a VA guaranteed mortgage loan of more than $144,000 is the lesser of 25% of the original principal amount of the mortgage loan and $46,000. The liability on the guarantee is reduced or increased pro rata with any reduction or increase in the amount of indebtedness, but in no event will the amount payable on the guarantee exceed the amount of the original guarantee. The VA may, at its option and without regard to the guarantee, make full payment to a mortgage holder of unsatisfied indebtedness on a mortgage upon its assignment to the VA.

     With respect to a defaulted VA guaranteed Mortgage Loan, the Master Servicer or Sub-Servicer is, absent exceptional circumstances, authorized to announce its intention to foreclose only when the default has continued for three months. Generally, a claim for the guarantee is submitted after liquidation of the Mortgaged Property.

     The amount payable under the guarantee will be the percentage of the VA-insured Mortgage Loan originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations. Payments under the guarantee will be equal to the unpaid principal amount of the loan, interest accrued on the unpaid balance of the loan to the appropriate date of computation and limited expenses of the mortgagee, but in each case only to the extent that such amounts have not been recovered through liquidation of the Mortgaged Property. The amount payable under the guarantee may in no event exceed the amount of the original guarantee.

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The principal servicing compensation to be paid to the Master Servicer in respect of its master servicing activities for each series of Certificates will be equal to the percentage per annum described in the related Prospectus Supplement (which may vary under certain circumstances) of the outstanding principal balance of each Mortgage Loan, and such compensation will be retained by it from collections of interest on such Mortgage Loan in the related Trust Fund (the 'MASTER SERVICING FEE'). Unless

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otherwise specified in the related Prospectus Supplement, as compensation for its servicing duties, a Sub-Servicer or, if there is no Sub-Servicer, the Master Servicer will be entitled to a monthly servicing fee as described in the related Prospectus Supplement. In addition, the Master Servicer or a Sub-Servicer will retain all prepayment charges, assumption fees and late payment charges, to the extent collected from Mortgagors, and any benefit which may accrue as a result of the investment of funds in the applicable Certificate Account (unless otherwise specified in the related Prospectus Supplement).

     The Master Servicer will pay or cause to be paid certain ongoing expenses associated with each Trust Fund and incurred by it in connection with its responsibilities under the related Agreement, including, without limitation, payment of any fee or other amount payable in respect of any credit enhancement arrangements, payment of the fees and disbursements of the Trustee, any custodian appointed by the Trustee, the Certificate Registrar and any Paying Agent, and payment of expenses incurred in enforcing the obligations of Sub-Servicers and Sellers. The Master Servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of Sub-Servicers and Sellers under certain limited circumstances. In addition, as indicated in the preceding section, the Master Servicer will be entitled to reimbursements for certain expenses incurred by it in connection with Liquidated Mortgage Loans and in connection with the restoration of Mortgaged Properties, such right of reimbursement being prior to the rights of Certificateholders to receive any related Liquidation Proceeds (including Insurance Proceeds).

EVIDENCE AS TO COMPLIANCE

     Each Agreement will provide that on or before a specified date in each year, a firm of independent public accountants will furnish a report to the Trustee to the effect that all loans serviced by the Master Servicer under such Agreement were included in the total population which was subject to selection for testing in such firm's examination of certain documents and records and that such examination, which has been conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers (or such other audit or review program applicable to the Master Servicer), has disclosed no items of material noncompliance with the provisions of the Uniform Single Attestation Program for Mortgage Bankers (or such other program), except for such items of noncompliance as shall be set forth in such report. In rendering its report such firm may rely, as to matters relating to the direct servicing of Mortgage Loans, private mortgage-backed securities or agency securities, by Sub-Servicers, upon comparable statements for examinations conducted substantially in compliance with the audit program applicable to such Sub-Servicer (rendered within one year of such statement) of firms of independent public accountants with respect to the related Sub-Servicer.

     Each Agreement will also provide for delivery to the Trustee, on or before a specified date in each year, of an annual statement signed by an officer or officers of the Master Servicer to the effect that the Master Servicer has fulfilled its obligations under the Agreement in all material respects throughout the preceding year or specifying any known failure to do so.

     Copies of the annual accountants' statement and the statement of officers of the Master Servicer may be obtained by Certificateholders of the related Series without charge upon written request to the Master Servicer at the address set forth in the related Prospectus Supplement.

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

     The Master Servicer under each Agreement will be named in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the obligations and duties of the Master Servicer may be performed by the Servicer named in the related Prospectus Supplement. The entity serving as Master Servicer or Servicer may have normal business relationships with the Depositor or the Depositor's affiliates.

     Each Agreement will provide that, subject to the Master Servicer's right to assign its rights and delegate its duties as described below, the Master Servicer may not resign from its obligations and duties under the Agreement unless its duties thereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities of a type and nature presently carried on by it, except in connection with a permitted transfer of servicing. No such

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resignation will become effective until the Trustee or a successor servicer has assumed the Master Servicer's obligations and duties under the Agreement.

     Each Agreement will further provide that neither the Master Servicer, the Depositor nor any director, officer, employee, or agent of the Master Servicer or the Depositor will be under any liability to the related Trust Fund or Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the Agreement, or for errors in judgment; provided, however, that neither the Master Servicer, the Depositor nor any such person will be protected against any liability which would otherwise be imposed by reason of any such breach of the terms and conditions of the Agreement. Each Agreement will further provide that the Master Servicer, the Depositor and any director, officer, employee or agent of the Master Servicer or the Depositor will be entitled to indemnification by the related Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except any such loss, liability or expense otherwise reimbursable pursuant to the Agreement) and any loss, liability or expense incurred by reason of any breach of the terms and conditions of the Agreement. In addition, each Agreement will provide that neither the Master Servicer nor the Depositor will be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its respective responsibilities under the Agreement and which in its opinion may involve it in any expense or liability. The Master Servicer or the Depositor may, however, in its discretion undertake any such action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Fund and the Master Servicer or the Depositor, as the case may be, will be entitled to be reimbursed therefor out of funds otherwise distributable to Certificateholders.

     Any person into which the Master Servicer may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer is a party, or any person succeeding to the business of the Master Servicer, will be the successor of the Master Servicer under each Agreement, provided that such person is qualified to sell mortgage loans to, and service mortgage loans on behalf of, FNMA or FHLMC and further provided that such merger, consolidation or succession does not adversely affect the then current rating or ratings of the class or classes of Certificates of such Series that have been rated. In addition, the Master Servicer may assign its rights, and delegate its duties, under the Agreement to a person qualified to sell mortgage loans to, and service mortgage loans on behalf of, FNMA or FHLMC so long as the applicable Rating Agency or Rating Agencies confirm that their ratings of the related Certificates in effect prior to such assignment and delegation will not be reduced or qualified as a result of such assignment and delegation.

EVENTS OF DEFAULT

     Unless otherwise specified in the related Prospectus Supplement, Events of Default under each Agreement will generally consist of (i) any failure by the Master Servicer to distribute or cause to be distributed to Certificateholders of any class any required payment (other than an Advance) which continues unremedied for five business days after the giving of written notice of such failure to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates of such class evidencing not less than 25% of the related Trust Fund (based on the outstanding principal balances of the Certificates); (ii) any failure by the Master Servicer to make an Advance as required under the Agreement, unless cured as specified therein; (iii) any failure by the Master Servicer duly to observe or perform in any material respect any of its other covenants or agreements in the Agreement which continues unremedied for sixty days after the giving of written notice of such failure to the Master Servicer by the Trustee or the Depositor, or to the Master Servicer, the Depositor and the Trustee by the holders of Certificates evidencing not less than 25% of the related Trust Fund (based on the outstanding principal balances of the Certificates); and (iv) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceeding and certain actions by or on behalf of the Master Servicer indicating its insolvency, reorganization or inability to pay its obligations.

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     If specified in the related Prospectus Supplement, the Agreement will permit the Trustee to sell the Mortgage Assets and the other assets of the Trust Fund in the event that payments in respect thereto are insufficient to make payments required in the Agreement. The assets of the Trust Fund will be sold only under the circumstances and in the manner specified in the related Prospectus Supplement.

RIGHTS UPON EVENT OF DEFAULT

     So long as an Event of Default under an Agreement remains unremedied, the Depositor or the Trustee may, and at the direction of holders of Certificates having not less than 25% of the related Trust Fund (based on the outstanding principal balances of the Certificates) and under such other circumstances as may be specified in such Agreement, the Trustee shall, terminate all of the rights and obligations of the Master Servicer under the Agreement relating to such Trust Fund and in and to the Mortgage Loans, whereupon the Trustee will succeed to all of the responsibilities, duties and liabilities of the Master Servicer under the Agreement, including, if specified in the related Prospectus Supplement, the obligation to make advances, and will be entitled to similar compensation arrangements. In the event that the Trustee is unwilling or unable so to act, it may appoint, or petition a court of competent jurisdiction for the appointment of, a Mortgage Loan servicing institution with a net worth of at least $10,000,000 to act as successor to the Master Servicer under the Agreement. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and any such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation payable to the Master Servicer under the Agreement.

     No Certificateholder, solely by virtue of such holder's status as a Certificateholder, will have any right under any Agreement to institute any proceeding with respect to such Agreement, unless such holder previously has given to the Trustee written notice of default and unless the holders of Certificates of any Class of such Series evidencing not less than 25% of the related Trust Fund (based on the outstanding principal balances of the Certificates) have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days has neglected or refused to institute any such proceeding.

AMENDMENT

     Unless otherwise specified in the related Prospectus Supplement, each Agreement may be amended by the Depositor, the Master Servicer and the Trustee, without the consent of any of the Certificateholders, (i) to cure any ambiguity or mistake; (ii) to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein or with the related Prospectus Supplement or Prospectus or to correct any error or mistake; (iii) to obtain, maintain or improve the rating of any class of Certificates (it being understood that after obtaining any rating required at the initial issuance of the related Series, none of the Depositor, Master Servicer or Trustee is obligated to obtain, maintain or improve the rating of any class of Certificates of such Series); or (iv) to make any other revisions with respect to matters or questions arising under the Agreement which are not materially inconsistent with the provisions thereof, provided that, in the case of clause (iv), such action will not adversely affect in any material respect the interests of any Certificateholder. An amendment will be deemed not to adversely affect in any material respect the interests of the Certificateholders if the person requesting such amendment obtains a letter from each rating agency requested to rate the class or classes of Certificates of such Series stating that such amendment will not result in the downgrading or withdrawal of the respective ratings then assigned to such Certificates. In addition, to the extent provided in the related Agreement, an Agreement may be amended without the consent of any of the Certificateholders, to change the manner in which the Certificate Account is maintained, provided that any such change does not adversely affect the then current rating on the class or classes of Certificates of such Series that have been rated. In addition, if a REMIC election is made with respect to a Trust Fund, the related Agreement may be amended to modify, eliminate or add to any of its provisions to such extent as may be necessary to maintain the qualification of the related Trust Fund as a REMIC, provided that the Trustee has received an opinion of counsel to the effect that such action is necessary or helpful to maintain such qualification. Unless otherwise specified in the related

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Prospectus Supplement, each Agreement may also be amended by the Depositor, the
Master Servicer and the Trustee with consent of holders of Certificates of such Series evidencing not less than 66% of the aggregate Percentage Interests of each class affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the holders of the related Certificates; provided, however, that no such amendment may (i) reduce in any manner the amount of or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the holder of such Certificate, or (ii) reduce the aforesaid percentage of Certificates of any class of holders which are required to consent to any such amendment without the consent of the holders of all Certificates of such class covered by such Agreement then outstanding. If a REMIC election is made with respect to a Trust Fund, the Trustee will not be entitled to consent to an amendment to the related Agreement without having first received an opinion of counsel to the effect that such amendment will not cause such Trust Fund to fail to qualify as a REMIC.

TERMINATION; OPTIONAL TERMINATION

     Unless otherwise specified in the related Agreement, the obligations created by each Agreement for each Series of Certificates will terminate upon the payment to the related Certificateholders of all amounts held in the Certificate Account or by the Master Servicer and required to be paid to them pursuant to such Agreement following the later of (i) the final payment or other liquidation of the last of the Mortgage Assets subject thereto or the disposition of all property acquired upon foreclosure of any such Mortgage Assets remaining in the Trust Fund and (ii) the purchase by the Master Servicer, the Depositor or, if REMIC treatment has been elected and if specified in the related Prospectus Supplement, by the holder of the residual interest in the REMIC (see 'Certain Federal Income Tax Consequences' below), from the related Trust Fund of all of the remaining Mortgage Assets and all property acquired in respect of such Mortgage Assets.

     Unless otherwise specified in the related Prospectus Supplement, any such purchase of Mortgage Assets and property acquired in respect of Mortgage Assets evidenced by a Series of Certificates will be made at the option of the Master Servicer, the Depositor or, if applicable, such holder of the REMIC residual interest, at a price, and in accordance with the procedures, specified in the related Prospectus Supplement. The exercise of such right will effect early retirement of the Certificates of that Series, but the right of the Master Servicer, the Depositor or, if applicable, such holder of the REMIC residual interest, to so purchase is subject to the principal balance of the related Mortgage Assets being less than the percentage specified in the related Prospectus Supplement of the aggregate principal balance of the Mortgage Assets at the Cut-off Date for the Series. The foregoing is subject to the provision that if a REMIC election is made with respect to a Trust Fund, any repurchase pursuant to clause (ii) above will be made only in connection with a 'qualified liquidation' of the REMIC within the meaning of Section 860F(g)(4) of the Code.

THE TRUSTEE

     The Trustee under each Agreement will be named in the applicable Prospectus Supplement. The commercial bank or trust company serving as Trustee may have normal banking relationships with the Depositor, the Master Servicer and any of their respective affiliates.

                  CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS

     The following discussion contains summaries, which are general in nature, of certain legal matters relating to the Mortgage Loans. Because such legal aspects are governed primarily by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Mortgage Loans is situated. The summaries are qualified in their entirety by reference to the appropriate laws of the states in which Mortgage Loans may be originated.

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GENERAL

     The Mortgage Loans will be secured by deeds of trust, mortgages, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the property subject to the loan is located. The Additional Collateral Loans will, in addition to being secured by real property, be secured by the pledge of a limited amount of additional collateral or supported by a third-party guarantee, which in turn is secured by a security interest in collateral or by a lien on residential real estate of the guarantor and/or supported by the right to draw on a home equity line of credit extended to the guarantor. Deeds of trust are used almost exclusively in California instead of mortgages. A mortgage creates a lien upon the real property encumbered by the mortgage, which lien is generally not prior to the lien for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on the order of recording with a state or county office. There are two parties to a mortgage, the mortgagor, who is the borrower and owner of the mortgaged property, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust formally has three parties, the borrower-property owner called the trustor (similar to a mortgagor), a lender (similar to a mortgagee) called the beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds which indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid. The trustee's authority under a deed of trust, the mortgagee's authority under a mortgage and the grantee's authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficiary.

     Cooperatives. Certain of the Mortgage Loans may be Cooperative Loans. The Cooperative owns all the real property that comprises the project, including the land, separate dwelling units and all common areas. The Cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the Cooperative and/or underlying land, as is generally the case, the Cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the Cooperative in connection with the construction or purchase of the Cooperative's apartment building. The interest of the occupant under proprietary leases or occupancy agreements to which that Cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the Cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the Cooperative to refinance this mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed the purchase by an individual tenant-stockholder of Cooperative shares or, in the case of a Trust Fund including Cooperative Loans, the collateral securing the Cooperative Loans.

     The Cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative representing such tenant-stockholder's pro rata share of the Cooperative's payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying rights is financed through a Cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related Cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the lender's interest in its

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collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares.

FORECLOSURE/REPOSSESSION

     Deed of Trust. Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust which authorizes the trustee to sell the property at public auction upon any default by the borrower under the terms of the note or deed of trust. In certain states, such foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, such as California, the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of any notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest of record in the real property, including any junior lienholder. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, including California, published for a specified period of time in one or more newspapers. In addition, these notice provisions require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property. In California, the entire process from recording a notice of default to a nonjudicial sale usually takes four to five months.

     In some states, including California, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Certain state laws control the amount of foreclosure expenses and costs, including attorney's fees, which may be recoverable by a lender.

     Mortgages. Foreclosure of a mortgage is generally accomplished by judicial action. The action is initiated by the service of legal pleadings upon all parties having an interest in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the parties. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time consuming. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a referee or other court officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by nonjudicial power of sale. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recoverable by a lender.

     Although foreclosure sales are typically public sales, frequently no third party purchaser bids in excess of the lender's lien because of the difficulty of determining the exact status of title to the property, the possible deterioration of the property during the foreclosure proceedings and a requirement that the purchaser pay for the property in cash or by cashier's check. Thus the foreclosing lender often purchases the property from the trustee or referee for an amount equal to the principal amount outstanding under the loan, accrued and unpaid interest and the expenses of foreclosure. Thereafter, the lender will assume the burden of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property.

     Courts have imposed general equitable principles upon foreclosure, which are generally designed to mitigate the legal consequences to the borrower of the borrower's defaults under the loan documents. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions

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as being reasonable or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

     Cooperative Loans. The Cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's Certificate of Incorporation and By-laws, as well as the proprietary lease or occupancy agreement, and may be cancelled by the Cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the Cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the Cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

     The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from the sale of the Cooperative apartment, subject, however, to the Cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the Cooperative Loan and accrued and unpaid interest thereon.

     Recognition agreements also provide that in the event of a foreclosure on a Cooperative Loan, the lender must obtain the approval or consent of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

     In some states, foreclosure on the Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a 'commercially reasonable' manner. Whether a foreclosure sale has been conducted in a 'commercially reasonable' manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

     Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See 'Anti-Deficiency Legislation and Other Limitations on Lenders' below.

     In the case of foreclosure on a building which was converted from a rental building to a building owned by a Cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws which apply to certain tenants who elected to remain in the building but who did not purchase shares in the Cooperative when the building was so converted.

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RIGHTS OF REDEMPTION

     In some states after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In certain other states, including California, this right of redemption applies only to sales following judicial foreclosure, and not to sales pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In some states, the right to redeem is an equitable right. The effect of a right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to judicial foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

     Certain states have imposed statutory restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, including California, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the current fair market value of the property at the time of the foreclosure sale. As a result of these prohibitions, it is anticipated that in most instances the Master Servicer will utilize the non-judicial foreclosure remedy and will not seek deficiency judgments against defaulting Mortgagors.

     Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.

     In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower; for example, in the event of waste of the property.

     In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the federal Soldiers' and Sailors' Civil Relief Act of 1940 and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon its security. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on the Mortgaged Property without the permission of the bankruptcy court. The rehabilitation plan proposed by the debtor may provide, if the Mortgaged Property is not the debtor's principal residence and the court determines that the value of the Mortgaged Property is less than the principal balance of the mortgage loan, for the reduction of the secured indebtedness to the value of the Mortgaged Property as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. The effect of any such proceedings under the federal Bankruptcy Code, including but not limited to any automatic stay, could result in delays in receiving payments on the Mortgage Loans underlying a Series of Certificates and possible reductions in the aggregate amount of such payments.

     The federal tax laws provide priority to certain tax liens over the lien of a mortgage or secured party. Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and enforcement of Mortgage Loans. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and

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regulations. These federal and state laws impose specific statutory liabilities upon lenders who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans or contracts.

     In the case of Additional Collateral Loans, Articles 8 and 9 of the UCC generally govern any realization upon the additional collateral pledged to secure the related Mortgage Loans. In order for the Master Servicer to realize on any such security, it will have to proceed in accordance with the procedures specified in Article 8 and Part 5 of Article 9 of the UCC.

     Generally, Article 9 of the UCC governs foreclosure on Cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Cooperative Loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

ENVIRONMENTAL RISKS

     Real property pledged as security to a lender may be subject to unforeseen environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the payment of the costs of clean-up. In several states such a lien has priority over the lien of an existing mortgage against such property. In addition, under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 ('CERCLA'), the United States Environmental Protection Agency ('EPA') may impose a lien on property where EPA has incurred clean-up costs. However, a CERCLA lien is subordinate to pre-existing, perfected security interests.

     Under the laws of some states, and under CERCLA, it is conceivable that a lender may be held liable, as an 'owner' or 'operator', for costs of addressing releases or threatened releases of hazardous substances at a Mortgaged Property, regardless of whether or not the environmental damage or threat was caused by a prior owner or operator. CERCLA imposes liability on any and all 'responsible parties' (which includes, inter alia, the property owner and operator) for the cost of clean-up of releases of hazardous substances. However, CERCLA excludes from the definition of 'owner or operator' secured creditors who hold indicia of ownership for the purpose of protecting their security interest, but 'without participating in the management of the facility'.

     Whether actions taken by a lender would constitute participation in the management of a mortgaged property, or the business of a borrower, so as to render the secured creditor exemption unavailable to a lender has been a matter of judicial interpretation of the statutory language, and court decisions have been inconsistent. In 1990, the Court of Appeals for the Eleventh Circuit in United States v. Fleet Factors Corp. suggested that the mere capacity of the lender to influence a borrower's decisions regarding disposal of hazardous substances was sufficient participation in the management of the borrower's business to deny the protection of the secured creditor exemption to the lender.

     This ambiguity appears to have been resolved by the enactment of the Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996, which was signed into law in September 1996. The new law provides that in order to be deemed to have participated in the management of a mortgaged property, a lender must actually participate in the operational affairs of the property or the borrower. The law also provides that participation in the management of the property does not include 'merely having the capacity to influence, or unexercised right to control' operations. Rather, a lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property.

     Traditionally, residential mortgage lenders have not taken steps to evaluate whether hazardous substances are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Except as otherwise specified in the applicable Prospectus Supplement, at the time the Mortgage Loans were originated, no environmental assessment or a very limited environmental assessment of the Mortgaged Properties was conducted. A Seller makes no representations or warranties or assumes any liability with respect to the absence or effect of hazardous substances on any Mortgaged Property or any casualty resulting from the

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presence or effect of hazardous substances. See 'Mortgage Loan
Program -- Representations by Sellers; Repurchases' above for a description of the representations and warranties made by a Seller.

DUE-ON-SALE CLAUSES

     Unless otherwise provided in the related Prospectus Supplement, each conventional Mortgage Loan will contain a due-on-sale clause which will generally provide that if the mortgagor or obligor sells, transfers or conveys the Mortgaged Property, the loan may be accelerated by the mortgagee. In recent years, court decisions and legislative actions placed substantial restriction on the right of lenders to enforce such clauses in many states. For instance, the California Supreme Court in August 1978 held that due-on-sale clauses were generally unenforceable. However, the Garn-St Germain Depository Institutions Act of 1982 (the 'GARN-ST GERMAIN ACT'), subject to certain exceptions, preempts state constitutional, statutory and case law prohibiting the enforcement of due-on-sale clauses. As to loans secured by an owner-occupied residence, the Garn-St Germain Act sets forth nine specific instances in which a mortgagee covered by the Act may not exercise its rights under a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. The inability to enforce a due-on-sale clause may result in transfer of the related Mortgaged Property to an uncreditworthy person, which could increase the likelihood of default or may result in a mortgage bearing an interest rate below the current market rate being assumed by a new home buyer, which may affect the average life of the Mortgage Loans and the number of Mortgage Loans which may extend to maturity. However, in certain cases where a due-on-sale clause is not enforced upon the transfer of the Mortgaged Property to a new home buyer, the Master Servicer may enter into an assumption and modification agreement with the new home buyer, pursuant to which such person becomes liable for repayment of the Mortgage Loan and, unless released in writing by the Master Servicer, the original mortgagor or obligor remains liable for repayment of the Mortgage Loan.

PREPAYMENT CHARGES

     Under certain state laws, prepayment charges may not be imposed after a certain period of time following the origination of Mortgage Loans with respect to prepayments on loans secured by liens encumbering owner-occupied residential properties. Since many of the Mortgaged Properties will be owner-occupied, it is anticipated that prepayment charges may not be imposed with respect to many of the Mortgage Loans. The absence of such a restraint on prepayment, particularly with respect to fixed rate Mortgage Loans having higher Mortgage Rates or APRs, may increase the likelihood of refinancing or other early retirement of such loans or contracts.

APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ('TITLE V'), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The Office of Thrift Supervision, as successor to the Federal Home Loan Bank Board, is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized the states to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects an application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT

     Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the 'RELIEF ACT'), a borrower who enters military service after the origination of such borrower's Mortgage Loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the Mortgage Loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such borrower's active duty status, unless a court

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orders otherwise upon application of the lender. It is possible that such interest rate limitation could have an effect, for an indeterminate period of time, on the ability of the Master Servicer to collect full amounts of interest on certain of the Mortgage Loans. Unless otherwise provided in the applicable Prospectus Supplement, any shortfall in interest collections resulting from the application of the Relief Act could result in losses to the holders of the Certificates. In addition, the Relief Act imposes limitations which would impair the ability of the Master Servicer to foreclose on an affected Mortgage Loan during the borrower's period of active duty status. Thus, in the event that such a Mortgage Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the mortgaged property in a timely fashion.

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                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following summary represents the advice of Brown & Wood llp, counsel to the Depositor, as to the anticipated material federal income tax consequences of the purchase, ownership and disposition of Certificates. This summary is based on laws, regulations, including the REMIC regulations promulgated by the Treasury Department on December 23, 1992, and generally effective for REMICs with start-up dates on or after November 12, 1991 (the 'REMIC REGULATIONS'), rulings and decisions now in effect or (with respect to regulations) proposed, all of which are subject to change either prospectively or retroactively. This summary does not address the federal income tax consequences of an investment in Certificates applicable to all categories of investors, some of which (for example, banks and insurance companies) may be subject to special rules. Prospective investors should consult their tax advisors regarding the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of Certificates.

GENERAL

     The federal income tax consequences to Certificateholders will vary depending on whether an election is made to treat the Trust Fund relating to a particular Series of Certificates as a REMIC under the Code. The Prospectus Supplement for each Series of Certificates will specify whether a REMIC election will be made.

NON-REMIC CERTIFICATES

     If a REMIC election is not made, Brown & Wood llp will deliver its opinion that the Trust Fund will not be classified as an association taxable as a corporation, and that each such Trust Fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Code. In this case, owners of Certificates will be treated for federal income tax purposes as owners of a portion of the Trust Fund's assets as described below.

SINGLE CLASS OF SENIOR CERTIFICATES

     Characterization. The Trust Fund may be created with one class of Senior Certificates and one class of Subordinated Certificates. In this case, each Senior Certificateholder will be treated as the owner of a pro rata undivided interest in the interest and principal portions of the Trust Fund represented by that Senior Certificate and will be considered the equitable owner of a pro rata undivided interest in each of the Mortgage Loans in the Pool. Any amounts received by a Senior Certificateholder in lieu of amounts due with respect to any Mortgage Loan because of a default or delinquency in payment will be treated for federal income tax purposes as having the same character as the payments they replace.

     Each holder of a Senior Certificate will be required to report on its federal income tax return its pro rata share of the entire income from the Mortgage Loans in the Trust Fund represented by that Senior Certificate, including interest, original issue discount, if any, prepayment fees, assumption fees, any gain recognized upon an assumption and late payment charges received by the Master Servicer in accordance with such Senior Certificateholder's method of accounting. Under Code Section 162 or 212 each Senior Certificateholder will be entitled to deduct its pro rata share of servicing fees, prepayment fees, assumption fees, any loss recognized upon an assumption and late payment charges retained by the Master Servicer, provided that such amounts are reasonable compensation for services rendered to the Trust Fund. Senior Certificateholders that are individuals, estates or trusts will be entitled to deduct their share of expenses only to the extent such expenses plus all other Code Section 212 expenses exceed two percent of its adjusted gross income. A Senior Certificateholder using the cash method of accounting must take into account its pro rata share of income and deductions as and when collected by or paid to the Master Servicer. A Senior Certificateholder using an accrual method of accounting must take into account its pro rata share of income and deductions as they become due or are paid to the Master Servicer, whichever is earlier. If the Servicing Fees paid to the Master Servicer were deemed to exceed reasonable servicing compensation, the amount of such excess could be considered as a retained ownership interest by the Master Servicer (or any person to whom the Master Servicer assigned for value all or a portion of the Servicing Fees) in a portion of the interest payments on the Mortgage

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Loans. The Mortgage Loans may then be subject to the 'COUPON STRIPPING' rules of the Code discussed below.

     Unless otherwise specified in the related Prospectus Supplement, as to each Series of Certificates Brown & Wood llp will have advised the Depositor that:

          (i) a Senior Certificate owned by a 'domestic building and loan association' within the meaning of Code Section 7701(a)(19) representing principal and interest payments on Mortgage Loans will be considered to represent 'loans . . . secured by an interest in real property which is . . . residential property' within the meaning of Code Section 7701(a)(19)(C)(v); to the extent that the Mortgage Loans represented by that Senior Certificate are of a type described in such Code section;

          (ii) a Senior Certificate owned by a real estate investment trust representing an interest in Mortgage Loans will be considered to represent 'real estate assets' within the meaning of Code Section 856(c)(4)(A), and interest income on the Mortgage Loans will be considered 'interest on obligations secured by mortgages on real property' within the meaning of Code Section 856(c)(3)(B); to the extent that the Mortgage Loans represented by that Senior Certificate are of a type described in such Code section; and

          (iii) a Senior Certificate owned by a REMIC will be an 'obligation . . . which is principally secured, directly or indirectly, by an interest in real property' within the meaning of Code Section 860G(a)(3).

     The Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift institutions, repealed the application of Code section 593(d) to any taxable year beginning after December 31, 1995.

     Buydown Mortgage Loans. The assets constituting certain Trust Funds may include Buydown Mortgage Loans. The characterization of any investment in Buydown Mortgage Loans will depend upon the precise terms of the related Buydown Agreement, but to the extent that such Buydown Mortgage Loans are secured in part by a bank account or other personal property, they may not be treated in their entirety as assets described in the foregoing sections of the Code. There are no directly applicable precedents with respect to the federal income tax treatment or the characterization of investments in Buydown Mortgage Loans. Accordingly, holders of Senior Certificates should consult their own tax advisors with respect to characterization of investments in Senior Certificates representing an interest in a Trust Fund that includes Buydown Mortgage Loans.

     Premium. The price paid for a Senior Certificate by a holder will be allocated to such holder's undivided interest in each Mortgage Loan based on each Mortgage Loan's relative fair market value, so that such holder's undivided interest in each Mortgage Loan will have its own tax basis. A Senior Certificateholder that acquires an interest in Mortgage Loans at a premium may elect to amortize such premium under a constant interest method, provided that such Mortgage Loan was originated after September 27, 1985. Premium allocable to a Mortgage Loan originated on or before September 27, 1985 should be allocated among the principal payments on the Mortgage Loan and allowed as an ordinary deduction as principal payments are made. Amortizable bond premium will be treated as an offset to interest income on such Senior Certificate. The basis for such Senior Certificate will be reduced to the extent that amortizable premium is applied to offset interest payments.

     It is not clear whether a reasonable prepayment assumption should be used in computing amortization of premium allowable under Code Section 171.

     If a premium is not subject to amortization using a reasonable prepayment assumption, the holder of a Senior Certificate acquired at a premium should recognize a loss, if a Mortgage Loan prepays in full, equal to the difference between the portion of the prepaid principal amount of the Mortgage Loan that is allocable to the Certificate and the portion of the adjusted basis of the Certificate that is allocable to the Mortgage Loan. If a reasonable prepayment assumption is used to amortize such premium, it appears that such a loss would be available, if at all, only if prepayments have occurred at a rate faster than the reasonable assumed prepayment rate. It is not clear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

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     Original Issue Discount. The Internal Revenue Service (the 'IRS') has
stated in published rulings that, in circumstances similar to those described herein, the special rules of the Code relating to 'ORIGINAL ISSUE DISCOUNT' (currently Code Sections 1271 through 1273 and 1275) will be applicable to a Senior Certificateholder's interest in those Mortgage Loans meeting the conditions necessary for these sections to apply. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Such original issue discount could arise by the financing of points or other charges by the originator of the mortgages in an amount greater than a statutory de minimis exception to the extent that the points are not currently deductible under applicable Code provisions or are not for services provided by the lender. Original issue discount generally must be reported as ordinary gross income as it accrues under a constant interest method. See 'ACCRUAL OF ORIGINAL ISSUE DISCOUNT' under 'MULTIPLE CLASSES OF SENIOR CERTIFICATES' below.

     Market Discount. A Senior Certificateholder that acquires an undivided interest in Mortgage Loans may be subject to the market discount rules of Code Sections 1276 through 1278 to the extent an undivided interest in a Mortgage Loan is considered to have been purchased at a 'market discount'. Generally, it is equal to the excess of the portion of the principal amount of such Mortgage Loan allocable to such holder's undivided interest over such holder's tax basis in such interest. Market discount with respect to a Senior Certificate will be considered to be zero if the amount allocable to the Senior Certificate is less than 0.25% of the Senior Certificate's stated redemption price at maturity multiplied by the weighted average maturity remaining after the date of purchase. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

     The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond acquired by the taxpayer after October 22, 1986 shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

     The Code also grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. While the Treasury Department has not yet issued regulations, rules described in the relevant legislative history will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. If a Senior Certificate is issued with original issue discount, the amount of market discount that accrues during any accrual period would be equal to the product of
(i) the total remaining market discount, multiplied by (ii) a fraction, the numerator of which is the original issue discount accruing during the period and the denominator of which is the total remaining original issue discount at the beginning of the accrual period. For Offered Certificates issued without original issue discount, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount, multiplied by (ii) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the accrual period. For purposes of calculating market discount under any of the above methods in the case of instruments (such as the Senior Certificates) which provide for payments which may be accelerated by reason of prepayments of other obligations securing such instruments, the same prepayment assumption applicable to calculating the accrual of original issue discount will apply. Because the regulations described above have not been issued, it is impossible to predict what effect those regulations might have on the tax treatment of a Senior Certificate purchased at a discount or premium in the secondary market.

     A holder who acquired a Senior Certificate at a market discount also may be required to defer, until the maturity date of such Senior Certificate or its earlier disposition in a taxable transaction, the deduction of a portion of the amount of interest that the holder paid or accrued during the taxable year

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on indebtedness incurred or maintained to purchase or carry the Senior
Certificate in excess of the aggregate amount of interest (including original issue discount) includible in such holder's gross income for the taxable year with respect to such Senior Certificate. The amount of such net interest expense deferred in a taxable year may not exceed the amount of market discount accrued on the Senior Certificate for the days during the taxable year on which the holder held the Senior Certificate and, in general, would be deductible when such market discount is includible in income. The amount of any remaining deferred deduction is to be taken into account in the taxable year in which the Senior Certificate matures or is disposed of in a taxable transaction. In the case of a disposition in which gain or loss is not recognized in whole or in part, any remaining deferred deduction will be allowed to the extent of gain recognized on the disposition. This deferral rule does not apply if the Senior Certificateholder elects to include such market discount in income currently as it accrues on all market discount obligations acquired by such Senior Certificateholder in that taxable year or thereafter.

MULTIPLE CLASSES OF SENIOR CERTIFICATES

A. STRIPPED BONDS AND STRIPPED COUPONS

     Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of 'stripped bonds' with respect to principal payments and 'stripped coupons' with respect to interest payments. For purposes of Code Sections 1271 through 1288, Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued on the date that such stripped interest is created. If a Trust Fund is created with two classes of Senior Certificates, one class of Senior Certificates will represent the right to principal and interest, or principal only, on all or a portion of the Loans (the 'STRIPPED BOND CERTIFICATES'), while the second class of Offered Certificates will represent the right to some or all of the interest on such portion (the 'STRIPPED COUPON CERTIFICATES').

     Recently issued IRS additional guidance suggests that a servicing fee in excess of reasonable servicing ('EXCESS SERVICING') will be treated under the stripped bond rules. It appears to require that reasonable servicing be calculated on a Mortgage Loan by Mortgage Loan basis which could result in some Mortgage Loans being treated as having more than 100 basis points of interest (i.e., 1% interest on the Mortgage Loan principal balance) stripped off. However, if the Certificates are initially sold with a de minimis discount (assuming no prepayment assumption is required), any non-de minimis discount arising from a subsequent transfer of the Certificates should be treated as market discount. See 'Certain Federal Income Tax Consequences -- Non-REMIC Certificates', ' -- Multiple Classes of Senior Certificates' and ' -- Stripped Bonds and Stripped Coupons' herein.

     Under the Treasury Regulations issued December 28, 1992, a Stripped Bond Certificate is generally treated as a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount. Generally, if the discount on a Stripped Bond Certificate is larger than a de minimis amount (as calculated for purposes of the original issue discount rules) a purchaser of such a certificate will be required to accrue the discount under the original issue discount rules of the Code. See 'Non-REMIC Certificates' and 'Single Class of Senior Certificates Original Issue Discount' herein. However, a purchaser of a Stripped Bond Certificate will be required to account for any discount on the certificate as market discount rather than original issue discount if either (i) the amount of original issue discount with respect to the certificate was treated as zero under the original issue discount de minimis rule when the certificate was stripped or (ii) no more than 100 basis points (including any amount of servicing in excess of reasonable servicing) is stripped off of the Trust Fund's Mortgage Loans. Pursuant to Revenue Procedure 91-49, issued on August 8, 1991, purchasers of Stripped Bond Certificates using an inconsistent method of accounting must change their method of accounting and request the consent of the IRS to the change in their accounting method on a statement attached to their first timely tax return filed after August 8, 1991.

     The precise tax treatment of Stripped Coupon Certificates is substantially uncertain. The Code could be read literally to require that original issue discount computations be made on a Loan by Loan basis. However, based on the recent IRS guidance, it appears that a Stripped Coupon Certificate should

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be treated as a single installment obligation subject to the original issue discount rules of the Code. As a result, all payments on a Stripped Coupon Certificate would be included in the certificate's stated redemption price at maturity for purposes of calculating income on such certificate under the original issue discount rules of the Code.

     It is unclear under what circumstances, if any, the prepayment of Mortgage Loans will give rise to a loss to the holder of a Stripped Bond Certificate purchased at a premium or a Stripped Coupon Certificate. If such Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to such Senior Certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the assumed prepayment rate. However, if such Certificate is treated as an interest in discrete Mortgage Loans, or if no prepayment assumption is used, then when a Mortgage Loan is prepaid, the holder of such Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of such Certificate that is allocable to such Mortgage Loan.

     Holders of Stripped Bond Certificates and Stripped Coupon Certificates are urged to consult with their own tax advisors regarding the proper treatment of these Certificates for federal income tax purposes.

     Treatment of Certain Owners. Several Code sections provide beneficial treatment to certain taxpayers that invest in mortgage loans of the type that make up the Trust Fund. With respect to these Code sections, no specific legal authority exists regarding whether the character of the Senior Certificates, for federal income tax purposes, will be the same as that of the underlying Mortgage Loans. While Code Section 1286 treats a stripped obligation as a separate obligation for purposes of the Code provisions addressing original issue discount, it is not clear whether such characterization would apply with regard to these other Code sections. Although the issue is not free from doubt, based on policy considerations, each class of Senior Certificates should be considered to represent 'real estate assets' within the meaning of Code Section 856(c)(5)(A) and 'loans . . . secured by, an interest in real property which is . . . residential real property' within the meaning of Code Section 7701(a)(19)(C)(v), and interest income attributable to Senior Certificates should be considered to represent 'interest on obligations secured by mortgages on real property' within the meaning of Code Section 856(c)(3)(B), provided that in each case the underlying Mortgage Loans and interest on such Mortgage Loans qualify for such treatment. Prospective purchasers to which such characterization of an investment in Senior Certificates is material should consult their own tax advisors regarding the characterization of the Senior Certificates and the income therefrom. Senior Certificates will be 'obligations (including any participation or certificate of beneficial ownership therein) which are principally secured, directly or indirectly, by an interest in real property' within the meaning of Code Section 860G(a)(3).

B. OFFERED CERTIFICATES REPRESENTING INTERESTS IN LOANS OTHER THAN ARMS

     Original issue discount on each Senior Certificate must be included in the owner's ordinary income for federal income tax purposes as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The amount of original issue discount required to be included in an owner's income in any taxable year with respect to a Senior Certificate representing an interest in Mortgage Loans other than ARMs likely will be computed as described below under 'Accrual of Original Issue Discount'. The following discussion is based in part on Treasury regulations under Code Sections 1271 through 1273 and 1275 (the 'OID REGULATIONS') and in part on the provisions of the Tax Reform Act of 1986 (the '1986 Act'). The holder of a Regular Certificate should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates.

     Under the Code, each Senior Certificate will be treated as having been issued on the date it was purchased with an amount of original issue discount equal to the excess of such Certificate's stated redemption price at maturity over its issue price. The issue price of a Senior Certificate as to any purchaser is equal to the price paid by such purchaser for the Senior Certificate. The stated redemption price at maturity of a Senior Certificate is the sum of all payments to be made on such Certificate other than payments that are treated as qualified stated interest payments. The accrual of this original issue

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discount, as described below under 'Accrual of Original Issue Discount', will, unless otherwise specified in the related Prospectus Supplement, utilize the original yield to maturity of the Senior Certificate, calculated based on a reasonable assumed prepayment rate for the Mortgage Loans underlying the Senior Certificate (the 'PREPAYMENT ASSUMPTION'), and will take into account events that occur during the calculation period. The Prepayment Assumption will be determined in the manner prescribed by regulations which have not yet been issued. The legislative history of the 1986 Act (the 'LEGISLATIVE HISTORY') provides, however, that the regulations will require that the Prepayment Assumption be the prepayment assumption that is used in determining the offering price of such Certificate. No representation is made that such Certificate will prepay at the Prepayment Assumption or at any other rate. Although the existing authority literally only apply to debt instruments collateralized by mortgages that are subject to prepayment rather than direct ownership interests in such mortgages, because no other legal authority provides guidance with regard to the proper method for accruing original issue discount on obligations that are subject to prepayment, until Treasury regulations or other legal authority instructs otherwise, the Master Servicer intends to calculate, and report original issue discount under the method described below.

     Accrual of Original Issue Discount. Generally, the owner of a Senior Certificate must include in gross income the sum of the 'daily portions', as defined below, of the original issue discount on such Senior Certificate for each day on which it owns a Senior Certificate, including the date of purchase but excluding the date of disposition. In the case of an original owner, the daily portions of original issue discount with respect to each component generally will be determined as follows under the existing authority. A calculation will be made by the Master Servicer or such other entity specified in the related Prospectus Supplement of the portion of original issue discount that accrues during each successive monthly accrual period (or shorter period from the date of original issue) that ends on the day in the calendar year corresponding to each of the Distribution Dates on the Senior Certificate (or the day prior to each such date). This will be done, in the case of each full month accrual period, by adding (i) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the respective component, under the Prepayment Assumption) of all remaining payments to be received under the Prepayment Assumption on the respective component, and (ii) any payments received during such accrual period, and subtracting from that total the 'adjusted issue price' of the respective component at the beginning of such accrual period. The 'adjusted issue price' of a Senior Certificate at the beginning of the first accrual period is its issue price; the 'adjusted issue price' of a Senior Certificate at the beginning of a subsequent accrual period is the 'adjusted issue price' at the beginning of the immediately preceding accrual period plus the amount of original issue discount allocable to that accrual period reduced by the amount of any payment made at the end of or during that accrual period. The original issue discount accruing during such accrual period will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full monthly accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

C. SENIOR CERTIFICATES REPRESENTING INTERESTS IN ARM LOANS

     The OID Regulations do not address the treatment of instruments, such as the Senior Certificates, which represent interests in Mortgage Loans with Mortgage Rates which adjust periodically ('ARM LOANS'). Additionally, the IRS has not issued guidance under the Code's coupon stripping rules with respect to such instruments. In the absence of any authority the Master Servicer will report original issue discount on Senior Certificates attributable to ARM Loans ('STRIPPED ARM OBLIGATIONS') to holders in a manner it believes is consistent with the rules described above under the heading 'Senior Certificates Representing Interests in Loans Other Than ARM Loans' and with the OID Regulations. In general, application of these rules may require inclusion of income on a Stripped ARM Obligation in advance of the receipt of cash attributable to such income. Further, the addition of interest deferred by reason of negative amortization ('DEFERRED INTEREST') to the principal balance of an ARM Loan may require the inclusion of such amount in the income of the Senior Certificateholder when such amount accrues. Furthermore, the addition of Deferred Interest to the Senior Certificate's principal balance will

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result in additional income (including possibly original issue discount income)
to the Senior Certificateholder over the remaining life of such Senior Certificates.

     Because the treatment of Stripped ARM Obligations is uncertain, investors are urged to consult their tax advisors regarding how income will be includible with respect to such Certificates.

POSSIBLE APPLICATION OF CONTINGENT PAYMENT RULES TO CERTAIN NON-REMIC
CERTIFICATES

     The regulations under Section 1275 of the Code include rules for obligations that provide for one or more contingent payments. Rights to interest payments on a mortgage loan might be considered to be contingent within the meaning of the OID Regulations if such interest would not be paid if the borrower exercised its right to prepay the mortgage loan. However, in the case of an investor having a right to shares of the interest and principal payments on such a mortgage loan when the share of interest is not substantially greater than the share of principal, the possibility of prepayment should not be considered to characterize otherwise noncontingent interest payments as contingent payments; the absence of interest payments following a prepayment would be the normal consequence of the return of such investor's capital in the form of a principal payment. On the other hand, a right to interest on such a mortgage loan is more likely to be regarded as contingent if held by an investor that does not also hold a right to the related principal; such an investor would not recover its capital through receipt of a principal payment at the time of the prepayment of the mortgage loan.

     Applying these principles to the Senior Certificates, because the Mortgage Loans are subject to prepayment at any time, payments on a Class of Senior Certificates representing a right to interest on the Mortgage Loans could be considered to be contingent within the meaning of the OID Regulations, at least if such Senior Certificate was issued at a premium. The likelihood that such payments will be considered contingent increases the greater the amount of such premium.

     The IRS recently issued final regulations (the 'CONTINGENT REGULATIONS') governing the calculation of OID on instruments having contingent interest payments. The Contingent Regulations specifically do not apply for purposes of calculating OID on debt instruments subject to Code Section 1272(a)(6), such as the Regular Certificates. Additionally, Treasury regulations issued on January 27, 1994 which provide rules for calculating OID (the 'OID REGULATIONS'), do not contain provisions specifically interpreting Code Section 1272(a)(6). Until the Treasury issues guidance to the contrary, the authority cited above represents the only guidance regarding the current views of the IRS with respect to contingent payment instruments.

     In the event that payments on a Senior Certificate in respect of interest on the Mortgage Loans are considered contingent, the holder would generally report income or loss as described above under 'Stripped Bonds and Stripped Coupons', except that the yield that would be used in calculating interest income would not be the actual yield but would instead equal the 'applicable Federal rate' (the 'AFR', generally, an average of current yields of Treasury securities computed and published monthly by the IRS), in effect at the time of purchase of such Senior Certificate by such holder. In addition, once such Holder's adjusted basis in such Senior Certificate has been reduced (by prior distributions or losses) to an amount equal to the aggregate amount of the remaining noncontingent payments of the Mortgage Loans that are allocable to such Senior Certificate (or to zero if such Senior Certificate does not share in principal payments), then such holder would recognize income in each subsequent month equal to the full amount of interest on the Mortgage Loans that accrues in that month and is allocable to such Senior Certificate. It is uncertain whether, under the contingent payment rules, any other adjustments would be made to take account of prepayments of the Mortgage Loans.

SALE OR EXCHANGE OF A SENIOR CERTIFICATE

     Sale or exchange of a Senior Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received, and the owner's adjusted basis in the Senior Certificate. Such adjusted basis generally will equal the seller's purchase price for the Senior Certificate, increased by the original issue discount included in the seller's gross income with respect to the Senior Certificate, and reduced by principal payments on the Senior Certificate previously received by the seller. Such gain or loss will be capital gain or loss to an owner for which a Senior Certificate is a 'capital asset' within

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the meaning of Code Section 1221, and will be long-term or short-term depending on whether the Senior Certificate has been owned for the long-term capital gain holding period (currently more than one year).

     The Taxpayer Relief Act of 1997 (the 'Act') reduces the maximum rates on long-term capital gains recognized on capital assets held by individual taxpayers for more than eighteen months of the date of disposition (and would further reduce the maximum rates on such gains in the year 2001 and thereafter for certain individual taxpayers who meet specified conditions). The capital gains rate for capital assets held by individual taxpayers for more than twelve months but less than eighteen months was not changed by the Act ('mid-term rate'). The Act does not change the capital gain rates for corporations. Prospective investors should consult their own tax advisors concerning these tax law changes.

     Senior Certificates will be 'evidences of indebtedness' within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a Senior Certificate by a bank or a thrift institution to which such section applies will be ordinary income or loss.

NON-U.S. PERSONS

     Generally, to the extent that a Senior Certificate evidences ownership in Mortgage Loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to (i) an owner that is not a U.S. Person (as defined below), or
(ii) a Senior Certificateholder holding on behalf of an owner that is not a U.S. Person, will be subject to federal income tax, collected by withholding, at a rate of 30% or such lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the owner on the sale or exchange of such a Senior Certificate also will be subject to federal income tax at the same rate. Generally, such payments would not be subject to withholding to the extent that a Senior Certificate evidences ownership in Mortgage Loans issued after July 18, 1984, if (i) such Senior Certificateholder does not actually or constructively own 10 percent or more of the combined voting power of all classes of equity in the issuer (which for purposes of this discussion may be defined as the Trust Fund (the 'ISSUER')); (ii) such Senior Certificateholder is not a controlled foreign corporation (within the meaning of Code Section 957) related to the Issuer; and (iii) such Senior Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the Senior Certificateholder under penalties of perjury, certifying that such Senior Certificateholder is not a U.S. Person and providing the name and address of such Senior Certificateholder).

     A 'U.S. PERSON' means a citizen or resident of the United States, a corporation or a partnership organized in or under the laws of the United States, or any political subdivision thereof (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), or an estate the income of which, from sources outside the United States, is includible in gross income for federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in regulations, certain trusts in existence on August 20, 1996 and treated as United States persons prior to such date that elect to continue to be so treated also shall be considered U.S. Holders.

INFORMATION REPORTING AND BACKUP WITHHOLDING

     The Master Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to owners or other financial intermediaries of holders that hold such Certificates as nominees. If a holder, owner or other recipient of a payment on behalf of an owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal income tax return, 31% backup withholding may be required with respect to any

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payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

NEW WITHHOLDING REGULATIONS

     On October 6, 1997, the Treasury Department issued new regulations (the 'New Regulations') which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 1998, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

REMIC CERTIFICATES

     The Trust Fund relating to a Series of Certificates may elect to be treated as a REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. Although a REMIC is not generally subject to federal income tax (see, however, 'Residual Certificates -- Prohibited Transactions and Other Taxes'), if a Trust Fund with respect to which a REMIC election is made fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, including the implementation of restrictions on the purchase and transfer of the residual interest in a REMIC as described below under 'Residual Certificates', the Code provides that a Trust Fund will not be treated as a REMIC for such year and thereafter. In that event, such entity may be taxable as a separate corporation, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. While the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of status as a REMIC, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for such status are not satisfied. With respect to each such Trust Fund that elects REMIC status, Brown & Wood llp will deliver its opinion generally to the effect that, under then existing law and assuming compliance with all provisions of the related Agreement, such Trust Fund will qualify as a REMIC and the related Certificates will be considered to be regular interests ('REGULAR CERTIFICATES') or residual interests ('RESIDUAL CERTIFICATES') in the REMIC. The related Prospectus Supplement for each Series of Certificates will indicate whether the Trust Fund will make a REMIC election and whether a class of Certificates will be treated as a regular or residual interest in the REMIC.

     In general, with respect to each Series of Certificates for which a REMIC election is made, (i) Certificates held by a thrift institution taxed as a 'domestic building and loan association' will constitute assets described in Code Section 7701(a)(19)(C); (ii) Certificates held by a real estate investment trust will constitute 'real estate assets' within the meaning of Code Section 856(c)(4)(A); and (iii) interest on Certificates held by a real estate investment trust will be considered 'interest on obligations secured by mortgages on real property' within the meaning of Code Section 856(c)(3)(B). If less than 95% of the REMIC's assets are assets qualifying under any of the foregoing Code sections, the Certificates will be qualifying assets only to the extent that the REMIC's assets are qualifying assets. In addition, payments on Mortgage Loans held pending distribution on the REMIC Certificates will be considered to be qualifying real property loans for purposes of Code Section 593(d)(1) and real estate assets for purposes of Code Section 856(c).

     In some instances the Mortgage Loans may not be treated entirely as assets described in the foregoing sections. See, in this regard, the discussion of Buydown Mortgage Loans contained in 'Non-REMIC Certificates' and 'Single Class of Senior Certificates' above. REMIC Certificates held by a real estate investment trust will not constitute 'Government Securities' within the meaning of Code Section 856(c)(4)(A), and REMIC Certificates held by a regulated investment company will not constitute 'Government Securities' within the meaning of Code Section 851(b)(4)(A)(ii). REMIC Certificates held by certain financial institutions will constitute 'evidences of indebtedness' within the meaning of Code Section 582(c)(1).

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     A 'qualified mortgage' for REMIC purposes is any obligation (including certificates of participation in such an obligation) that is principally secured by an interest in real property and that is transferred to the REMIC within a prescribed time period in exchange for regular or residual interests in the REMIC. The REMIC Regulations provide that manufactured housing or mobile homes (not including recreational vehicles, campers or similar vehicles) which are 'single family residences' under Code Section 25(e)(10) will qualify as real property without regard to state law classifications. Under Code Section 25(e)(10), a single family residence includes any manufactured home which has a minimum of 400 square feet of living space and a minimum width in excess of 102 inches and which is of a kind customarily used at a fixed location.

     Tiered REMIC Structures. For certain Series of Certificates, two separate elections may be made to treat designated portions of the related Trust Fund as REMICs (respectively, the 'SUBSIDIARY REMIC' and the 'MASTER REMIC') for federal income tax purposes. Upon the issuance of any such Series of Certificates, Brown & Wood llp, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Agreement, the Master REMIC as well as any Subsidiary REMIC will each qualify as a REMIC and the REMIC Certificates issued by the Master REMIC and the Subsidiary REMICs, respectively, will be considered to evidence ownership of Regular Certificates or Residual Certificates in the related REMIC within the meaning of the REMIC provisions.

     Only REMIC Certificates issued by the Master REMIC will be offered hereunder. The Subsidiary REMIC and the Master REMIC will be treated as one REMIC solely for purposes of determining whether the REMIC Certificates will be
(i) 'real estate assets' within the meaning of Section 856(c)(4)(A) of the Code;
(ii) 'loans secured by an interest in real property' under Section 7701(a)(19)(C) of the Code; and (iii) whether the income on such Certificates is interest described in Section 856(c)(3)(B) of the Code.

REGULAR CERTIFICATES

     General. Except as otherwise stated in this discussion, Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to Regular Certificates under an accrual method.

     Original Issue Discount and Premium. The Regular Certificates may be issued with 'original issue discount' within the meaning of Code Section 1273(a). Generally, such original issue discount, if any, will equal the difference between the 'stated redemption price at maturity' of a Regular Certificate and its 'issue price'. Holders of any class of Certificates issued with original issue discount will be required to include such original issue discount in gross income for federal income tax purposes as it accrues, in accordance with a constant interest method based on the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on the OID Regulations and the 1986 Act. The holder of a Regular Certificate should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates.

     Rules governing original issue discount are set forth in Code Sections 1271 through 1273 and 1275. These rules require that the amount and rate of accrual of original issue discount be calculated based on a Prepayment Assumption and prescribe a method for adjusting the amount and rate of accrual of such discount where the actual prepayment rate differs from the Prepayment Assumption. Under the Code, the Prepayment Assumption must be determined in the manner prescribed by regulations which have not yet been issued. The Legislative History provides, however, that Congress intended the regulations to require that the Prepayment Assumption be the prepayment assumption that is used in determining the initial offering price of such Regular Certificates. The Prospectus Supplement for each Series of Regular Certificates will specify the Prepayment Assumption to be used for the purpose of determining the amount and rate of accrual of original issue discount. No representation is made that the Regular Certificates will prepay at the Prepayment Assumption or at any other rate.

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     In general, each Regular Certificate will be treated as a single installment obligation issued with an amount of original issue discount equal to the excess of its 'stated redemption price at maturity' over its 'issue price'. The issue price of a Regular Certificate is the first price at which a substantial amount of Regular Certificates of that class are first sold to the public (excluding bond houses, brokers, underwriters or wholesalers). The issue price of a Regular Certificate also includes the amount paid by an initial Regular Certificateholder for accrued interest that relates to a period prior to the issue date of the Regular Certificate. The stated redemption price at maturity of a Regular Certificate includes the original principal amount of the Regular Certificate, but generally will not include distributions of interest if such distributions constitute 'qualified stated interest'. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below) provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Certificate. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on Regular Certificates, with respect to which deferred interest will accrue, will not constitute qualified stated interest payments, in which case the stated redemption price at maturity of such Regular Certificates includes all distributions of interest as well as principal thereon. Where the interval between the issue date and the first Distribution Date on a Regular Certificate is either longer or shorter than the interval between subsequent Distribution Dates, all or part of the interest foregone, in the case of the longer interval, and all of the additional interest, in the case of the shorter interval, will be included in the stated redemption price at maturity and tested under the de minimis rule described below. The OID Regulations suggest that all interest on a long first period Regular Certificate that is issued with non-de minimis OID may be treated as OID. Regular Certificateholders should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a Regular Certificate.

     Under the de minimis rule, original issue discount on a Regular Certificate will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. Although currently unclear, it appears that the schedule of such distributions should be determined in accordance with the Prepayment Assumption. The Prepayment Assumption with respect to a Series of Regular Certificates will be set forth in the related Prospectus Supplement. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the Regular Certificate is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

     Certain Regular Certificates may be issued at prices significantly exceeding their principal amounts (the 'SUPER-PREMIUM CERTIFICATES') if that is how they are defined in this deal. Under the REMIC Regulations, however, if the issue price of a Regular Certificate does not exceed 125% of its specified principal amount, such Regular Certificate will not be treated as a Super-Premium Regular Certificate and the rules described below under 'Regular Certificates -- Premium' will apply. The income tax treatment of such Regular Certificates is not entirely certain. For information reporting purposes, the Trust Fund intends to take the position that the stated redemption price at maturity of such Regular Certificates is the sum of all payments to be made on such Regular Certificates determined under the Prepayment Assumption, with the result that such Regular Certificates would be issued with original issue discount. The Service might contend, however, that the stated redemption price at maturity of such Regular Certificates should be limited to their principal amount (subject to the discussion below under 'Accrued Interest and Long First Period Certificates'), so that such Regular Certificates would be considered for federal income tax purposes to be issued at a premium. If such a position were to prevail, the rules described below under 'Regular Certificates -- Premium' would apply.

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     Generally, a Regular Certificateholder must include in gross income the
'daily portions', as determined below, of the original issue discount that accrues on a Regular Certificate for each day the Regular Certificateholder holds the Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a Regular Certificate, a calculation will be made of the portion of the original issue discount that accrues during each successive period (an 'ACCRUAL PERIOD') that ends on the day in the calendar year corresponding to a Distribution Date (or if Distribution Dates are on the first day or first business day of the immediately preceding month, interest may be treated as payable on the last day of the immediately preceding month) and begins on the day after the end of the immediately preceding accrual period (or on the issue date in the case of the first accrual period). This will be done, in the case of each full accrual period, by (i) adding (a) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the Regular Certificates as calculated under the Prepayment Assumption) of all remaining payments to be received on the Regular Certificate under the Prepayment Assumption, and (b) any payments included in the stated redemption price at maturity received during such accrual period, and (ii) subtracting from that total the 'adjusted issue price' of the Regular Certificates at the beginning of such accrual period. The 'ADJUSTED ISSUE PRICE' of a Regular Certificate at the beginning of the first accrual period is its issue price; the 'adjusted issue price' of a Regular Certificate at the beginning of a subsequent accrual period is the 'ADJUSTED ISSUE PRICE' at the beginning of the immediately preceding accrual period plus the amount of original issue discount allocable to that accrual period and reduced by the amount of any payment other than a payment of stated periodic interest made at the end of or during that accrual period. The original issue discount accrued during an accrual period will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the accrual period. The calculation of original issue discount under the method described above will cause the accrual of original issue discount to either increase or decrease (but never below zero) in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount may be determined according to an appropriate allocation under any reasonable method.

     A subsequent purchaser of a Regular Certificate issued with original issue discount who purchases the Regular Certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of original issue discount on that Regular Certificate. In computing the daily portions of original issue discount for such a purchaser (as well as an initial purchaser that purchases at a price higher than the adjusted issue price but less than the stated redemption price at maturity), however, the daily portion is reduced by the amount that would be the daily portion for such day (computed in accordance with the rules set forth above) multiplied by a fraction, the numerator of which is the amount, if any, by which the price paid by such holder for that Regular Certificate exceeds the following amount: (a) the sum of the issue price plus the aggregate amount of original issue discount that would have been includible in the gross income of an original Regular Certificateholder (who purchased the Regular Certificate at its issue price), less (b) any prior payments included in the stated redemption price at maturity, and the denominator of which is the sum of the daily portions for that Regular Certificate for all days beginning on the date after the purchase date and ending on the maturity date computed under the Prepayment Assumption.

     Variable Rate Regular Certificate. Regular Certificates may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate and not as contingent interest if, generally, (i) the issue price does not exceed the original principal balance, and (ii) the interest compounds or is payable at least annually at current values based on objective financial or economic information where such rate is subject to a multiple of not less than 0.65 nor more than 1.35. The variable interest generally will be qualified stated interest to the extent it is unconditionally payable at least annually and, to the extent successive variable rates are used, interest is not significantly accelerated or deferred.

     The amount of original issue discount with respect to a Regular Certificate bearing a variable rate of interest will accrue in the manner described above under 'Original Issue Discount', with the yield to maturity and future payments on such Regular Certificate generally to be determined by assuming that interest will be payable on the Certificate based on the initial rate for the relevant class (or, if different,

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the value of the applicable variable rate as of the pricing date). Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

     Although unclear at present, the Depositor intends to treat Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on Mortgage Loans having adjustable rates ('WEIGHTED AVERAGE RATE') as having qualified stated interest. In such case, the applicable index used to compute interest on the Mortgage Loans in effect on the issue date (or possibly the pricing date) will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. If the Pass-Through Rate for one or more periods is less than it would be based upon the fully indexed rate, the excess of the interest payments projected at the assumed index over interest projected at such initial rate will be tested under the de minimis rules as described above. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual Pass-Through Rate on the Regular Certificate. It is possible, however, that the IRS may treat some or all of the interest on Regular Certificates with a weighted average rate as taxable under the rules relating to obligations providing for contingent payments. Such treatment may affect the timing of income accruals on such Regular Certificates.

     Market Discount. A purchaser of a Regular Certificate may also be subject to the market discount provisions of Code Sections 1276 through 1278. Under these provisions and the OID Regulations, 'market discount' equals the excess, if any, of (i) the Regular Certificate's stated principal amount or, in the case of a Regular Certificate with original issue discount, the adjusted issue price (determined for this purpose as if the purchaser had purchased such Regular Certificate from an original holder) over (ii) the price for such Regular Certificate paid by the purchaser. A Certificateholder that purchases a REMIC Regular Certificate at a market discount will recognize income upon receipt of each distribution representing stated redemption price. In particular, under
Section 1276 of the Code such a holder generally will be required to allocate each such principal distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such Certificateholder on or after the first day of the first taxable year to which such election applies. In addition, the OID Regulations permit a Certificateholder using the accrual method of accounting to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the Certificateholder is deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such Certificateholder acquires during the year of the election or thereafter. Similarly, a Certificateholder that makes this election for a Certificate that is acquired at a premium is deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such Certificateholder owns or acquires. See 'Regular Certificates -- Premium'. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate is irrevocable.

     Market discount with respect to a Regular Certificate will be considered to be zero if the amount allocable to the Regular Certificate is less than 0.25% of the Regular Certificate's stated redemption price at maturity multiplied by the Regular Certificate's weighted average maturity remaining after the date of purchase. If market discount on a Regular Certificate is considered to be zero under this rule, the actual amount of market discount must be allocated to the remaining principal payments on the Regular Certificate, and gain equal to such allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued; therefore, investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the elections allowed under Code Sections 1276 through 1278.

     The Code provides that any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond shall be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. The amount of accrued

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market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is to be reduced by the amount so treated as ordinary income.

     The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury, rules described in the Legislative History will apply. Under those rules, the holder of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to one of the following methods. For Regular Certificates issued with original issue discount, the amount of market discount that accrues during a period is equal to the product of (i) the total remaining market discount, multiplied by (ii) a fraction, the numerator of which is the original issue discount accruing during the period and the denominator of which is the total remaining original issue discount at the beginning of the period. For Regular Certificates issued without original issue discount, the amount of market discount that accrues during a period is equal to the product of (a) the total remaining market discount and (b) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period. For purposes of calculating market discount under any of the above methods in the case of instruments (such as the Regular Certificates) which provide for payments which may be accelerated by reason of prepayments of other obligations securing such instruments, the same Prepayment Assumption applicable to calculating the accrual of original issue discount will apply.

     A holder of a Regular Certificate that acquires such Regular Certificate at a market discount also may be required to defer, until the maturity date of such Regular Certificate or its earlier disposition in a taxable transaction, the deduction of a portion of the amount of interest that the holder paid or accrued during the taxable year on indebtedness incurred or maintained to purchase or carry the Regular Certificate in excess of the aggregate amount of interest (including original issue discount) includible in such holder's gross income for the taxable year with respect to such Regular Certificate. The amount of such net interest expense deferred in a taxable year may not exceed the amount of market discount accrued on the Regular Certificate for the days during the taxable year on which the holder held the Regular Certificate and, in general, would be deductible when such market discount is includible in income. The amount of any remaining deferred deduction is to be taken into account in the taxable year in which the Regular Certificate matures or is disposed of in a taxable transaction. In the case of a disposition in which gain or loss is not recognized in whole or in part, any remaining deferred deduction will be allowed to the extent of gain recognized on the disposition. This deferral rule does not apply if the Regular Certificateholder elects to include such market discount in income currently as it accrues on all market discount obligations acquired by such Regular Certificateholder in that taxable year or thereafter.

     Premium. A purchaser of a Regular Certificate that purchases the Regular Certificate at a cost (not including accrued qualified stated interest) greater than its remaining stated redemption price at maturity will be considered to have purchased the Regular Certificate at a premium, and may elect to amortize such premium under a constant yield method. It is not clear whether the Prepayment Assumption would be taken into account in determining the life of the Regular Certificate for this purpose. However, the Legislative History states that the same rules that apply to accrual of market discount (which rules require use of a Prepayment Assumption in accruing market discount with respect to Regular Certificates without regard to whether such Certificates have original issue discount) will also apply in amortizing bond premium under Code
Section 171. The Code provides that amortizable bond premium will be allocated among the interest payments on such Regular Certificates and will be applied as an offset against such interest payment.

     Deferred Interest. Certain classes of Regular Certificates will provide for the accrual of interest when one or more ARM Loans are adding interest to their principal balance by reason of negative amortization ('DEFERRED INTEREST'). Any Deferred Interest that accrues with respect to a class of Regular Certificates will constitute income to the holders of such Certificates prior to the time distributions of cash with respect to such Deferred Interest are made. It is unclear, under the OID Regulations, whether any of the interest on such Certificates will constitute qualified stated interest or whether all or a portion of the interest payable on the Certificates must be included in the stated

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redemption price at maturity of the Certificate and accounted for as original issue discount (which could accelerate such inclusion). Interest on Regular Certificates must in any event be accounted for under an accrual method by the holders of such Certificates and, therefore, applying the latter analysis may result only in a slight difference in the timing of the inclusion in income of interest on such Regular Certificates.

     Effects of Defaults and Delinquencies. Certain Series of Certificates may contain one or more Classes of Subordinate Certificates, and in the event there are defaults or delinquencies on the Mortgage Loans, amounts that would otherwise be distributed on the Subordinate Certificates may instead be distributed on the Senior Certificates. Holders of Subordinate Certificates nevertheless will be required to report income with respect to such Certificates under an accrual method without giving effect to delays and reductions in distributions on such Subordinate Certificates attributable to defaults and delinquencies on the Mortgage Loans, except to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income reported by a holder of a Subordinate Certificate in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Subordinate Certificate is reduced as a result of defaults and delinquencies on the Mortgage Loans. However, the timing and character of such losses or reductions in income are uncertain, and, accordingly, holders of Subordinate Certificates should consult their own tax advisors on this point.

     Sale, Exchange or Redemption. If a Regular Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the Regular Certificate. Such adjusted basis generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount and market discount included in the seller's gross income with respect to the Regular Certificate, and reduced (but not below zero) by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment which is part of the stated redemption price at maturity of a Regular Certificate will recognize gain equal to the excess, if any, of the amount of the payment over the holder's adjusted basis in the Regular Certificate. A holder of a Regular Certificate who receives a final payment which is less than the holder's adjusted basis in the Regular Certificate will generally recognize a loss. Except as provided in the following paragraph and as provided under 'Market Discount' above, any such gain or loss will be capital gain or loss, provided that the Regular Certificate is held as a 'capital asset' (generally, property held for investment) within the meaning of Code Section 1221.

     Gain from the sale or other disposition of a Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of (i) the amount that would have been includible in such holder's income with respect to the Regular Certificate had income accrued thereon at a rate equal to 110% of the AFR as defined in Code
Section 1274(d) determined as of the date of purchase of such Regular Certificate, over (ii) the amount actually includible in such holder's income.

     Regular Certificates will be 'evidences of indebtedness' within the meaning of Code Section 582(c)(1), so that gain or loss recognized from the sale of a Regular Certificate by a bank or a thrift institution to which such section applies will be ordinary income or loss.

     The Regular Certificate information reports will include a statement of the adjusted issue price of the Regular Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of Regular Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only require information pertaining to the appropriate proportionate method of accruing market discount.

     Accrued Interest Certificates. Certain of the Regular Certificates ('PAYMENT LAG CERTIFICATES') may provide for payments of interest based on a period that corresponds to the interval between Distribution Dates but that ends prior to each such Distribution Date. The period between the Closing Date for Payment Lag Certificates and their first Distribution Date may or may not exceed such

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interval. Purchasers of Payment Lag Certificates for which the period between the Closing Date and the first Distribution Date does not exceed such interval could pay upon purchase of the Regular Certificates accrued interest in excess of the accrued interest that would be paid if the interest paid on the Distribution Date were interest accrued from Distribution Date to Distribution Date. If a portion of the initial purchase price of a Regular Certificate is allocable to interest that has accrued prior to the issue date ('PRE-ISSUANCE ACCRUED INTEREST') and the Regular Certificate provides for a payment of stated interest on the first payment date (and the first payment date is within one year of the issue date) that equals or exceeds the amount of the pre-issuance accrued interest, then the Regular Certificate's issue price may be computed by subtracting from the issue price the amount of pre-issuance accrued interest, rather than as an amount payable on the Regular Certificate. However, it is unclear under this method how the OID Regulations treat interest on Payment Lag Certificates as described above. Therefore, in the case of a Payment Lag Certificate, the REMIC intends to include accrued interest in the issue price and report interest payments made on the first Distribution Date as interest to the extent such payments represent interest for the number of days which the Certificateholder has held such Payment Lag Certificate during the first Accrual Period.

     Investors should consult their own tax advisors concerning the treatment for federal income tax purposes of Payment Lag Certificates.

     Non-Interest Expenses of the REMIC. Under the REMIC regulations, if the REMIC is considered to be a 'single-class REMIC', a portion of the REMIC's servicing, administrative and other non-interest expenses will be allocated as a separate item to those Regular Certificateholders that are 'pass-through interest holders'. Certificateholders that are 'pass-through interest holders' should consult their own tax advisors about the impact of these rules on an investment in the Regular Certificates. See 'Pass-Through of Non-Interest Expenses of the REMIC' under 'Residual Certificates' below.

     Non-U.S. Persons. Generally, payments of interest (including any payment with respect to accrued original issue discount) on the Regular Certificates to a Regular Certificateholder who is a non-U.S. Person not engaged in a trade or business within the United States, will not be subject to federal withholding tax if (i) such Regular Certificateholder does not actually or constructively own 10 percent or more of the combined voting power of all classes of equity in the issuer (which for purposes of this discussion may be defined as the Trust Fund or the beneficial owners of the related Residual Certificates (the 'ISSUER')); (ii) such Regular Certificateholder is not a controlled foreign corporation (within the meaning of Code Section 957), related to the Issuer; and
(iii) such Regular Certificateholder complies with certain identification requirements (including delivery of a statement, signed by the Regular Certificateholder under penalties of perjury, certifying that such Regular Certificateholder is a foreign person and providing the name and address of such Regular Certificateholder). If a Regular Certificateholder is not exempt from withholding, distributions of interest, including distributions in respect of accrued original issue discount, such holder may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty.

     Further, it appears that a REMIC Regular Certificate would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, Certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

     Regular Certificateholders who are non-U.S. Persons and persons related to such holders should not acquire any Residual Certificates, and Residual Certificateholders and persons related to Residual Certificateholders should not acquire any Regular Certificates without consulting their tax advisors as to the possible adverse tax consequences of doing so.

     Information Reporting and Backup Withholding. The Master Servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each Regular Certificateholder at any time during such year, such information as may be deemed necessary or desirable to assist Regular Certificateholders in preparing their federal income tax returns, or to enable holders to make such information available to owners or other financial intermediaries of holders that hold such Regular Certificates. If a holder, owner or other recipient of a payment on behalf of an owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that such person has not reported all interest and dividend income required to be shown on its federal

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income tax return, 31% backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax liability.

NEW WITHHOLDING REGULATIONS

     On October 6, 1997, the Treasury Department issued new regulations (the 'New Regulations') which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 1998, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

RESIDUAL CERTIFICATES

     Allocation of the Income of the REMIC to the Residual Certificates. The REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and certain other transactions. See 'Prohibited Transactions and Other Taxes' herein. Instead, each original holder of a Residual Certificate will report on its federal income tax return, as ordinary income, its share of the taxable income of the REMIC for each day during the taxable year on which such holder owns any Residual Certificates. The taxable income of the REMIC for each day will be determined by allocating the taxable income of the REMIC for each calendar quarter ratably to each day in the quarter. Such a holder's share of the taxable income of the REMIC for each day will be based on the portion of the outstanding Residual Certificates that such holder owns on that day. The taxable income of the REMIC will be determined under an accrual method and will be taxable to the Residual Certificateholders without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from Residual Certificates will be 'portfolio income' for purposes of the taxation of taxpayers subject to the limitations on the deductibility of 'passive losses'. As residual interests, the Residual Certificates will be subject to tax rules, described below, that differ from those that would apply if the Residual Certificates were treated for federal income tax purposes as direct ownership interests in the Certificates, or as debt instruments issued by the REMIC.

     A Residual Certificateholder may be required to include taxable income from the Residual Certificate in excess of the cash distributed. For example, a structure where principal distributions are made serially on regular interests (that is, a fast-pay, slow-pay structure) may generate such a mismatching of income and cash distributions (that is, 'PHANTOM INCOME'). This mismatching may be caused by the use of certain required tax accounting methods by the REMIC, variations in the prepayment rate of the underlying Mortgage Loans and certain other factors. Depending upon the structure of a particular transaction, the aforementioned factors may significantly reduce the after-tax yield of a Residual Certificate to a Residual Certificateholder. Investors should consult their own tax advisors concerning the federal income tax treatment of a Residual Certificate and the impact of such tax treatment on the after-tax yield of a Residual Certificate.

     A subsequent Residual Certificateholder also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC for each day that such Residual Certificateholder owns such Residual Certificate. Those daily amounts generally would equal the amounts that would have been reported for the same days by an original Residual Certificateholder, as described above. The Legislative History indicates that certain adjustments may be appropriate to reduce (or increase) the income of a subsequent holder of a Residual Certificate that purchased such Residual Certificate at a price greater than (or less than) the adjusted basis such Residual Certificate would have in the hands of an original Residual Certificateholder. See 'Sale or Exchange of Residual Certificates' below. It is not clear, however, whether such adjustments will in fact be permitted or required and, if so, how they would be made. The REMIC Regulations do not provide for any such adjustments.

     Taxable Income of the REMIC Attributable to Residual Interests. The taxable income of the REMIC will reflect a netting of (i) the income from the Mortgage Loans and the REMIC's other assets and (ii)

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the deductions allowed to the REMIC for interest and original issue discount on the Regular Certificates and, except as described below under 'Pass-Through of Non-Interest Expenses of the REMIC', other expenses.

     For purposes of determining its taxable income, the REMIC will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the Regular and Residual Certificates (or, if a class of Certificates is not sold initially, their fair market values). Such aggregate basis will be allocated among the Mortgage Loans and other assets of the REMIC in proportion to their respective fair market values. A Mortgage Loan will be deemed to have been acquired with discount or premium to the extent that the REMIC's basis therein is less than or greater than its principal balance, respectively. Any such discount (whether market discount or original issue discount) will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to such income, under a method similar to the method described above for accruing original issue discount on the Regular Certificates. The REMIC expects to elect under Code Section 171 to amortize any premium on the Mortgage Loans. Premium on any Mortgage Loan to which such election applies would be amortized under a constant yield method. It is not clear whether the yield of a Mortgage Loan would be calculated for this purpose based on scheduled payments or taking account of the Prepayment Assumption. Additionally, such an election would not apply to any Mortgage Loan originated on or before September 27, 1985. Instead, premium on such a Mortgage Loan would be allocated among the principal payments thereon and would be deductible by the REMIC as those payments become due.

     The REMIC will be allowed a deduction for interest and original issue discount on the Regular Certificates. The amount and method of accrual of original issue discount will be calculated for this purpose in the same manner as described above with respect to Regular Certificates except that the 0.25% per annum de minimis rule and adjustments for subsequent holders described therein will not apply.

     A Residual Certificateholder will not be permitted to amortize the cost of the Residual Certificate as an offset to its share of the REMIC's taxable income. However, that taxable income will not include cash received by the REMIC that represents a recovery of the REMIC's basis in its assets, and, as described above, the issue price of the Residual Certificates will be added to the issue price of the Regular Certificates in determining the REMIC's initial basis in its assets. See 'Sale or Exchange of Residual Certificates' herein. For a discussion of possible adjustments to income of a subsequent holder of a Residual Certificate to reflect any difference between the actual cost of such Residual Certificate to such holder and the adjusted basis such Residual Certificate would have in the hands of an original Residual Certificateholder, see 'Allocation of the Income of the REMIC to the Residual Certificates' above.

     Net Losses of the REMIC. The REMIC will have a net loss for any calendar quarter in which its deductions exceed its gross income. Such net loss would be allocated among the Residual Certificateholders in the same manner as the REMIC's taxable income. The net loss allocable to any Residual Certificate will not be deductible by the holder to the extent that such net loss exceeds such holder's adjusted basis in such Residual Certificate. Any net loss that is not currently deductible by reason of this limitation may only be used by such Residual Certificateholder to offset its share of the REMIC's taxable income in future periods (but not otherwise). The ability of Residual Certificateholders that are individuals or closely held corporations to deduct net losses may be subject to additional limitations under the Code.

     Pass-Through of Non-Interest Expenses of the REMIC. As a general rule, all of the fees and expenses of a REMIC will be taken into account by holders of the Residual Interests. In the case of a 'single class REMIC', however, the expenses and a matching amount of additional income will be allocated, under the Treasury regulations, among the holders of the Regular Certificates and the holders of the Residual Interests on a daily basis in proportion to the relative amounts of income accruing to each Certificateholder on that day. In general terms, a single class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and is structured with the principal purpose of avoiding the single class REMIC rules. Unless otherwise stated in the applicable Prospectus Supplement, the expenses of the

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REMIC will be allocated to holders of the related Residual Interests in their entirety and not to holders of the related Regular Certificates.

     In the case of individuals (or trusts, estates, or other persons who compute their income in the same manner as individuals) who own an interest in a Regular or Residual Certificate directly or through a pass-through interest holder which is required to pass miscellaneous itemized deductions through to its owners or beneficiaries (e.g., a partnership, an S corporation, or a grantor trust), such expenses will be deductible under Code Section 67 only to the extent that such expenses, plus other 'miscellaneous itemized deductions' of the individual, exceed 2% of such individual's adjusted gross income. In addition, Code Section 68 provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a certain amount (the 'APPLICABLE AMOUNT') will be reduced by the lesser of (i) 3% of the excess of the individual's adjusted gross income over the Applicable Amount or (ii) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income recognized by Residual Certificateholders who are subject to the limitations of either Code Section 67 or Code Section 68 may be substantial. Further, holders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining such holders' alternative minimum taxable income. The REMIC is required to report to each pass-through interest holder and to the IRS such holder's allocable share, if any, of the REMIC's noninterest expenses. The term 'pass-through interest holder' generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts. Residual Certificateholders that are 'pass-through interest holders' should consult their own tax advisors about the impact of these rules on an investment in the Residual Certificates.

     Excess Inclusions. A portion of the income on a Residual Certificate (referred to in the Code as an 'EXCESS INCLUSION') for any calendar quarter will, with an exception discussed below for certain thrift institutions, be subject to federal income tax in all events. Thus, for example, an excess inclusion (i) may not be offset by any unrelated losses, deductions or loss carryovers of a Residual Certificateholder; (ii) will be treated as 'unrelated business taxable income' within the meaning of Code Section 512 if the Residual Certificateholder is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income (see 'Tax-Exempt Investors' below); and (iii) is not eligible for any reduction in the rate of withholding tax in the case of a Residual Certificateholder that is a foreign investor. See 'Non-U.S. Persons' below. The exception for thrift institutions is available only to the institution holding the Residual Certificate, and not to any affiliate of the institution, unless the affiliate is a subsidiary all the stock of which, and substantially all the indebtedness of which, is held by the institution, and which is organized and operated exclusively in connection with the organization and operation of one or more REMICs.

     Except as discussed in the following paragraph, with respect to any Residual Certificateholder, the excess inclusions for any calendar quarter is the excess, if any, of (i) the income of such Residual Certificateholder for that calendar quarter from its Residual Certificate over (ii) the sum of the 'daily accruals' (as defined below) for all days during the calendar quarter on which the Residual Certificateholder holds such Residual Certificate. For this purpose, the daily accruals with respect to a Residual Certificate are determined by allocating to each day in the calendar quarter its ratable portion of the product of the 'adjusted issue price' (as defined below) of the Residual Certificate at the beginning of the calendar quarter and 120 percent of the 'FEDERAL LONG-TERM RATE' in effect at the time the Residual Certificate is issued. For this purpose, the 'ADJUSTED ISSUE PRICE' of a Residual Certificate at the beginning of any calendar quarter equals the issue price of the Residual Certificate, increased by the amount of daily accruals for all prior quarters, and decreased (but not below zero) by the aggregate amount of payments made on the Residual Certificate before the beginning of such quarter. The 'FEDERAL LONG-TERM RATE' is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     In the case of any Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to such Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Code Section 857(b)(2), excluding any net capital gain), will be allocated among the shareholders of such trust in proportion to the dividends

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received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a Residual Certificate as if held directly by such shareholder. Regulated investment companies, common trust funds, and certain cooperatives are subject to similar rules.

     The Small Business Job Protection Act of 1996 has eliminated the special rule permitting Section 593 institutions ('thrift institutions') to use net operating losses and other allowable deductions to offset their excess inclusion income from REMIC residual certificates that have 'significant value' within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to residual certificates continuously held by a thrift institution since November 1, 1995.

     In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for such residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, a residual holder's alternative minimum taxable income for tax year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. These rules are effective for tax years beginning after December 31, 1986, unless a residual holder elects to have such rules apply to tax years beginning after August 20, 1996.

     Payments. Any distribution made on a Residual Certificate to a Residual Certificateholder will be treated as a nontaxable return of capital to the extent it does not exceed the Residual Certificateholder's adjusted basis in such Residual Certificate. To the extent a distribution exceeds such adjusted basis, it will be treated as gain from the sale of the Residual Certificate.

     Sale or Exchange of Residual Certificates. If a Residual Certificate is sold or exchanged, the seller will generally recognize gain or loss equal to the difference between the amount realized on the sale or exchange and its adjusted basis in the Residual Certificate (except that the recognition of loss may be limited under the 'wash sale' rules described below). A holder's adjusted basis in a Residual Certificate generally equals the cost of such Residual Certificate to such Residual Certificateholder, increased by the taxable income of the REMIC that was included in the income of such Residual Certificateholder with respect to such Residual Certificate, and decreased (but not below zero) by the net losses that have been allowed as deductions to such Residual Certificateholder with respect to such Residual Certificate and by the distributions received thereon by such Residual Certificateholder. In general, any such gain or loss will be capital gain or loss provided the Residual Certificate is held as a capital asset. However, Residual Certificates will be 'evidences of indebtedness' within the meaning of Code Section 582(c)(1), so that gain or loss recognized from sale of a Residual Certificate by a bank or thrift institution to which such section applies would be ordinary income or loss.

     Except as provided in Treasury regulations yet to be issued, if the seller of a Residual Certificate reacquires such Residual Certificate, or acquires any other Residual Certificate, any residual interest in another REMIC or similar interest in a 'taxable mortgage pool' (as defined in Code Section 7701(i)) during the period beginning six months before, and ending six months after, the date of such sale, such sale will be subject to the 'wash sale' rules of Code
Section 1091. In that event, any loss realized by the Residual Certificateholder on the sale will not be deductible, but, instead, will increase such Residual Certificateholder's adjusted basis in the newly acquired asset.

PROHIBITED TRANSACTIONS AND OTHER TAXES

     The REMIC is subject to a tax at a rate equal to 100 percent of the net income derived from 'prohibited transactions'. In general, a prohibited transaction means the disposition of a Mortgage Loan other than pursuant to certain specified exceptions, the receipt of investment income from a source other than a Mortgage Loan or certain other permitted investments or the disposition of an asset representing a temporary investment of payments on the Mortgage Loans pending payment on the Residual Certificates or Regular Certificates. In addition, the assumption of a Mortgage Loan by a subsequent purchaser could cause the REMIC to recognize gain, which would also be subject to the 100 percent tax on prohibited transactions.

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     In addition, certain contributions to a REMIC made after the Closing Date could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property.

     It is not anticipated that the REMIC will engage in any prohibited transactions or receive any contributions subject to the contributions tax. However, in the event that the REMIC is subject to any such tax, unless otherwise disclosed in the related Prospectus Supplement, such tax would be borne first by the Residual Certificateholders, to the extent of amounts distributable to them and then by the Master Servicer.

LIQUIDATION AND TERMINATION

     If the REMIC adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMICs final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on such date, the REMIC will not be subject to any prohibited transaction tax, provided that the REMIC credits or distributes in liquidation all of the sale proceeds plus its cash (other than the amounts retained to meet claims) to holders of Regular and Residual Certificates within the 90-day period.

     The REMIC will terminate shortly following the retirement of the Regular Certificates. If a Residual Certificateholder's adjusted basis in the Residual Certificate exceeds the amount of cash distributed to such Residual Certificateholder in final liquidation of its interest, then it would appear that the Residual Certificateholder would be entitled to a loss equal to the amount of such excess. It is unclear whether such a loss, if allowed, will be a capital loss or an ordinary loss.

ADMINISTRATIVE MATTERS

     Solely for the purpose of the administrative provisions of the Code, the REMIC will be treated as a partnership and the Residual Certificateholders will be treated as the partners thereof; however, under the Treasury regulations if there is at no time during the taxable year more than one Residual Certificateholder, a REMIC shall not be subject to the rules of Subchapter C of Chapter 63 of the Code relating to the treatment of Partnership items for a taxable year. Accordingly, the REMIC will file an annual tax return on Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. In addition, certain other information will be furnished quarterly to each Residual Certificateholder who held such Residual Certificate on any day in the previous calendar quarter.

     Each Residual Certificateholder is required to treat items on its return consistently with their treatment on the REMIC's return, unless the Residual Certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. The REMIC does not intend to register as a tax shelter pursuant to Code Section 6111 because it is not anticipated that the REMIC will have a net loss for any of the first five taxable years of its existence. Any person that holds a Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other information.

TAX-EXEMPT INVESTORS

     Any Residual Certificateholder that is a pension fund or other entity that is subject to federal income taxation only on its 'unrelated business taxable income' within the meaning of Code Section 512 will be subject to such tax on that portion of the distributions received on a Residual Certificate that is considered an 'excess inclusion'. See 'Residual Certificates -- Excess Inclusions' herein.

NON-U.S. PERSONS

     Amounts paid to Residual Certificateholders who are not U.S. persons (see 'Regular Certificates -- Non-U.S. Persons') are treated as interest for purposes of the 30% (or lower treaty rate) United States

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withholding tax. Under the Treasury regulations, amounts distributed to Residual
Holders should qualify as 'portfolio interest', subject to the conditions described in 'Regular Certificates' above, but only to the extent that the Mortgage Loans were originated after July 18, 1984. Furthermore, the rate of withholding on any income on a Residual Certificate that is excess inclusion income will not be subject to reduction under any applicable tax treaties. See 'Residual Certificates -- Excess Inclusions'. If the portfolio interest exemption is unavailable, such amount will be subject to United States withholding tax when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to those for withholding upon disposition of debt instruments that have original issue discount. The Code, however, grants the Treasury Department authority to issue regulations requiring that those amounts be taken into account earlier than otherwise provided where necessary to prevent avoidance of tax (for example, where the Residual Certificates do not have significant value). See 'Residual
Certificates -- Excess Inclusions'. If the amounts paid to Residual Certificateholders that are not U.S. Persons are effectively connected with their conduct of a trade or business within the United States, the 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such non-U.S. Person will be subject to U.S. federal income taxation at regular graduated rates. For special restrictions on the transfer of Residual Certificates, see 'Tax-Related Restrictions on Transfers of Residual Certificates' below.

     Regular Certificateholders and persons related to such holders should not acquire any Residual Certificates, and Residual Certificateholders and persons related to Residual Certificateholders should not acquire any Regular Certificates without consulting their tax advisors as to the possible adverse tax consequences of such acquisition.

TAX-RELATED RESTRICTIONS ON TRANSFERS OF RESIDUAL CERTIFICATES

     Disqualified Organizations. An entity may not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in such entity are not held by 'DISQUALIFIED ORGANIZATIONS' (as defined below). Further, a tax is imposed on the transfer of a residual interest in a REMIC to a 'disqualified organization'. The amount of the tax equals the product of (A) an amount (as determined under the REMIC regulations) equal to the present value of the total anticipated 'excess inclusions' with respect to such interest for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. The tax is imposed on the transferor unless the transfer is through an agent (including a broker or other middlemen) for a disqualified organization, in which event the tax is imposed on the agent. The person otherwise liable for the tax shall be relieved of liability for the tax if the transferee furnished to such person an affidavit that the transferee is not a disqualified organization and, at the time of the transfer, such person does not have actual knowledge that the affidavit is false. A 'disqualified organization' means (A) the United States, any State, possession, or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing (provided that such term does not include an instrumentality if all its activities are subject to tax and, except for FHLMC, a majority of its board of directors is not selected by any such governmental agency), (B) any organization (other than certain farmers' cooperatives) generally exempt from federal income taxes unless such organization is subject to the tax on 'unrelated business taxable income' and
(C) a rural electric or telephone cooperative.

     A tax is imposed on a 'PASS-THROUGH ENTITY' (as defined below) holding a residual interest in a REMIC if at any time during the taxable year of the pass-through entity a disqualified organization is the record holder of an interest in such entity. The amount of the tax is equal to the product of (A) the amount of excess inclusions for the taxable year allocable to the interest held by the disqualified organization, and (B) the highest marginal federal income tax rate applicable to corporations. The pass-through entity otherwise liable for the tax, for any period during which the disqualified organization is the record holder of an interest in such entity, will be relieved of liability for the tax if such record holder furnishes to such entity an affidavit that such record holder is not a disqualified organization and, for such period, the pass-through entity does not have actual knowledge that the affidavit is false. For this purpose, a 'pass-through entity' means (i) a regulated investment company, real estate investment trust or common trust fund, (ii) a partnership, trust or estate and (iii) certain cooperatives. Except as

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may be provided in Treasury regulations not yet issued, any person holding an interest in a pass-through entity as a nominee for another will, with respect to such interest, be treated as a pass-through entity.

     In order to comply with these rules, the Agreement will provide that no record or beneficial ownership interest in a Residual Certificate may be, directly or indirectly, purchased, transferred or sold without the express written consent of the Master Servicer. The Master Servicer will grant such consent to a proposed transfer only if it receives the following: (i) an affidavit from the proposed transferee to the effect that it is not a disqualified organization and is not acquiring the Residual Certificate as a nominee or agent for a disqualified organization, and (ii) a covenant by the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the Residual Certificate.

     Noneconomic Residual Certificates. The REMIC Regulations disregard, for federal income tax purposes, any transfer of a Noneconomic Residual Certificate to a 'U.S. PERSON', as defined below, unless no significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. A Noneconomic Residual Certificate is any Residual Certificate (including a Residual Certificate with a positive value at issuance) unless, at the time of transfer, taking into account the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents, (i) the present value of the expected future distributions on the Residual Certificate at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A transferor is presumed not to have such knowledge if (i) the transferor conducted a reasonable investigation of the transferee and
(ii) the transferee acknowledges to the transferor that the residual interest may generate tax liabilities in excess of the cash flow and the transferee represents that it intends to pay such taxes associated with the residual interest as they become due. If a transfer of a Noneconomic Residual Certificate is disregarded, the transferor would continue to be treated as the owner of the Residual Certificate and would continue to be subject to tax on its allocable portion of the net income of the REMIC.

     Mark to Market Rules. Prospective purchasers of a Residual Certificate should be aware that the IRS recently released final regulations under Section 475 (the 'REGULATIONS'). The Regulations provide that any Residual Certificate acquired after January 3, 1995 cannot be marked to market, regardless of the value of such Residual Certificate.

     Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Certificate that has a 'tax avoidance potential' to a 'foreign person' will be disregarded for federal income tax purposes. This rule appears to apply to a transferee who is not a 'U.S. Person', unless such transferee's income in respect of the Residual Certificate is effectively connected with the conduct of a United States trade or business. A Residual Certificate is deemed to have a tax avoidance potential unless, at the time of transfer, the transferor reasonably expects that the REMIC will distribute to the transferee amounts that will equal at least 30 percent of each excess inclusion, and that such amounts will be distributed at or after the time the excess inclusion accrues and not later than the end of the calendar year following the year of accrual. If the non-U.S. Person transfers the Residual Certificate to a U.S. Person, the transfer will be disregarded, and the foreign transferor will continue to be treated as the owner, if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions. The Pooling and Servicing Agreement will provide that no record or beneficial ownership interest in a Residual Certificate may be, directly or indirectly, transferred to a non-U.S. Person unless such person provides the Trustee with a duly completed IRS Form 4224 and the Trustee consents to such transfer in writing.

     The term 'U.S. Person' means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof (other than a partnership that is not treated as a United States person under any applicable Treasury

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regulations), or (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in regulations, certain trusts in existence on August 20, 1996 and treated as United States persons prior to such date that elect to continue to be so treated also shall be considered U.S. Holders.

     Any attempted transfer or pledge in violation of the transfer restrictions shall be absolutely null and void and shall vest no rights in any purported transferee. Investors in Residual Certificates are advised to consult their own tax advisors with respect to transfers of the Residual Certificates and, in addition, pass-through entities are advised to consult their own tax advisors with respect to any tax which may be imposed on a pass-through entity.

                            STATE TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in 'Certain Federal Income Tax Considerations', potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Certificate. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various tax consequences of investments in the Certificates.

                              ERISA CONSIDERATIONS

     The following describes certain considerations under ERISA and the Code, which apply only to Certificates of a Series that are not divided into subclasses. If Certificates are divided into subclasses the related Prospectus Supplement will contain information concerning considerations relating to ERISA and the Code that are applicable to such Certificates.

     ERISA imposes requirements on employee benefit plans subject to ERISA (and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested subject to the requirement of ERISA and/or the Code) (collectively 'PLANS') and on persons who are fiduciaries with respect to such Plans. Generally, ERISA applies to investments made by Plans. Among other things, ERISA requires that the assets of Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of such Plans. ERISA also imposes certain duties on persons who are fiduciaries of Plans. Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan (subject to certain exceptions not here relevant). Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)) and, if no election has been made under
Section 410(d) of the Code, church plans (as defined in ERISA Section 3(33)), are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in Senior Certificates without regard to the ERISA considerations described above and below, subject to the provisions of applicable state law. Any such plan which is qualified and exempt from taxation under Code Sections 401(a) and 501(a), however, is subject to the prohibited transaction rules set forth in Code Section 503.

     On November 13, 1986, the United States Department of Labor ('LABOR') issued final regulations concerning the definition of what constitutes the assets of a Plan. (Labor Reg. Section 2510.3-101) Under this regulation, the underlying assets and properties of corporations, partnerships and certain other entities in which a Plan makes an 'equity' investment could be deemed for purposes of ERISA to be assets of the investing Plan in certain circumstances. However, the regulation provides that, generally, the assets of a corporation or partnership in which a Plan invests will not be deemed for purposes of ERISA to be assets of such Plan if the equity interest acquired by the investing Plan is a publicly-offered security. A publicly-offered security, as defined in the Labor Reg. Section 2510.3-101, is a

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security that is widely held, freely transferable and registered under the
Securities Exchange Act of 1934, as amended.

     In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA prohibits a broad range of transactions involving Plan assets and persons ('PARTIES IN INTEREST') having certain specified relationships to a Plan and imposes additional prohibitions where Parties in Interest are fiduciaries with respect to such Plan. Because the Mortgage Loans may be deemed Plan assets of each Plan that purchases Certificates, an investment in the Certificates by a Plan might be a prohibited transaction under ERISA Sections 406 and 407 and subject to an excise tax under Code Section 4975 unless a statutory or administrative exemption applies.

PTE 83-1

     In Prohibited Transaction Exemption 83-1 ('PTE 83-1'), which amended Prohibited Transaction Exemption 81-7, Labor exempted from ERISA's prohibited transaction rules certain transactions relating to the operation of residential mortgage pool investment trusts and the purchase, sale and holding of 'mortgage pool pass-through certificates' in the initial issuance of such certificates. PTE 83-1 permits, subject to certain conditions, transactions that might otherwise be prohibited between Plans and Parties in Interest with respect to those Plans related to the origination, maintenance and termination of mortgage pools consisting of mortgage loans secured by first or second mortgages or deeds of trust on single-family residential property, and the acquisition and holding of certain mortgage pool pass-through certificates representing an interest in such mortgage pools by Plans. If the general conditions (discussed below) of PTE 83-1 are satisfied, investments by a Plan in Certificates that represent interests in a Mortgage Pool consisting of Mortgage Loans representing loans for single family homes ('SINGLE FAMILY CERTIFICATES') will be exempt from the prohibitions of ERISA Sections 406(a) and 407 (relating generally to transactions with Parties in Interest who are not fiduciaries) if the Plan purchases the Single Family Certificates at no more than fair market value and will be exempt from the prohibitions of ERISA Sections 406(b)(1) and (2) (relating generally to transactions with fiduciaries) if, in addition, the purchase is approved by an independent fiduciary, no sales commission is paid to the pool sponsor, the Plan does not purchase more than 25% of all Single Family Certificates, and at least 50% of all Single Family Certificates are purchased by persons independent of the pool sponsor or pool trustee. PTE 83-1 does not provide an exemption for transactions involving Subordinate Certificates. Accordingly, unless otherwise provided in the related Prospectus Supplement, no transfer of a Subordinate Certificate may be made to a Plan.

     The discussion in this and the next succeeding paragraph applies only to Single Family Certificates. The Depositor believes that, for purposes of PTE 83-1, the term 'mortgage pass-through certificate' would include: (i) Certificates issued in a Series consisting of only a single class of Certificates; and (ii) Offered Certificates issued in a Series in which there is only one class of Offered Certificates; provided that the Certificates in the case of clause (i), or the Offered Certificates in the case of clause (ii), evidence the beneficial ownership of both a specified percentage of future interest payments (greater than 0%) and a specified percentage (greater than 0%) of future principal payments on the Mortgage Loans. It is not clear whether a class of Certificates that evidences the beneficial ownership in a Trust Fund divided into Mortgage Loan Groups, beneficial ownership of a specified percentage of interest payments only or principal payments only, or a notional amount of either principal or interest payments, or a class of Certificates entitled to receive payments of interest and principal on the Mortgage Loans only after payments to other classes or after the occurrence of certain specified events would be a 'mortgage pass-through certificate' for purposes of PTE 83-1.

     PTE 83-1 sets forth three general conditions which must be satisfied for any transaction to be eligible for exemption: (i) the maintenance of a system of insurance or other protection for the pooled mortgage loans and property securing such loans, and for indemnifying Certificateholders against reductions in pass-through payments due to property damage or defaults in loan payments in an amount not less than the greater of one percent of the aggregate principal balance of all covered pooled mortgage loans or the principal balance of the largest covered pooled mortgage loan; (ii) the existence of a pool trustee who is not an affiliate of the pool sponsor; and (iii) a limitation on the amount of the payment retained by the pool sponsor, together with other funds inuring to its benefit, to not more than adequate consideration for selling the mortgage loans plus reasonable compensation for services provided by the pool sponsor to the Mortgage Pool. The Depositor believes that the first general condition referred to above will be satisfied with respect to the Certificates in a Series issued without a subordination feature, or the Senior Certificates only in a Series issued with a subordination feature, provided that the subordination and Reserve Fund, subordination by shifting of interests, the pool insurance or other form of credit enhancement described herein (such subordination, pool insurance or other form of credit enhancement being the system of insurance or other protection referred to above) with respect to a Series of Certificates is maintained in an amount not less than the greater of one percent of the aggregate principal balance of the Mortgage Loans or the principal balance of the largest Mortgage Loan. See 'Description of the Certificates' herein. In the absence of a ruling that the system of insurance or other protection with respect to a Series of Certificates satisfies the first general condition referred to above, there can be no assurance that these features will be so viewed by Labor. The Trustee will not be affiliated with the Depositor.

     Each Plan fiduciary who is responsible for making the investment decisions whether to purchase or commit to purchase and to hold Single Family Certificates must make its own determination as to whether the first and third general conditions, and the specific conditions described briefly in the preceding paragraph, of PTE 83-1 have been satisfied, or as to the availability of any other prohibited transaction exemptions. Each Plan fiduciary should also determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

UNDERWRITER EXEMPTIONS

     Labor has issued to various underwriters substantially similar individual exemptions (collectively, the 'UNDERWRITER EXEMPTIONS') which apply to certain sales and servicing of 'certificates' that are obligations of a 'trust' with respect to which such underwriters are the underwriter, manager or co-manager of an underwriting syndicate. The Underwriter Exemptions provide relief which is generally similar to that provided by PTE 83-1, but is broader in several respects.

     The Underwriter Exemptions contain several requirements, some of which differ from those in PTE 83-1. The Underwriter Exemptions contain an expanded definition of 'certificate', which includes an interest which entitles the holder to pass-through payments of principal, interest and/or other payments. The Underwriter Exemptions contain an expanded definition of 'trust' which permits the trust corpus to consist of secured consumer receivables, including obligations secured by shares issued by a cooperative housing association. The definition of 'trust', however, does not include private mortgage-backed securities like the Private Mortgage-Backed Securities, and does not include any other investment pool unless, inter alia: (i) the investment pool consists only of assets of the type which have been included in other investment pools; (ii) certificates evidencing interests in such other investment pools have been purchased by investors other than Plans for at least one year prior to the Plan's acquisition of certificates pursuant to the Underwriter Exemptions; and
(iii) certificates in such other investment pools have been rated in one of the three highest generic rating categories of the four credit rating agencies noted below. Generally, the Underwriter Exemptions hold that the acquisition of certificates by a Plan must be on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. The Underwriter Exemptions require that the rights and interests evidenced by the certificates held by a Plan not be 'subordinated' to the rights and interests evidenced by other certificates of the same trust. Further, the Underwriter Exemptions require that certificates acquired by a Plan have received a rating at the time of their acquisition that is in one of the three highest generic rating categories of Standard and Poor's Ratings Group, Moody's Investors Service, Inc., Duff & Phelps Inc. or Fitch Investors Service, Inc. The Underwriter Exemptions also specify that the pool trustee must not be an affiliate of the pool sponsor, nor an affiliate of the underwriter, the pool servicer, any obligor with respect to mortgage loans included in the trust constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust, or any affiliate of such entities. Finally, the Underwriter Exemptions stipulate that any Plan investing in the certificates must be an 'accredited investor', as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

     Any Plan fiduciary which proposes to cause a Plan to purchase Certificates should consult with their counsel concerning the impact of ERISA and the Code, the applicability of PTE 83-1, and the potential consequences in their specific circumstances, prior to making such investment. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment procedure and diversification an investment in the Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                LEGAL INVESTMENT

     The Prospectus Supplement for each series of Certificates will specify which, if any, of the Classes of Certificates offered thereby will constitute 'mortgage related securities' for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ('SMMEA'). Classes of Certificates that qualify as 'mortgage related securities' will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto Rico) whose authorized investments are subject to state regulation to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof. Under SMMEA, if a state enacts legislation prior to October 4, 1991 specifically limiting the legal investment authority of any such entities with respect to 'mortgage related securities', the Certificates that qualify as mortgage related securities will constitute legal investments for entities subject to such legislation only to the extent provided therein. Approximately twenty-one states adopted such legislation prior to the October 4, 1991 deadline. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in Certificates that qualify as mortgage related securities, or require the sale or other disposition of such Certificates, so long as such contractual commitment was made or such Certificates acquired prior to the enactment of such legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in Certificates without limitations as to the percentage of their assets represented thereby, federal credit unions may invest in mortgage related securities, and national banks may purchase Certificates for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. SS24 (Seventh), subject in each case to such regulations as the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration ('NCUA') Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities, and the NCUA's regulation 'Investment and Deposit Activities' (12 C.F.R. Part 703), (whether or not the Class of Certificates under consideration for purchase constitutes a 'MORTGAGE RELATED SECURITY').

     All depository institutions considering an investment in the Certificates (whether or not the Class of Certificates under consideration for purchase constitutes a mortgage related security should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on the Securities Activities (to the extent adopted by their respective regulators) (the 'POLICY STATEMENT'), setting forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution's investment portfolio, and guidelines for (and restrictions on) investing in mortgage derivative products, including mortgage related securities, which are 'high-risk mortgage securities' as defined in the Policy Statement. According to the Policy Statement, such 'high-risk mortgage securities' include securities such as Certificates not entitled to distributions allocated to principal or interest, or Subordinated Certificates. Under the Policy Statement, it is the responsibility of each depository institution to determine, prior to purchase (and at stated intervals thereafter), whether a particular mortgage derivative product is a 'high-risk mortgage security', and whether the purchase (or retention) of such a product would be consistent with the Policy Statement.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines, or agreements generally governing investments made by a particular investor, including, but not limited to, 'prudent investor' provisions, percentage-of-assets limits and provisions that may restrict or prohibit investment in securities that are not 'interest bearing' or 'income paying'.

     There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Certificates or to purchase Certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the Certificates constitute legal investments for such investors.

                             METHOD OF DISTRIBUTION

     The Certificates offered hereby and by the Prospectus Supplements will be offered in Series. The distribution of the Certificates may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related Prospectus Supplement, the Certificates will be distributed in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement, by Merrill Lynch, Pierce, Fenner & Smith Incorporated, an affiliate of the Depositor, acting as underwriter with other underwriters, if any, named therein. In such event, the Prospectus Supplement may also specify that the underwriters will not be obligated to pay for any Certificates agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the Depositor. In connection with the sale of the Certificates, underwriters may receive compensation from the Depositor or from purchasers of the Certificates in the form of discounts, concessions or commissions. The Prospectus Supplement will describe any such compensation paid by the Depositor.

     Alternatively, the Prospectus Supplement may specify that the Certificates will be distributed by Merrill Lynch, Pierce, Fenner & Smith Incorporated acting as agent or in some cases as principal with respect to Certificates that it has previously purchased or agreed to purchase. If Merrill Lynch, Pierce, Fenner & Smith Incorporated acts as agent in the sale of Certificates, Merrill Lynch, Pierce, Fenner & Smith Incorporated will receive a selling commission with respect to each Series of Certificates, depending on market conditions, expressed as a percentage of the aggregate principal balance of the Certificates sold hereunder as of the Cut-off Date. The exact percentage for each Series of Certificates will be disclosed in the related Prospectus Supplement. To the extent that Merrill Lynch, Pierce, Fenner & Smith Incorporated elects to purchase Certificates as principal, Merrill Lynch, Pierce, Fenner & Smith Incorporated may realize losses or profits based upon the difference between its purchase price and the sales price. The Prospectus Supplement with respect to any Series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the Depositor and purchasers of Certificates of such Series.

     The Depositor will indemnify Merrill Lynch, Pierce, Fenner & Smith Incorporated and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments Merrill Lynch, Pierce, Fenner & Smith Incorporated and any underwriters may be required to make in respect thereof.

     In the ordinary course of business, Merrill Lynch, Pierce, Fenner & Smith Incorporated and the Depositor may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the Depositor's Mortgage Loans pending the sale of such Mortgage Loans or interests therein, including the Certificates.

     The Depositor anticipates that the Certificates will be sold primarily to institutional investors. Purchasers of Certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be 'underwriters' within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of Certificates. Holders of Certificates should consult with their legal advisors in this regard prior to any such reoffer or sale.

                                 LEGAL MATTERS

     The validity of the Certificates, including certain federal income tax consequences with respect thereto, will be passed upon for the Depositor by Brown & Wood llp, One World Trade Center, New York, New York 10048.

                             FINANCIAL INFORMATION

     A new Trust Fund will be formed with respect to each Series of Certificates and no Trust Fund will engage in any business activities or have any assets or obligations prior to the issuance of the related Series of Certificates. Accordingly, no financial statements with respect to any Trust Fund will be included in this Prospectus or in the related Prospectus Supplement.

                                     RATING

     It is a condition to the issuance of the Certificates of each Series offered hereby and by the Prospectus Supplement that they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the related Prospectus Supplement.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by certificateholders of all distributions on the underlying mortgage loans. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage loans and the credit quality of the credit enhancer or guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by mortgagors or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of stripped pass-through certificates in extreme cases might fail to recoup their underlying investments.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                             INDEX TO DEFINED TERMS

                                             PAGE
                                         -------------
Accrual Certificates..................              28
Accrual Period........................              70
Additional Collateral Loans...........               5
Adjusted Issue Price..................          70, 77
Advance...............................              10
AFR...................................              65
Agency Securities.....................           cover
Agreement.............................           4, 14
Applicable Amount.....................              77
ARM Loans.............................              64
Available Distribution Amount.........              27
Balloon Payments......................           5, 13
Bankruptcy Bond.......................              35
Bankruptcy Bonds......................              10
Buydown Fund..........................              13
Buydown Loans.........................              13
Cede..................................              31
CERCLA................................              56
Certificate Account...................              40
Certificate Balance...................              28
Certificate Register..................              26
Certificates..........................        cover, 4
Charter Act...........................              18
Closing Date..........................               4
Code..................................              11
Collateral Value......................              14
Commission............................               2
Contingent Regulations................              65
Cooperative Loans.....................           5, 15
Cooperatives..........................           5, 15
Coupon Stripping......................            S-60
Cut-off Date..........................               9
Deferred Interest.....................          64, 72
Definitive Certificates...............              31
Depositor.............................       cover, 21
Detailed Description..................              12
Determination Date....................              27
Disqualified Organization.............              80
Distribution Date.....................               8
DTC...................................              31
Eligible Investments..................              41
EPA...................................              56
ERISA.................................              11
Excess Inclusion......................              77
Excess Servicing......................              62
FDIC..................................              23
Federal Long-Term Rate................              77
FHA...................................           5, 15
FHA Insurance.........................              10
FHA Loans.............................              15
FHLMC.................................           cover
FHLMC Act.............................              17

                                             PAGE
                                         -------------
FHLMC Certificate Group...............              17
FHLMC Certificates....................               6
FNMA..................................           cover
FNMA Certificates.....................               6
Funding Period........................              11
Garn-St Germain Act...................              57
GNMA..................................           cover
GNMA Certificates.....................               6
GNMA Issuer...........................              15
Guaranty Agreement....................              15
Housing Act...........................              15
HUD...................................              46
Indirect Participant..................              31
Insurance Proceeds....................              41
Insured Expenses......................              41
IRS...................................              61
Issuer................................          66, 74
Labor.................................              82
Legislative History...................              64
Letter of Credit......................              10
Limited Guarantee.....................              10
Liquidation Expenses..................              41
Liquidation Proceeds..................              41
Loan-to-Value Ratio...................              14
Lockout Periods.......................           6, 13
Master REMIC..........................              68
Master Servicer.......................               4
Master Servicing Fee..................              47
Mortgage..............................              39
Mortgage Assets.......................    cover, 4, 12
Mortgage Loans........................        cover, 4
Mortgage Note.........................              39
Mortgage Pool.........................           4, 12
Mortgage Pool Insurance Policy........           9, 33
Mortgage Rate.........................           8, 14
Mortgage Related Security.............              85
Mortgaged Properties..................              12
NCUA..................................              85
OID Regulations.......................          62, 65
Original Issue Discount...............            S-61
Participants..........................              31
Parties in Interest...................              83
Pass-Through Entity...................              80
Pass-Through Rate.....................           8, 12
Payment Lag Certificates..............              73
Phantom Income........................              75
Plans.................................              82
PMBS Agreement........................              20
PMBS Issuer...........................              20
PMBS Servicer.........................              20
PMBS Trustee..........................              20
Policy Statement......................              85

                                             PAGE
                                         -------------
Pool Insurer..........................              33
Pre-Funded Amount.....................               4
Pre-Funding Account...................       cover, 11
Pre-Issuance Accrued Interest.........              74
Prepayment Assumption.................              64
Primary Insurer.......................              45
Primary Mortgage Insurance Policy.....              12
Principal Prepayments.................              28
Private Mortgage-Backed Securities....           cover
PTE 83-1..............................              83
Purchase Price........................              24
Rating Agency.........................              40
Record Date...........................              26
Regular Certificates..................              67
Regular Interests.....................              26
Regulations...........................            S-81
Relief Act............................              57
REMIC.................................           2, 11
REMIC Regulations.....................              59
Reserve Fund..........................               9
Residual Certificates.................              67
Residual Interests....................              26
Retained Interest.....................              25
Seller................................           cover
Sellers...............................              12
Senior Certificates...................           7, 32
                                             PAGE
                                         -------------
Series................................        cover, 4
Servicer..............................               4
Single Family Certificates............              83
SMMEA.................................          11, 85
Special Hazard Insurance Policy.......               9
Special Hazard Insurer................              34
Stripped ARM Obligations..............              64
Stripped Bond Certificates............              62
Stripped Coupon Certificates..........              62
Sub-Servicer..........................          10, 14
Subordinated Certificates.............           7, 32
Subsequent Mortgage Assets............        cover, 4
Subsidiary REMIC......................              68
Super-Premium Certificates............              69
Surety Bond...........................              10
Title V...............................              57
Transferor............................       cover, 21
Trust Fund............................       cover, 13
Trustee...............................               4
U.S. Person...........................          66, 81
UCC...................................              31
Underwriter Exemptions................              83
VA....................................               5
VA Guaranty Policy....................              47
VA Insurance..........................              10
VA Loans..............................              15
Weighted Average Rate.................              71

_____________________________________      _____________________________________

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON. THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE CLASS A CERTIFICATES, NOR AN OFFER OF THE CLASS A CERTIFICATES IN ANY STATE OR JURISDICTION IN WHICH, OR TO ANY PERSON TO WHOM, SUCH OFFER WOULD BE UNLAWFUL. THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE; HOWEVER, IF ANY MATERIAL CHANGE OCCURS WHILE THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS IS REQUIRED BY LAW TO BE DELIVERED, THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS WILL BE AMENDED OR SUPPLEMENTED ACCORDINGLY.
                            ------------------------
                               TABLE OF CONTENTS

                                                                                                                               PAGE
                                                                                                                               ----
                                                       PROSPECTUS SUPPLEMENT
Summary of Terms of the Certificates........................................................................................    S-4
Special Considerations......................................................................................................   S-17
Certain Legal Considerations................................................................................................   S-18
The Mortgage Pool...........................................................................................................   S-18
MLCC and Its Mortgage Programs..............................................................................................   S-25
Prepayment and Yield Considerations.........................................................................................   S-33
Description of the Certificates.............................................................................................   S-39
The Certificate Insurance Policy and the Certificate Insurer................................................................   S-54
Certain Federal Income Tax Consequences.....................................................................................   S-56
ERISA Considerations........................................................................................................   S-57
Legal Investment Considerations.............................................................................................   S-59
Use of Proceeds.............................................................................................................   S-59
Underwriting................................................................................................................   S-59
Experts.....................................................................................................................   S-60
Legal Matters...............................................................................................................   S-60
Certificate Rating..........................................................................................................   S-60
Index of Principal Terms....................................................................................................   S-61
Annex I: Global Clearance, Settlement and Tax Documentation Procedures......................................................    I-1
                                                            PROSPECTUS
Prospectus Supplement.......................................................................................................      2
Available Information.......................................................................................................      2
Incorporation of Certain Information by Reference...........................................................................      3
Summary of Terms............................................................................................................      4
The Trust Fund..............................................................................................................     12
Use of Proceeds.............................................................................................................     21
The Depositor...............................................................................................................     21
Mortgage Loan Program.......................................................................................................     22
Description of the Certificates.............................................................................................     25
Credit Enhancement..........................................................................................................     32
Yield and Prepayment Considerations.........................................................................................     37
The Pooling and Servicing Agreement.........................................................................................     39
Certain Legal Aspects of the Mortgage Loans.................................................................................     51
Certain Federal Income Tax Consequences.....................................................................................     59
State Tax Considerations....................................................................................................     82
ERISA Considerations........................................................................................................     82
Legal Investment............................................................................................................     85
Method of Distribution......................................................................................................     86
Legal Matters...............................................................................................................     87
Financial Information.......................................................................................................     87
Rating......................................................................................................................     87
Index to Defined Terms......................................................................................................     88

                                  $308,089,000
                                 (APPROXIMATE)


                                      MLCC
                           MORTGAGE INVESTORS, INC.,
                                   DEPOSITOR


                           MORTGAGE LOAN ASSET BACKED
                           PASS-THROUGH CERTIFICATES,
                             SERIES 1997-B, CLASS A


                                 MERRILL LYNCH
                              CREDIT CORPORATION,
                                MASTER SERVICER


                          ---------------------------
                             PROSPECTUS SUPPLEMENT
                          ---------------------------


                              MERRILL LYNCH & CO.


                               NOVEMBER 25, 1997

_____________________________________      _____________________________________


                          STATEMENT OF DIFFERENCES
                          ------------------------

The registered trademark symbol shall be expressed as.................   'r'
The service mark symbol shall be expressed as.........................  'sm'